Exhibit 10.1

TERM LOAN EXCHANGE AGREEMENT

This TERM LOAN EXCHANGE AGREEMENT (this “Agreement”) is made as of May 2, 2024, by and among CUMULUS MEDIA NEW HOLDINGS INC., a Delaware corporation (the “Borrower Agent”), CUMULUS MEDIA INTERMEDIATE INC., a Delaware corporation (“Intermediate Holdings”), the other Borrowers and Guarantors party hereto, the Consenting Lenders (as defined below), Bank of America N.A. (“Bank of America”), in its capacity as a Lender providing New Term Commitments (as defined below) (the “New Term Lender”), and Bank of America, in its capacity as Existing Administrative Agent (as defined below) and as New Administrative Agent (as defined below).

RECITALS

WHEREAS, the Borrower Agent is party to that certain Credit Agreement, dated as of September 26, 2019 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Existing Credit Agreement”; the terms defined therein being used herein as therein defined), among the Borrowers, Intermediate Holdings, Bank of America, as administrative agent and collateral agent (in such capacity, the “Existing Administrative Agent”), and the lenders and other parties from time to time party thereto;

WHEREAS, reference is made to the Credit Agreement (the “New Credit Agreement”) to be entered into by the Borrowers, Intermediate Holdings, the subsidiary guarantors party thereto, Bank of America, as the administrative agent and collateral agent (in such capacity, the “New Administrative Agent”) and the lenders and other parties from time to time party thereto;

WHEREAS, the Borrower Agent desires each Lender under the Existing Credit Agreement (each Lender, in such capacity, an “Existing Lender” and, each Initial Term Loan outstanding under the Existing Credit Agreement immediately prior to the effectiveness of this Agreement, an “Old Term Loan”) to exchange (the “Term Loan Exchange”) pursuant to an Open Market Purchase any and all of the aggregate principal amount of its Old Term Loans for new term loans (the “New Term Loans”), at an exchange rate of $940 of New Term Loans for every $1,000 of Old Term Loans of such Existing Lender, made (or deemed made) under the New Credit Agreement, all upon the terms and subject to satisfaction of the conditions set forth therein;

WHEREAS, (x)(i) each Existing Lender with outstanding Old Term Loans that executes and delivers a signature page to this Agreement to the “Lender Consent (New Term Loans)” (each, a “Lender Consent”) in the form attached hereto as Exhibit A and selects the “Cashless Settlement Option” elects to exchange (on a cashless basis) 100% of the outstanding principal amount of its Old Term Loans outstanding immediately prior to the Closing Date for New Term Loans in an aggregate principal amount equal to $940 of New Term Loans for every $1,000 of Old Term Loans of such Existing Lender (each such Existing Lender under this clause (i), in such capacity, a “Cashless Settlement Lender” and collectively, the “Cashless Settlement Lenders”) and (ii) each Existing Lender with outstanding Old Term Loans that executes and delivers a Lender Consent in the form attached hereto as Exhibit A and selects the “Assignment Settlement Option” elects to have 100% of the outstanding principal amount of its Old Term Loans outstanding immediately prior to the Closing Date be assigned to the New Term Lender on the Closing Date at a purchase price equal to $940 for every $1,000 of Old Term Loans of such Cash Settlement Lender (it being understood that no Assignment and Assumption or other additional documentation shall be required with respect to such assignment on the Closing Date), and to promptly purchase after the Closing Date, via an assignment at par from the New Term Lender, New Term Loans in an aggregate principal amount equal to $940 of New Term Loans for every $1,000 of Old Term Loans of such Cash Settlement Lender (each such Existing Lender under this clause (ii), in such capacity, a “Cash Settlement Lender” and collectively, the “Cash Settlement Lenders”; and the Cash Settlement Lenders together with the Cashless Settlement Lenders, the “Consenting Lenders”) and (y) each Consenting Lender agrees to the terms and conditions of this Agreement and the Term Loan Exchange;

WHEREAS, the Borrowers, the other Loan Parties and the Lenders party hereto (including the Consenting Lenders and the New Term Lender, which collectively constitute the Required Lenders) have agreed to amend certain provisions of the Existing Credit Agreement as provided herein;

WHEREAS, the New Term Lender and the Consenting Lenders are prepared to consummate the Term Loan Exchange and provide the New Term Loans subject solely to the satisfaction of the conditions precedent to effectiveness set forth in Section 7 hereof and to become a Lender for all purposes under the New Credit Agreement;

WHEREAS, concurrent with the Term Loan Exchange, the Borrower Agent is soliciting consents from lenders party to the ABL Credit Agreement (as defined below) to effect certain amendments to the terms of the ABL Credit Agreement (the “ABL Amendment”) to, among other things, permit the consummation of the Term Loan Exchange and the Old Notes Exchange (as defined below);

WHEREAS, concurrent with the Term Loan Exchange, the Borrower Agent is (i) offering the holders of its 6.750% Senior Secured First-Lien Notes due 2026 (the “Old Notes”) to exchange (the “Old Notes Exchange”) any and all of the aggregate principal amount of the Old Notes for a new issuance of the Borrower Agent’s 8.000% Senior Secured Notes due 2029 (the “New Notes”) (subject to applicable terms set forth in the applicable offering materials with respect thereto) and (ii) soliciting consents from holders of the Old Notes to effect certain amendments to the terms of the indenture governing the Old Notes (the “Old Notes Amendment”); provided that, for the avoidance of doubt, this Agreement and the Term Loan Exchange do not constitute, and shall not be deemed to be, an offer to participate in the Old Notes Exchange; and

WHEREAS, the Borrower Agent has entered into a Transaction Support Agreement (the “Transaction Support Agreement”) with holders of approximately 80% of the aggregate principal amount of the Old Notes and Existing Lenders holding approximately 97% of the aggregate principal amount of the Old Term Loans (such Existing Lenders and holders of Old Notes, the “Ad-Hoc Group”), pursuant to which, among other things and subject to terms and conditions set forth therein, the Ad-Hoc Group has agreed to participate in the Term Loan Exchange and the Old Notes Exchange.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto covenant and agree as follows.

1.              EXCHANGES.

Section 1.1       Exchanges.

(a)            Subject to the terms and conditions set forth in this Agreement, (i) each Cash Settlement Lender hereby agrees to assign at the Closing (as defined below) all Old Term Loans held by such Cash Settlement Lender to the New Term Lender at a purchase price equal to $940 for every $1,000 of Old Term Loans of such Cash Settlement Lender (it being understood that no Assignment and Assumption or other additional documentation shall be required with respect to such assignment on the Closing Date) and to promptly purchase after the Closing Date, via an assignment at par from the New Term Lender, New Term Loans in an aggregate principal amount equal to $940 of New Term Loans for every $1,000 of Old Term Loans of such Cash Settlement Lender (the aggregate amount of such New Term Loans to be purchased by assignment by the New Term Lender from all Cash Settlement Lenders under this option, the “Cash Settlement Amount”) and (ii) each Cashless Settlement Lender and the New Term Lender hereby agrees to exchange, and the Borrower Agent agrees to accept for exchange, at the Closing, all Old Term Loans held by such Cashless Settlement Lenders and the New Term Lender for an amount of New Term Loans to be determined by the Borrower Agent as set forth below. The exchange of Old Term Loans for New Term Loans described in clause (ii) above constitutes an Open Market Purchase in accordance with subsection 11.6(h) of the Existing Credit Agreement.

(b)            Intermediate Holdings, the Borrowers, each Subsidiary Guarantor, Bank of America, in its capacities as the Existing Administrative Agent and the New Administrative Agent, the New Term Lender and each of the Consenting Lenders (constituting the Required Lenders under the Existing Credit Agreement) agree that the Term Loan Exchange shall automatically occur immediately after the effectiveness of this Agreement, subject to the conditions set forth in this Agreement.

(c)            Each of the Persons executing and delivering a Lender Consent, in each case as a Lender under the Existing Credit Agreement is, immediately prior to giving effect to the Term Loan Exchange, an Existing Lender of record holding, as of the time immediately prior to the Closing Date, Old Term Loans outstanding under the Existing Credit Agreement. Any Lender Consents delivered by Persons that are not Existing Lenders will be disregarded.

(d)            Pursuant to the New Credit Agreement, each Cashless Settlement Lender and the New Term Lender will be deemed to make New Term Loans under the New Credit Agreement, in each case, to the Borrowers in exchange for and in satisfaction of its Old Term Loans. The Borrowers hereby offer to each Existing Lender to exchange all (but not less than all) of the Old Term Loans held by such Existing Lender at the Closing Date for New Term Loans in an aggregate principal amount equal to $940 for every $1,000 of Old Term Loans so exchanged, which exchange shall occur immediately following the effectiveness of the Agreement and shall be governed by the New Credit Agreement and the Loan Documents (as defined in the New Credit Agreement), and each Cashless Settlement Lender and the New Term Lender hereby agree to accept such offer of exchange.

(e)            Upon satisfaction of the conditions precedent set forth in this Agreement and the funding (or deemed funding) of the New Term Loans by the applicable Consenting Lenders and the New Term Lender immediately following the effectiveness of the Agreement, and notwithstanding anything to the contrary contained in the Existing Credit Agreement, (i) all of the Borrowers’ obligations in respect of the Old Term Loans of each Consenting Lender and the New Term Lender under the Existing Credit Agreement shall be deemed to have been immediately and automatically discharged and satisfied in full and (ii) each Consenting Lender’s and the New Term Lender’s Old Term Loans shall be reduced by the aggregate principal amount of the Old Term Loans that are exchanged for New Term Loans under the New Credit Agreement. Upon the Existing Administrative Agent marking the Register (as defined in the Existing Credit Agreement) as contemplated below, (x) each Consenting Lender and the New Term Lender shall become a “Lender” and a “Term Lender” pursuant to, and for all purposes under, the New Credit Agreement with respect to its New Term Loans and (y) the commitments in respect of the New Term Loans shall be on file with the New Administrative Agent. The Existing Administrative Agent’s determination and entry and completion of such Register shall be conclusive, in each case, absent manifest error. For the avoidance of doubt, it is acknowledged and agreed between the Borrowers, the New Term Lender and each Consenting Lender that, notwithstanding anything to the contrary contained in the Existing Credit Agreement, each Consenting Lender and the New Term Lender has agreed to accept, as satisfaction in full of its right to receive payment of the amount of Old Term Loans and all other amounts owing to such Consenting Lender or the New Term Lender under or in respect of the Existing Credit Agreement, the right to receive for no additional consideration such New Term Loans in accordance herewith. Notwithstanding anything to the contrary, each Consenting Lender and the New Term Lender agrees to waive its right to compensation for any “breakage costs” which may be owing under Section 4.19 of the Existing Credit Agreement.

(f)             No New Term Loans will be exchanged pursuant to the Term Loan Exchange to Existing Lenders that deliver a Lender Consent after 12:00 a.m. on May 1, 2024 and any Lender Consents delivered after such date shall be disregarded; provided that such date may be extended by the Borrower Agent at any time and for any reason.

(g)            Effective upon the Closing, all Old Term Loans tendered by each Lender pursuant to the Term Loan Exchange shall be cancelled and the Company’s obligation to pay any amounts due under such Old Term Loans shall be terminated and any accrued and unpaid interest on such Old Term Loans shall be paid at Closing. After giving effect to the Term Loan Exchange, the aggregate principal amount of Old Term Loans that remain outstanding under the Existing Credit Agreement is $1,202,709.48 and the aggregate principal amount of New Term Loans outstanding under the New Credit Agreement is $311,844,954.10. The Old Term Loans shall constitute Term SOFR Loans having an Interest Period of one month, ending on May 29, 2024, at the existing all-in rate.

2.              AMENDMENT AND NEW CREDIT AGREEMENT

Section 2.1      By executing and delivering a signature page to the Lender Consent, each Consenting Lender agrees (i) to all amendments and other provisions of this Agreement, (ii) to accept and participate in the Term Loan Exchange, (iii) to be a party to the New Credit Agreement as a Lender (as defined in the New Credit Agreement), in each case on the terms, and subject to the conditions, set forth herein, (iv) authorizes and directs the Existing Administrative Agent to enter into and give effect to this Agreement and any documents or agreements related or giving effect to this Agreement and to take such further actions as described in or contemplated by this Agreement and (v) authorizes and directs the New Administrative Agent to enter into the New Credit Agreement and any documents or agreements related or giving effect to the New Credit Agreement, and any documents or agreements related or giving effect to the New Credit Agreement and to take such further actions as described in or contemplated by the New Credit Agreement. By executing and delivering a signature page hereto, the New Term Lender agrees (i) to all amendments and other provisions of this Agreement, (ii) to accept and participate in the Term Loan Exchange and (iii) to be a party to the New Credit Agreement as a Lender (as defined in the New Credit Agreement), in each case on the terms, and subject to the conditions, set forth herein. The Consenting Lenders, together with the New Term Lender, collectively constitute the Required Lenders under the Existing Credit Agreement.

Section 2.2      Effective upon, and subject to the occurrence of, the Closing, the Existing Credit Agreement shall be amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the bolded, underlined text (indicated textually in the same manner as the following example: underlined text) as set forth in the pages of the Existing Credit Agreement attached as Exhibit B hereto (the “Amended Credit Agreement”).

Section 2.3      Effective upon the Closing, each Consenting Lender agrees to be a party (or, in the case of any Cash Settlement Lender, agrees to promptly become a party pursuant to the assignments described herein), as a Lender (as defined in the New Credit Agreement), to the New Credit Agreement attached as Exhibit C hereto (the “New Credit Agreement”) to be entered into by the Borrowers, Intermediate Holdings, the subsidiary guarantors party thereto and the New Administrative Agent.

3.              CLOSING.

Section 3.1      Closing. The closing of the Term Loan Exchange is expected to be held on a date during the week that the Old Notes Exchange is consummated or such later date as may be mutually agreed by the parties hereto (the “Closing Date”) and will take place at the offices of Jones Day, 1221 Peachtree Street, N.E., Suite 400, Atlanta, GA 30361 or remotely via the exchange of documents and signatures (the “Closing”).

Section 3.2       New Term Loan Facility.

(a)            At the Closing, subject to the terms and conditions hereof, (i) each Lender tendering its Old Term Loans for exchange shall deliver to the Borrower Agent (or its representative) a Lender Consent in the form attached as Exhibit A and (ii) all Old Term Loans accepted by the Borrowers for exchange held by each Consenting Lender, including any Old Term Loans assigned to the New Term Lender on the Closing Date, shall automatically be cancelled and retired by the Borrower Agent on the date of the settlement thereof.

(b)            The New Term Lender hereby commits to purchase Old Term Loans by assignment as described herein and exchange such Old Term Loans for New Term Loans on the Closing Date in an aggregate amount equal to the Cash Settlement Amount (which amount, for the avoidance of doubt, is equal to $0) (collectively, the “New Term Commitments”).

Section 3.3      Execution of New Credit Agreement and Related Documents. On the Closing Date, the Borrowers, Intermediate Holdings and the Guarantors (as defined in the New Credit Agreement) will enter into the New Credit Agreement governing the New Term Loans, with the New Administrative Agent, and related security documents and intercreditor agreements (together with the New Term Loans and guarantees thereof, such security documents, intercreditor agreements and credit agreement are referred to herein as the “New Term Loan Documents”).

4.              REPRESENTATIONS AND WARRANTIES OF THE LOAN PARTIES.

Each Loan Party represents and warrants on the date hereof that (a) it has the requisite power and authority to execute, deliver and perform the terms and provisions of this Agreement, (b) it has taken all necessary actions to authorize the execution, delivery and performance by it of this Agreement, (c) it has duly executed and delivered this Agreement, (d) this Agreement constitutes its legal, valid and binding obligation, enforceable in accordance with its terms, except to the extent that the enforceability hereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law), (e) no consent of any Person (including, without limitation, any of its equity holders or creditors), and no action of, or filing with, any governmental or public body or authority is required to authorize, or is otherwise required in connection with, the execution, delivery and performance of this Agreement, other than those that have been made or obtained, (f) the execution, delivery and performance of this Agreement will not violate any Requirement of Law or any Contractual Obligation applicable to or binding upon any Group Member or any of its properties or assets, (g) the representations and warranties set forth in Section 5 of the Existing Credit Agreement and in each other Loan Document are true and correct in all material respects on and as of the Closing Date (unless (i) such representation or warranty is already by its terms qualified as to “materiality,” “Material Adverse Effect” or similar language, in which case such representation or warranty shall be true and correct in all respects as of the Closing Date after giving effect to such qualification or (ii) such representation or warranty is stated to relate to a specific earlier date, in which case, such representations and warranties shall be true and correct in all material respects (or in all respects if such representation or warranty is already by its terms qualified as to “materiality,” “Material Adverse Effect” or similar language) as of such earlier date), (h) no Default or Event of Default has occurred and is continuing immediately prior to or immediately after giving effect to this Agreement, (i) the Term Loan Exchange constitutes an Open Market Purchase in accordance with subsection 11.6(h) of the Existing Credit Agreement and (j) all Existing Lenders under the Existing Credit Agreement have been offered a bona fide opportunity to participate in the Term Loan Exchange on the terms set forth in this Agreement.

5.              REPRESENTATIONS AND WARRANTIES OF THE CONSENTING LENDERS.

Each Consenting Lender hereby represents, warrants, and certifies, severally and not jointly, to the Borrowers, the Existing Administrative Agent and the New Administrative Agent, as follows:

(a)            it is engaged in making, acquiring or holding commercial loans in the ordinary course;

(b)            the applicable facilities to which it will be a Lender set forth the terms of a commercial lending facility, and not any other type of financial instrument; and

(c)            its motivation for entering into the applicable facilities will be commercial in nature and not to invest in the general performance or operations of the Borrowers.

6.              RELEASES.

(a)            As of and solely upon the occurrence of the Closing Date, the Borrowers hereby unconditionally and forever release, waive and discharge all Causes of Action (as defined below) that could have been, or may be, asserted by or on behalf of any Borrower (or any Affiliate thereof) against the Existing Administrative Agent, the New Administrative Agent, any Consenting Lender, the New Term Lender and their Related Parties that are based in whole or in part on any act, omission, transaction, event, occurrence or facts or circumstances taking place, being omitted, existing or otherwise arising on or prior to the Closing Date in connection with the Existing Credit Agreement or the transactions contemplated by this Agreement, or any transaction, contract, instrument, release, or other agreement or document created or entered into in connection therewith or herewith, in each case to the fullest extent provided by applicable Law; provided that the foregoing release, waiver and discharge shall not include any Causes of Action (i) to the extent determined by a final, non-appealable judgment of a court of competent jurisdiction to have resulted from gross negligence or willful misconduct or (ii) to enforce this Agreement or any transaction, contract, instrument, release, or other agreement or document created or entered into in connection herewith. The Borrowers covenant and agree that, from and after the Closing Date, the Borrowers will not, and will cause each of its Affiliates not to, individually or with any other Person file or commence any such proceeding with respect to any cause of action released pursuant to this Section 6, and if, notwithstanding the foregoing, any such proceeding is so commenced, then the Borrowers (or their respective Affiliate who commences such Proceeding) shall immediately cause it to be dismissed, and the Consenting Lenders or other released Person subject thereto shall have the right to be reimbursed by the Borrowers (or their respective Affiliate who commenced such proceeding) for all reasonable fees, costs and expenses incurred in connection therewith, without limitation of any other rights and remedies.

(b)            As of and solely upon the occurrence of the Closing Date, each Consenting Lender hereby unconditionally and forever releases, waives and discharges all Causes of Action that could have been, or may be, asserted by or on behalf of such Consenting Lender (or any Affiliate thereof) against the Existing Administrative Agent, the New Administrative Agent, any Consenting Lender, the New Term Lender, the Borrowers and their Related Parties that are based in whole or in part on any act, omission, transaction, event, occurrence or facts or circumstances taking place, being omitted, existing or otherwise arising on or prior to the Closing Date in connection with the Existing Credit Agreement or the transactions contemplated by this Agreement, or any transaction, contract, instrument, release, or other agreement or document created or entered into in connection therewith or herewith, in each case to the fullest extent provided by applicable Law (but excluding, for the avoidance of doubt, any Causes of Action that could have been, or may be, asserted by or on behalf of any Consenting Lender (or any Affiliate thereof) in its capacity as a lender, agent or other party to the ABL Credit Agreement, dated as of March 6, 2020 (the “ABL Credit Agreement”), among the Borrower Agent, Intermediate Holdings and the other parties thereto); provided that the foregoing release, waiver and discharge shall not include any Causes of Action (i) to the extent determined by a final, non-appealable judgment of a court of competent jurisdiction to have resulted from gross negligence or willful misconduct or (ii) to enforce this Agreement or any transaction, contract, instrument, release, or other agreement or document created or entered into in connection herewith. Each Consenting Lender covenants and agrees that, from and after the Closing Date, such Consenting Lender will not, and will cause each of its Affiliates not to, individually or with any other Person file or commence any such proceeding with respect to any cause of action released pursuant to this Section 6, and if, notwithstanding the foregoing, any such proceeding is so commenced, then the Consenting Lender commencing such proceeding (or whose Affiliate commences such Proceeding) shall immediately cause it to be dismissed, and the Consenting Lender, or other released Person subject thereto shall have the right to be reimbursed by the Consenting Lender that commenced such proceeding (or whose Affiliate commenced such proceeding) for all reasonable fees, costs and expenses incurred in connection therewith, without limitation of any other rights and remedies.

(c)            Each of the Parties represents and warrants that they have not, prior to the Closing Date, (i) assigned or otherwise transferred any of the Causes of Action released pursuant to this Section 6 and (ii) individually or with any other Person filed or commenced any charges, lawsuits, complaints or proceedings (a “Proceeding”) with any Governmental Authority with respect to any Cause of Action released pursuant to this Section 6.  Each Party covenants and agrees that, after the Closing Date, such Party will not, and will cause each of its Affiliates not to, individually or with any other Person file or commence any such Proceeding with respect to any Cause of Action released pursuant to this Section 6, and if, notwithstanding the foregoing, any such Proceeding is so commenced, then the Party commencing such Proceeding (or whose Affiliate commences such Proceeding) shall immediately cause it to be dismissed, and the Party or other released Person subject thereto shall have the right to be reimbursed by the Party that commenced such Proceeding (or whose Affiliate commenced such Proceeding) for all reasonable fees, costs and expenses incurred in connection therewith, without limitation of any other rights and remedies.

(d)            Each Party agrees that it shall have, to the extent permitted by Law, with respect to the subject matter of the release in this Section 6, expressly waived and relinquished any and all provisions, rights and benefits conferred by any federal law, any law of any state or territory of the United States, or any principle of common law, which is similar, comparable, or equivalent to Cal. Civ. Code § 1542, which provides:

SECTION 1542.  GENERAL RELEASE. A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

(e)            Each Party acknowledges that it may discover facts in addition to or different from those now known or believed to be true with respect to the subject matter of the release in this Section 6, but acknowledges that it is its intention to fully, finally, and forever settle, release, and discharge any and all claims and causes of action hereby known or unknown, suspected or unsuspected, which do or do not exist, or heretofore existed, and without regard to the subsequent discovery or existence of such additional or different facts, in each case, solely to the extent that such claims and causes of action are released pursuant to this Section 6.

(f)             Nothing in this Section 6 shall be construed as an admission by any Person of the existence of any claim or cause of action or of any liability with respect to any or all of such claims or causes of action or any other past or future act, omission, fact, matter, transaction or occurrence.

(g)            None of the Existing Administrative Agent, the New Administrative Agent, the New Term Lender nor any of their respective Related Parties shall have any liability to any Consenting Lender, the Borrowers or any Related Party of the foregoing for any losses, costs, damages or liabilities incurred, directly or indirectly, as a result of the Existing Administrative Agent, the New Administrative Agent or the New Term Lender or any Related Party of the foregoing taking or not taking any action in accordance with the express terms of this Agreement or the consents, requests and/or instructions of any Consenting Lender.

(h)            As used herein, “Causes of Action” means any and all claims, actions, causes of action, choses in action, suits, debts, damages, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, judgments, remedies, rights of set-off, third-party claims, subrogation claims, contribution claims, reimbursement claims, indemnity claims, counterclaims, and crossclaims, whether known or unknown, liquidated or unliquidated, fixed or contingent, matured or unmatured, disputed or undisputed, whether direct, indirect, derivative, or otherwise, and whether arising in law, equity or otherwise.

7.              CONDITIONS TO CLOSING.

Section 7.1      Conditions Precedent to Effectiveness. This Agreement shall become effective on the date (such date, if any, the “Closing Date”) that the following conditions have been satisfied:

(a)            The Existing Administrative Agent shall have received executed signature pages hereto from (i) each Consenting Lender, (ii) the New Term Lender (which, together with the Consenting Lenders, constitute the Required Lenders), (iii) the Existing Administrative Agent, (iv) the New Administrative Agent and (v) each of the Loan Parties (as defined in the Existing Credit Agreement).

(b)            The Existing Administrative Agent shall have received evidence reasonably satisfactory to the Existing Administrative Agent that substantially concurrently with the Closing Date each of the conditions precedent to the effectiveness of the New Credit Agreement set forth in subsection 6.1 of the New Credit Agreement has been satisfied.

(c)            Fees and Interest.

(i)       The Borrowers shall have paid (a) all fees and expenses previously agreed in writing with Bank of America to be paid on the Closing Date and (b) the fees and expenses under the fee letters with each of the Ad Hoc Group Advisors (as defined in the Transaction Support Agreement) reasonably invoiced two (2) Business Days prior to the Transaction Effective Date (as defined in the Transaction Support Agreement).

(ii)      Unless waived by the Existing Administrative Agent, the Borrowers shall have paid all reasonable and documented out-of-pocket fees, charges, expenses and disbursements of one primary counsel to the Existing Administrative Agent (directly to such counsel if requested by the Existing Administrative Agent) to the extent invoiced prior to or on the Closing Date, and in the case of expenses, such expenses shall have been invoiced at least two (2) Business Days prior to the Closing Date (except as otherwise reasonably agreed by the Borrower Agent).

(iii)     The Borrowers shall have paid, or caused to be paid, to the Existing Administrative Agent, for the ratable benefit of the Consenting Lenders, all accrued and unpaid interest with respect to the Old Term Loans as of the Closing Date.

(d)            The Existing Administrative Agent shall have received, dated the Closing Date and addressed to the Existing Administrative Agent and the Lenders, an opinion of Jones Day, special counsel to the Loan Parties, in form and substance reasonably satisfactory to the Existing Administrative Agent and its counsel. Such opinion shall also cover such other matters incident to the transactions contemplated by this Agreement as the Existing Administrative Agent shall reasonably require.

(e)            The Existing Administrative Agent shall have received a closing certificate of Intermediate Holdings, the Borrower Agent and each Borrower, dated the Closing Date, substantially in the form of Exhibit B to the New Credit Agreement, with appropriate insertions and attachments, reasonably satisfactory in form and substance to the Existing Administrative Agent, executed by the Chief Executive Officer or any Vice President and the Secretary or any Assistant Secretary of Intermediate Holdings, each Borrower and each Subsidiary Guarantor, respectively.

(f)             No Default or Event of Default under the Existing Credit Agreement shall have occurred and be continuing at the time of, or after giving effect to, the Term Loan Exchange and the other transactions to occur on the Closing Date.

(g)            The Term Loan Exchange shall have been, substantially contemporaneously with the effectiveness of this Agreement, consummated.

(h)            Each of the representations and warranties of the Borrowers contained in Section 4 are true and correct in all material respects on the Closing Date with the same effect as though such representations and warranties had been made on and as of such Closing Date.

(i)             The Borrowers shall have provided the final results of the Term Loan Exchange to the Existing Administrative Agent at least three (3) Business Day prior to the Closing (or such shorter period as agreed to by the Existing Administrative Agent).

(j)             On or prior to the Closing Date, the ABL Amendment shall have been consummated in accordance with the terms and conditions set forth therein.

Section 7.2      Other than to the extent set forth in clause 7.1(a) above, the consummation of the Term Loan Exchange and the transactions contemplated by this Agreement are not subject to, or conditioned upon, any minimum amount of Old Term Loans being tendered pursuant to the Term Loan Exchange, and the Term Loan Exchange may be amended, extended, terminated or withdrawn for any reason prior to the Closing Date, including based on the acceptance rate and outcome of the Term Loan Exchange or failure to satisfy any condition to the Term Loan Exchange. The consummation of the Term Loan Exchange is not conditioned upon the completion of, or any minimum amount of Old Notes being tendered pursuant to, the Old Notes Exchange and the consummation of the Term Loan Exchange is not conditioned upon the consummation of the Old Notes Amendment.

8.              GENERAL PROVISIONS.

Section 8.1       Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties.

Section 8.2       Governing Law. This Agreement shall be governed by and construed under the internal laws of the State of New York without reference to principles of conflict of laws or choice of laws that would indicate the applicability of the laws of any other jurisdiction.

Section 8.3       Counterparts; Facsimile Signatures. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by telecopier, facsimile or other electronic transmission (i.e., a “pdf” or “tif”) (including any electronic signature complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law) shall be effective as delivery of a manually executed counterpart thereof.

Section 8.4       Headings; Interpretation. In this Agreement, (i) the meaning of defined terms shall be equally applicable to both the singular and plural forms of the terms defined, (ii) the captions and headings are used only for convenience and are not to be considered in construing or interpreting this Agreement, and (iii) the words “including” and “include” shall be deemed to be followed by the words “without limitation.” All references in this Agreement to “Sections” and “Exhibits” shall, unless otherwise provided, refer to sections hereof and schedules and exhibits attached hereto, all of which schedules and exhibits are incorporated herein by this reference.

Section 8.5       Notices.

(a)            Any and all notices required or permitted under this Agreement shall be given in writing and shall be deemed effectively given (i) at the time of personal delivery, if delivered in person; (ii) at the time of transmission by facsimile or email, addressed to the other party at its facsimile number or email address specified herein (or hereafter modified by subsequent notice to the parties hereto), with confirmation of receipt made by printed confirmation sheet verifying successful transmission of the facsimile or confirmation of receipt of the email by return email; (iii) one business day after deposit with an express overnight courier for United States deliveries, or two business days after deposit with an international express air courier for deliveries outside of the United States, with proof of delivery from the courier requested; or (iv) three business days after deposit in the United States mail by certified mail (return receipt requested) for United States deliveries.

(b)            All notices for delivery outside the United States will be sent by facsimile, email or by express courier. All notices not delivered personally or by facsimile or email will be sent with postage and/or other charges prepaid and properly addressed to the party to be notified at the address, facsimile number or email address as follows, or at such other address, facsimile number or email address as such other party may designate by one of the indicated means of notice herein to the other parties hereto as follows:

(i)       if to a Lender, at the address as set forth on such Lender’s signature page hereto.

(ii)      if to the Borrower Agent or any Borrower:

 Cumulus Media New Holdings Inc.

 780 Johnson Ferry Road NE Suite 500

 Atlanta, GA 30342

 Attention: General Counsel

 Email: richard.denning@cumulus.com

 with a copy to:

 Jones Day

 1221 Peachtree Street, N.E., Suite 400

 Atlanta, GA 30361

 Attention: Todd Roach

 Email: troach@jonesday.com

Section 8.6       Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, then such provision(s) shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

Section 8.7       Entire Agreement. This Agreement, together with all schedules and exhibits hereto constitute the entire agreement and understanding of the parties with respect to the subject matter hereof and supersede any and all prior negotiations, correspondence, agreements, understandings, duties, or obligations between the parties with respect to the subject matter hereof.

Section 8.8      Further Assurances. From and after the date of this Agreement, upon the request of a Lender or the Borrower Agent, the Borrower Agent and each Lender shall execute and deliver such instruments, documents, or other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the Term Loan Exchange and the intent and purposes of this Agreement.

[Signature pages to follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

[BORROWERS]

By:	/s/ Francisco J. Lopez-Balboa
	Name:	Francisco J. Lopez-Balboa
	Title:	Executive Vice President and Chief Financial Officer

CUMULUS MEDIA INTERMEDIATE INC.

By:	/s/ Francisco J. Lopez-Balboa
	Name:	Francisco J. Lopez-Balboa
	Title:	Executive Vice President and Chief Financial Officer

[Signature Page to Term Loan Exchange Agreement]

BANK OF AMERICA, N.A., as the Existing Administrative Agent

By:	/s/ Angela Berry
	Name:	Angela Berry
	Title:	Assistant Vice President

BANK OF AMERICA, N.A., as the New Administrative Agent

By:	/s/ Angela Berry
	Name:	Angela Berry
	Title:	Assistant Vice President

BANK OF AMERICA, N.A., as the New Term Lender

By:	/s/ Christina M. Terry
	Name:	Christina M. Terry
	Title:	Vice President, Credit Officer

[Signature Page to Term Loan Exchange Agreement]

Exhibit A

Form of Lender Consent

[See attached.]

LENDER CONSENT (NEW TERM LOANS)

Reference is made to (i) the Credit Agreement, dated as of September 26, 2019 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Existing Credit Agreement” and, as amended by the Agreement (as defined below), the “Amended Credit Agreement”), among CUMULUS MEDIA NEW HOLDINGS INC., a Delaware corporation (the “Borrower Agent”), each of the Restricted Subsidiaries of the Borrower Agent party hereto (together with the Borrower Agent, the “Borrowers”), CUMULUS MEDIA INTERMEDIATE INC., a Delaware corporation (“Intermediate Holdings”), Bank of America, N.A. as the administrative agent and collateral agent (in such capacity, the “Existing Administrative Agent”), and the Lenders from time to time party thereto, (ii) the proposed Term Loan Exchange Agreement (the “Agreement”) among Holdings, the Borrowers, each of the Subsidiary Guarantors party thereto, the Existing Administrative Agent and the Lenders party thereto, and (iii) the New Credit Agreement (as defined in the Agreement) to be entered into immediately following the effectiveness of the Agreement. Unless otherwise defined herein, terms defined in the Agreement or the Amended Credit Agreement and used herein shall have the meanings given to them in the Agreement or the Amended Credit Agreement, as the context requires.

The undersigned Lender, by delivering an executed signature page to this consent (the “Lender Consent”), hereby (i) consents and agrees to the Agreement and the transactions contemplated therein, (ii) elects to participate in the Term Loan Exchange and (iii) consents and agrees to become a party to the New Credit Agreement.

The undersigned agrees (x) (i) that the Existing Administrative Agent is hereby authorized and directed to enter into and give effect to the Agreement and any documents or agreements related or giving effect to the Agreement and to take such further actions as described in or contemplated by the Agreement, (ii) to be a party to the Agreement as a Consenting Lender, (iii) that it elects to participate in the Term Loan Exchange with respect to its Old Term Loans, (iv) that Bank of America, N.A., as administrative agent for the New Credit Agreement, is hereby authorized and directed to enter into the New Credit Agreement and any documents or agreements related or giving effect to the New Credit Agreement, and any documents or agreements related or giving effect to the New Credit Agreement and to take such further actions as described in or contemplated by the New Credit Agreement and (v) to be a party to the New Credit Agreement as a Lender (as defined in the New Credit Agreement) and (y) (check only ONE option):

Cashless Settlement Option

☐	to exchange 100% of the outstanding principal amount of the Old Term Loans held by such Lender for New Term Loans in a principal amount equal to $940 for every $1,000 of Old Term Loans so exchanged.

Assignment Settlement Option

☐	to have 100% of the outstanding principal amount of the Old Term Loans held by such Lender assigned to the New Term Lender on the Closing Date at a purchase price equal to $940 for every $1,000 of Old Term Loans of such Lender (it being understood that no Assignment and Assumption or other additional documentation shall be required with respect to such assignment on the Closing Date) and to promptly purchase after the Closing Date by assignment at par, from the New Term Lender, New Term Loans in a principal amount equal to $940 for every $1,000 of Old Term Loans so exchanged.

IN WITNESS WHEREOF, the undersigned has caused this Lender Consent to be executed and delivered by a duly authorized signatory.

(insert name of the legal entity above)

For any Institution requiring a second signature line:

By:		By:
	Name:		Name:
	Title:		Title:

Exhibit B

Amended Credit Agreement

[See attached.]

Exhibit ~~A~~B

Deal CUSIP: 23108LAA4

Term Facility CUSIP: 23108LAB2

CREDIT AGREEMENT

among

CUMULUS MEDIA INTERMEDIATE INC.,

CUMULUS MEDIA NEW HOLDINGS INC.,
as a Borrower,

THE RESTRICTED SUBSIDIARIES OF CUMULUS MEDIA NEW HOLDINGS INC. PARTY HERETO,
as Borrowers,

CERTAIN LENDERS,

and

BANK OF AMERICA, N.A.
as Administrative Agent,

Dated as of September 26, 2019

BANK OF AMERICA, N.A.,

CREDIT SUISSE LOAN FUNDING LLC

DEUTSCHE BANK SECURITIES INC.

MORGAN STANLEY SENIOR FUNDING, INC.

JPMORGAN CHASE BANK, N.A.

and

FIFTH THIRD BANK,

Joint Lead Arrangers and Bookrunners

TABLE OF CONTENTS

Page

SECTION 1.	DEFINITIONS	1
1.1	Defined Terms	1
1.2	Other Definitional Provisions	41
1.3	Limited Condition Acquisition	42
1.4	Interest Rates	43

SECTION 2.	AMOUNT AND TERMS OF THE TERM LOAN COMMITMENTS	43
2.1	Term Loans	43
2.2	Repayment of Term Loans	44
2.3	Borrowings, Conversions and Continuations of Term Loans	44
2.4	Incremental Term Loan Commitments	46
2.5	Sharing of Payments by Lenders	49

SECTION 3.	[RESERVED]	49

SECTION 4.	GENERAL PROVISIONS APPLICABLE TO TERM LOANS	49
4.1	[Reserved]	49
4.2	Repayment of Term Loans; Evidence of Debt	49
4.3	[Reserved]	50
4.4	Mandatory Reduction of Commitments	50
4.5	Optional Prepayments	50
4.6	Mandatory Prepayments	51
4.7	Interest Rates and Payment Dates	53
4.8	Computation of Interest and Fees	53
4.9	[Reserved]	53
4.10	Certain Fees	53
4.11	[Reserved]	54
4.12	[Reserved]	54
4.13	[Reserved]	54
4.14	[Reserved]	54
4.15	Inability to Determine Interest Rate	54
4.16	Pro Rata Treatment and Payments	56
4.17	Illegality	57
4.18	Requirements of Law	57
4.19	Indemnity	59
4.20	Taxes	59
4.21	[Reserved]	62
4.22	Mitigation; Replacement of Lenders	62
4.23	Prepayments Below Par	63
4.24	Extensions of Term Loans	65
4.25	Borrower Agent	67
4.26	Refinancing Facilities	67

SECTION 5.	REPRESENTATIONS AND WARRANTIES	69
5.1	Financial Condition	69
5.2	Corporate Existence; Compliance with Law	69
5.3	Corporate Power; Authorization	70

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Page

5.4	Enforceable Obligations	70
5.5	No Legal Bar	70
5.6	No Material Litigation	70
5.7	Investment Company Act	70
5.8	Federal Regulation; Use of Proceeds	70
5.9	No Default or Breach	71
5.10	Taxes	71
5.11	Subsidiaries; Loan Parties	71
5.12	Ownership of Property; Liens; Licenses	71
5.13	Intellectual Property	72
5.14	Labor Matters	72
5.15	ERISA	72
5.16	Environmental Matters	72
5.17	Disclosure	73
5.18	Security Documents	73
5.19	Solvency	74
5.20	[Reserved]	74
5.21	Patriot Act	74
5.22	Anti-Corruption Laws and Sanctions	74
5.23	Plan Assets; Prohibited Transactions	74
5.24	Beneficial Ownership Certificate	74
5.25	Covered Entities	74

SECTION 6.	CONDITIONS PRECEDENT	75
6.1	Conditions Precedent to Effectiveness	75

SECTION 7.	AFFIRMATIVE COVENANTS	77
7.1	Financial Statements	77
7.2	Certificates; Other Information	79
7.3	Payment of Obligations	80
7.4	Conduct of Business; Maintenance of Existence; Compliance	80
7.5	Maintenance of Property; Insurance	80
7.6	Inspection of Property; Books and Records; Discussions; Annual Meetings	81
7.7	Notices	82
7.8	Environmental Laws	82
7.9	[Reserved]	83
7.10	Additional Loan Parties; Pledge of Stock of Additional Subsidiaries; Additional Collateral, etc.	83
7.11	Broadcast License Subsidiaries	84
7.12	[Reserved]	85
7.13	Ratings	85
7.14	Use of Proceeds	85
7.15	Anti-Corruption Laws and Sanctions	85
7.16	Designation of Subsidiaries	85

SECTION 8.	NEGATIVE COVENANTS	86
8.1	[Reserved]	86
8.2	Indebtedness	86
8.3	Limitation on Liens	89
8.4	Limitation on Contingent Obligations	92

-ii-

Page

8.5	Prohibition of Fundamental Changes	93
8.6	Prohibition on Sale of Assets	94
8.7	Limitation on Investments, Loans and Advances	97
8.8	Limitation on Restricted Payments	100
8.9	Transactions with Affiliates	102
8.10	Limitation on Sales and Leasebacks	102
8.11	Fiscal Year	103
8.12	Negative Pledge Clauses	103
8.13	Clauses Restricting Subsidiary Distributions	103
8.14	FCC Licenses	104
8.15	Certain Payments of Indebtedness	104
8.16	Amendment of Material Documents	104
8.17	Restrictions on Intermediate Holdings	105
8.18	Prohibition on Division/Series Transactions	105

SECTION 9.	EVENTS OF DEFAULT	105

SECTION 10.	THE ADMINISTRATIVE AGENT	108
10.1	Appointment and Authority	108
10.2	Rights as a Lender	108
10.3	Exculpatory Provisions	108
10.4	Reliance by Administrative Agent	109
10.5	Delegation of Duties	110
10.6	Resignation of Administrative Agent.	110
10.7	Non-Reliance on Administrative Agent and Other Lenders	111
10.8	No Other Duties, Etc.	111
10.9	Administrative Agent May File Proofs of Claim; Credit Bidding	111
10.10	Collateral and Guarantee Matters	112
10.11	Certain ERISA Matters	113
10.12	Posting of Communications	114

SECTION 11.	MISCELLANEOUS	115
11.1	Amendments and Waivers	115
11.2	Notices	118
11.3	No Waiver; Cumulative Remedies	119
11.4	Survival of Representations and Warranties	119
11.5	Payment of Expenses	119
11.6	Successors and Assigns; Participations; Purchasing Lenders	121
11.7	Adjustments; Set-off	126
11.8	Counterparts	126
11.9	Integration	126
11.10	GOVERNING LAW; NO THIRD PARTY RIGHTS	127
11.11	SUBMISSION TO JURISDICTION; WAIVERS	127
11.12	Acknowledgements	128
11.13	[Reserved].	128
11.14	Joint and Several Liability	128
11.15	Confidentiality	129
11.16	Usury Savings	130
11.17	Severability	130
11.18	Patriot Act	130

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Page

11.19	Acknowledgement and Consent to Bail-In of EEA Financial Institutions	130
11.20	Conditional Restrictions on Parent	131
11.21	Acknowledgment Regarding Any Supported QFCs	131
11.22	Electronic Execution of Assignments and Certain Other Documents	132

SCHEDULES:

Schedule 1.1A	Lenders and Term Loan Commitments
Schedule 1.1B	~~Mortgaged Properties~~[Reserved]
Schedule 1.1C	~~Excluded Accounts~~[Reserved]
Schedule 5.6	~~Litigation~~[Reserved]
Schedule 5.9	~~No Default~~[Reserved]
Schedule 5.11(a)	~~Domestic Subsidiaries~~[Reserved]
Schedule 5.11(b)	~~Foreign Subsidiaries~~[Reserved]
Schedule 5.11(c)	~~Loan Parties~~[Reserved]
Schedule 5.12	~~FCC Licenses~~[Reserved]
Schedule 5.16	~~Environmental Matters~~[Reserved]
Schedule 5.18	~~Financing Statements and Other Filings~~[Reserved]
Schedule 7.11	~~FCC Licenses~~[Reserved]
Schedule 8.2	~~Existing Indebtedness~~[Reserved]
Schedule 8.3	~~Existing Liens~~[Reserved]
Schedule 8.4	~~Existing Contingent Obligations~~[Reserved]
Schedule 8.6(g)	~~Stations in Trust~~[Reserved]
Schedule 8.6(y)	~~Permitted Dispositions~~[Reserved]
Schedule 8.7	~~Existing Investments, Loans and Advances~~[Reserved]
Schedule 8.9	~~Transactions with Affiliates~~[Reserved]

EXHIBITS:

Exhibit A	Form of Guarantee and Collateral Agreement
Exhibit B-1	Form of Intermediate Holdings Closing Certificate
Exhibit B-2	Form of New Holdings Closing Certificate
Exhibit B-3	Form of Effective Date Subsidiary Borrower Closing Certificate
Exhibit C	Form of Committed Loan Notice
Exhibit D	Form of Assignment and Assumption
Exhibit E	[Reserved]
Exhibit F-1	Form of U.S. Tax Compliance Certificate for Foreign Lenders that Are Not Partnerships for U.S. Federal Income Tax Purposes
Exhibit F-2	Form of U.S. Tax Compliance Certificate for Foreign Participants that Are Not Partnerships for U.S. Federal Income Tax Purposes
Exhibit F-3	Form of U.S. Tax Compliance Certificate for Foreign Participants that Are Partnerships for U.S. Federal Income Tax Purposes
Exhibit F-4	Form of U.S. Tax Compliance Certificate for Foreign Lenders that Are Partnerships for U.S. Federal Income Tax Purposes
Exhibit G	Form of Discounted Prepayment Option Notice
Exhibit H	Form of Lender Participation Notice
Exhibit I	Form of Discounted Voluntary Prepayment Notice
Exhibit J	Form of Solvency Certificate
Exhibit K	Form of Joinder Agreement
Exhibit L	Form of Mortgage
Exhibit M	~~Form of Compliance Certificate~~[Reserved]
Exhibit N	Form of Incremental Term Loan Commitment Agreement
Exhibit O	Form of Note
Exhibit P	Form of Pari Passu Intercreditor Agreement
Exhibit Q	Form of Junior Lien Intercreditor Agreement

-iv-

CREDIT AGREEMENT (this “Agreement”), dated as of September 26, 2019, among CUMULUS MEDIA INTERMEDIATE INC., a Delaware corporation (“Intermediate Holdings”), CUMULUS MEDIA NEW HOLDINGS INC., a Delaware corporation (“New Holdings” or the “Borrower Agent”), each of the Restricted Subsidiaries (as hereinafter defined) of New Holdings that, as of the Effective Date (as hereinafter defined), is signatory hereto as a “Borrower” (each, an “Effective Date Subsidiary Borrower”), each of the Restricted Subsidiaries of New Holdings that, in accordance with subsection 7.10(a) (as in existence immediately prior to the Term Loan Exchange Effective Date), becomes a borrower hereunder after the Effective Date (together with New Holdings and the Effective Date Subsidiary Borrowers, each a “Borrower” and, collectively, the “Borrowers”), the Lenders (as hereinafter defined) from time to time party hereto, BANK OF AMERICA, N.A., as administrative agent for the Lenders and, solely for purposes of subsection 11.20, CUMULUS MEDIA INC., a Delaware corporation (“Parent”).

WHEREAS, the Borrowers have requested that the Lenders make Initial Term Loans under this Agreement in the amount of $525,000,000, and the Borrowers will use the proceeds of such borrowings to fund the Refinancing and to pay certain fees and expenses related to the Transactions; and

WHEREAS, the Lenders have indicated their willingness to lend such Initial Term Loans on the terms and subject to the conditions set forth herein;

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto hereby agree as follows:

SECTION 1.       DEFINITIONS

1.1            Defined Terms. As used in this Agreement, the terms defined in the preamble or recitals hereto shall have the meanings set forth therein, and the following terms shall have the following meanings:

~~“ABL Agent”: Deutsche Bank AG New York Branch, as administrative agent and collateral agent under the Existing ABL Facility.~~

~~“ABL Facility”: as defined in the definition of Permitted Revolving Credit Facility.~~

~~“ABL Priority Collateral”: has the meaning given to such term in the Permitted ABL Intercreditor Agreement.~~

“ABR”: for any day a fluctuating rate per annum equal to the highest of (a) the NYFRB Rate plus 1/2 of 1% (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its Prime Rate, and (c) Term SOFR plus 1.00%. If the ABR is being used as an alternate rate of interest pursuant to subsection 4.15 hereof, then the ABR shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above. Notwithstanding the foregoing, ABR shall at all times not be less than 2.00% per annum.

“ABR Loans”: Term Loans whose interest rate is based on the ABR.

“Acceptable Discount”: as defined in subsection 4.23.

“Acceptance Date”: as defined in subsection 4.23.

“Accounting Changes”: as defined in the definition of “GAAP.”

“Act”: as defined in subsection 11.18.

“Additional Intercreditor Agreement” shall mean an intercreditor agreement among the Administrative Agent~~, each Pari Passu Representative, if applicable, and one or more Junior Representatives for holders of Permitted Junior Debt providing that, inter alia, the Liens on the Collateral in favor of the Administrative Agent (for the benefit of the Secured Parties) shall be senior to such Liens in favor of the Junior Representatives (for the benefit of the holders of Permitted Junior Debt)~~ and each other representative party thereto, as such intercreditor agreement may be amended, amended and restated, modified, supplemented, extended or renewed from time to time in accordance with the terms hereof and thereof. The Additional Intercreditor Agreement shall be in a form customary at such time for transactions of the type contemplated thereby and reasonably satisfactory to the Administrative Agent and Borrower Agent.

“Adjustment”: as defined in subsection 4.15.

“Administrative Agent”: Bank of America, in its capacity as administrative agent for the Lenders hereunder, and its successors in such capacity as provided in Section 10.

“Administrative Agent’s Account”: the account designated from time to time in writing as the “Administrative Agent’s Account” by the Administrative Agent to the other parties hereto.

“Administrative Agent’s Office” means, with respect to Dollars, the Administrative Agent’s address and, as appropriate, account specified in the Credit Agreement with respect to Dollars, or such other address or account with respect to Dollars as the Administrative Agent may from time to time notify the Borrower and the Lenders

“Administrative Questionnaire”: an Administrative Questionnaire in the form supplied from time to time by the Administrative Agent.

“Affiliate”: of any Person (a) any Person which, directly or indirectly, is in control of, is controlled by, or is under common control with such Person, or (b) any Person who is a director or officer (i) of such Person, (ii) of any Subsidiary of such Person or (iii) of any Person described in clause (a) above. For purposes of this definition, “control” of a Person shall mean the power, direct or indirect, either to (x) vote 10% or more of the securities having ordinary voting power for the election of directors of such Person, or (y) direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

“Agreement”: as defined in the preamble hereto.

“Amendment No. 1”: means Amendment No. 1 to the Credit Agreement dated as of December 21, 2020.

“Amendment No. 2”: means Amendment No. 2 to the Credit Agreement dated as of June 9, 2023.

~~“Anti-Corruption Laws”: all laws, rules, and regulations of any jurisdiction applicable to Parent or its Subsidiaries from time to time concerning or relating to bribery or corruption.~~

“Applicable Discount”: as defined in subsection 4.23.

“Applicable Increased Term Loan Spread”: with respect to any then outstanding Initial Term Loans at the time of the provision of any new Tranche of Incremental Term Loans that is established pursuant to subsection 2.4 which new Tranche is subject to an Effective Yield that is greater than the Effective Yield applicable to such Initial Term Loans by more than 0.50%, the margin per annum (expressed as a percentage) mutually determined by the Administrative Agent and the Borrowers in good faith (and notified by the Administrative Agent to the Lenders) as the margin per annum required to cause the Effective Yield applicable to such then existing Initial Term Loans, after giving effect to any increase in the Term SOFR or ABR floor applicable to such existing Initial Term Loans pursuant to subsection 2.4(a), to equal (a) the Effective Yield applicable to such new Tranche of Incremental Term Loans minus (b) 0.50%. Each mutual determination of the “Applicable Increased Term Loan Spread” by the Administrative Agent and the Borrowers shall be conclusive and binding on all Lenders absent manifest error.

“Applicable Margin”: a percentage per annum equal to, in the case of Initial Term Loans maintained as (i) Term SOFR Loans, 3.75% and (ii) ABR Loans, 2.75%.

The Applicable Margin in respect of any tranche of Extended Term Loans shall be the applicable percentages per annum set forth in the relevant Extension Offer.

The Applicable Margins for any Tranche of Incremental Term Loans shall be (i) in the case of Incremental Term Loans added to an existing Tranche, the same as the Applicable Margins for such existing Tranche, and (ii) otherwise, as specified in the applicable Incremental Term Loan Commitment Agreement; provided that on and after the date of such incurrence of any Tranche of Incremental Term Loans which gives rise to a determination of a new Applicable Increased Term Loan Spread, the Applicable Margins for the Initial Term Loans shall be the higher of (x) the Applicable Increased Term Loan Spread for such Type of Initial Term Loans and (y) the Applicable Margin for such Type of Initial Term Loans as otherwise determined above in the absence of ~~this~~ clause (x).

“Applicable Parties”: as defined in subsection 10.12(c).

“Approved Electronic Platform”: as defined in subsection 10.12(a).

“Approved Fund”: as defined in subsection 11.6(c).

“Arranger” means Bank of America, N.A., Credit Suisse Loan Funding LLC, Deutsche Bank Securities Inc., Morgan Stanley Senior Funding, Inc., JPMorgan Chase Bank, N.A. and Fifth Third Bank, each in its capacity as lead arranger and bookrunner.

“ASC”: the FASB Accounting Standards Codification.

~~“Asset Sale”: any sale, sale-leaseback, assignment, conveyance, transfer or other disposition by any Group Member of any of its property or assets (except sales, assignments, conveyances, transfers and other dispositions permitted by subsection 8.6 (other than clauses (e), (f), (g), (p), (w) and (y) thereof)).~~

“Assignee”: as defined in subsection 11.6(c).

“Assignment and Assumption”: an Assignment and Assumption substantially in the form of Exhibit D hereto or any other form reasonably approved by the Administrative Agent.

~~“Attributable Debt”: in respect of a sale and leaseback transactions permitted hereunder means, at the time of determination, the present value of the total obligations of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transactions permitted hereunder, including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.~~

~~“Available Amount”: as of any date of determination, an amount equal to the sum of:~~

~~(a)            $100,000,000; plus~~

~~(b)            the Cumulative Retained Excess Cash Flow Amount; plus~~

~~(c)            100% of the sum of (without duplication):~~

~~(i)            the Net Proceeds received after the Effective Date and on or prior to such date (other than any Net Proceeds applied for Investments under subsection 8.7(t), Restricted Payments under subsection 8.8(c) or subsection 8.8(h) or prepayments of Indebtedness under subsection 8.15(b)(iii)) from any Capital Stock Issuance (other than any such issuance to a Group Member), including any sale of treasury Capital Stock, but excluding any issuance of Disqualified Stock; provided that the Net Proceeds thereof have been contributed by Parent in cash as common equity to New Holdings;~~

~~(ii)            the net cash proceeds received after the Effective Date and on or prior to such date from any capital contribution to New Holdings; provided that any such capital contribution is from a Person other than a Group Member;~~

~~(iii)            [Reserved];~~

~~(iv)            the net cash proceeds received after the Effective Date and on or prior to such date by a Borrower or any Restricted Subsidiary from the issuance of convertible or exchangeable debt securities that have been converted into or exchanged for Capital Stock of a Group Member (other than Disqualified Stock);~~

~~(v)            the aggregate amount received in cash or Cash Equivalents after the Effective Date and on or prior to such date by a Borrower or any Restricted Subsidiary in connection with the sale, transfer or other disposition of its ownership interest in any existing joint venture that is not a Restricted Subsidiary, in each case, to the extent of the Investment in such joint venture (with the amount of such Investment being calculated in accordance with the last sentence of subsection 8.7);~~

~~(vi)            the aggregate amount received in cash or Cash Equivalents after the Effective Date and on or prior to such date by New Holdings or any Restricted Subsidiary in connection with the sale, transfer or other disposition to a Person (other than a Group Member) of any Investment made in reliance on subsection 8.7(r) and repurchases and redemptions (other than by a Group Member) of such Investments from New Holdings or its Restricted Subsidiaries and repayments of loans or advances (other than by a Group Member) that constitute Investments made in reliance on subsection 8.7(r); provided that such amount shall not exceed the amount of such initial Investment made in reliance on subsection 8.7(r); and~~

~~(vii)            any Declined Prepayment Amount;~~

~~(viii)            in the case of the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary after the Effective Date, the fair market value of the Investment in such Unrestricted Subsidiary (as determined by New Holdings in good faith or if such fair market value exceeds $30,000,000, in writing by an independent certified public accountant) at the time of the redesignation of such Unrestricted Subsidiary as a Restricted Subsidiary (other than in each case to the extent that the designation of such Subsidiary as an Unrestricted Subsidiary constituted an Investment not made in reliance on the Available Amount);~~

~~minus~~

~~(d)            the amount of any Investments made in reliance on subsection 8.7(r) prior to such date; minus~~

~~(e)            the amount of any Restricted Payments made in reliance on subsection 8.8(i) prior to such date; minus~~

~~(f)            the amount of any prepayments, repayments or redemptions of Subordinated Indebtedness made in reliance on subsection 8.15(v) prior to such date;.~~

“Bail-In Action”: the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation”: with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Bank of America”: Bank of America, N.A. and its successors.

“Bankruptcy Code”: the United States Bankruptcy Code, as now or hereafter in effect, or any successor statute.

“Bankruptcy Court”: the United States Bankruptcy Court for the Southern District of New York.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan”: any of (a) an “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code to which Section 4975 of the Code applies, and (c) any Person whose assets include (for purposes of the Plan Asset Regulations or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan.”

“Benefited Lender”: as defined in subsection 11.7 hereof.

~~“Bethesda Property”: the real property owned as of the Effective Date by DC Radio Assets, LLC and located at 7115 Greentree Road, Bethesda, MD.~~

~~“Bethesda Property Priority Mortgage”: that certain Released Deposit Deed of Trust by DC Radio Assets, LLC to John Harris and Mark Nosal, as trustees, to be entered into by DC Radio Assets, LLC in connection with Amendment No. 12 to the Bethesda Property Purchase Agreement, securing DC Radio Assets, LLC’s repayment obligations of up to $10,000,000 in respect of amounts released from escrow to DC Radio Assets, LLC pursuant to the Bethesda Property Purchase Agreement, the form of which Released Deposit Deed of Trust is attached as Annex I to the Second Amendment.~~

~~“Bethesda Property Purchase Agreement”: that certain Purchase Agreement and Escrow Instructions, dated as of July 8, 2015, between DC Radio Assets, LLC and Toll Bros., Inc. for the purchase and sale of the Bethesda Property.~~

“BHC Act Affiliate”: as defined in subsection 11.21(b).

“Board”: the Board of Governors of the Federal Reserve System of the United States (or any successor).

“Borrower” or “Borrowers”: as defined in the preamble hereto.

“Borrower Agent”: as defined in the preamble hereto.

“Borrower Materials”: as defined in subsection 10.12(g).

“Borrowing”: the borrowing of the same Type of Term Loan pursuant to a single Tranche by the Borrowers from all the Lenders having Commitments with respect to such Tranche on a given date (or resulting from a conversion or conversions on such date), having, in the case of Term SOFR Loans, the same Interest Period; provided that any Incremental Term Loans incurred pursuant to subsection 2.1(b) shall be considered part of the related Borrowing of the then outstanding Tranche of Term Loans (if any) to which such Incremental Term Loans are added pursuant to, and in accordance with the requirements of, subsection 2.4(c).

“Breakage Event”: as defined in subsection 4.19 hereof.

~~“Broadcast Assets”: all or substantially all the assets used and useful in the operation of a Station pursuant to an FCC License, including such FCC License.~~

~~“Broadcast Cash Flow”: for any period, Consolidated EBITDA for such period plus, to the extent deducted in calculating such Consolidated EBITDA, corporate level general and administrative expenses of the Borrowers and the Subsidiary Guarantors for such period (calculated in a manner consistent with the calculation of such expenses in the consolidated financial statements of New Holdings for such period).~~

“Broadcast License Subsidiary”: a wholly-owned Restricted Subsidiary of New Holdings that (a) owns or holds no material assets other than FCC Licenses and related rights and (b) has no material liabilities other than (i) trade payables incurred in the ordinary course of business and (ii) tax liabilities, other governmental charges and other liabilities incidental to the ownership or holding of such licenses and related rights.

~~“Business Acquisition”: any Permitted Acquisition and any other acquisition permitted under subsection 8.7 pursuant to which a Borrower or any of its Restricted Subsidiaries acquires any business, division or line of business or all or substantially all of the outstanding Capital Stock of any corporation or other entity (other than any director’s qualifying shares or any options for equity interests that cannot, as a matter of law, be cancelled, redeemed or otherwise extinguished without the express agreement of the holder thereof at or prior to acquisition) or any Station and Broadcast Assets related thereto.~~

“Business Day”: a day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the ~~Laws~~laws of, or are in fact closed in, the state where the Administrative Agent’s Office is located.

~~“Capital Expenditures”: for any period, all amounts (other than those arising from the acquisition or lease of businesses and assets which are permitted by subsection 8.7) which are set forth on the consolidated statement of cash flows of New Holdings for such period as “capital expenditures” in accordance with GAAP.~~

“Capital Lease Obligations”: as to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP. Notwithstanding anything else set forth herein, any lease that was or would have been treated as an operating lease under GAAP as in effect on December 31, 2018 that would become or be treated as a capital lease solely as a result of a change in GAAP after December 31, 2018 shall always be treated as an operating lease for all purposes and at all times under this Agreement.

“Capital Stock”: any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing; provided that any instrument evidencing Indebtedness convertible or exchangeable for Capital Stock shall not be deemed to be Capital Stock, unless and until any such instrument is so converted or exchanged.

~~“Capital Stock Issuance”: any issuance by Parent of its Capital Stock in a public or private offering.~~

~~“Cash Collateral” cash or deposit account balances pledged and deposited with or delivered to the Administrative Agent, for the benefit of the Secured Parties, as collateral for prepayment obligations, in each case pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent.~~

~~“Cash Equivalents”:~~

~~(a)            United States dollars;~~

~~(b)            securities issued or directly and fully and unconditionally guaranteed or insured by the U.S. government or any agency or instrumentality thereof the securities of which are unconditionally guaranteed as a full faith and credit obligation of such government with maturities of 24 months or less from the date of acquisition;~~

~~(c)            certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank having capital and surplus of not less than $300,0000,000;~~

~~(d)            repurchase obligations for underlying securities of the types described in clauses (b) and (c) entered into with any financial institution meeting the qualifications specified in clause (c) above and in Dollars;~~

~~(e)            commercial paper rated at least P-2 by Moody’s or at least A-2 by S&P and in each case maturing within 24 months after the date of creation thereof, in Dollars;~~

~~(f)            marketable short-term money market and similar securities having a rating of at least P-2 or A-2 from either Moody’s or S&P, respectively (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another Rating Agency) and in each case maturing within 24 months after the date of creation thereof and in Dollars;~~

~~(g)            investment funds investing substantially all of their assets in securities of the types described in clauses (a) through (f) above;~~

~~(h)            readily marketable direct obligations issued by any state, commonwealth or territory of the United States or any political subdivision or taxing authority thereof having an investment grade rating from either Moody’s or S&P with maturities of 24 months or less from the date of acquisition;~~

~~(i)            Indebtedness or Preferred Stock issued by Persons with a rating of “A” or higher from S&P or “A2” or higher from Moody’s with maturities of 24 months or less from the date of acquisition and in each case in Dollars;~~

~~(j)            Investments with weighted average maturities of 12 months or less from the date of acquisition in money market funds rated AAA- (or the equivalent thereof) or better by S&P or Aaa3 (or the equivalent thereof) or better by Moody’s and in each case in Dollars; and~~

~~(k)            credit card receivables and debit card receivables so long as such are considered cash equivalents under GAAP and are so reflected on New Holdings’ balance sheet.~~

~~Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than Dollars; provided that such amounts are converted into Dollars as promptly as practicable and in any event within ten Business Days following the receipt of such amounts.~~

~~“Cash Flow Revolving Credit Facility”: as defined in the definition of Permitted Revolving Credit Facility.~~

~~“Change in Control”: (a) the acquisition (whether through a merger transaction or otherwise) of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the Effective Date), of Capital Stock representing more than 50% of the aggregate ordinary active voting power represented by the issued and outstanding Capital Stock of Parent, (b) the failure of Parent to own, directly and of record, 100% of the Capital Stock of Intermediate Holdings or (c) the failure of Intermediate Holdings to own, directly and of record, 100% of the Capital Stock of New Holdings.~~

“Change in Law”: with respect to any Lender, the adoption of any law, rule, regulation, policy, guideline or directive (whether or not having the force of law) or any change therein or in the interpretation or application thereof by any Governmental Authority, including the issuance of any final rule, regulation or guideline by any regulatory agency having jurisdiction over such Lender or, in the case of subsection 4.18, any corporation controlling such Lender; provided, however, that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines, requirements and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law,” regardless of the date enacted, adopted or issued.

“CME” means CME Group Benchmark Administration Limited.

“Code”: the Internal Revenue Code of 1986, as amended from time to time.

“Collateral”: all property of the Loan Parties, now owned or hereafter acquired, upon which a Lien is purported to be created by any Security Document.

“Commitment”: an Initial Term Loan Commitment or an Incremental Term Loan Commitment, as the context may require.

“Committed Loan Notice”: a notice of (a) a Borrowing, (b) a conversion of Term Loans from one Type to the other, or (d) a continuation of Term SOFR Loans, pursuant to subsection 2.3, which shall be substantially in the form of Exhibit C or such other form as may be approved by the Administrative Agent, including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent, appropriately completed and signed by a Responsible Officer of the Borrower Agent.

“Communications”: as defined in subsection 10.12(c).

“Communications Act”: the Communications Act of 1934, as amended, 47 U.S.C. §151 et seq.

“Conforming Changes”: as defined in subsection 4.15.

“Connection Income Taxes”: Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“~~Consolidated~~consolidated”: as defined in subsection 1.2(f).

~~“Consolidated Current Assets”: at any date, all amounts (other than cash and Cash Equivalents) that would, in conformity with GAAP, be set forth opposite the caption “total current assets” (or any like caption) (other than trade assets, assets held for sale and barter assets) on a consolidated balance sheet of New Holdings and its Restricted Subsidiaries at such date.~~

~~“Consolidated Current Liabilities”: at any date, all amounts that would, in conformity with GAAP, be set forth opposite the caption “total current liabilities” (or any like caption) (other than trade liabilities and barter liabilities) on a consolidated balance sheet of New Holdings and its Restricted Subsidiaries at such date, but excluding the current portion of any Funded Debt of New Holdings and its Restricted Subsidiaries.~~

~~“Consolidated Depreciation and Amortization Expense”: for any period of New Holdings and its Restricted Subsidiaries, the total amount of depreciation and amortization expense, including the amortization of deferred financing fees and intangible assets of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.~~

~~“Consolidated EBITDA”: with respect to any Person for any period, the Consolidated Net Income of such Person for such period:~~

~~(1)          increased (without duplication) by:~~

~~(a)            provision for taxes attributable to such Person based on income or profits or capital gains, including, without limitation, federal, state, non-U.S. franchise, excise, value added and similar taxes and foreign withholding taxes attributable to such Person paid or accrued during such period, including any penalties and interest relating to such taxes or arising from any tax examinations, deducted (and not added back) in computing Consolidated Net Income; plus~~

~~(b)            Consolidated Interest Expense of such Person for such period; plus~~

~~(c)            Consolidated Depreciation and Amortization Expense of such Person for such period to the extent the same were deducted (and not added back) in computing Consolidated Net Income; plus~~

~~(d)            any fees, expenses or charges related to any Equity Issuance, Investment, acquisition, disposition, LMAs, recapitalization or the incurrence or repayment of Indebtedness permitted to be incurred by this Agreement (in each case including a refinancing thereof) (whether or not successful), including such fees, expenses or charges related to the Transactions; plus~~

~~(e)            the amount of any (i) restructuring charge or reserve deducted (and not added back) in such period in computing Consolidated Net Income, including any restructuring costs incurred in connection with acquisitions, divestitures, mergers or consolidations after the Effective Date and (ii) up to $10,000,000 other non-recurring charges in any 12 month period, including any non-ordinary course legal expenses; plus~~

~~(f)            any other non-cash charges, including asset impairments, any write offs or write downs and non-cash compensation expenses recorded from grants of stock appreciation or similar rights, stock options, restricted stock or other rights, reducing Consolidated Net Income for such period (provided that if any such non-cash charges represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from Consolidated EBITDA in such future period to the extent paid, but excluding from this proviso, for the avoidance of doubt, amortization of a prepaid cash item that was paid in a prior period); plus~~

~~(g)            the amount of any minority interest expense consisting of Subsidiary income attributable to minority equity interests of third parties in any non-wholly-owned Subsidiary deducted (and not added back) in such period in calculating Consolidated Net Income; plus~~

~~(h)            the amount of loss on sale of receivables and related assets whether to a Receivables Subsidiary in connection with a Receivables Facility permitted to be incurred pursuant to subclause 8.3(ff) and 8.3(gg) or otherwise; plus~~

~~(i)            any costs or expense incurred by New Holdings or a Restricted Subsidiary pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such cost or expenses are funded with cash proceeds contributed to the capital of Parent or New Holdings or net cash proceeds of an issuance of Equity Interest of Parent or New Holdings (other than Disqualified Stock) solely to the extent that such net cash proceeds are excluded from the calculation set forth in the proviso set forth in Section 8.8(i) hereof; plus~~

~~(j)            the amount of cost savings, operating expense reductions, other operating improvements and initiatives and synergies projected by New Holdings in good faith to be reasonably anticipated to be realizable within 18 months of the date of any Investment, acquisition, disposition, LMA, merger, consolidation, amalgamation or other action being given pro forma effect (which will be added to Consolidated EBITDA as so projected until fully realized and calculated on a pro forma basis as though such cost savings, operating expense reductions, other operating improvements and initiatives and synergies had been realized on the first day of such period), net of the amount of actual benefits realized during such period from such actions; provided that (x) all steps have been taken for realizing such cost savings or all steps are expected to be taken within 18 months of the date of any Investment, acquisition, disposition, LMA, merger, consolidation, amalgamation or other action being given pro forma effect, (y) such cost savings are reasonably identifiable and factually supportable (in the good faith determination of New Holdings) and (z) the aggregate amount of cost savings, operating expense reductions, other operating improvements and initiatives and synergies added back pursuant to this clause (j) in any period of four consecutive fiscal quarters shall not exceed 20% of Consolidated EBITDA (prior to giving effect to such addbacks);~~

~~(2)            decreased by (without duplication) non-cash gains increasing Consolidated Net Income of such Person for such period, excluding any non-cash gains to the extent they represent the reversal of an accrual or reserve for a potential cash item that reduced Consolidated EBITDA in any prior period; and~~

~~(3)            increased or decreased by (without duplication):~~

~~(a)            any net loss or gain resulting in such period from hedging arrangements and the application of Financial Accounting Codification No. 815-Derivatives and hedging arrangements; plus or minus, as applicable;~~

~~(b)            any net loss or gain resulting in such period from currency translation gains or losses related to currency remeasurements of Indebtedness (including any net loss or gain resulting from hedging arrangements for currency exchange risk).~~

~~For the purposes of calculating Consolidated EBITDA for any Test Period pursuant to any determination (i) if at any time during such Test Period or subsequent to such Test Period and prior to or simultaneously with the event for which the calculation of any such ratio is made, New Holdings or any Restricted Subsidiary shall have made any Material Disposition, the Consolidated EBITDA for such Test Period shall be reduced by an amount equal to the Consolidated EBITDA (if positive) attributable to the property that is the subject of such Material Disposition for such Test Period or increased by an amount equal to the Consolidated EBITDA (if negative) attributable thereto for such Test Period and (ii) if during such Test Period or subsequent to such Test Period and prior to or simultaneously with the event for which the calculation of any such ratio is made, New Holdings or any Restricted Subsidiary shall have made a Material Acquisition, Consolidated EBITDA for such Test Period shall be calculated after giving pro forma effect thereto as if such Material Acquisition occurred on the first day of such Test Period. As used in this Agreement, “Material Acquisition” means the acquisition of any separate asset, business or lines of business for a purchase price (or in the case of a Permitted Asset Swap, the value of the assets subject to such Permitted Asset Swap) in excess of $25,000,000; and “Material Disposition” means any sale or other disposition of property or series of related sales or dispositions of property that yields gross proceeds to New Holdings or any of its Restricted Subsidiaries in excess of $25,000,000.~~

~~“Consolidated First Lien Debt”: at any date, Consolidated Total Indebtedness that is secured by a first priority Lien on any of the assets of New Holdings or any of its Restricted Subsidiaries (including, for the avoidance of doubt, the Existing ABL Facility, the Initial Term Loans and any Indebtedness secured by Liens on a pari passu basis with the Existing ABL Facility or the Initial Term Loans).~~

~~“Consolidated First Lien Net Leverage Ratio”: as of any date of determination, the ratio of (a) Consolidated First Lien Debt (provided that Indebtedness under clause (b) of the definition of Indebtedness shall only be included to the extent of any unreimbursed drawings under any letter of credit) less the aggregate amount of Unrestricted Cash up to a maximum amount of $150,000,000, in each case as of such date, to (b) Consolidated EBITDA for the Test Period most recently ended prior to such date.~~

~~“Consolidated Interest Expense”: for any period of New Holdings and its Restricted Subsidiaries, without duplication, the sum of:~~

~~(1)            consolidated interest expense of such Person and its Restricted Subsidiaries for such period to the extent such expense was deducted (and not added back) in computing Consolidated Net Income (including (a) amortization of original issue discount resulting from the issuance of Indebtedness at less than par, (b) all commissions, discounts and other fees and charges owed with respect to letters of credit or bankers acceptances, (c) non-cash interest expense (but excluding payment in kind interest and any non-cash interest expense attributable to the movement in the mark to market valuation of hedging arrangements or other derivative instruments pursuant to GAAP), (d) the interest component of Capital Lease Obligations, (e) imputed interest with respect to Attributable Debt and (f) net payments, if any, pursuant to interest rate hedging arrangements with respect to Indebtedness, and excluding, (x) amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses, (y) any expensing of bridge, commitment and other financing fees and (z) commissions, discounts, yield and other fees and charges (including any interest expense) related to any Receivables Facility permitted to be incurred pursuant to subclause 8.3(ff) and 8.3(gg)); plus~~

~~(2)            consolidated capitalized interest of such Person and such Restricted Subsidiaries for such period, whether paid or accrued; plus~~

~~(3)            whether or not treated as interest expense in accordance with GAAP, all cash dividends or other distributions accrued (excluding dividends payable solely in Capital Stock or other equity interests (other than Disqualified Stock) of New Holdings) on any series of Disqualified Stock during such period; less~~

~~(4)            interest income for such period.~~

~~For purposes of this definition, interest on a Capital Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by such Person to be the rate of interest implicit in such Capital Lease Obligation in accordance with GAAP.~~

~~“Consolidated Net Income”: with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, and otherwise determined in accordance with GAAP; provided, however, that, without duplication:~~

~~(1)            any after-tax effect of extraordinary, non-recurring or unusual gains or losses (less all fees and expenses relating thereto) or expenses (including expenses relating to (a) severance and relocation costs or (b) any rebranding or corporate name change) shall be excluded,~~

~~(2)            the Net Income for such period shall not include the cumulative effect of a change in accounting principles or implementation of new accounting standards during such period,~~

~~(3)            any after-tax effect of income (loss) from disposed or discontinued operations and any net after-tax gains or losses on disposal of disposed, abandoned or discontinued operations shall be excluded,~~

~~(4)            any after-tax effect of gains or losses (less all fees and expenses relating thereto) attributable to asset dispositions other than in the ordinary course of business, as determined in good faith by New Holdings, shall be excluded,~~

~~(5)            the Net Income for such period of any Person that is not a Subsidiary, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting, shall be excluded; provided that Consolidated Net Income of New Holdings shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash (or to the extent converted into cash or Cash Equivalents) to New Holdings or a Restricted Subsidiary in respect of such period,~~

~~(6)            the Net Income for such period of any Restricted Subsidiary that is not a Guarantor shall be excluded if the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of its Net Income is not at the date of determination wholly permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule, or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restriction with respect to the payment of dividends or similar distributions has been legally waived; provided that Consolidated Net Income of New Holdings will be increased by the amount of dividends or other distributions or other payments actually paid in cash (or to the extent converted into cash or Cash Equivalents) to New Holdings or a Restricted Subsidiary thereof in respect of such period, to the extent not already included therein,~~

~~(7)            any after-tax effect of income (loss) from the early extinguishment of Indebtedness or hedging arrangements or other derivative instruments shall be excluded, and~~

~~(8)            any fees and expenses incurred during such period, or any amortization thereof for such period, in connection with the Transactions and any acquisition, disposition, LMA, merger, amalgamation, consolidation, Investment, Asset Sale, issuance or repayment of Indebtedness, issuance of Capital Stock or other equity interests, refinancing transaction or amendment or modification of any debt instrument (in each case, including any such transaction consummated prior to the Effective Date and any such transaction undertaken but not completed) and any charges or non-recurring merger costs incurred during such period as a result of any such transaction shall be excluded.~~

~~“Consolidated Net Secured Leverage Ratio”: as of any date of determination, the ratio of (1) Consolidated Total Indebtedness that is secured by a Lien as of such date (provided that Indebtedness under clause (b) of the definition of Indebtedness shall only be included to the extent of any unreimbursed drawings under any letter of credit) less the aggregate amount of Unrestricted Cash of the Borrowers and the Subsidiary Guarantors up to a maximum amount of $150,000,000, in each case as of such date, to (2) Consolidated EBITDA for the Test Period most recently ended prior to such date.~~

“Consolidated Total Assets”: as of any date of determination, the amount that would, in conformity with GAAP, be set forth opposite the caption “total assets” (or any like caption) on a consolidated balance sheet of New Holdings and its Restricted Subsidiaries at such date.

~~“Consolidated Total Indebtedness”: as of any date of determination, all Indebtedness of New Holdings and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP; provided that Consolidated Total Indebtedness shall not include Indebtedness in respect of any letter of credit or bank guaranty except to the extent of any unreimbursed amounts thereunder.~~

~~“Consolidated Total Net Leverage Ratio”: as of any date of determination, the ratio of (a) Consolidated Total Indebtedness (provided that Indebtedness under clause (b) of the definition of Indebtedness shall only be included to the extent of any unreimbursed drawings under any letter of credit) less the aggregate amount of Unrestricted Cash of the Borrowers and the Subsidiary Guarantors up to a maximum amount of $150,000,000, in each case as of such date, to (b) Consolidated EBITDA for the Test Period most recently ended prior to such date.~~

~~“Consolidated Working Capital”: at any date, the excess of Consolidated Current Assets on such date minus Consolidated Current Liabilities on such date.~~

~~“Contingent Obligation”: as to any Person, any obligation of such Person guaranteeing or in effect guaranteeing any Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of such Person, whether or not contingent (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (d) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount (based on the maximum reasonably anticipated net liability in respect thereof as determined by New Holdings in good faith) of the primary obligation or portion thereof in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated net liability in respect thereof (assuming such Person is required to perform thereunder) as determined by New Holdings in good faith.~~

“Contractual Obligation”: as to any Person, any provision of any security issued by such Person or of any agreement, instrument or undertaking to which such Person is a party or by which it or any of the property owned by it is bound.

“control”: the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.

“controlling” and “controlled” have meanings correlative thereto.

“Control Agreement”: with respect to any deposit account or securities account, an agreement, in form and substance reasonably satisfactory to the Administrative Agent, among the Administrative Agent, the financial institution or other Person at which such account is maintained and the Loan Party maintaining such account, effective to grant “control” (as defined under the applicable Uniform Commercial Code) over such account (and all assets on deposit therein or credited thereto) to the Administrative Agent, for the benefit of the Secured Parties.

“Covered Entity”: as defined in subsection 11.21(b).

“Covered Party”: as defined in subsection 11.21(a).

~~“Cumulative Retained Excess Cash Flow Amount”: at any date of determination, an amount equal to the aggregate cumulative sum of the Retained Percentage of Excess Cash Flow for the Excess Cash Flow Periods ended on or prior to such date.~~

“Debtor Relief Laws”: the Bankruptcy Code and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, arrangement, compromise, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect.

~~“Declined Prepayment Amount”: as defined in subsection 4.6(g).~~

“Default”: any of the events specified in Section 9, whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

“Default Right”: as defined in subsection 11.21(b).

~~“Designated Non-Cash Consideration”: non-cash consideration received by New Holdings or any of its Restricted Subsidiaries in connection with an sale or other disposition that is so designated as Designated Non-Cash Consideration pursuant to an officer’s certificate executed by a Responsible Officer, setting forth the fair market value of such Designated Non-Cash Consideration (as reasonably determined by the Borrower Agent) and the basis of such valuation; provided that the aggregate fair market value of all Designated Non-Cash Consideration that is at any time outstanding (less the amount of any cash or Cash Equivalents received in connection with a subsequent sale or conversion of or collection on any such Designated Non-Cash Consideration, up to the lesser of (a) the amount of the cash and Cash Equivalents so received (less the cost of disposition, if any) and (b) the initial amount of such Designated Non-Cash Consideration) shall not exceed the greater of $100,000,000 and 4.5% of Consolidated Total Assets of New Holdings and its Restricted Subsidiaries.~~

“Discount Range”: as defined in subsection 4.23.

“Discounted Prepayment Option Notice”: as defined in subsection 4.23.

“Discounted Voluntary Prepayment”: as defined in subsection 4.23.

“Discounted Voluntary Prepayment Notice”: as defined in subsection 4.23.

“Disqualified Lenders”: those Persons whose primary business consists of broadcasting, local media and advertising who are identified in writing by the Borrower Agent to the Administrative Agent prior to the Effective Date, as such list may be supplemented after the Effective Date by written notice from the Borrower Agent to the Administrative Agent. For the avoidance of doubt (i) the Administrative Agent may, and shall be permitted to, upon request, provide such list of Disqualified Lenders to the Lenders and prospective Lenders, (ii) any addition to the list of Disqualified Lenders will not become effective until three Business Days after such addition is posted to the Lenders and (iii) no retroactive disqualification of the Lenders that later become Disqualified Lenders shall be permitted. Disqualified Lenders shall exclude any Person that the Borrower Agent has designated as no longer being a “Disqualified Lender” by written notice delivered to the Administrative Agent and the Lenders from time to time.

“Disqualified Stock”: with respect to any Person, any Capital Stock of such Person which, by its terms, or by the terms of any security into which it is convertible or for which it is putable or exchangeable, or upon the happening of any event, matures or is mandatorily redeemable (other than solely as a result of a change of control or asset sale) pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (other than solely as a result of a change of control or asset sale), in whole or in part, in each case prior to the date that is 91 days after the Maturity Date (or, if later, the maturity date of any Extended Term Loans); provided, however, that if such Capital Stock is issued to any plan for the benefit of employees of Parent or its Restricted Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by Parent or its Restricted Subsidiaries in order to satisfy applicable statutory or regulatory obligations; provided further, however, that any class of Capital Stock of such Person that by its terms authorizes such Person to satisfy its obligations thereunder by delivery of Capital Stock that is not Disqualified Stock shall not be deemed to be Disqualified Stock.

~~“Divestiture Trust”: a trust (a) created by or on behalf of New Holdings or any Restricted Subsidiary to hold and ultimately sell assets in conjunction with any Business Acquisition or any sale or other disposition pursuant to subsection 8.6(e) or (g) hereof to ensure compliance with the Communications Act or FCC rules and policies and (b) that is independently owned and managed by a Person unaffiliated with New Holdings or any Restricted Subsidiary.~~

~~“Division/Series Transaction”: with respect to any Loan Party and/or any of its Subsidiaries that is a limited liability company organized under the laws of the State of Delaware, that any such Person (a) divides into two or more Persons (whether or not the original Loan Party or Subsidiary thereof survives such division) or (b) creates, or reorganizes into, one or more series, in each case, as contemplated under the laws of the State of Delaware.~~

“Dollars” and “$”: dollars in lawful currency of the United States of America.

~~“Domestic Subsidiary”: any Restricted Subsidiary of New Holdings other than a Foreign Subsidiary.~~

~~“ECF Percentage”: 50%; provided that, with respect to any fiscal year of the Borrowers, the ECF Percentage shall be reduced to 25% if the Consolidated Total Net Leverage Ratio as of the last day of such fiscal year is less than or equal to 4.25 to 1.00; provided, further, that, with respect to any fiscal year of the Borrowers, the ECF Percentage shall be reduced to 0% if the Consolidated Total Net Leverage Ratio as of the last day of such fiscal year is less than or equal to 3.75 to 1.00.~~

“EEA Financial Institution”: (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country”: any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority”: any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date”: the date on which each of the conditions precedent to the effectiveness of this Agreement contained in subsection 6.1 were satisfied, which date is September 26, 2019.

“Effective Date Subsidiary Borrower”: as defined in the preamble hereto.

“Effective Yield”: as to any Term Loan or other Indebtedness, the effective yield on such Term Loan or other Indebtedness as mutually determined by the Administrative Agent and New Holdings in good faith, taking into account the applicable interest rate margins, any interest rate floors or similar devices and all fees, including upfront or similar fees or original issue discount (amortized over the shorter of (x) the weighted average life to maturity of such Term Loan or other Indebtedness and (y) the four years following the date of incurrence thereof) payable generally to lenders providing such Term Loan or other Indebtedness, but excluding any arrangement, structuring, commitment, underwriting or other fees payable in connection therewith that are not generally shared with the relevant lenders, and customary consent fees paid generally to consenting lenders. Each mutual determination of the “Effective Yield” by the Administrative Agent and New Holdings shall be conclusive and binding on all Lenders absent manifest error.

“Eligible Assignee”: (a) a Lender, (b) a Lender Affiliate, (c) an Approved Fund and (d) any other Person (other than Parent or any Subsidiary thereof (except, solely in the case of an Open Market Purchase pursuant to subsection 11.6(h), New Holdings)) that meets the requirements to be an assignee under subsection 11.6(c) or 11.6(h); provided that “Eligible Assignee” shall not in any event include a natural person (or a holding company, investment vehicle or trust for, or owned and operated by or for the primary benefit of one or more natural Persons).

“Environmental Laws”: any and all applicable Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees or requirements of any Governmental Authority regulating, relating to or imposing liability or standards of conduct concerning human health or the protection of the environment, including Materials of Environmental Concern, as now or may at any time hereafter be in effect.

~~“Equity Issuance”: any public or private sale of common stock or Preferred Stock of the Parent or New Holdings (excluding Disqualified Stock), or any cash common equity contribution to the Parent or New Holdings other than:~~

~~(1)            public offerings with respect to any of the Parent’s or New Holding’s common stock registered on Form S-4 or Form S-8;~~

~~(2)            issuances to any Subsidiary of the Parent or New Holdings; and~~

~~(3)            Refunding Capital Stock.~~

“ERISA”: the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate”: any trade or business (whether or not incorporated) that, together with any Loan Party, is treated as a single employer under Section 414 of the Code.

“EU Bail-In Legislation Schedule”: the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“Event of Default”: any of the events specified in Section 9, provided that any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

~~“Excess Cash Flow”: for any fiscal year of New Holdings, the excess, if any, of (a) the sum, without duplication, of (i) consolidated net income of New Holdings for such period, adjusted to exclude any cash gains or losses attributable to any Asset Sale, (ii) the amount of all non-cash charges (including depreciation and amortization) deducted in arriving at such consolidated net income, (iii) decreases in Consolidated Working Capital for such period, and (iv) the aggregate net amount of non-cash loss on the disposition of property by New Holdings and its Restricted Subsidiaries during such period (other than sales of inventory in the ordinary course of business), to the extent deducted in arriving at such consolidated net income less (b) the sum, without duplication, of (i) the amount of all non-cash credits included in arriving at such consolidated net income, (ii) the aggregate amount actually paid by New Holdings and its Restricted Subsidiaries in cash during such period on account of Capital Expenditures, but only to the extent such cash payments were made from Internally Generated Cash, (iii) the aggregate amount of all regularly scheduled principal payments of Funded Debt (including the Term Loans) of New Holdings and its Restricted Subsidiaries made during such period from Internally Generated Cash (other than in respect of any revolving credit facility to the extent there is not an equivalent permanent reduction in commitments thereunder), (iv) increases in Consolidated Working Capital for such period, (v) the aggregate net amount of non-cash gains on the disposition of property by New Holdings and its Restricted Subsidiaries during such period (other than sales of inventory in the ordinary course of business), to the extent included in arriving at such consolidated net income, (vi) the aggregate amount actually paid by New Holdings and its Restricted Subsidiaries in cash during such period on account of professional fees that have not been deducted in the calculation of consolidated net income for such period, but only to the extent such cash payments were made from Internally Generated Cash, (vii) the aggregate amount of any premium, make-whole or penalty payments actually paid in cash by New Holdings and its Restricted Subsidiaries during such period and financed with Internally Generated Cash that are made in connection with the prepayment of Indebtedness to the extent such payments are not expensed during such period or are not deducted in calculating consolidated net income, and (viii) the aggregate amount of taxes paid in cash during such period to the extent they exceed the amount of tax expense deducted in determining consolidated net income of New Holdings for such period (provided that Excess Cash Flow shall be increased in any future period to the extent taxes causing such excess are deducted from consolidated net income of New Holdings in such future period).~~

~~“Excess Cash Flow Application Date”: as defined in subsection 4.6(d).~~

~~“Excess Cash Flow Period”: each fiscal year of New Holdings, commencing with the fiscal year ending December 31, 2020.~~

~~“Excluded Accounts”: (a) any deposit account used solely for funding payroll or segregating payroll taxes or funding other employee wage or benefit payments in the ordinary course of business, (b) any fiduciary or trust account, (c) any restricted account listed on Schedule 1.1C to the extent such account (i) solely contains cash collateral securing letters of credit (other than letters of credit issued pursuant to a Permitted Revolving Credit Facility) otherwise permitted to be incurred pursuant to this Agreement, (ii) is a cash escrow account solely holding deposits with respect to a director and officer insurance policy, credit card program(s) and terminated lockbox arrangements (so long as such account does not receive a contribution by the Loan Parties of additional funds with respect to such terminated lockbox arrangements after the Effective Date), in each case as in effect on the Effective Date, (iii)[reserved] or (iv) in the case of the deposit account of Westwood One, LLC (f/k/a Westwood One, Inc.) (Account No. 8605513) maintained at Renasant Bank (f/k/a Brand Bank), solely to the extent such deposit account secures lease obligations and does not receive a contribution by the Loan Parties of additional funds after the Effective Date and (d) any other deposit account or securities account with an average monthly balance of not more than $500,000; provided that the aggregate average monthly balance of all deposit accounts and securities accounts constituting Excluded Accounts under this clause (d) shall not exceed $2,000,000.~~

“Excluded Taxes”: any of the following Taxes imposed on or with respect to the Administrative Agent or a Lender or required to be withheld or deducted from a payment to the Administrative Agent or a Lender, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of the Administrative Agent or such Lender being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Term Loan pursuant to a Requirement of Law in effect on the date on which (i) such Lender acquires such interest in the Term Loan (other than pursuant to an assignment request by the Borrower Agent under subsection 4.22(b)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to subsection 4.20, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to the Administrative Agent’s or such Lender’s failure to comply with subsection 4.20(g) and (d) any withholding Taxes imposed under FATCA.

~~“Existing ABL Facility”: the ABL Credit Agreement, dated as of August 17, 2018 (as amended, amended and restated, extended, renewed, modified or supplemented from time to time in accordance with the terms hereof and thereof), by and among Intermediate Holdings, New Holdings, the subsidiaries of New Holdings party thereto as borrowers, the lenders party thereto, and the ABL Agent.~~

“Existing Credit Agreement”: as defined in the definition of “Refinancing.”

“Extended Term Loans”: as defined in subsection 4.24(a).

“Extension”: as defined in subsection 4.24(a).

“Extension Offer”: as defined in subsection 4.24(a).

“FASB”: the Financial Accounting Standards Board.

“FATCA”: Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

“FCC”: the Federal Communications Commission or any Governmental Authority succeeding to the Federal Communications Commission.

“FCC Licenses”: a license issued by the FCC under Part 73 of Title 47 of the Code of Federal Regulations and held by New Holdings or any Restricted Subsidiary.

“Fee Letter”: that certain Agency Fee Letter, dated as of the Effective Date, between New Holdings and the Administrative Agent.

~~“First Lien Notes”: the $500,000,000 aggregate principal amount of senior secured first-lien notes due 2026 issued by New Holdings.~~

~~“First Lien Notes Collateral Agent”: U.S. Bank Trust National Association, in its capacity as collateral agent for the Indenture Secured Parties (as defined in the Pari Passu Intercreditor Agreement), together with its successors in such capacity.~~

~~“Flood Insurance Laws” means, collectively, (i) the National Flood Insurance Act of 1968 as now or hereafter in effect or any successor statute thereto, (ii) the Flood Disaster Protection Act of 1973 as now or hereafter in effect or any successor statue thereto, (iii) the National Flood Insurance Reform Act of 1994 as now or hereafter in effect or any successor statute thereto, (iv) the Flood Insurance Reform Act of 2004 as now or hereafter in effect or any successor statute thereto and (v) the Biggert-Waters Flood Insurance Reform Act of 2012 as now or hereafter in effect or any successor statute thereto.~~

“Foreign Lender”: any Lender that is not a U.S. Person.

“Foreign Subsidiary”: any Restricted Subsidiary of New Holdings that is organized under the laws of any jurisdiction outside the United States (within the meaning of Section 7701(a)(9) of the Code).

“FSHCO”: any Subsidiary of New Holdings that has no material assets other than the capital stock or other equity interests of one or more Foreign Subsidiaries that are “controlled foreign corporations” within the meaning of Section 957(a) of the Code.

~~“Funded Debt”: as to any Person, all Indebtedness of such Person that matures more than one year from the date of its creation or matures within one year from such date but is renewable or extendible, at the option of such Person, to a date more than one year from such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year from such date, including all current maturities and current sinking fund payments in respect of such Indebtedness whether or not required to be paid within one year from the date of its creation and, in the case of the Borrowers, Indebtedness in respect of the Term Loans and any Permitted Refinancings thereof.~~

“GAAP”: generally accepted accounting principles in the United States as in effect from time to time. In the event that any “Accounting Change” (as defined below) shall occur and such change results in a material change in the method of calculation of financial covenants, standards or terms in this Agreement, then the Borrowers and the Required Lenders agree, upon the request of the Borrower Agent or the Administrative Agent, respectively, to enter into negotiations in order to amend such provisions of this Agreement so as to reflect equitably such Accounting Changes with the desired result that the criteria for evaluating the Borrowers’ financial condition shall be the same after such Accounting Changes as if such Accounting Changes had not been made. In the event a request for an amendment has been made pursuant to the prior sentence, until such time as such an amendment shall have been executed and delivered by the Borrowers, the Administrative Agent and the Required Lenders, all financial covenants, standards and terms in this Agreement shall continue to be calculated or construed as if such Accounting Changes had not occurred. “Accounting Changes” refers to changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants or, if applicable, the SEC.

~~“Gleiser Note”: the promissory note dated as of November 21, 2003, made by Gleiser Communications, LLC, as the same may be amended or otherwise modified prior to and after the Effective Date.~~

“Governmental Authority”: any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, taxing, judicial, regulatory or administrative functions of or pertaining to government (including the FCC).

“Group Members”: collectively, New Holdings and any of its Restricted Subsidiaries.

“Guarantee and Collateral Agreement”: the Guarantee and Collateral Agreement executed and delivered by Intermediate Holdings, each Borrower and each Subsidiary Guarantor, substantially in the form of Exhibit A ~~(it being understood and agreed that, notwithstanding anything that may be to the contrary herein, the Guarantee and Collateral Agreement shall not require the pledge of (x) any of the outstanding Capital Stock of, or other equity interests in, any Subsidiary of New Holdings that is owned by a Foreign Subsidiary or FSHCO or (y) more than 66% of the outstanding voting stock of any “first-tier” Foreign Subsidiary or FSHCO)~~.

“Guarantors”: as defined in the Guarantee and Collateral Agreement.

“Highest Lawful ~~Ratio~~Rate”: as defined in subsection 11.16.

“Impacted Loans”: as defined in subsection 4.15(a).

“Incremental Term Loan”: as defined in subsection 2.1(b).

“Incremental Term Loan Borrowing Date”: with respect to each Incremental Term Loan, each date on which Incremental Term Loans are incurred pursuant to subsection 2.1(b), which date shall be the date of the effectiveness of the respective Incremental Term Loan Commitment Agreement pursuant to which such Incremental Term Loans are to be made.

“Incremental Term Loan Commitment”: for each Lender, any commitment to make Incremental Term Loans provided by such Lender pursuant to subsection 2.4 on a given Incremental Term Loan Borrowing Date, in such amount as agreed to by such Lender in the Incremental Term Loan Commitment Agreement delivered pursuant to subsection 2.4.

“Incremental Term Loan Commitment Agreement”: each Incremental Term Loan Commitment Agreement in the form of Exhibit N (appropriately completed and with such modifications (not inconsistent with subsection 2.4 or the other relevant provisions of this Agreement) as may be reasonably satisfactory to the Borrowers and the Administrative Agent) executed in accordance with subsection 2.4.

“Incremental Term Loan Commitment Requirements”: with respect to any provision of an Incremental Term Loan Commitment on a given Incremental Term Loan Borrowing Date, the satisfaction of each of the following conditions: (a) no Event of Default then exists or would result therefrom ~~(provided that with respect to any Incremental Term Loan Commitment requested with respect to any Limited Condition Acquisition, such requirement shall be limited to the absence of an Event of Default pursuant to Sections 9(a) and (f) (it being understood that the Lenders providing such Incremental Term Loan Commitment may impose as a condition to funding any Incremental Term Loan Commitment the absence of any additional Events of Default, which may be waived at the discretion of such Lenders providing such Incremental Term Loan Commitment))~~; (b) all representations and warranties contained herein and in the other Loan Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on the Incremental Term Loan Borrowing Date (it being understood and agreed that (x) any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date, (y) any representation or warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct in all respects on such date and (z) ~~the representations and warranties contained in clause (a) of subsection 5.1 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of subsection 7.1) (provided that with respect to any Incremental Term Loan Commitment requested with respect to any Limited Condition Acquisition, such requirement shall be limited to the truth and correctness of the Specified Representations (it being understood that the Lenders providing such Incremental Term Loan Commitment may impose as a condition to funding any Incremental Term Loan Commitment the truth and correctness of additional representations and warranties contained herein and in the other Loan Documents, which may be waived at the discretion of such Lenders providing such Incremental Term Loan Commitment))~~[reserved]; (c) the delivery by the relevant Loan Parties of such technical amendments, modifications and/or supplements to the respective Security Documents as are reasonably requested by the Administrative Agent to ensure that the additional Obligations to be incurred pursuant to the Incremental Term Loan Commitments are secured by, and entitled to the benefits of, the relevant Security Documents, and each of the Lenders hereby agrees to, and authorizes the collateral agent to enter into, any such technical amendments, modifications or supplements and (d) the delivery by Parent to the Administrative Agent of an officer’s certificate executed by a Responsible Officer certifying as to compliance with preceding clauses (a) and (b).

“Incremental Term Loan Lender” as defined in subsection 2.4(b).

“Indebtedness”: of any Person, at any particular date, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than current trade payables or liabilities and deferred payment for services to employees or former employees incurred in the ordinary course of business and payable in accordance with customary practices and other deferred compensation arrangements), (b) all obligations with respect to all letters of credit issued for the account of such Person, (c) all liabilities (other than Lease Obligations) secured by any Lien on any property owned by such Person, to the extent attributable to such Person’s interest in such property, even though such Person has not assumed or become liable for the payment thereof, (d) Capital Lease Obligations of such Person, (e) all indebtedness of such Person arising under bankers’ acceptance facilities, (f) all obligations of such Person in respect of Disqualified Stock and (g) ~~for the purposes of Section 9(e) only, all obligations of such Person in respect of Swap Agreements~~[reserved]; but, in each case, excluding (w) any net working capital adjustments or earnouts in connection with any ~~permitted Investment under subsection 8.7~~investment or disposition of assets ~~permitted under subsection 8.6,~~, (x) customer deposits and interest payable thereon in the ordinary course of business, (y) trade and other accounts and accrued expenses payable in the ordinary course of business in accordance with customary trade terms and in the case of both clauses (x) and (y) above, which are not overdue for a period of more than 90 days or, if overdue for more than 90 days, as to which a dispute exists and adequate reserves in conformity with GAAP have been established on the books of such Person and (z) Indebtedness that has been defeased or satisfied and discharged in accordance with the terms of the documents governing such Indebtedness. The amount of any net obligations under any Swap Agreement on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of Indebtedness of any Person for purposes of clause (c) shall be deemed to be equal to the lesser of (i) the aggregate amount of the applicable liabilities and (ii) the fair market value of the property encumbered thereby as determined by such Person in good faith.

“~~Indemnified Liabilities~~indemnified liabilities”: as defined in subsection 11.5(d).

“Indemnified Taxes”: (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Indemnitee”: as defined in subsection 11.5(d).

“Information”: as defined in subsection 11.15.

“Initial Incremental Term Loan Maturity Date”: for any Tranche of Incremental Term Loans, the final maturity date set forth for such Tranche of Incremental Term Loans in the Incremental Term Loan Commitment Agreement relating thereto; provided that the initial final maturity date for all Incremental Term Loans of a given Tranche shall be the same date.

“Initial Term Loan”: the Term Loans made on the Effective Date pursuant to subsection 2.1(a).

“Initial Term Loan Commitment”: for each Lender as of the Effective Date, its commitment to make Initial Term Loans pursuant to subsection 2.1(a) on the Effective Date, in such amount as set forth opposite such Lender’s name on Schedule 1.1A hereto.

“Initial Tranche” as defined in the definition of the term “Tranche.”

~~“Insolvent” or “Insolvency”: with respect to a Multiemployer Plan, the condition that such plan is insolvent within the meaning of Section 4245 of ERISA.~~

“Intellectual Property”: the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including copyrights, copyright licenses, patents, patent licenses, trademarks, trademark licenses, technology, know-how and processes, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

“Interest Payment Date”: (a) as to any ABR Loan, the last Business Day of each March, June, September and December to occur while such Term Loan is outstanding and the final maturity date of such Term Loan, (b) as to any Term SOFR Loan having an Interest Period of three months or less, the last day of such Interest Period, (c) as to any Term SOFR Loan having an Interest Period longer than three months, each day that is three months, or a whole multiple thereof, after the first day of such Interest Period and the last day of such Interest Period and (d) as to any Term Loan, the date of any repayment or prepayment made in respect thereof.

“Interest Period”: with respect to any Term SOFR Loan, the period commencing on the date such Term SOFR Loan is borrowed or the effective date of the most recent conversion or continuation of such Term SOFR Loan, as the case may be, and ending one, three or six months (in each case subject to subsection 4.15) thereafter as specified in subsection 2.1 or as selected by the Borrower Agent in its Committed Loan Notice, as the case may be, given with respect thereto; provided that the foregoing provisions relating to Interest Periods are subject to the following:

(i)            if any Interest Period would otherwise end on a day which is not a Business Day, that Interest Period shall be extended to the next succeeding Business Day, unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Business Day;

(ii)           the Borrower Agent may not select an Interest Period that would extend beyond the Maturity Date (or, with respect to any Extended Term Loan, the maturity date with respect thereto), or if the Maturity Date (or maturity date with respect to any Extended Term Loan) shall not be a Business Day, on the next preceding Business Day;

(iii)          any Interest Period that begins on the last day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and

(v)           the Borrower Agent shall select Interest Periods so as not to require a prepayment (to the extent practicable) or a scheduled payment of a Term SOFR Loan during an Interest Period for such Term SOFR Loan.

“Intermediate Holdings”: as defined in the preamble hereto.

~~“Internally Generated Cash”: cash generated from the operations of the business of New Holdings and its Restricted Subsidiaries; provided that, notwithstanding the forgoing, “Internally Generated Cash” shall not include (i) the proceeds of any long-term Indebtedness (other than revolving indebtedness), (ii) the proceeds of the issuance of any Capital Stock, (iii) the proceeds of any Reinvestment Deferred Amount or (iv) solely to the extent not increasing Consolidated Net Income of New Holdings during the applicable period, the proceeds of any insurance, indemnification or other payments from non-Loan Party Affiliates.~~

~~“Investments”: as defined in subsection 8.7. For purposes of the definition of “Unrestricted Subsidiary” and Section 8.8 hereof:~~

~~(1)            “Investments” shall include the portion (proportionate to New Holdings’ direct or indirect equity interest in such Subsidiary) of the fair market value (as determined in good faith by New Holdings) of the net assets of a Subsidiary of New Holdings at the time that such Subsidiary is designated an Unrestricted Subsidiary; and~~

~~(2)            any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, as determined in good faith by New Holdings.~~

“IRS”: the U.S. Internal Revenue Service.

“Joinder Agreement”: a Joinder Agreement substantially in the form of Exhibit K hereto.

“Junior ~~Representative” shall mean, with respect to any series of Permitted Junior Debt, the trustee, administrative agent, collateral agent, security agent or similar agent under the indenture or agreement pursuant to which such Permitted Junior Debt is issued, incurred or otherwise obtained and each of their successors in such capacities.~~Lien Intercreditor Agreement”: the Junior Lien Intercreditor Agreement, dated as of the Term Loan Exchange Effective Date, among inter alios, the Administrative Agent, as Second Priority Representative, Bank of America, N.A., as Administrative Agent and Senior Representative for the Credit Agreement Secured Parties and U.S. Bank Trust Company, National Association, as Notes Collateral Agent and Senior Representative for the Notes Secured Parties (in each case, as defined therein) and the Loan Parties from time to time party thereto. The Junior Lien Intercreditor Agreement shall be in the form of Exhibit Q or otherwise reasonably satisfactory to the Administrative Agent and the Borrower Agent.

~~“JV Holding Company”: a Borrower or Subsidiary Guarantor, (i) the sole assets of which are the equity interests of one or more joint ventures and (ii) that does not have any indebtedness or material liabilities, other than the Obligations.~~

“Latest Maturity Date” shall mean, at any time, the latest Maturity Date applicable to any Term Loan hereunder at such time, including the latest maturity date of any Incremental Term Loan, Refinancing Term Loan or Extended Term Loan, in each case as extended in accordance with this Agreement from time to time.

~~“LCT Election”: as defined in subsection 1.3.~~

~~“LCT Test Date”: as defined in subsection 1.3.~~

“Lease Obligations”: of New Holdings and its Restricted Subsidiaries, as of the date of any determination thereof, the rental commitments of New Holdings and its Restricted Subsidiaries determined on a consolidated basis, if any, under leases for real and/or personal property (net of rental commitments from sub-leases thereof), excluding Capital Lease Obligations.

“Lender Affiliate”: (a) any Affiliate of any Lender, (b) any Person that is administered or managed by any Lender and that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business and (c) with respect to any Lender which is a fund that invests in commercial loans and similar extensions of credit, any other fund that invests in commercial loans and similar extensions of credit and is managed or advised by the same investment advisor as such Lender or by an Affiliate of such Lender or investment advisor.

“Lender Participation Notice”: as defined in subsection 4.23.

“Lenders”: the financial institutions named on Schedule 1.1A (as amended or supplemented from time to time) and their respective successors and assigns as permitted hereunder, each of which is referred to herein as a Lender.

“Lien”: any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any financing lease having substantially the same economic effect as any of the foregoing).

~~“Limited Condition Acquisition” shall mean any acquisition (including by way of merger) or similar Investment whose consummation is not conditioned on the availability of, or on obtaining, third party financing.~~

~~“LMA”: an agreement pursuant to which the licensee of a radio station makes available, which may be for a fee and/or reimbursement of its expenses, airtime on its station to a party which supplies programming to be broadcast during that airtime, and may collect revenues from advertising aired during the programming.~~

“Loan Documents”: the collective reference to this Agreement, Amendment No. 1, Amendment No. 2, the Term Loan Exchange Agreement, the Notes, the Guarantee and Collateral Agreement, the Fee Letter, any amendment or modification entered into in connection with any Extension, the Control Agreements, any Mortgage or other security document executed and delivered pursuant to the terms of subsection ~~7.10,~~7.10 (as in existence immediately prior to the Term Loan Exchange Effective Date), each Incremental Term Loan Commitment Agreement, any intercreditor agreement (including the Permitted ABL Intercreditor Agreement, the ~~Pari Passu~~Junior Lien Intercreditor Agreement, any Additional ~~Intercreditor Agreement and any Permitted Cash Flow Revolver~~ Intercreditor Agreement), if applicable, and any joinder to an intercreditor agreement ~~(including the Permitted 2019 ABL Intercreditor Agreement Joinder)~~, if applicable.

“Loan Parties”: Intermediate Holdings and each of its Subsidiaries that is a party, or which at any time becomes a party, to a Loan Document.

~~“Material Acquisition”: as defined in the definition of “Consolidated EBITDA.”~~

“Material Adverse Effect”: any event, development or circumstance that has had or could reasonably be expected to have a material adverse effect on (a) the business, results of operations, property or financial condition of New Holdings and its Restricted Subsidiaries taken as a whole or (b) the validity or enforceability of any of the Loan Documents or the rights and remedies of the Administrative Agent and the Lenders thereunder.

~~“Material Disposition”: as defined in the definition of “Consolidated EBITDA.”~~

~~“Material Real Property”: any fee interest in any real property located in the United States owned by a Loan Party and having a Real Property Value of a least $25,000,000; provided that in no event shall the Bethesda Property be considered Material Real Property.~~

“Materials of Environmental Concern”: any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in, or which form the basis of liability under, any Environmental Law, including asbestos, polychlorinated biphenyls and urea-formaldehyde insulation, medical waste and radioactive materials.

“Maturity Date”: (a) with respect to any Initial Term Loans, the earlier of (i) March 31, 2026 or if such day is not a Business Day, the Business Day immediately preceding such date and (ii) any other date on which such Initial Term Loans are accelerated pursuant to Section 9 and (b) with respect to any Incremental Term Loans, the earlier of (i) the Initial Incremental Term Loan Maturity Date applicable thereto and (ii) any other date on which such Incremental Term Loans are accelerated pursuant to Section 9.

“Minimum Extension Condition”: as defined in subsection 4.24(b).

“Minimum Tranche Amount”: as defined in subsection 4.24(b).

~~“Moody’s”: Moody’s Investors Service, Inc. and any successor to its rating agency business.~~

~~“Mortgaged Properties”: (i) the Properties listed on Schedule 1.1B, as to which the Administrative Agent for the benefit of the Secured Parties shall be granted a Lien pursuant to the Mortgages and (ii) any other Property that is required to be subject to a Mortgage in favor of the Administrative Agent pursuant to subsection 7.10(c).~~

“Mortgages”: each of the mortgages and deeds of trust (if any) made by any Loan Party in favor of, or for the benefit of, the Administrative Agent for the benefit of the Secured Parties, substantially in the form of Exhibit L hereto or in any other form reasonably satisfactory to the Administrative Agent.

“Multiemployer Plan”: a multiemployer plan as defined in Section 4001(a)(3) of ERISA to which a Loan Party or any ERISA Affiliate has (or within the past 6 years has had) an obligation to contribute pursuant to a collective bargaining agreement to which such Loan Party or ERISA Affiliate is a party.

~~“Net Income” means, with respect to any Person, the net income (loss) attributable to such Person and its Restricted Subsidiaries, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends.~~

~~“Net Proceeds”: (a) in connection with any Asset Sale or any Recovery Event, the proceeds thereof in the form of cash and Cash Equivalents (including any such proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received) actually received by any Group Member, net of attorneys’ fees, accountants’ fees, investment banking fees, amounts required to be applied to the repayment of Indebtedness secured by a Lien expressly permitted hereunder on any asset that is the subject of such Asset Sale or Recovery Event (other than any Lien pursuant to a Security Document), any reserves required to be maintained in connection therewith in accordance with GAAP and other customary fees, expenses and out-of-pocket closing costs actually incurred in connection therewith, any costs associated with unwinding any related Swap Agreement in connection with such transaction, and net of taxes paid or reasonably estimated to be payable as a result thereof (without taking into account any available tax credits or deductions and any tax sharing arrangements) and (b) in connection with any issuance or sale of Capital Stock or any incurrence of Indebtedness, the proceeds thereof in the form of cash and Cash Equivalents received from such issuance or incurrence, net of attorneys’ fees, investment banking fees, accountants’ fees, underwriting discounts and commissions and other customary fees and expenses actually incurred in connection therewith.~~

“New Holdings”: as defined in the preamble hereto.

~~“Non-Broadcast Assets”: as defined in subsection 8.6(e).~~

“Non-Significant Subsidiary”: at any time, any Restricted Subsidiary (other than any Broadcast License Subsidiary) which (i) at such time has total assets (including the total assets of any of its Subsidiaries), together with the total assets of any other Restricted Subsidiaries that are Non-Significant Subsidiaries, of less than 5% of the Consolidated Total Assets of New Holdings and its Restricted Subsidiaries and (ii) has accrued revenues (including the accrued revenues of any of its Subsidiaries), together with the accrued revenues of any other Restricted Subsidiaries that are Non-Significant Subsidiaries, for the most recently ended twelve-month period of less than 5% of the total revenues of New Holdings and its Restricted Subsidiaries.

“Note”: as defined in subsection 4.2(e).

“NYFRB”: the Federal Reserve Bank of New York.

“NYFRB Rate”: for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System, as published by the NYFRB on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the NYFRB Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the NYFRB Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Administrative Agent; provided, further, that if any of the aforesaid rates shall be less than 1.00% per annum, such rate shall be deemed to be 1.00% per annum for purposes of this Agreement.

“Obligations”: the unpaid principal of and interest on the Term Loans and all other obligations and liabilities of any Loan Party to the Administrative Agent or any Lender (including interest accruing after the maturity of the Term Loans and interest, fees and other amounts accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, related to any Borrower, whether or not a claim for post-filing or post-petition interest, fees and other amounts is allowed in such proceeding), whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, the Term Loans, the other Loan Documents or any other document made, delivered or given in connection therewith, whether on account of principal, interest, reimbursement obligations, other fees, indemnities, costs, expenses (including all fees and disbursements of counsel to the Administrative Agent or any Lender) or otherwise.

“Offered Loans”: as defined in subsection 4.23.

“Open Market Purchase”: as defined in subsection 11.6(h).

“Other Connection Taxes”: with respect to the Administrative Agent or any Lender, Taxes imposed as a result of a present or former connection between the Administrative Agent or such Lender, as applicable, and the jurisdiction imposing such Tax (other than connections arising from the Administrative Agent or such Lender, as applicable, having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Term Loan or Loan Document).

“Other Taxes”: all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to subsection 4.22(b)).

“Parent”: as defined in the preamble hereto.

~~“Pari Passu Intercreditor Agreement” shall mean an intercreditor agreement among the Administrative Agent, the First Lien Notes Collateral Agent and one or more Pari Passu Representatives for holders of Permitted Pari Passu Notes (or Permitted Refinancing in respect thereof) providing that, inter alia, the Liens on the Collateral in favor of the Administrative Agent (for the benefit of the Secured Parties) shall be pari passu with such Liens in favor of the First Lien Notes Collateral Agent and/or the Pari Passu Representatives (for the benefit of the holders of Permitted Pari Passu Notes (or Permitted Refinancing in respect thereof)), as such intercreditor agreement may be amended, amended and restated, modified, supplemented, extended or renewed from time to time in accordance with the terms hereof and thereof. The Pari Passu Intercreditor Agreement shall be in the form of Exhibit P or otherwise reasonably satisfactory to the Administrative Agent and the Borrower Agent.~~

~~“Pari Passu Representative” shall mean (i) with respect to the First Lien Notes, the First Lien Notes Collateral Agent or (ii) with respect to any series of Permitted Pari Passu Notes (or Permitted Refinancing in respect thereof), the trustee, collateral agent, security agent or similar agent under the indenture or other agreement pursuant to which such Permitted Pari Passu Notes (or Permitted Refinancing in respect thereof) are issued and each of their successors in such capacities.~~

“Participant Register”: as defined in subsection 11.6(b).

“Participants”: as defined in subsection 11.6(b).

~~“PBGC”: the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (or any successor).~~

~~“Permitted 2019 ABL Intercreditor Agreement Joinder”: the Intercreditor Agreement Joinder, dated as of the Effective Date, by and among the ABL Agent, the First Lien Notes Collateral Agent and the Administrative Agent.~~

“Permitted ABL Intercreditor Agreement”: the Amended and Restated ABL/Term Loan Intercreditor Agreement, dated as of ~~August 17, 2018 (as modified by that certain Intercreditor Agreement Joinder, dated as of June 26, 2019, and as further modified by the Permitted 2019 ABL Intercreditor Agreement Joinder, and as further~~Term Loan Exchange Effective Date (as amended, amended and restated, extended, renewed, modified or supplemented from time to time in accordance with the terms hereof and thereof), by and among the ABL Agent, the First Lien Notes Collateral Agent, the Administrative Agent and Wilmington Trust, National Association, as administrative agent and collateral agent under the Existing Credit Agreement, or an intercreditor agreement which shall be in a substantially similar form or otherwise on terms and conditions reasonably satisfactory to the Administrative Agent.

~~“Permitted Acquisition”: any acquisition permitted by subsection 8.7(k).~~

~~“Permitted Asset Swap”: as defined in subsection 8.6(q).~~

~~“Permitted Cash Flow Revolver Intercreditor Agreement”: as defined in the definition of Permitted Revolving Credit Facility.~~

~~“Permitted Junior Debt” shall mean and include (a) any Permitted Junior Notes and (b) any Permitted Junior Loans.~~

~~“Permitted Junior Loans” shall mean any Indebtedness of Borrower Agent or any Restricted Subsidiary in the form of unsecured or secured loans; provided that (a) except as provided in clause (e) below, no such Indebtedness, to the extent incurred by any Loan Party, shall be secured by any asset of a Loan Party, (b) no such Indebtedness, to the extent incurred by any Loan Party, shall be guaranteed by any Person other than a Borrower or a Guarantor, (c) no such Indebtedness shall be subject to scheduled amortization or have a final maturity (excluding for this purpose, customary interim loan financings that provide for automatic rollover, subject to customary conditions, to Indebtedness otherwise meeting the maturity requirements of this clause), in either case prior to the date occurring ninety-one (91) days following the Latest Maturity Date as of the date such Indebtedness was incurred, (d) any “asset sale” mandatory prepayment provision included in the agreement governing such Indebtedness, to the extent incurred by any Loan Party, shall provide that the Borrower Agent or its Subsidiary shall be permitted to repay obligations, and terminate commitments, under this Agreement before prepaying or offering to prepay such Indebtedness, (e) in the case of any such Indebtedness incurred by a Loan Party that is secured (i) such Indebtedness is secured only by assets comprising Collateral on a junior-lien basis relative to the Liens on such Collateral securing the Obligations of the Loan Parties, and not secured by any property or assets of the Borrower Agent or any of its Subsidiaries other than the Collateral, (ii) the security agreements relating to such Indebtedness are substantially the same as the Security Documents (with such differences as are necessary to reflect the differing lien priorities and any other changes reasonably satisfactory to the Administrative Agent) as determined by the Borrower Agent in good faith and (iii) a Junior Representative acting on behalf of the holders of such Indebtedness shall have become party to the Additional Intercreditor Agreement; provided that if such Indebtedness is the initial incurrence of Permitted Junior Debt that is secured by assets of a Borrower or any other Loan Party, then the Borrowers, the Guarantors, the Administrative Agent and the Junior Representative for such Indebtedness shall have executed and delivered the Additional Intercreditor Agreement and (f) to the extent incurred by any Loan Party, the covenants and events of default, taken as a whole, shall be no more onerous in any material respect than the related provisions contained in this Agreement; provided that (x) any such terms may be more onerous to the extent they take effect after the Latest Maturity Date as of the date such Indebtedness was incurred, and (y) in the event that any agreement evidencing such Indebtedness contains financial maintenance covenants, the Borrowers shall have offered in good faith to enter into an amendment to this Agreement to add any such financial covenants as are not then contained in this Agreement (provided that a certificate of a Responsible Officer of Borrower Agent delivered to the Administrative Agent at least five Business Days prior to the incurrence of such Indebtedness, together with, to the extent requested by the Administrative Agent, a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that Borrowers have determined in good faith that such terms and conditions satisfy the requirement set out in the foregoing clause (f), shall be conclusive evidence that such terms and conditions satisfy such requirement unless the Administrative Agent provides notice to Borrower Agent of an objection during such five Business Day period (including a reasonable description of the basis upon which it objects)).~~

~~“Permitted Junior Notes” shall mean any Indebtedness of Borrower Agent or any Restricted Subsidiary in the form of unsecured or secured notes and incurred pursuant to one or more issuances of such notes; provided that (a) except as provided in clause (g) below, no such Indebtedness, to the extent incurred by any Loan Party, shall be secured by any asset of Borrower Agent or any of its Subsidiaries, (b) no such Indebtedness, to the extent incurred by any Loan Party, shall be guaranteed by any Person other than a Borrower or a Subsidiary Guarantor, (c) no such Indebtedness shall be subject to scheduled amortization or have a final maturity, in either case prior to the date occurring ninety-one (91) days following the Latest Maturity Date as of the date such Indebtedness was incurred, (d) any “asset sale” offer to purchase covenant included in the indenture governing such Indebtedness, to the extent incurred by any Loan Party, shall provide that Parent or its Subsidiary shall be permitted to repay obligations, and terminate commitments, under this Agreement before offering to purchase such Indebtedness, (e) the indenture governing such Indebtedness shall not include any financial maintenance covenants, (f) the “default to other indebtedness” event of default contained in the indenture governing such Indebtedness shall provide for a “cross-acceleration” or a “cross-acceleration” and “cross-payment default” rather than a “cross-default,” (g) in the case of any such Indebtedness incurred by a Loan Party that is secured, (i) such Indebtedness is secured only by assets comprising Collateral on a junior-lien basis relative to the Liens on such Collateral securing the Obligations of the Loan Parties, and not secured by any property or assets of the Parent or any of its Subsidiaries other than the Collateral, (ii) the security agreements relating to such Indebtedness are substantially the same as the Security Documents (with such differences as are necessary to reflect the differing lien priorities and any other changes reasonably satisfactory to the Administrative Agent) as determined by the Borrower Agent in good faith and (iii) a Junior Representative acting on behalf of the holders of such Indebtedness shall have become party to the Additional Intercreditor Agreement; provided that if such Indebtedness is the initial incurrence of Permitted Junior Debt that is secured by assets of a Borrower or any other Loan Party, then the Borrowers, the Guarantors, the Administrative Agent and the Junior Representative for such Indebtedness shall have executed and delivered the Additional Intercreditor Agreement, and (h) to the extent incurred by any Loan Party, the negative covenants and events of default, taken as a whole, contained in the indenture governing such Indebtedness shall not be more onerous in any material respect than those contained in the corresponding provisions of this Agreement; provided that any such terms may be more onerous to the extent they take effect after the Latest Maturity Date as of the date such Indebtedness was incurred (provided that a certificate of a Responsible Officer of Borrower Agent delivered to the Administrative Agent at least five Business Days prior to the incurrence of such Indebtedness, together with, to the extent requested by the Administrative Agent, a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that Borrowers have determined in good faith that such terms and conditions satisfy the requirement set out in the foregoing clause (h), shall be conclusive evidence that such terms and conditions satisfy such requirement unless the Administrative Agent provides notice to Borrower Agent of an objection during such five Business Day period (including a reasonable description of the basis upon which it objects)).~~

~~“Permitted Junior Notes Indenture” shall mean any indenture or similar agreement entered into in connection with the issuance of Permitted Junior Notes, as the same may be amended, amended and restated, modified, supplemented, extended or renewed from time to time in accordance with the terms hereof and thereof.~~

~~“Permitted Pari Passu Notes” shall mean any Indebtedness of Borrower Agent or any Restricted Subsidiary in the form of notes and incurred pursuant to one or more issuances of such notes; provided that (a) no such Indebtedness shall be guaranteed by any Person other than a Loan Party, (b) no such Indebtedness shall be subject to scheduled amortization or have a final maturity, in either case prior to the Latest Maturity Date as of the date such Indebtedness was incurred, (c) any “asset sale” offer to purchase covenant included in the indenture governing such Indebtedness, to the extent incurred by any Loan Party, shall provide that the Borrower Agent or its Subsidiary shall be permitted to repay obligations, and terminate commitments, under this Agreement on a pro rata or greater basis with such Indebtedness from asset sale proceeds, (d) the indenture governing such Indebtedness shall not include any financial maintenance covenants, (e) the “default to other indebtedness” event of default contained in the indenture governing such Indebtedness shall provide for a “cross-acceleration” or a “cross-acceleration” and “cross-payment default” rather than a “cross-default,” (f) (i) such Indebtedness is secured only by assets comprising Collateral on a pari passu basis relative to the Liens on such Collateral securing the Obligations of the Loan Parties, and not secured by any property or assets of a Borrower or any of its Subsidiaries other than the Collateral, (ii) the security agreements relating to such Indebtedness are substantially the same as the Security Documents as determined by the Borrower Agent in good faith (or, if not substantially the same, with such differences as are reasonably satisfactory to the Administrative Agent) and (iii) a Pari Passu Representative acting on behalf of the holders of such Indebtedness shall have become party to the Pari Passu Intercreditor Agreement; provided that if such Indebtedness is the initial issue of Permitted Pari Passu Notes by a Borrower, then the Borrowers, the Guarantors, the Administrative Agent and the Pari Passu Representative for such Indebtedness shall have executed and delivered the Pari Passu Intercreditor Agreement, and (g) the negative covenants and events of defaults, taken as a whole, contained in the indenture governing such Indebtedness shall not be more onerous in any material respect than those contained in the corresponding provisions in this Agreement; provided that any such terms may be more onerous to the extent they take effect after the Latest Maturity Date as of the date such Indebtedness was incurred (provided that a certificate of a Responsible Officer of the Borrower Agent delivered to the Administrative Agent at least five Business Days prior to the incurrence of such Indebtedness, together with, to the extent requested by the Administrative Agent, a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the Borrowers have determined in good faith that such terms and conditions satisfy the requirement set out in the foregoing clause (g), shall be conclusive evidence that such terms and conditions satisfy such requirement unless the Administrative Agent provides notice to Borrower Agent of an objection during such five Business Day period (including a reasonable description of the basis upon which it objects)).~~

~~“Permitted Pari Passu Notes Indenture” shall mean any indenture or similar agreement entered into in connection with the issuance of Permitted Pari Passu Notes, as the same may be amended, amended and restated, modified, supplemented, extended or renewed from time to time in accordance with the terms hereof and thereof.~~

“Permitted Refinancing”: with respect to all or any portion of any Indebtedness, any modification, refinancing, refunding, renewal or extension of such Indebtedness~~; provided that (i) the principal amount thereof does not exceed the principal amount of the Indebtedness so modified, refinanced, refunded, renewed or extended (plus any accrued but unpaid interest, fees and redemption premiums payable by the terms of such Indebtedness thereon and reasonable expenses incurred in connection therewith), (ii) other than with respect to a Permitted Refinancing in respect of Indebtedness permitted pursuant to subsection 8.2(j), such modification, refinancing, refunding, renewal or extension has a final maturity date equal to or later than the final maturity date of, and has a weighted average life to maturity equal to or greater than the weighted average life to maturity of, the Indebtedness being modified, refinanced, refunded, renewed or extended, (iii) if the Indebtedness being modified, refinanced, refunded, renewed or extended is subordinated in right of payment to the Obligations, such modification, refinancing, refunding, renewal or extension is subordinated in right of payment to the Obligations on terms at least as favorable on the whole to the Lenders as those contained in the documentation governing the Indebtedness being modified, refinanced, refunded, renewed or extended (as determined in good faith by New Holdings), (iv) the terms and conditions of any such modified, refinanced, refunded, renewed or extended Indebtedness are market terms on the date of issuance (as determined in good faith by New Holdings) or, if not on market terms on the date of issuance, are not, taken as a whole, materially more restrictive than the covenants and events of default contained in this Agreement (as determined in good faith by New Holdings), (v) such modification, refinancing, refunding, renewal or extension shall not be incurred by a Person who is not a Borrower or Subsidiary Guarantor (unless such Indebtedness being refinanced was originally incurred or guaranteed by a Person who was not a Borrower or Subsidiary Guarantor), (vi) to the extent that the Liens securing the Indebtedness being refinanced are subordinated to the Liens securing the Obligations, any Lien securing such refinancing Indebtedness is subordinated to the Liens securing the Obligations on terms at least as favorable (when taken as a whole) to the Lenders as those contained in the applicable subordination language (if any) for the Indebtedness being refinanced (as determined in good faith by New Holdings), (vii) to the extent that the Liens securing the Indebtedness being refinanced are pari passu to the Liens securing the Obligations, any Lien securing such refinancing Indebtedness is pari passu with or subordinated to the Liens securing the Obligations on terms at least as favorable (when taken as a whole) to the Lenders as those contained in the applicable subordination language (if any) for the Indebtedness being refinanced (as determined in good faith by New Holdings), (viii) other than with respect to a Permitted Refinancing in respect of Indebtedness permitted pursuant to subsection 8.2(j), such Permitted Refinancing shall not be secured by any assets or property of a Borrower or any Restricted Subsidiary that does not secure the Indebtedness being refinanced (plus improvements and accessions thereon and proceeds in respect thereof) and (x) if the Indebtedness being modified, refinanced, refunded, renewed or extended is unsecured, such modified, refinanced, refunded, renewed or extended Indebtedness shall also be unsecured.~~

~~“Permitted Revolving Credit Facility”: (a) the Existing ABL Facility and (b) a revolving credit facility which (i) is not secured by any assets or property that is not Collateral, (ii) does not have any obligors that are not Loan Parties, (iii) if an asset-based revolving credit facility (an “ABL Facility”), is at all times subject to a Permitted ABL Intercreditor Agreement and (iv) if a cash-flow revolving credit facility (a “Cash Flow Revolving Credit Facility”), is at all times subject to an intercreditor agreement which shall be customary for transactions of this type and otherwise on terms and conditions reasonably satisfactory to the Administrative Agent (such intercreditor agreement, a “Permitted Cash Flow Revolver Intercreditor Agreement”) pursuant to which the lenders party to any such Cash Flow Revolving Credit Facility (or an agent on their behalf) shall have a Lien on the Collateral that is pari passu with the Lien of the Administrative Agent, for the benefit of the Secured Parties, on the Collateral~~.

“Person”: an individual, partnership, corporation, business trust, joint stock company, trust, limited liability company, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

“Plan”: any employee pension benefit plan (as defined in Section 3(2) of ERISA, but excluding any Multiemployer Plan) in respect of which any Loan Party or any ERISA Affiliate is, or if such Plan were terminated, would under Section 4062 or 4069 of ERISA be deemed to be, an “employer” (as defined in Section 3(5) of ERISA).

“Plan Asset Regulations”: 29 CFR § 2510.3-101 et seq., as modified by Section 3(42) of ERISA, as amended from time to time.

“Plan of Reorganization”: as defined in subsection 11.6(i)(iii).

“Pledged Stock”: as defined in the Guarantee and Collateral Agreement.

~~“Preferred Stock”: any Capital Stock with preferential rights of payment of dividends or upon liquidation, dissolution or winding up.~~

~~“primary obligations”: as defined in the definition of “Contingent Obligation.”~~

~~“primary obligor”: as defined in the definition of “Contingent Obligation.”~~

“Prime Rate”: the rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such prime rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

~~“Prohibited Transaction”: as defined in Section 406 of ERISA and Section 4975(f)(3) of the Code.~~

~~“Projections”: as defined in subsection 5.17.~~

“Properties”: each parcel of real property currently or previously owned or operated by any Group Member.

“Proposed Discounted Prepayment Amount”: as defined in subsection 4.23.

“PTE”: a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Public Lender”: as defined in subsection 10.12(g).

“QFC”: as defined in subsection 11.21(b).

“QFC Credit Support”: as defined in subsection 11.21.

“Qualifying Lender”: as defined in subsection 4.23.

“Qualifying Loan”: as defined in subsection 4.23.

~~“Rating Agencies”: Moody’s and S&P, or if Moody’s or S&P or both shall not make a rating on the Term Loans publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Borrower Agent which shall be substituted for Moody’s or S&P or both, as the case may be.~~

~~“Ratio-Based Incremental Facility” as defined in subsection 2.4(a).~~

~~“Real Property Value”: with (a) respect to any real property owned by a Loan Party on the Effective Date, the value of such real property (together with improvements thereon) on the Effective Date and (b) with respect to any real property acquired by a Loan Party after the Effective Date, the value of such real property (together with improvements thereon) at the time of the acquisition of such real property by such Loan Party, in each case as reasonably determined by New Holdings in good faith.~~

“Receivables Facility”: any of one or more receivables financing facilities, as amended, supplemented, modified, extended, renewed, restated or refunded from time to time, the obligations of which are non-recourse (except for customary representations, warranties, covenants and indemnities made in connection with such facilities) to New Holdings and its Restricted Subsidiaries (other than one or more Receivables Subsidiaries) pursuant to which New Holdings or any Restricted Subsidiary sells its accounts receivable to either (a) a Person that is not a Restricted Subsidiary or (b) a Receivables Subsidiary that in turn funds such purchase by purporting to sell its accounts receivable to a Person that is not a Restricted Subsidiary or by borrowing from such a Person or from another Receivables Subsidiary that in turn funds itself by borrowing from such a Person.

“Receivables Subsidiary”: any Restricted Subsidiary formed for the purpose of facilitating or entering into one or more Receivables Facilities, and in each case engages only in activities reasonably related or incidental thereto; provided that each Receivables Subsidiary shall at all times be 100% owned by a Loan Party.

~~“Recovery Event”: any settlement of or payment in respect of any property or casualty insurance claim or any condemnation proceeding relating to any asset of any Group Member.~~

“Refinancing”: the repayment and discharge of all obligations under that certain Credit Agreement, dated as of June 4, 2018 (as amended, restated, amended and restated, supplemented or otherwise modified and in effect on the date hereof, the “Existing Credit Agreement”), by and among New Holdings, the Effective Date Subsidiary Borrower, Parent, the lenders from time to time party thereto and Wilmington Trust, National Association, as administrative agent for the lenders from time to time party thereto, and the termination of all security interests and guarantees related thereto.

“Refinancing Note Holder”: as defined in subsection 4.26(b).

“Refinancing Notes”: as defined in subsection 4.26(a).

“Refinancing Term Loan Amendment”: as defined in subsection 4.26(c).

“Refinancing Term Loan Lender”: as defined in subsection 4.26(b).

“Refinancing Term Loans”: as defined in subsection 4.26(a).

~~“Refunding Capital Stock”: the redemption, repurchase, retirement or other acquisition of any Capital Stock or other equity interests of the Parent or New Holdings, or of Subordinated Indebtedness of the Parent or New Holdings or any Guarantor, in exchange for, or out of the proceeds of the substantially concurrent issuance or sale (other than to a Subsidiary or to an employee stock ownership plan or any trust established by New Holdings) of, Capital Stock or other equity interests of the Parent or New Holdings (other than Disqualified Stock).~~

“Register”: as defined in subsection 11.6(d).

“Regulation U”: Regulation U of the Board, as from time to time in effect.

~~“Reinvestment Deferred Amount”: with respect to any Reinvestment Event, the aggregate Net Proceeds received by New Holdings or any Restricted Subsidiary in connection therewith that are not applied to prepay the Term Loans pursuant to subsection 4.6(b).~~

~~“Reinvestment Event”: any Recovery Event or any Asset Sale in respect of which the Borrowers have exercised their Reinvestment Rights in accordance with subsection 4.6(b).~~

~~“Reinvestment Prepayment Amount”: with respect to any Reinvestment Event, the Reinvestment Deferred Amount relating thereto less any amount expended prior to the relevant Reinvestment Prepayment Date to acquire, improve or repair assets useful in the business of the Borrowers.~~

~~“Reinvestment Prepayment Date”: with respect to any Reinvestment Event, the earlier of (a) the date occurring twelve months after such Reinvestment Event (or, if a Borrower enters into a legally binding commitment to reinvest the Net Proceeds from such Reinvestment Event within such 12-month period, the date that is 180 days after entry into such legally binding commitment) and (b) the date on which the Borrowers shall have conclusively determined not to acquire, improve or repair assets useful in their business with all or any portion of the relevant Reinvestment Deferred Amount.~~

~~“Reinvestment Rights”: if no Event of Default has occurred and is continuing at the time of receipt of Net Proceeds of a Reinvestment Event, except as provided in subsection 8.10, the right of the Borrowers (directly or indirectly through a Subsidiary Guarantor) to use all or a specified portion of the Net Proceeds of a Recovery Event or an Asset Sale to acquire, improve or repair assets useful in their business.~~

“Related Parties”: with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents, representatives and advisors of such Person and such Person’s Affiliates.

~~“Reorganization”: with respect to a Multiemployer Plan, the condition that such plan is in reorganization as such term is used in Section 4241 of ERISA.~~

“Replaced Term Loans”: as defined in subsection 11.1.

“Replacement Term Loans”: as defined in subsection 11.1.

~~“Reportable Event”: any “reportable event,” as defined in Section 4043(c) of ERISA or the regulations issued thereunder, with respect to a Single Employer Plan, other than those events as to which the 30-day notice period has been waived pursuant to applicable regulations as in effect on the Effective Date.~~

“Repricing Transaction” shall mean (a) the ~~Incurrence~~incurrence by any Borrower of any term loans (including, without limitation, any new or additional Term Loans under this Agreement, whether ~~Incurred~~incurred directly or by way of the conversion of Initial Term Loans into a new class of Replacement Term Loans under this Agreement) that is broadly marketed or syndicated to banks, financial institutions and/or other institutional lenders or investors in financings similar to the Initial Term Loans provided for in this Agreement (i) having an Effective Yield that is less than the Effective Yield for the applicable Initial Term Loan class, but excluding Indebtedness ~~Incurred~~incurred in connection with a Transformative Acquisition and (ii) the proceeds of which are used to prepay (or, in the case of a conversion, deemed to prepay or replace), in whole or in part, outstanding principal of Initial Term Loans or (b) any effective reduction in the Effective Yield for the applicable Initial Term Loan class (e.g., by way of amendment, waiver or otherwise), except for a reduction in connection with a Transformative Acquisition and, in the case of any transaction under either clause (a) or clause (b) above, the primary purpose of which is to lower the Effective Yield on any Initial Term Loans. Any determination by the Administrative Agent with respect to whether a Repricing Transaction shall have occurred shall be conclusive and binding on all Lenders holding Initial Term Loans.

“Required Lenders”: at a particular time Lenders that hold more than 50% of the aggregate then outstanding principal amount of the Term Loans.

“Requirement of Law”: as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation (including Environmental Laws) or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Resignation Effective Date”: as defined in subsection 10.6(a).

“Responsible Officer”: the chief executive officer or the chief operating officer of New Holdings or, with respect to financial matters, the chief financial officer of New Holdings.

~~“Restricted Payments”: as defined in subsection 8.8.~~

“Restricted Subsidiary”: at any time, each direct or indirect Subsidiary of New Holdings (including any Foreign Subsidiary) that is not then an Unrestricted Subsidiary; provided, however, that upon the occurrence of an Unrestricted Subsidiary ceasing to be an Unrestricted Subsidiary, such Subsidiary shall be included in the definition of “Restricted Subsidiary.”

~~“Retained Percentage”: with respect to any Excess Cash Flow Period, (a) 100% minus (b) the ECF Percentage with respect to such Excess Cash Flow Period.~~

~~“S&P”: Standard & Poor’s Financial Services LLC and any successor to its rating agency business.~~

~~“Sanctioned Country”: at any time, a country or territory which is the subject or target of any Sanctions.~~

~~“Sanctioned Person”: at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person controlled by any such Person.~~

~~“Sanctions”: economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State.~~

“Scheduled Unavailability Date”: as defined in subsection 4.15(c)(ii).

~~“SEC”: the Securities and Exchange Commission of the United State of America.~~

~~“SEC Filings”: any public filings that Parent has made on form 10K, 10Q or 8K pursuant to the U.S. federal securities statutes, rules or regulations prior to the Effective Date.~~

“Secured Parties: as defined in the Guarantee and Collateral Agreement.

~~“Securitization Repurchase Obligation”: any obligation of a seller of accounts receivable in a Receivables Facility to repurchase accounts receivable arising as a result of a breach of a representation, warranty, covenant or indemnity made or given in connection with a Receivables Facility, including as a result of a receivable or portion thereof becoming subject to any asserted defense, dispute, offset or counterclaim of any kind as a result of any action taken by any failure to take action by or any other event relating to the seller.~~

“Security Documents”: the collective reference to the Guarantee and Collateral Agreement, the Mortgages, the Control Agreements and all other security documents hereafter delivered to the Administrative Agent granting a Lien on any property of any Person to secure the obligations and liabilities of any Loan Party under any Loan Document.

~~“Single Employer Plan”: any Plan subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA.~~

“SOFR”: means the Secured Overnight Financing Rate as administered by the Federal Reserve Bank of New York (or a successor administrator).

“SOFR Adjustment”: with respect to Term SOFR, means 0.11448% (11.448 basis points) for an Interest Period of one-month’s duration, 0.26161% (26.161 basis points) for an Interest Period of three-month’s duration, and 0.42826% (42.826 basis points) for an Interest Period of six-months’ duration.

“SOFR-Based Rate”: SOFR or Term SOFR..

~~“Solvent”: when used with respect to any Person, means that, as of any date of determination, (a) the amount of the present fair saleable value of the assets of such Person will, as of such date, exceed the amount of all liabilities of such Person, contingent or otherwise, as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the liability of such Person on its debts as such debts become absolute and matured, (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, and (d) such Person will be able to pay its debts as they mature. For purposes of this definition, (i) “debt” means liability on a “claim,” (ii) “claim” means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured and (iii) “present fair saleable value” and “liabilities of such Person, contingent or otherwise” shall, in each case, be determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors.~~

~~“Specified Representations” shall mean the representations and warranties of the Loan Parties set forth in subsections 5.3, 5.5 (solely with respect to the certificate of incorporation and by-laws or other organizational or governing documents of such Person), 5.7, 5.8, 5.18 (solely with respect to creation of a security interest and, with respect to perfection of a security interest), 5.19, 5.21 and 5.22.~~

~~“Station”: a broadcast radio station operated pursuant to an FCC License.~~

~~“Subordinated Indebtedness”: any Indebtedness of New Holdings or its Restricted Subsidiaries which is subordinated in right of payment to the Obligations.~~

~~“Subsequent Transaction”: as defined in subsection 1.3.~~

“Subsidiary”: as to any Person, a corporation, partnership or other entity of which shares of Capital Stock or other equity interests having ordinary voting power (other than Capital Stock or other equity interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, directly or indirectly, or the management of which is otherwise controlled, directly or indirectly, or both, by such Person. Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of New Holdings.

“Subsidiary Guarantor”: any Restricted Subsidiary which is ~~designated~~party to the Guarantee and Collateral Agreement as a “Subsidiary Guarantor” ~~pursuant to subsection 7.10(a) and enters into the Guarantee and Collateral Agreement pursuant to subsection 7.10(a) (it being understood and agreed that no Foreign Subsidiary, FSHCO, Non-Significant Subsidiary, Broadcast License Subsidiary or Receivables Subsidiary of New Holdings shall, in any case, be designated as a “Subsidiary Guarantor” or enter into the Guarantee and Collateral Agreement pursuant to subsection 7.10(a))~~as of the Term Loan Exchange Effective Date.

“Successor Rate”: as defined in subsection 4.15(c).

“Supported QFC”: as defined in subsection 11.21.

“Swap Agreement”: any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of New Holdings or any of its Restricted Subsidiaries shall be a “Swap Agreement.”

“Swap Termination Value”: in respect of any one or more Swap Agreements, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Agreements, (a) for any date on or after the date such Swap Agreements have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Agreement, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Agreements (which may include a Lender or any Affiliate of a Lender).

“Taxes”: all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Loan”: the Initial Term Loans and each Incremental Term Loan.

“Term Loan Exchange Agreement”: means that certain Term Loan Exchange Agreement dated as of May 2, 2024.

“Term Loan Exchange Effective Date”: means the date upon which the exchange contemplated by the Term Loan Exchange Agreement was consummated, which is May 2, 2024.

“Term Loan Percentage”: as to any Lender, the percentage which such Lender’s Term Loan constitutes of the aggregate then outstanding principal amount of Term Loans.

“Term SOFR” means:

(a)           for any Interest Period with respect to a Term SOFR Loan, the rate per annum equal to the Term SOFR Screen Rate two U.S. Government Securities Business Days prior to the commencement of such Interest Period with a term equivalent to such Interest Period; provided that if the rate is not published prior to 11:00 a.m. on such determination date then Term SOFR means the Term SOFR Screen Rate on the first U.S. Government Securities Business Day immediately prior thereto, in each case, plus the SOFR Adjustment for such Interest Period; and

(b)           for any interest calculation with respect to a ABR Loan on any date, the rate per annum equal to the Term SOFR Screen Rate two U.S. Government Securities Business Days prior to such date with a term of one month commencing that day; provided that if the rate is not published prior to 11:00 a.m. on such determination date then Term SOFR means the Term SOFR Screen Rate on the first U.S. Government Securities Business Day immediately prior thereto, in each case, plus the SOFR Adjustment for such term;

provided that if Term SOFR determined in accordance with either of the foregoing provisions (a) or (b) of this definition would otherwise be less than 1.00%, Term SOFR shall be deemed 1.00% for purposes of this Agreement.

“Term SOFR Loans”: Term Loans the rate of interest applicable to which is based upon the Term SOFR.

“Term SOFR Screen Rate” means the forward-looking SOFR term rate administered by CME (or any successor administrator satisfactory to the Administrative Agent) and published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time).

~~“Test Period”: at any time the most recent period of four consecutive fiscal quarters of the Borrowers ended on or prior to such time (taken as one accounting period) in respect of which financial statements for each quarter or fiscal year in such period were required to have been delivered pursuant to subsection 7.1(a) or 7.1(b), as applicable.~~

“Trade Date”: as defined in subsection 11.6(i)(i).

“Tranche”: the respective facilities and commitments utilized in making Initial Term Loans or Incremental Term Loans made pursuant to one or more tranches designated pursuant to the respective Incremental Term Loan Commitment Agreements in accordance with the relevant requirements specified in subsection 2.4 (collectively, the “Initial Tranches” and, each, an “Initial Tranche”), and after giving effect to the Extended Term Loans pursuant to subsection 4.24, shall include any group of Extended Term Loans, extended, directly or indirectly, from the same Initial Tranche and having the same Maturity Date, interest rate and fees; provided that only in the circumstances contemplated by subsection 2.4(c), Incremental Term Loans may be made part of a then existing Tranche of Term Loans.

“Transactions”: the entering into of the Loan Documents and the borrowing of the Initial Term Loans hereunder, the payments of fees, commissions and expenses in connection with each of the foregoing and the consummation of the Refinancing.

“Transferee”: as defined in subsection 11.6(e).

“Transformative Acquisition” shall mean any acquisition by New Holdings or any of its Restricted Subsidiaries that is either (a) not permitted by the terms of this Agreement immediately prior to the consummation of such acquisition or (b) if permitted by the terms of this Agreement immediately prior to the consummation of such acquisition, would not provide New Holdings and its Restricted Subsidiaries with adequate flexibility under this Agreement for the continuation and/or expansion of their combined operations following such consummation, as determined by New Holdings acting in good faith.

“Type”: as to any Term Loan, its nature as an ABR Loan or a Term SOFR Loan.

“U.S. Borrower”: any Borrower that is a U.S. Person.

“U.S. Person”: any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“UCC”: the Uniform Commercial Code as in effect, from time to time, in the State of New York; provided that, if perfection or the effect of perfection or non-perfection or the priority of any security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

~~“Unrestricted Cash”: at any time, the aggregate amount of unrestricted cash and Cash Equivalents of the Borrowers and the Subsidiary Guarantors at such time that are subject to a first priority perfected Lien in favor of the Administrative Agent (or, in the event such unrestricted cash and Cash Equivalents constitute ABL Priority Collateral under an ABL Facility to which the applicable Borrower or Subsidiary Guarantor is a party to at such time, a second priority perfected Lien in favor of the Administrative Agent).~~

“Unrestricted Subsidiary” shall mean ~~any Subsidiary of New Holdings designated by the board of directors of New Holdings as an Unrestricted Subsidiary pursuant to Section 7.16 subsequent to the Effective Date, in each case, except to the extent redesignated as a Restricted Subsidiary in accordance with such Section 7.16.~~each of Cumulus Radio Holding Company LLC, Cumulus Licensing Holding Company LLC, KLIF Broadcasting, LLC, Radio Metroplex, LLC, WBAP-KSCS Assets, LLC, KLIF Lico, LLC and KPLX Lico, LLC.

“U.S. Government Securities Business Day” means any Business Day, except any Business Day on which any of the Securities Industry and Financial Markets Association, the New York Stock Exchange or the Federal Reserve Bank of New York is not open for business because such day is a legal holiday under the federal laws of the United States or the laws of the State of New York, as applicable.

“U.S. Special Resolution Regimes”: as defined in subsection 11.21.

“U.S. Tax Compliance Certificate”: as defined in subsection 4.20(g)(ii)(B)(3).

~~“Withdrawal Liability”: liability to a Multiemployer Plan as a result of a complete withdrawal or a partial withdrawal from such Multiemployer Plan, as such terms are defined in Title IV of ERISA.~~

“Write-Down and Conversion Powers”: with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

1.2            Other Definitional Provisions. Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the Notes, any other Loan Document or any certificate or other document made or delivered pursuant hereto.

(a)            As used herein and in the Notes, any other Loan Document and any certificate or other document made or delivered pursuant hereto, accounting terms relating to New Holdings and its Subsidiaries not defined in subsection 1.1 and accounting terms partly defined in subsection 1.1 to the extent not defined, shall have the respective meanings given to them under GAAP. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under ASC 825 “Financial Instruments” (or any other ASC having a similar result or effect) to value any Indebtedness or other liabilities of Intermediate Holdings, New Holdings or any Subsidiary at “fair value,” as defined therein.

(b)            The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section, subsection, schedule and exhibit references are to this Agreement unless otherwise specified.

(c)            (i) The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation,” (ii) the word “incur” shall be construed to mean incur, create, issue, assume, become liable in respect of or suffer to exist (and the words “incurred” and “incurrence” shall have correlative meanings), (iii) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, Capital Stock, securities, revenues, accounts, leasehold interests and contract rights, and (iv) references to agreements or other Contractual Obligations shall, unless otherwise specified, be deemed to refer to such agreements or Contractual Obligations as amended, supplemented, restated or otherwise modified from time to time.

(d)            The meanings given to terms defined herein shall be equally applicable to the singular and plural forms of such terms.

(e)            Any reference herein to a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale, disposition or transfer, or similar term, shall be deemed to apply to a division of or by a limited liability company, or an allocation of assets to a series of a limited liability company (or the unwinding of such a division or allocation), as if it were a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale, disposition or transfer, or similar term, as applicable, to, of or with a separate Person. Any division of a limited liability company shall constitute a separate Person hereunder (and each division of any limited liability company that is a Subsidiary, joint venture or any other like term shall also constitute such a Person or entity).

(f)            Unless otherwise specifically indicated, the term “consolidated” with respect to any Person refers to such Person consolidated with New Holdings and its Restricted Subsidiaries, and excludes from such consolidation any Unrestricted Subsidiary as if such Unrestricted Subsidiary were not an Affiliate of such Person.

1.3            ~~Limited Condition Acquisition~~[Reserved]~~. Notwithstanding anything to the contrary in this Agreement, in connection with any action being taken in connection with a Limited Condition Acquisition, for purposes of:~~

~~(i)            determining compliance with any provision of this Agreement which requires the calculation of any financial ratio or test, including the Consolidated First Lien Net Leverage Ratio and the Consolidated Total Net Leverage Ratio (and, for the avoidance of doubt, any financial ratio set forth in subsection 2.4 (a)); or~~

~~(ii)            testing availability under baskets set forth in this Agreement (including baskets determined by reference to Consolidated EBITDA or Consolidated Total Assets); or~~

~~(iii)          determining other compliance with this Agreement (including the accuracy of any representation and warranty or the determination that no Default or Event of Default has occurred, is continuing or would result therefrom);~~

~~in each case, at the option of Borrower Agent (Borrower Agent’s election to exercise such option in connection with any Limited Condition Acquisition, an “LCT Election”), the date of determination of whether any such action is permitted hereunder shall be made (1) in the case of any acquisition (including by way of merger) or similar Investment (including the assumption or incurrence of Indebtedness under any incremental facility in connection therewith), at the time of (or on the basis of the financial statements required to be delivered pursuant to subsection 7.1(a) or (b) for the most recently ended Test Period at the time of) either (x) the execution of the definitive agreement with respect to such acquisition or Investment or (y) the consummation of such acquisition or Investment, (2) in the case of any Restricted Payment, at the time of (or on the basis of the financial statements required to be delivered pursuant to subsection 7.1(a) or (b) for the most recently ended Test Period at the time of) (x) the declaration of such Restricted Payment or (y) the making of such Restricted Payment and (3) in the case of any voluntary or optional payment or prepayment on or redemption or acquisition for value of any Indebtedness subject to subsection 8.15, at the time of (or on the basis of the financial statements required to be delivered pursuant to subsection 7.1(a) or (b) for the most recently ended Test Period at the time of) (x) delivery of irrevocable (which may be conditional) notice with respect to such payment or prepayment or redemption or acquisition of such Indebtedness or (y) the making of such voluntary or optional payment or prepayment on or redemption or acquisition for value of any Indebtedness (the “LCT Test Date”), and if, for the Limited Condition Acquisition (and the other transactions to be entered into in connection therewith), New Holdings or any of the Restricted Subsidiaries would have been permitted to take such action on the relevant LCT Test Date in compliance with such ratio, test, basket availability or other compliance with this Agreement (on a pro forma basis after giving effect to such Limited Condition Acquisition), such ratio, test, basket availability or other compliance with this Agreement shall be deemed to have been complied with. For the avoidance of doubt, if Parent has made an LCT Election and any of the ratios, tests, basket availability or other compliance with this Agreement for which compliance was determined or tested as of the LCT Test Date would have failed to have been complied with as a result of fluctuations in any such ratio, test, basket availability or other compliance with this Agreement, including due to fluctuations in Consolidated EBITDA or Consolidated Total Assets of New Holdings or the Person subject to such Limited Condition Acquisition, at or prior to the consummation of the relevant transaction or action, such ratios, tests, basket availability or other compliance with this Agreement will not be deemed to have failed to have been complied with as a result of such fluctuations. If Parent has made an LCT Election for any Limited Condition Acquisition, then in connection with any calculation of any ratio, test, basket availability or other compliance with this Agreement, availability with respect to the incurrence of Indebtedness or Liens, the making of Restricted Payments, the making of any permitted Investment under subsection 8.7, mergers, the conveyance, lease or other transfer of all or substantially all of the assets of New Holdings or the prepayment, redemption, purchase, defeasance or other satisfaction of Indebtedness, or the designation of an Unrestricted Subsidiary (each, a “Subsequent Transaction”) following the relevant LCT Test Date and prior to the earlier of the date on which such Limited Condition Acquisition is consummated or the date that the definitive agreement or irrevocable notice for such Limited Condition Acquisition is terminated or expires without consummation of such Limited Condition Acquisition, for purposes of determining whether such Subsequent Transaction is permitted under this Agreement, any such ratio, test, basket availability or other compliance with this Agreement shall be required to be satisfied on a pro forma basis assuming such Limited Condition Acquisition and other transactions in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) have been consummated~~.

1.4            Interest Rates. The Administrative Agent does not warrant, nor accept responsibility, nor shall the Administrative Agent have any liability with respect to the administration, submission or any other matter related to any reference rate referred to herein or with respect to any rate (including, for the avoidance of doubt, the selection  of such rate and any related spread or other adjustment) that is an alternative or replacement for or successor to any such rate (including, without limitation, any Successor Rate) (or any component of any of the foregoing) or the effect of any of the foregoing, or of any Conforming Changes. The Administrative Agent and its affiliates or other related entities may engage in transactions or other activities that affect any reference rate referred to herein, or any alternative, successor or replacement rate (including, without limitation, any Successor Rate) (or any component of any of the foregoing) or any related spread or other adjustments thereto, in each case, in a manner adverse to the Borrowers.  The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any reference rate referred to herein or any alternative, successor or replacement rate (including, without limitation, any Successor Rate) (or any component of any of the foregoing), in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrowers, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or other action or omission related to or affecting the selection, determination, or calculation of any rate (or component thereof) provided by any such information source or service.

SECTION 2.      AMOUNT AND TERMS OF THE TERM LOAN COMMITMENTS

2.1           Term Loans.   (a) Subject to the terms and conditions set forth herein, each Lender with an Initial Term Loan Commitment on the Effective Date severally agrees to make, on the Effective Date, an Initial Term Loan to the Borrowers in the amount set forth opposite such Lender’s name on Schedule 1.1A. Amounts repaid or prepaid in respect of Initial Term Loans may not be reborrowed. The Initial Term Loans may from time to time be (a) Term SOFR Loans or (b) ABR Loans or (c) a combination thereof, as determined by the Borrower Agent and notified to the Administrative Agent in accordance with subsection 2.3.

(b)            Subject to and upon the terms and conditions set forth herein, each Lender with an Incremental Term Loan Commitment from time to time severally agrees to make term loans (each, an “Incremental Term Loan” and, collectively, the “Incremental Term Loans”) to the Borrowers, which Incremental Term Loans (i) shall be incurred pursuant to a single drawing on the applicable Incremental Term Loan Borrowing Date, (ii) shall be denominated in Dollars, (iii) shall, except as hereinafter provided, at the option of New Holdings, be incurred and maintained as, and/or converted into one or more Borrowings of ABR Loans or Term SOFR Loans; provided that all Incremental Term Loans of a given Tranche made as part of the same Borrowing shall at all times consist of Incremental Term Loans of the same Type, and (iv) shall not exceed for any such Incremental Term Loan Lender at any time of any incurrence thereof, the Incremental Term Loan Commitment of such Incremental Term Loan Lender for such Tranche. Once repaid, Incremental Term Loans may not be reborrowed. Incremental Term Loans may from time to time be (a) Term SOFR Loans or (b) ABR Loans or (c) a combination thereof, as determined by the Borrower Agent and notified to the Administrative Agent in accordance with subsection 2.3

2.2            Repayment of Term Loans.

The Borrowers shall repay the Initial Term Loans ~~in consecutive quarterly installments on the last day of each calendar quarter (or, in the case of the last installment, the Maturity Date), commencing on December 31, 2019, each of which installments shall be in an aggregate principal amount equal to 0.25% of the original aggregate principal amount of the Initial Term Loans on the Effective Date; provided that with respect to the installment payable on the Maturity Date, such installment shall be~~on the Maturity Date in an amount equal to the then outstanding principal amount of the Initial Term Loans.

The Borrowers shall be required to make, with respect to each new Tranche (i.e., other than Initial Term Loans, which are addressed in the preceding paragraph) of Term Loans to the extent then outstanding, scheduled amortization payments of such Tranche of Term Loans to the extent, and on the dates and in the principal amounts, set forth in the Incremental Term Loan Commitment Agreement, Refinancing Term Loan Amendment or Extension Offer applicable thereto.

2.3            Borrowings, Conversions and Continuations of Term Loans.

(a)            Each Term Loan Borrowing, each conversion of Term Loans from one Type to the other, and each continuation of Term SOFR Loans shall be made upon the applicable Borrower’s irrevocable notice to the Administrative Agent, which may be given by (A) telephone, or (B) a Committed Loan Notice; provided that any telephonic notice must be confirmed immediately by delivery to the Administrative Agent of a Committed Loan Notice. Each such Committed Loan Notice must be received by the Administrative Agent not later than 11:00 a.m. (i) three Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Term SOFR Loans or of any conversion of Term SOFR Loans to ABR Loans, and (ii) on the requested date of any Borrowing of ABR Loans. Not later than 11:00 a.m., three Business Days before the requested date of such Borrowing, conversion or continuation, the Administrative Agent shall notify the Borrower (which notice may be by telephone) whether or not the requested Interest Period has been consented to by all the Lenders. Each Borrowing of, conversion to or continuation of Term SOFR Loans shall be in a principal amount of $1,000,000 or a whole multiple of $1,000,000 in excess thereof. Each Borrowing of or conversion to ABR Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof. Each Committed Loan Notice shall specify (i) whether the applicable Borrower is requesting a Term Loan Borrowing, a conversion of Term Loans from one Type to the other, or a continuation of Term SOFR Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Term Loans to be borrowed, converted or continued, (iv) the Type of Term Loans to be borrowed or to which existing Term Loans are to be converted, and (v) if applicable, the duration of the Interest Period with respect thereto. If the Borrower Agent fails to specify a Type of Term Loan in a Committed Loan Notice or if the Borrower Agent fails to give a timely notice requesting a conversion or continuation, then the applicable Term Loans shall be made as, or converted to, ABR Loans. Any such automatic conversion to ABR Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Term SOFR Loans. If the Borrower requests a Borrowing of, conversion to, or continuation of Term SOFR Loans in any such Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.

(b)            Following receipt of a Committed Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount of its Term Loan Percentage of the applicable Term Loans, and if no timely notice of a conversion or continuation is provided by the Borrower Agent, the Administrative Agent shall notify each Lender of the details of any automatic conversion to ABR Loans described in subsection 2.3(a). In the case of a Term Loan Borrowing, each Lender shall make the amount of its Term Loan available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than 1:00 p.m. on the Business Day specified in the applicable Committed Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 6, the Administrative Agent shall make all funds so received available to the applicable Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the applicable Borrower on the books of Bank of America with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower Agent.

(c)            Except as otherwise provided herein, a Term SOFR Loan may be continued or converted only on the last day of an Interest Period for such Term SOFR Loan. During the existence of a Default, no Term Loans may be requested as, converted to or continued as Term SOFR Loans without the consent of the Required Lenders.

(d)            The Administrative Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Interest Period for Term SOFR Loans upon determination of such interest rate.

(e)            After giving effect to all Term Loan Borrowings, all conversions of Term Loans from one Type to the other, and all continuations of Term Loans as the same Type, there shall not be more than seven (7) Interest Periods in effect.

(f)             Notwithstanding anything to the contrary in this Agreement, any Lender may exchange, continue or rollover all of the portion of its Term Loans in connection with any refinancing, extension, loan modification or similar transaction permitted by the terms of this Agreement, pursuant to a cashless settlement mechanism approved by the Borrower Agent, the Administrative Agent, and such Lender.

(g)            With respect to SOFR or Term SOFR, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document; provided that, with respect to any such amendment effected, the Administrative Agent shall post each such amendment implementing such Conforming Changes to the Borrower and the Lenders reasonably promptly after such amendment becomes effective.

2.4            Incremental Term Loan Commitments.

(a)            New Holdings shall have the right, in consultation and coordination with the Administrative Agent as to all of the matters set forth below in this subsection 2.4, but without requiring the consent of any of the Lenders, to request at any time and from time to time that one or more Lenders (and/or one or more other Persons which are Eligible Assignees and which will become Lenders (it being understood that New Holdings shall have no obligation to seek commitments in respect of Incremental Term Loans from existing Lenders)) provide Incremental Term Loan Commitments to the Borrowers and, subject to the terms and conditions contained in this Agreement and in the relevant Incremental Term Loan Commitment Agreement, make Incremental Term Loans pursuant thereto; it being understood and agreed, however, that (i) no Lender shall be obligated to provide an Incremental Term Loan Commitment as a result of any such request by New Holdings, (ii) any Lender (including any Transferee who will become a Lender) may so provide an Incremental Term Loan Commitment without the consent of any other Lender, (iii) each Tranche of Incremental Term Loan Commitments shall be denominated in Dollars, (iv) the amount of Incremental Term Loan Commitments made available pursuant to a given Incremental Term Loan Commitment Agreement shall be in a minimum aggregate amount for all Lenders which provide an Incremental Term Loan Commitment thereunder (including Transferees who will become Lenders) of at least $10,000,000 (or, if less, the remaining available amount), (v) ~~the aggregate amount of all Incremental Term Loan Commitments provided pursuant to this subsection 2.4 after the Effective Date and all Indebtedness incurred pursuant to subsection 8.2(h)  shall not exceed at the time of incurrence thereof the sum of (x) $150,000,000, plus (y) the sum of all voluntary prepayments of Term Loans and Indebtedness incurred pursuant to subsection 8.2(h) that ranks pari passu with the Initial Term Loans (limited to the cash payment made by any Loan Party or Restricted Subsidiary therefor) (in each case other than any prepayment (1) of Incremental Term Loans to the extent such Incremental Term Loans were obtained pursuant to clause (z) below or of Indebtedness incurred pursuant to subsection 8.2(h) or (2) to the extent funded with the proceeds of long-term Indebtedness (other than Indebtedness under an ABL Facility)) in each case prior to the applicable date of incurrence of any such Incremental Term Loan Commitments, plus (z) an unlimited amount (a “Ratio-Based Incremental Facility”) so long as, in the case of this clause (z) only, (i) in the case of Indebtedness secured by Liens on the Collateral that rank pari passu with the Liens securing the Initial Term Loans, on a pro forma basis, the Consolidated First Lien Net Leverage Ratio is less than or equal to 3.75 to 1.00 as of the last day of the most recently ended Test Period and (ii) in the case of Indebtedness secured by Liens on the Collateral that ranks junior with to the Liens securing the Initial Term Loans, on a pro forma basis, the Consolidated Total Net Leverage Ratio is less than or equal to 5.00 to 1.00 as of the last day of the most recently ended Test Period (it being understood that the Borrowers may utilize amounts under clause (z) prior to amounts under clause (x) or clause (y) and that amounts under both clauses may be used in a single transaction), (v~~[reserved], (vi) the proceeds of all Incremental Term Loans incurred by the Borrowers may be used for any purpose not prohibited under this Agreement, (~~vi~~vii) each Incremental Term Loan Commitment Agreement shall specifically designate, with the approval of the Administrative Agent, the Tranche of the Incremental Term Loan Commitments being provided thereunder (which Tranche shall be a new Tranche (i.e., not the same as any existing Tranche of Incremental Term Loans, Incremental Term Loan Commitments or other Term Loans), unless the requirements of subsection 2.4(c) are satisfied), (~~vii) if to be incurred as a new Tranche of Incremental Term Loans, such Incremental Term Loans shall have the same terms as each other then outstanding Tranche of Term Loans as in effect immediately prior to the effectiveness of the relevant Incremental Term Loan Agreement, except as to purpose (which is subject to the requirements of the preceding clause (v)) and optional prepayment provisions and mandatory prepayment provisions (which are governed by subsection 4.6; provided that each new Tranche of Incremental Term Loans shall be entitled to share in mandatory prepayments on a ratable basis with the other Tranches of Term Loans (unless the holders of the Incremental Term Loans of any Tranche agree to take a lesser share of any such prepayments)); provided, however, that (I) the maturity and amortization of such Tranche of Incremental Term Loans may differ from that applicable to the then outstanding Tranches of Term Loans, so long as such Tranche of Incremental Term Loans shall have (a) a Maturity Date of no earlier than the Latest Maturity Date as of the date such Indebtedness was incurred and (b) a weighted average life to maturity of no less than the weighted average life to maturity as then in effect for the Tranche of then outstanding Term Loans with the then longest weighted average life to maturity, (II) the Effective Yield applicable to such Tranche of Incremental Term Loans may differ from that applicable to the then outstanding Tranches of Term Loans, with the Effective Yield applicable thereto to be specified in the respective Incremental Term Loan Commitment Agreement; provided, however, that if the Effective Yield for any such Incremental Term Loans exceeds the Effective Yield then applicable to any then outstanding Initial Term Loans by more than 0.50% per annum, the Applicable Margins for all then outstanding Initial Term Loans shall be increased as of such date in accordance with the requirements of the definition of “Applicable Margin”; provided, further, (A) if any Incremental Term Loans, which are secured by a Lien on the Collateral ranking pari passu with the Lien on the Collateral securing the Indebtedness hereunder, include a Term SOFR or ABR floor that is greater than the Term SOFR or ABR floor applicable to the existing Initial Term Loans, such differential between interest rate floors shall be included in the calculation of Effective Yield but only to the extent an increase in the Term SOFR or ABR floor applicable to the existing Term Loans would cause an increase in the interest rate then in effect thereunder and (B) to the extent any increase in the Effective Yield on the existing Initial Term Loans is required pursuant to the immediately preceding proviso, such increase shall be effected first through an increase in the Term SOFR or ABR floor applicable to such existing Initial Term Loans in an amount equal to the amount of the differential indicated in the foregoing clause (A) with any remaining required increase effected pursuant to an increase the Applicable Margin to the extent required by the definition thereof, and (III) such Tranche of Incremental Term Loans may have other terms (other than those described in preceding clauses (I) and (II) and clause (ix) below) that may differ from those of other Tranches of Term Loans, including, without limitation, as to the application of optional or voluntary prepayments among the Incremental Term Loans and the existing Term Loans and such other differences as may be reasonably satisfactory to the Administrative Agent~~viii) [reserved], (ix) all Incremental Term Loans (and all interest, fees and other amounts payable thereon) incurred by the Borrowers shall be Obligations of the Borrowers under this Agreement and the other applicable Loan Documents and shall be secured by the Security Documents, and guaranteed under each relevant guarantee, on a pari passu or junior basis with all other Term Loans secured by the Security Documents and guaranteed under each such ~~Collateral and~~ Guarantee and Collateral Agreement and no Incremental Term Loans shall have any obligors, guarantors or collateral other than those applicable to the other Term Loans, (x) each Lender (including any Transferee who will become a Lender) agreeing to provide an Incremental Term Loan Commitment pursuant to an Incremental Term Loan Commitment Agreement shall, subject to the satisfaction of the relevant conditions set forth in this Agreement, make Incremental Term Loans under the Tranche specified in such Incremental Term Loan Commitment Agreement as provided in subsection ~~2. 1~~2.1(b) and such Term Loans shall thereafter be deemed to be Incremental Term Loans under such Tranche for all purposes of this Agreement and the other applicable Loan Documents and (xi) all Incremental Term Loan Commitment Requirements are satisfied.

(b)            At the time of the provision of Incremental Term Loan Commitments pursuant to this subsection 2.4, the Borrowers, the Administrative Agent and each such Lender or other Transferee which agrees to provide an Incremental Term Loan Commitment (each, an “Incremental Term Loan Lender”) shall execute and deliver to the Administrative Agent an Incremental Term Loan Commitment Agreement substantially in the form of Exhibit N (appropriately completed), with the effectiveness of the Incremental Term Loan Commitment provided therein to occur on the date on which (w) a fully executed copy of such Incremental Term Loan Commitment Agreement shall have been delivered to the Administrative Agent, (x) all fees required to be paid in connection therewith at the time of such effectiveness shall have been paid (including, without limitation, any agreed upon upfront or arrangement fees owing to the Administrative Agent to the extent it served as the arranger for the Incremental Term Loan Commitments), (y) all Incremental Term Loan Commitment Requirements are satisfied, and (z) all other conditions set forth in this subsection 2.4 shall have been satisfied. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Incremental Term Loan Commitment Agreement, and at such time, (i) Schedule 1.1A shall be deemed modified to reflect the addition of the Incremental Term Loan Commitments of the affected Lenders and (ii) to the extent requested by any Incremental Term Loan Lender, Notes will be issued at the Borrowers’ expense to such Incremental Term Loan Lender, to be in conformity with the requirements of subsection 4.2(e) (with appropriate modification) to the extent needed to reflect the new Incremental Term Loans made by such Incremental Term Loan Lender.

(c)            Notwithstanding anything to the contrary contained above in this subsection 2.4, the Incremental Term Loan Commitments provided by an Incremental Term Loan Lender or Incremental Term Loan Lenders, as the case may be, pursuant to each Incremental Term Loan Commitment Agreement shall constitute a new Tranche, which shall be separate and distinct from the existing Tranches pursuant to this Agreement; provided that, with the consent of the Administrative Agent, the parties to a given Incremental Term Loan Commitment Agreement may specify therein that the Incremental Term Loans made pursuant thereto shall constitute part of, and be added to, an existing Tranche of Term Loans, in any case so long as the following requirements are satisfied:

         (i)             the Incremental Term Loans to be made pursuant to such Incremental Term Loan Commitment Agreement shall have the same Borrowers, the same Maturity Date and the same Applicable Margins as the Tranche of Term Loans to which the new Incremental Term Loans are being added;

         (ii)            the new Incremental Term Loans shall have the same amortization payment dates as then remain with respect to the Tranche to which such new Incremental Term Loans are being added (with the amount of each amortization payment applicable to such new Incremental Term Loans to be the same (on a proportionate basis)) as is theretofore applicable to the Tranche to which such new Incremental Term Loans are being added, thereby increasing the amount of each then remaining amortization payment of the respective Tranche proportionately;

         (iii)           on the date of the making of such new Incremental Term Loans, and notwithstanding anything to the contrary set forth in subsection 4.7, such new Incremental Term Loans shall be added to (and form part of) each Borrowing of outstanding Term Loans of the applicable Tranche on a pro rata basis (based on the relative sizes of the various outstanding Borrowings), so that each Lender holding Term Loans under the respective Tranche of Term Loans participates in each outstanding Borrowing of Term Loans of the respective Tranche (after giving effect to the incurrence of such new Incremental Term Loans pursuant to subsection 2.1(b)) on a pro rata basis; and

         (iv)           the Effective Yield of such Incremental Term Loans would not result in an increase in the Applicable Margins for the Initial Term Loans (assuming for this purpose, that such Incremental Term Loans had been incurred as a new Tranche of Incremental Term Loans).

         To the extent the provisions of the preceding clause (iii) require that Lenders making new Incremental Term Loans add such Incremental Term Loans to the then outstanding Borrowings of Term SOFR Loans of such Tranche, it is acknowledged that the effect thereof may result in such new Incremental Term Loans having short Interest Periods (i.e., an Interest Period that began during an Interest Period then applicable to outstanding Term SOFR Loans of such Tranche and which will end on the last day of such Interest Period). All determinations by any Lender pursuant to the immediately preceding sentence shall, absent manifest error, be final and conclusive and binding on all parties hereto.

2.5            Sharing of Payments by Lenders. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of (a) Obligations due and payable to such Lender hereunder and under the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations due and payable to such Lender at such time to (ii) the aggregate amount of the Obligations due and payable to all Lenders hereunder and under the other Loan Documents at such time) of payments on account of the Obligations due and payable to all Lenders hereunder and under the other Loan Documents at such time obtained by all the Lenders at such time or (b) Obligations owing (but not due and payable) to such Lender hereunder and under the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations owing (but not due and payable) to such Lender at such time to (ii) the aggregate amount of the Obligations owing (but not due and payable) to all Lenders hereunder and under the other Loan Parties at such time) of payment on account of the Obligations owing (but not due and payable) to all Lenders hereunder and under the other Loan Documents at such time obtained by all of the Lenders at such time then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Term Loans, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of Obligations then due and payable to the Lenders or owing (but not due and payable) to the Lenders, as the case may be, provided that:

(a)            if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(b)            the provisions of this subsection 2.5 shall not be construed to apply to (A) any payment made by or on behalf of the Borrowers pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Disqualified Lender), (y) ~~the application of Cash Collateral provided for in subsection 4.6(e)~~[reserved], or (z) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Term Loans, other than an assignment to the Borrower Agent or any Restricted Subsidiary thereof (as to which the provisions of this subsection 2.5 shall apply).

Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Loan Party in the amount of such participation.

SECTION 3.       [Reserved]

SECTION 4.       GENERAL PROVISIONS APPLICABLE TO TERM LOANS

4.1            [Reserved].

4.2            Repayment of Term Loans; Evidence of Debt.

(a)            The Borrowers hereby unconditionally promise to pay to the Administrative Agent for the account of each Lender (i) the then unpaid principal amount of the Term Loan of such Lender (other than Extended Term Loans), in accordance with the applicable amortization schedule set forth in subsection 2.2 (or the then unpaid principal amount of such Term Loans, on the date that any or all of the Term Loans become due and payable pursuant to Section 9), and (ii) the then unpaid principal amount of any Extended Term Loan of such Lender, in accordance with the amortization schedule and maturity date applicable thereto (or the then unpaid principal amount of such Extended Term Loan, on the date that any or all of the Extended Term Loans become due and payable pursuant to Section 9). The Borrowers hereby further agree to pay interest on the unpaid principal amount of the Term Loans from time to time outstanding from the date hereof until payment in full thereof at the rates per annum, and on the dates, set forth in subsection 4.7.

(b)            Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the Borrowers to such Lender resulting from each Term Loan of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

(c)            The Administrative Agent shall maintain the Register pursuant to subsection 11.6(d), and a subaccount therein for each Lender, in which shall be recorded (i) the amount of each Term Loan made hereunder, the Type thereof and each Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrowers to each Lender hereunder and (iii) both the amount of any sum received by the Administrative Agent hereunder from the Borrowers and each Lender’s share thereof.

(d)            The entries made in the Register and the accounts of each Lender maintained pursuant to subsection 4.2(b) shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the Borrowers therein recorded; provided, however, that (i) the failure of any Lender or the Administrative Agent to maintain the Register or any such account, or any error therein, shall not in any manner affect the obligation of the Borrowers to repay (with applicable interest) the Term Loans made to the Borrowers by such Lender in accordance with the terms of this Agreement and (ii) in the event of any inconsistency between the Register and any Lender’s records, the recordations in the Register shall govern.

(e)            Each Borrower’s obligation to pay the principal of, and interest on, the Term Loans made by each Lender shall, if requested by such Lender, be evidenced by a promissory note duly executed and delivered by the Borrowers substantially in the form of Exhibit O, with blanks appropriately completed in conformity herewith (each, a “Note”).

4.3            [Reserved].

4.4            Mandatory Reduction of Commitments.

(a)            In addition to any other mandatory commitment reductions pursuant to this subsection 4.4, the Initial Term Loan Commitment shall terminate in its entirety on the Effective Date after the funding of all Initial Term Loans on such date.

(b)            In addition to any other mandatory commitment reductions pursuant to this subsection 4.4, the Incremental Term Loan Commitment pursuant to an Incremental Term Loan Commitment Agreement (and the Incremental Term Loan Commitment of each Lender with such a Commitment) shall terminate in its entirety on the Incremental Term Loan Borrowing Date for such Incremental Term Loan Commitment after the funding of all relevant Incremental Term Loans on such date.

(c)            Each reduction to the Initial Term Loan Commitment and the Incremental Term Loan Commitment under a given Tranche pursuant to this subsection 4.4 as provided above ~~(or pursuant to subsection 4.6)~~ shall be applied proportionately to reduce the Initial Term Loan Commitment or the Incremental Term Loan Commitment under such Tranche, as the case may be, of each Lender with such a Commitment.

4.5            Optional Prepayments.

(a)            The Borrowers may at any time and from time to time prepay Term Loans, in whole or in part, upon at least one (1) Business Days’ irrevocable written notice from the Borrower Agent to the Administrative Agent in the case of ABR Loans and three (3) Business Days’ irrevocable written notice from the Borrower Agent to the Administrative Agent in the case of Term SOFR Loans and specifying the date and amount of prepayment; provided that Term SOFR Loans prepaid on other than the last day of any Interest Period with respect thereto shall be prepaid subject to the provisions of subsection 4.19. Upon receipt of such notice the Administrative Agent shall promptly notify each Lender thereof. If such notice is given, the Borrowers shall make such prepayment, and the payment amount specified in such notice shall be due and payable, on the date specified therein. Accrued interest on any Notes or on the amount of any Term Loans paid in full pursuant to this subsection 4.5 shall be paid on the date of such prepayment. Accrued interest on the amount of any partial prepayment shall be paid on the date of such partial prepayment. Partial prepayments shall be in an aggregate principal amount equal to the lesser of (A) $1,500,000 or a whole multiple of $1,000,000 in excess thereof and (B) the aggregate unpaid principal amount of the Term Loans, as the case may be. Any amount prepaid may not be reborrowed. Partial prepayments of the Term Loans pursuant to this subsection 4.5 shall be applied to the remaining installments of the Term Loans as the Borrower Agent shall direct.

(b)            In the event that any Borrower (x) makes any prepayment of any Term Loans in connection with any Repricing Transaction or (y) effects any amendment of this Agreement resulting in a Repricing Transaction with respect to Term Loans, in each case prior to the six (6) month anniversary of the Effective Date, the applicable Borrower shall pay a premium in an amount equal to 1.00% of (A) in the case of clause (x), the amount of the Term Loans being prepaid or (B) in the case of clause (y), the aggregate amount of the applicable Term Loans outstanding immediately prior to such amendment, in each case to the Administrative Agent, for the ratable account of each of the applicable Lenders.

(c)            Notwithstanding anything to the contrary contained in this Agreement, the Borrower Agent may rescind any notice of prepayment under this subsection 4.5 if such prepayment would have resulted from a refinancing of all of the Term Loans, which refinancing shall not be consummated or shall otherwise be delayed.

~~4.6            Mandatory Prepayments.~~

~~(a)            In the event of any incurrence of Indebtedness by any Group Member (other than Indebtedness of any Group Member permitted to be issued under subsection 8.2), an amount equal to 100% of the Net Proceeds of such Indebtedness incurrence shall on the date of such Indebtedness incurrence be applied to the prepayment of the Term Loans as set forth in subsection 4.6(e).~~

~~(b)            In the event of receipt by any Group Member of Net Proceeds from any Asset Sale or Recovery Event (in excess of $5,000,000 in the aggregate for all such Asset Sales and Recovery Events per fiscal year of the Borrowers), then, unless the Borrowers exercise their Reinvestment Rights in respect thereof, an amount equal to 100% of the Net Proceeds from such Asset Sale or Recovery Event shall on the date of such receipt be applied to the prepayment of the Term Loans as set forth in subsection 4.6(e); provided that notwithstanding the foregoing, on each Reinvestment Prepayment Date, an amount equal to the Reinvestment Prepayment Amount with respect to the relevant Reinvestment Event shall be applied toward the prepayment of the Term Loans as set forth in subsection 4.6(e).~~

~~(b)~~4.6       [Reserved].

~~(d)            If, for any fiscal year of New Holdings commencing with the fiscal year ending December 31, 2020, there shall be Excess Cash Flow, the Borrowers shall, on the relevant Excess Cash Flow Application Date, apply toward the prepayment of the Term Loans the ECF Percentage of such Excess Cash Flow less (solely to the extent funded with Internally Generated Cash) (x) the aggregate amount of all optional prepayments of Term Loans and all Indebtedness incurred pursuant to subsection 8.2(h) that that is secured on a pari passu basis with the Obligations (if such Indebtedness is in the form of revolving credit loans, solely to the extent accompanied by an equivalent permanent reduction in the revolving credit commitments thereunder), in each case, pursuant to subsection 4.5 or subsection 4.23 made during such fiscal year (provided that with respect to any prepayment pursuant to subsection 4.23, the aggregate amount of such prepayment for purposes of this clause shall be the amount of the Borrowers’ cash payment in respect of such prepayment), (y) the aggregate amount of all optional repayments of revolving credit loans under a Permitted Revolving Credit Facility made during such fiscal year that are accompanied by an equivalent permanent reduction in the revolving credit commitments under such Permitted Revolving Credit Facility and (z) the aggregate amount of all Term Loans purchased by New Holdings pursuant to Open Market Purchases in accordance with subsection 11.6(h) (provided that with respect to any Open Market Purchase consummated in accordance with Section 11.6(h), the aggregate amount of such purchase for purposes of this clause shall be the amount of New Holdings’ cash payment in respect of such purchase). Each such prepayment shall be made on a date (an “Excess Cash Flow Application Date”) no later than ten Business Days after the earlier of (i) the date on which the financial statements of New Holdings referred to in subsection 7.1, for the fiscal year with respect to which such prepayment is made, are required to be delivered to the Administrative Agent and (ii) the date such financial statements are actually delivered to the Administrative Agent.~~

~~(e)            Each amount required to be applied pursuant to this subsection 4.6 shall be applied to repay the outstanding principal amount of Term Loans, with each Tranche of then outstanding Term Loans to be allocated its Term Loan Percentage of each amount so required to be applied (it being understood that a Tranche of Term Loans may agree to be allocated less than its Term Loan Percentage); provided that to the extent any Permitted Pari Passu Notes (or any Permitted Refinancing Indebtedness in respect thereof that is secured on a pari passu basis with the Obligations) requires any mandatory prepayment or repurchase from any Net Proceeds received solely from a Recovery Event or from an Asset Sale that would otherwise be required to be applied to prepay Term Loans in accordance with clause (b) above, up to a pro rata portion (based on the aggregate principal amount of Term Loans and such pari passu secured Indebtedness then outstanding) of such Net Proceeds may be applied to prepay or repurchase such pari passu secured Indebtedness in lieu of prepaying Term Loans as provided above. Prepayments pursuant to subsection 4.6(a) shall be applied to the Tranche or Tranches of Term Loans selected by the Borrower Agent. Prepayments of the Term Loans of a given Tranche pursuant to subsection 4.6 shall be applied to the principal repayment installments of the Term Loans of the applicable Tranche to reduce the next four scheduled principal installments of such Term Loans in direct order of maturity, then to the remaining scheduled principal installments on a pro rata basis (other than the payment of principal due on the Maturity Date of the applicable Term Loan); provided that prepayments of Term SOFR Loans pursuant to this subsection 4.6, if not on the last day of the Interest Period with respect thereto, shall, at the Borrower Agent’s option, as long as no Event of Default has occurred and is continuing, be prepaid subject to the provisions of subsection 4.19 or such prepayment (after application to any ABR Loans, in the case of prepayments by the Borrowers) shall be deposited with the Administrative Agent as Cash Collateral for such Term SOFR Loans on terms reasonably satisfactory to the Administrative Agent and thereafter shall be applied to the prepayment of the Term SOFR Loans on the last day of the respective Interest Periods for such Term SOFR Loans next ending most closely to the date of receipt of such Net Proceeds. After such application, unless a Default or an Event of Default shall have occurred and be continuing, any remaining interest earned (if any) on such Cash Collateral shall be paid to the Borrowers.~~

~~(f)             Except as set forth in subsection 4.19, all payments made under this subsection 4.6 will be without penalty or premium.~~

~~(g)            Notwithstanding anything to the contrary contained in this subsection 4.6, if any Lender shall notify the Administrative Agent at least three (3) Business Days prior to the date of a prepayment under clause (d) of this subsection 4.6 that it wishes to decline its share of such prepayment, such share (the “Declined Prepayment Amount”) shall be retained by the Borrowers.~~

~~(h)            The Borrower Agent shall notify the Administrative Agent in writing of any mandatory prepayment of Term Loans required to be made (i) pursuant to clauses (a) and (b), of this subsection 4.6, (A) in the case of ABR Loans at least one (1) Business Day prior to the date of such prepayment and (B) in the case of Term SOFR Loans at least three (3) Business Days prior to the date of such prepayment and (ii) pursuant to clause (d) of this subsection 4.6, (A) in the case of ABR Loans at least three (3) Business Days prior to the date of such prepayment and (B) in the case of Term SOFR Loans at least five (5) Business Days prior to the date of such prepayment. Each such notice shall specify the date of such prepayment and provide a reasonably detailed calculation of the amount of such prepayment. The Administrative Agent will promptly notify each Lender of the contents of the Borrower Agent’s prepayment notice and of such Lender’s ratable share of the prepayment.~~

4.7            Interest Rates and Payment Dates.

(a)            Each Term SOFR Loan shall bear interest for each day during each Interest Period with respect thereto on the unpaid principal amount thereof at a rate per annum equal to Term SOFR determined for such Interest Period plus the Applicable Margin.

(b)            ABR Loans shall bear interest for the period from and including the date thereof until maturity thereof on the unpaid principal amount thereof at a rate per annum equal to the ABR plus the Applicable Margin.

(c)            Upon the occurrence of an Event of Default under Section 9(f) or, at the election of the Required Lenders if all or a portion of (i) the principal amount of any of the Term Loans or (ii) any interest payable thereon, shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), any overdue amount under the Loan Documents shall, without limiting the rights of the Lenders under Section 9, bear interest at a rate per annum which is (x) in the case of overdue principal and interest, 2% above the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this subsection or (y) in the case of overdue fees and other amounts, 2% above the rate described in paragraph (b) of this subsection, in each case from the date of such nonpayment until such amount is paid in full (as well after as before judgment).

(d)            Interest shall be payable in arrears on each Interest Payment Date; provided that interest accruing pursuant to paragraph (c) of this subsection shall be payable on demand by the Administrative Agent made at the request of the Required Lenders.

4.8            Computation of Interest and Fees.

(a)            Interest in respect of ABR Loans at any time the ABR is calculated based on the Prime Rate and all fees hereunder shall be calculated on the basis of a 365 or 366, as the case may be, day year for the actual days elapsed. Interest in respect of Term SOFR Loans and ABR Loans at any time the ABR is not calculated based on the Prime Rate shall be calculated on the basis of a 360 day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Borrower Agent and the Lenders of each determination of Term SOFR. Any change in the interest rate on a Term Loan resulting from a change in the ABR shall become effective as of the opening of business on the day on which such change in the ABR becomes effective. The Administrative Agent shall as soon as practicable notify the Borrower Agent and the Lenders of the effective date and the amount of each such change.

(b)            Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrowers and the Lenders in the absence of manifest error. The Administrative Agent shall, at the written request of the Borrower Agent, deliver to the Borrower Agent a statement showing the quotations used by the Administrative Agent in determining Term SOFR.

4.9            [Reserved].

4.10          Certain Fees. New Holdings shall pay to the Administrative Agent, for its own account, the fees set forth in the Fee Letter at the times and in the amounts specified therein. Such fees shall be fully earned when due and shall not be refundable for any reason whatsoever and will be in addition to the reimbursement of the Agent’s out-of-pocket expenses in accordance with subsection 11.5.

4.11          [Reserved].

4.12          [Reserved].

4.13          [Reserved].

4.14          [Reserved].

4.15          Inability to Determine Interest Rate.

(a)            If in connection with any request for a Term SOFR Loan or a conversion to or continuation thereof, (i) the Administrative Agent determines that (x) adequate and reasonable means do not exist for determining Term SOFR for any requested Interest Period with respect to a proposed Term SOFR Loan or in connection with an existing or proposed ABR Loan and (y) the circumstances described in subsection 4.15(c)(i) do not apply (in each case with respect to this clause (i), “Impacted Loans”), or (ii) the Administrative Agent or the Required Lenders determine that for any reason Term SOFR for any requested Interest Period with respect to a proposed Term SOFR Loan does not adequately and fairly reflect the cost to such Lenders of funding such Term SOFR Loan, the Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, (x) the obligation of the Lenders to make or maintain Term SOFR Loans shall be suspended (to the extent of the affected Term SOFR Loans or Interest Periods), and (y) in the event of a determination described in the preceding sentence with respect to Term SOFR component of ABR, the utilization of Term SOFR component in determining ABR shall be suspended, in each case until the Administrative Agent (or, in the case of a determination by the Required Lenders described in clause (ii) of subsection 4.15(a), until the Administrative Agent upon instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the Borrower Agent may revoke any pending request for a Borrowing of, conversion to or continuation of Term SOFR Loans (to the extent of the affected Term SOFR Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a Borrowing of ABR Loans in the amount specified therein.

(b)            Notwithstanding the foregoing, if the Administrative Agent has made the determination described in clause (i) of subsection 4.15(a), the Administrative Agent, in consultation with the Borrower Agent, may establish an alternative interest rate for the Impacted Loans, in which case, such alternative rate of interest shall apply with respect to the Impacted Loans until (i) the Administrative Agent revokes the notice delivered with respect to the Impacted Loans under clause (i) of the first sentence of subsection 4.15(a), (ii) the Administrative Agent or the Required Lenders notify the Administrative Agent and the Borrower Agent that such alternative interest rate does not adequately and fairly reflect the cost to such Lenders of funding the Impacted Loans, or (iii) any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for such Lender or its applicable lending office to make, maintain or fund Term Loans whose interest is determined by reference to such alternative rate of interest or to determine or charge interest rates based upon such rate or any Governmental Authority has imposed material restrictions on the authority of such Lender to do any of the foregoing and provides the Administrative Agent and the Borrower Agent written notice thereof.

(c)            Notwithstanding anything to the contrary in this Agreement or any other Loan Documents, if the Administrative Agent determines (which determination shall be conclusive absent manifest error), or the Borrower Agent or Required Lenders notify the Administrative Agent (with, in the case of the Required Lenders, a copy to the Borrower Agent) that the Borrower Agent or Required Lenders (as applicable) have determined, that:

 (i)            adequate and reasonable means do not exist for ascertaining Term SOFR for any requested Interest Period, including, without limitation, because the Successor Rate is not available or published on a current basis and such circumstances are unlikely to be temporary;

 (ii)            the administrator of the Successor Rate or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which Term SOFR or the Successor Rate shall no longer be made available, or used for determining the interest rate of loans, provided that, at the time of such statement, there is no successor administrator that is satisfactory to the Administrative Agent, that will continue to provide Term SOFR after such specific date (such specific date, the “Scheduled Unavailability Date”); or

 (iii)           syndicated loans currently being executed, or that include language similar to that contained in this subsection 4.15, are being executed or amended (as applicable) to incorporate or adopt a new benchmark interest rate to replace Term SOFR, then, reasonably promptly after such determination by the Administrative Agent or receipt by the Administrative Agent of such notice, as applicable, the Administrative Agent and the Borrower Agent may amend this Agreement to replace Term SOFR with (x) one or more SOFR-Based Rates or (y) another alternate benchmark rate giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated syndicated credit facilities for such alternative benchmarks and, in each case, including any mathematical or other adjustments to such benchmark giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated syndicated credit facilities for such benchmarks, which adjustment or method for calculating such adjustment shall be published on an information service as selected by the Administrative Agent from time to time in its reasonable discretion and may be periodically updated (the “Adjustment;” and any such proposed rate, a “Successor Rate”), and any such amendment shall become effective at 5:00 p.m. on the fifth Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and the Borrower Agent unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders (A) in the case of an amendment to replace Term SOFR with a rate described in clause (x), object to the Adjustment; or (B) in the case of an amendment to replace Term SOFR with a rate described in clause (y), object to such amendment; provided that for the avoidance of doubt, in the case of clause (A), the Required Lenders shall not be entitled to object to any SOFR-Based Rate contained in any such amendment. Such Successor Rate shall be applied in a manner consistent with market practice; provided that to the extent such market practice is not administratively feasible for the Administrative Agent, such Successor Rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent.

If no Successor Rate has been determined and the circumstances under clause (i) above exist or the Scheduled Unavailability Date has occurred (as applicable), the Administrative Agent will promptly so notify the Borrower Agent and each Lender.  Thereafter, (x) the obligation of the Lenders to make or maintain Term SOFR Loans shall be suspended (to the extent of the affected Term SOFR Loans or Interest Periods), and (y) Term SOFR component shall no longer be utilized in determining ABR.  Upon receipt of such notice, the Borrower Agent may revoke any pending request for a Borrowing of, conversion to or continuation of Term SOFR Loans (to the extent of the affected Term SOFR Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a Borrowing of ABR Loans (subject to the foregoing clause (y)) in the amount specified therein.

Notwithstanding anything else herein, any definition of Successor Rate shall provide that in no event shall such Successor Rate be less than 1.00% per annum for purposes of this Agreement.

In connection with the implementation of a Successor Rate, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement.

For purposes hereof, “Conforming Changes” means, with respect to the use, administration of or any conventions associated with SOFR or any proposed Successor Rate or Term SOFR, as applicable, any conforming changes to the definitions of ABR, Term SOFR, Interest Period, timing and frequency of determining rates and making payments of interest and other technical, administrative or operational matters (including, for the avoidance of doubt, the definitions of Business Day and U.S. Government Securities Business Day, timing of borrowing requests or prepayment, conversion or continuation notices and length of lookback periods) as may be appropriate, in the discretion of the Administrative Agent, to reflect the adoption and implementation of such applicable rate(s) and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such rate exists, in such other manner of administration as the Administrative Agent determines is reasonably necessary in connection with the administration of this Agreement).

4.16           Pro Rata Treatment and Payments.

(a)            Each payment by the Borrowers on account of any fee hereunder (other than as set forth in subsection 4.10) shall be made pro rata according to the Term Loan Percentages of the Lenders. Each payment (including each prepayment) by the Borrowers on account of principal of and interest on the Term Loans (other than as set forth in subsections ~~4.6,~~ 4.17, 4.18 and 4.19) shall be made pro rata according to the Term Loan Percentages of the Lenders. All payments (including prepayments) to be made by the Borrowers on account of principal, interest and fees shall be made without set-off or counterclaim and shall be made to the Administrative Agent, for the account of the Lenders, to the Administrative Agent’s Account, in lawful money of the United States of America and in immediately available funds. The Administrative Agent shall promptly distribute such payments ratably to each Lender in like funds as received. If any payment hereunder (other than payments on Term SOFR Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension. If any payment on a Term SOFR Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension unless the result of such extension would be to extend such payment into another calendar month in which event such payment shall be made on the immediately preceding Business Day.

(b)            [Reserved].

(c)            [Reserved].

(d)            All payments and prepayments (~~other than mandatory prepayments as set forth in subsection 4.6 and~~ other than prepayments as set forth in subsection 4.18 with respect to increased costs) of Term SOFR Loans hereunder shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of all Term SOFR Loans with the same Interest Period shall not be less than $1,000,000 or a whole multiple of $1,000,000 in excess thereof.

(e)            Notwithstanding anything to the contrary contained in this subsection 4.16 or elsewhere in this Agreement, the Borrowers may (i) make prepayments of Term Loans at a discount to the par value of such Term Loans and on a non pro rata basis in accordance with subsection 4.23, (ii) purchase Term Loans on a non pro rata basis pursuant to Open Market Purchases in accordance with subsection 11.6(h) and (iii) extend the final maturity of Term Loans in connection with an Extension that is permitted under subsection 4.24 without being obligated to effect such extensions on a pro rata basis among the Lenders (it being understood that no such extension (x) shall constitute a payment or prepayment of any Term Loans for purposes of this subsection or (y) shall reduce the amount of any scheduled amortization payment due under subsection 2.2, except that the amount of any scheduled amortization payment due to a Lender of Extended Term Loans may be reduced to the extent provided pursuant to the express terms of the respective Extension Offer) without giving rise to any violation of this subsection or any other provision of this Agreement. Furthermore, the Borrowers may take all actions contemplated by (A) subsection 4.23 in connection with the prepayment of Term Loans at a discount to the par value of such Term Loans, (B) subsection 4.24 in connection with any Extension (including modifying pricing, amortization and repayments or prepayments of Extended Term Loans) and (C) subsection 11.6(h) in connection with the purchase of Term Loans on a non pro rata basis pursuant to Open Market Purchases and, in each case, such actions taken in accordance with subsection 4.23, 4.24 and 11.6, as applicable, shall be permitted hereunder, and the differing or non pro rata payments contemplated therein shall be permitted without giving rise to any violation of this subsection or any other provision of this Agreement.

4.17          Illegality. Notwithstanding any other provisions herein, if any Change in Law occurring after the date that any Person becomes a Lender party to this Agreement shall make it unlawful for such Lender to maintain Term SOFR Loans as contemplated by this Agreement, the commitment of such Lender hereunder to make Term SOFR Loans or to convert all or a portion of ABR Loans into Term SOFR Loans shall forthwith be cancelled and such Lender’s Term Loans then outstanding as Term SOFR Loans, if any, shall, if required by law and if such Lender so requests in writing to the Administrative Agent and the Borrower Agent, be converted automatically to ABR Loans on the date specified by such Lender in such request. To the extent that such affected Term SOFR Loans are converted into ABR Loans, all payments of principal which would otherwise be applied to such Term SOFR Loans shall be applied instead to such Lender’s ABR Loans. The Borrowers hereby agree promptly to pay any Lender, upon its demand, any additional amounts necessary to compensate such Lender for any costs incurred by such Lender in making any conversion in accordance with this subsection 4.17 including, but not limited to, any interest or fees payable by such Lender to lenders of funds obtained by it in order to make or maintain its Term SOFR Loans hereunder (such Lender’s notice of such costs, as certified to the Borrower Agent through the Administrative Agent, to be conclusive absent manifest error).

4.18          Requirements of Law.

(a)            In the event that, at any time after the Effective Date any Change in Law or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority:

         (i)             does or shall subject the Administrative Agent or any Lender to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;

         (ii)            does or shall impose, modify or hold applicable any reserve, special deposit, compulsory loan, liquidity requirement or similar requirement against assets held by, or deposits or other liabilities in or for the account of, advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Lender which are not otherwise included in the determination of Term SOFR; or

         (iii)           does or shall impose on such Lender any other condition;

and the result of any of the foregoing is to increase the cost to such Lender (or, in the case of (i), to such Lender or the Administrative Agent) of converting, renewing or maintaining advances or extensions of credit or to reduce any amount receivable hereunder, in each case, in respect of its Term SOFR Loans or, in the case of (i), any Term Loans, then, in any such case, the Borrowers shall promptly pay such Lender (or, in the case of (i), such Lender or the Administrative Agent), on demand, any additional amounts necessary to compensate such Lender (or, in the case of (i), such Lender or the Administrative Agent) for such additional cost or reduced amount receivable which such Lender (or, in the case of (i), such Lender or the Administrative Agent) deems to be material as determined by such Lender (or, in the case of (i), such Lender or the Administrative Agent) with respect to such Term SOFR Loans or, in the case of (i), any Term Loans, together with interest on each such amount from the date demanded until payment in full thereof at a rate per annum equal to the ABR plus the Applicable Margin.

(b)            In the event that at any time after the Effective Date any Change in Law with respect to any Lender shall, in the opinion of such Lender, have the effect of reducing the rate of return on such Lender’s capital as a consequence of the obligations of such Lender hereunder to a level below that which such Lender could have achieved but for such Change in Law (taking into account such Lender’s policies with respect to capital adequacy and/or liquidity requirements) by an amount deemed by such Lender to be material, then from time to time following notice by such Lender to the Borrower Agent of such Change in Law as provided in paragraph (c) of this subsection 4.18, within 15 days after demand by such Lender, the Borrowers shall pay to such Lender such additional amount or amounts as will compensate such Lender on an after-Tax basis for such reduction.

(c)            If any Lender becomes entitled to claim any additional amounts pursuant to this subsection 4.18, it shall promptly notify the Borrower Agent through the Administrative Agent, of the event by reason of which it has become so entitled. If any Lender has notified the Borrower Agent through the Administrative Agent of any increased costs pursuant to paragraph (a) of this subsection 4.18, the Borrowers at any time thereafter may, upon at least two Business Days’ notice to the Administrative Agent from the Borrower Agent (which shall promptly notify the Lenders thereof), and subject to subsection 4.19, prepay or convert into ABR Loans all (but not a part) of the Term SOFR Loans then outstanding. Each Lender agrees that, upon the occurrence of any event giving rise to the operation of paragraph (a) of this subsection 4.18 or entitling a Lender to receive additional amounts under paragraph (a) or (c) of subsection 4.20 with respect to such Lender, it will, if requested by the Borrower Agent, and to the extent permitted by law or by the relevant Governmental Authority, endeavor in good faith to avoid or minimize the increase in costs, reduction in payments, or payment of additional amounts resulting from such event; provided, however, that such avoidance or minimization can be made in such a manner that such Lender, in its sole determination, suffers no economic, legal or regulatory disadvantage.

(d)            A certificate submitted by such Lender, through the Administrative Agent, to the Borrower Agent shall be conclusive in the absence of manifest error. The covenants contained in this subsection 4.18 shall survive the termination of this Agreement and repayment of the outstanding Term Loans.

4.19          Indemnity. The Borrowers agree to indemnify each Lender and to hold such Lender harmless from any loss or expense which such Lender may sustain or incur as a consequence of (a) default by the Borrowers in payment of the principal amount of or interest on any Term SOFR Loans of such Lender, including, but not limited to any such loss or expense arising from interest or fees payable by such Lender to lenders of funds obtained by it in order to make or maintain its Term SOFR Loans hereunder, (b) default by the Borrowers in making a conversion of ABR Loans to Term SOFR Loans after the Borrower Agent has given notice in accordance with subsection 2.3 or in continuing Term SOFR Loans for an additional Interest Period after the Borrower Agent has given a notice in accordance with ~~clause (b) of~~ the definition of Interest Period, (c) default by the Borrowers in making any prepayment of Term SOFR Loans after the Borrower Agent has given a notice in accordance with subsection 2.3 or (d) a payment or prepayment of a Term SOFR Loan or conversion of any Term SOFR Loan into an ABR Loan, in either case on a day which is not the last day of an Interest Period with respect thereto (any of the events referred to in clauses (b), (c) or (d), a “Breakage Event”). In the case of a Breakage Event, such loss or expense shall include an amount equal to the excess, as reasonably determined by such Lender of (i) the cost of obtaining funds for the Term SOFR Loan that is the subject of such Breakage Event for the period from the date of such Breakage Event to the last day of the Interest Period in effect (or that would have been in effect) for such Term Loan over (ii) the amount of interest likely to be realized by such Lender in redeploying the funds released or not utilized by reason of such Breakage Event for such period, but such loss or expense shall not, in any event, include any lost profit or loss of Applicable Margin. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower Agent and shall be conclusive absent manifest error. This covenant shall survive termination of this Agreement and payment of the outstanding Obligations.

4.20          Taxes.

(a)            Defined Terms. For purposes of this subsection, the term “applicable law” includes FATCA.

(b)            Payments Free of Taxes. Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable withholding agent) requires the deduction or withholding of any Tax from any such payment by a withholding agent, then the applicable withholding agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this subsection) the Administrative Agent or the applicable Lender receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(c)            Payment of Other Taxes by Borrowers. The Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(d)            Indemnification by Borrowers. The Loan Parties shall, jointly and severally, indemnify the Administrative Agent and any Lender, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this subsection) payable or paid by the Administrative Agent or the applicable Lender or required to be withheld or deducted from a payment to the Administrative Agent or the applicable Lender and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower Agent by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(e)            Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of subsection 11.6(b) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (e).

(f)             Evidence of Payments. As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this subsection, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(g)            Status of Lenders.

                 (i)             Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower Agent and the Administrative Agent, at the time or times reasonably requested by the Borrower Agent or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower Agent or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower Agent or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower Agent or the Administrative Agent as will enable the Borrowers or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in paragraphs (g)(ii)(A), (ii)(B) and (ii)(D) of this subsection) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

         (ii)            Without limiting the generality of the foregoing, in the event that each Borrower is a U.S. Borrower,

 (A)           any Lender that is a U.S. Person shall deliver to the Borrower Agent and the Administrative Agent on or about the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

 (B)            any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower Agent and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or about the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower Agent or the Administrative Agent), whichever of the following is applicable:

  (1)            in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

  (2)            executed copies of IRS Form W-8ECI;

  (3)            in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 871(h) or Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit F-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10-percent shareholder” of a Borrower within the meaning of Section 871(h)(3)(B) of the Code, or a “controlled foreign corporation” related to a Borrower as described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E; or

 (4)            to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-2 or Exhibit F-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-4 on behalf of each such direct and indirect partner;

(C)            any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower Agent and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or about the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower Agent or the Administrative Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrowers or the Administrative Agent to determine the withholding or deduction required to be made; and

(D)            if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower Agent and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower Agent or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower Agent or the Administrative Agent as may be necessary for the Borrowers and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower Agent and the Administrative Agent in writing of its legal inability to do so.

Each Lender authorizes the Administrative Agent to deliver to the Loan Parties and to any successor Administrative Agent any documentation provided by such Lender to the Administrative Agent pursuant to this subsection 4.20(g).

(h)            Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this subsection (including by the payment of additional amounts pursuant to this subsection), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this subsection with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(i)             Survival. Each party’s obligations under this subsection shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, and the repayment, satisfaction or discharge of all obligations under any Loan Document.

4.21          [Reserved].

4.22          Mitigation; Replacement of Lenders.

(a)            If any Lender requests compensation under subsection 4.18, or if the Borrowers are required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to subsection 4.20, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Term Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the reasonable judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to subsection 4.18 or subsection 4.20, as applicable, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrowers hereby agree to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b)            If any Lender requests compensation under subsection 4.18, or if the Borrowers are required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to subsection 4.20, then the Borrowers may, at their sole expense and effort, upon notice by the Borrower Agent to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in subsection 11.6), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that (A) (i) the Borrower Agent shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld or delayed, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Term Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts), (iii) the Borrowers or such assignee shall have paid to the Administrative Agent the processing and recordation fee specified in subsection 11.6(d) and (iv) in the case of any such assignment resulting from a claim for compensation under subsection 4.18 or payments required to be made pursuant to subsection 4.20, such assignment will result in a material reduction in such compensation or payments and (B) substantially concurrently with satisfaction of the requirements set forth in clause (A) of this proviso, such Lender shall be deemed to have assigned and delegated its interests, rights and obligations under this Agreement and such Lender shall not be required to execute the Assignment and Assumption in connection therewith. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise (including as a result of any action taken by such Lender under paragraph (a) above), the circumstances entitling the Borrowers to require such assignment and delegation cease to apply.

4.23          Prepayments Below Par.

(a)            Notwithstanding anything to the contrary set forth in this Agreement (including subsection 4.16(a) or 11.7(a)) or any other Loan Document, the Borrowers shall have the right at any time and from time to time to prepay Term Loans to the Lenders at a discount to the par value of such Term Loans and on a non pro rata basis (each, a “Discounted Voluntary Prepayment”) pursuant to the procedures described in this subsection 4.23, provided that (A) any Discounted Voluntary Prepayment shall be offered to all Lenders of a particular tranche on a pro rata basis and (B) the Borrower Agent shall deliver to the Administrative Agent, together with each Discounted Prepayment Option Notice, a certificate of a Responsible Officer of the Borrower Agent (1) stating that no Event of Default has occurred and is continuing or would result from the Discounted Voluntary Prepayment, (2) stating that each of the conditions to such Discounted Voluntary Prepayment contained in this subsection 4.23 has been satisfied and (3) specifying the aggregate principal amount of Term Loans to be prepaid pursuant to such Discounted Voluntary Prepayment.

(b)            To the extent the Borrowers seek to make a Discounted Voluntary Prepayment, the Borrower Agent will provide written notice to the Administrative Agent substantially in the form of Exhibit G hereto (each, a “Discounted Prepayment Option Notice”) that the Borrowers desire to prepay Term Loans in an aggregate principal amount specified therein by the Borrower Agent (each, a “Proposed Discounted Prepayment Amount”), in each case at a discount to the par value of such Term Loans as specified below. The Proposed Discounted Prepayment Amount of any Term Loans shall not be less than $10,000,000 (unless otherwise agreed by the Administrative Agent). The Discounted Prepayment Option Notice shall further specify with respect to the proposed Discounted Voluntary Prepayment (A) the Proposed Discounted Prepayment Amount for Term Loans to be prepaid, (B) a discount range (which may be a single percentage) selected by the Borrower Agent with respect to such proposed Discounted Voluntary Prepayment equal to a percentage of par of the principal amount of the Term Loans to be prepaid (the “Discount Range”), and (C) the date by which Lenders are required to indicate their election to participate in such proposed Discounted Voluntary Prepayment, which shall be at least five Business Days following the date of the Discounted Prepayment Option Notice (the “Acceptance Date”).

(c)            Upon receipt of a Discounted Prepayment Option Notice, the Administrative Agent shall promptly notify each applicable Lender thereof. On or prior to the Acceptance Date, each such Lender may specify by written notice substantially in the form of Exhibit H hereto (each, a “Lender Participation Notice”) to the Administrative Agent (A) a maximum discount to par (the “Acceptable Discount”) within the Discount Range (for example, a Lender specifying a discount to par of 20% would accept a purchase price of 80% of the par value of the Term Loans to be prepaid) and (B) a maximum principal amount (subject to rounding requirements specified by the Administrative Agent) of the Term Loans to be prepaid held by such Lender with respect to which such Lender is willing to permit a Discounted Voluntary Prepayment at the Acceptable Discount (“Offered Loans”). Based on the Acceptable Discounts and principal amounts of the Term Loans to be prepaid specified by the Lenders in the applicable Lender Participation Notice, the Administrative Agent, in consultation with the Borrower Agent, shall determine the applicable discount for such Term Loans to be prepaid (the “Applicable Discount”), which Applicable Discount shall be (A) the percentage specified by the Borrower Agent if the Borrower Agent has selected a single percentage pursuant to subsection 4.23(b) for the Discounted Voluntary Prepayment or (B) otherwise, the highest Acceptable Discount at which the Borrowers can pay the Proposed Discounted Prepayment Amount in full (determined by adding the principal amounts of Offered Loans commencing with the Offered Loans with the highest Acceptable Discount); provided, however, that in the event that such Proposed Discounted Prepayment Amount cannot be repaid in full at any Acceptable Discount, the Applicable Discount shall be the lowest Acceptable Discount specified by the Lenders that is within the Discount Range. The Applicable Discount shall be applicable for all Lenders who have offered to participate in the Discounted Voluntary Prepayment and have Qualifying Loans (as defined below). Any Lender with outstanding Term Loans to be prepaid whose Lender Participation Notice is not received by the Administrative Agent by the Acceptance Date shall be deemed to have declined to accept a Discounted Voluntary Prepayment of any of its Term Loans at any discount to their par value within the Applicable Discount.

(d)            The Borrowers shall make a Discounted Voluntary Prepayment by prepaying those Term Loans to be prepaid (or the respective portions thereof) offered by the Lenders (“Qualifying Lenders”) that specify an Acceptable Discount that is equal to or greater than the Applicable Discount (“Qualifying Loans”) at the Applicable Discount, provided that if the aggregate proceeds required to prepay all Qualifying Loans (disregarding any interest payable at such time) would exceed the amount of aggregate proceeds required to prepay the Proposed Discounted Prepayment Amount, such amounts in each case calculated by applying the Applicable Discount, the Borrowers shall prepay such Qualifying Loans ratably among the Qualifying Lenders based on their respective principal amounts of such Qualifying Loans (subject to rounding requirements specified by the Administrative Agent). If the aggregate proceeds required to prepay all Qualifying Loans (disregarding any interest payable at such time) would be less than the amount of aggregate proceeds required to prepay the Proposed Discounted Prepayment Amount, such amounts in each case calculated by applying the Applicable Discount, the Borrowers shall prepay all Qualifying Loans.

(e)            Each Discounted Voluntary Prepayment shall be made within five Business Days of the Acceptance Date (or such later date as the Administrative Agent shall reasonably agree, given the time required to calculate the Applicable Discount and determine the amount and holders of Qualifying Loans), without premium or penalty (and not subject to subsection 4.19), upon irrevocable notice substantially in the form of Exhibit I hereto (each a “Discounted Voluntary Prepayment Notice”), delivered to the Administrative Agent no later than 1:00 p.m. New York City Time, three Business Days prior to the date of such Discounted Voluntary Prepayment, which notice shall specify the date and amount of the Discounted Voluntary Prepayment and the Applicable Discount determined by the Administrative Agent in consultation with the Borrower Agent. Upon receipt of any Discounted Voluntary Prepayment Notice, the Administrative Agent shall promptly notify each relevant Lender thereof. If any Discounted Voluntary Prepayment Notice is given, the amount specified in such notice shall be due and payable to the applicable Lenders, subject to the Applicable Discount on the applicable Term Loans, on the date specified therein together with accrued interest (on the par principal amount) to but not including such date on the amount prepaid. The par principal amount of each Discounted Voluntary Prepayment of a Term Loan shall be applied ratably to reduce the remaining installments of such Term Loans.

(f)            To the extent not expressly provided for herein, each Discounted Voluntary Prepayment shall be consummated pursuant to reasonable procedures (including as to timing, rounding, minimum amounts, Type and Interest Periods and calculation of Applicable Discount in accordance with subsection 4.23(c) above) established by the Administrative Agent and the Borrower Agent.

(g)            Prior to the delivery of a Discounted Voluntary Prepayment Notice, (A) upon written notice to the Administrative Agent, the Borrower Agent may withdraw or modify the Borrowers’ offer to make a Discounted Voluntary Prepayment pursuant to any Discounted Prepayment Option Notice and (B) no Lender may withdraw its offer to participate in a Discounted Voluntary Prepayment pursuant to any Lender Participation Notice unless the terms of such proposed Discounted Voluntary Prepayment have been modified by the Borrower Agent after the date of such Lender Participation Notice.

(h)            Nothing in this subsection 4.23 shall require the Borrowers to undertake any Discounted Voluntary Prepayment.

~~(i)            Notwithstanding the foregoing, no proceeds of Indebtedness under the ABL Facility shall be used to fund any Discounted Voluntary Prepayment.~~

4.24          Extensions of Term Loans.

(a)            Notwithstanding anything to the contrary in this Agreement, pursuant to one or more offers (each, an “Extension Offer”) made from time to time by the Borrower Agent to all Lenders of Term Loans with a like maturity date, on a pro rata basis (based on the aggregate outstanding principal amount of the respective Term Loans with a like maturity date) and on the same terms to each such Lender, the Borrowers are hereby permitted to consummate from time to time transactions with individual Lenders that accept the terms contained in such Extension Offers to extend the maturity date of each such Lender’s Term Loans and otherwise modify the terms of such Term Loans pursuant to the terms of the relevant Extension Offer (including by increasing the interest rate or fees payable in respect of such Term Loans and/or modifying the amortization schedule in respect of such Lender’s Term Loans) (each, an “Extension,” and each group of Term Loans as so extended, as well as the original Term Loans (not so extended), being a “tranche”; any Extended Term Loans shall constitute a separate tranche of Term Loans from the tranche of Term Loans from which they were converted) so long as the following terms are satisfied: (i) no Default or Event of Default shall have occurred and be continuing at the time the offering document in respect of an Extension Offer is delivered to the Lenders, (ii) except as to interest rates, fees, amortization, final maturity date, premium, required prepayment dates and participation in prepayments (which shall, subject to the immediately succeeding clauses (iii), (iv) and (v), be determined by the Borrower Agent and set forth in the relevant Extension Offer), the Term Loans of any Lender that agrees to an extension with respect to such Term Loans extended pursuant to any Extension (“Extended Term Loans”) shall have the same terms as the tranche of Term Loans subject to such Extension Offer until the maturity of such Term Loans, (iii) the final maturity date of any Extended Term Loans shall be no earlier than the then latest maturity date hereunder and the amortization schedule applicable to Term Loans pursuant to subsection 2.2 for periods prior to the Maturity Date, as applicable, may not be increased, (iv) the weighted average life of any Extended Term Loans shall be no shorter than the remaining weighted average life of the Term Loans extended thereby, (v) any Extended Term Loans may participate on a pro rata basis or a less than pro rata basis (but not greater than a pro rata basis) in any voluntary or mandatory repayments or prepayments hereunder, in each case as specified in the respective Extension Offer, (vi) if the aggregate principal amount of Term Loans (calculated on the face amount thereof) in respect of which Lenders shall have accepted the relevant Extension Offer shall exceed the maximum aggregate principal amount of Term Loans offered to be extended by the Borrower Agent pursuant to such Extension Offer, then the Term Loans of such Lenders shall be extended ratably up to such maximum amount based on the respective principal amounts (but not to exceed actual holdings of record) with respect to which such Lenders have accepted such Extension Offer, (vii) all documentation in respect of such Extension shall be consistent with the foregoing, (viii) any applicable Minimum Extension Condition shall be satisfied unless waived by the Borrowers and (ix) the Minimum Tranche Amount shall be satisfied unless waived by the Administrative Agent.

(b)            With respect to all Extensions consummated by the Borrowers pursuant to this subsection, (i) such Extensions shall not constitute voluntary or mandatory payments or prepayments for purposes of subsection 4.5 ~~or 4.6~~ and (ii) no Extension Offer is required to be in any minimum amount or any minimum increment, provided that (x) the Borrower Agent may at its election specify as a condition (a “Minimum Extension Condition”) to consummating any such Extension that a minimum amount (to be determined and specified in the relevant Extension Offer in the Borrower Agent’s sole discretion and may be waived by the Borrower Agent) of Term Loans of any or all applicable tranches be tendered and (y) no tranche of Extended Term Loans shall be in an amount of less than $50,000,000 (or, if less, the then aggregate outstanding amount of the Term Loans) (the “Minimum Tranche Amount”), unless such Minimum Tranche Amount is waived by the Administrative Agent. The Administrative Agent and the Lenders hereby consent to the transactions contemplated by this subsection (including, for the avoidance of doubt, payment of any interest, fees or premium in respect of any Extended Term Loans on such terms as may be set forth in the relevant Extension Offer) and hereby waive the requirements of any provision of this Agreement (including subsection 4.5 ~~or 4.6~~ and 4.16(a)) or any other Loan Document that may otherwise prohibit any such Extension or any other transaction contemplated by this Section.

(c)            No consent of any Lender or the Administrative Agent shall be required to effectuate any Extension, other than the consent of each Lender agreeing to such Extension with respect to one or more of its Term Loans (or a portion thereof). All Extended Term Loans and all obligations in respect thereof shall be Obligations under this Agreement and the other Loan Documents that are secured by the Collateral on a pari passu basis with all other applicable Obligations under this Agreement and the other Loan Documents. The Lenders hereby irrevocably authorize the Administrative Agent to enter into amendments to this Agreement and the other Loan Documents with the Borrowers as may be necessary in order to establish new tranches or sub-tranches in respect of Term Loans so extended and such technical amendments as may be necessary or appropriate in the reasonable opinion of the Administrative Agent and the Borrower Agent in connection with the establishment of such new tranches or sub-tranches, in each case on terms consistent with this subsection. Without limiting the foregoing, in connection with any Extensions the respective Loan Parties shall (at their expense) amend (and the Administrative Agent is hereby directed to amend) any Mortgage that has a maturity date prior to the then latest maturity date so that such maturity date is extended to the then latest maturity date (or such later date as may be advised by local counsel to the Administrative Agent).

(d)            In connection with any Extension, the Borrower Agent shall provide the Administrative Agent at least 5 Business Days’ (or such shorter period as may be agreed by the Administrative Agent) prior written notice thereof, and shall agree to such procedures (including regarding timing, rounding and other adjustments and to ensure reasonable administrative management of the credit facilities hereunder after such Extension), if any, as may be established by, or acceptable to, the Administrative Agent, in each case acting reasonably to accomplish the purposes of this subsection.

4.25          Borrower Agent. Each Borrower hereby irrevocably designates the Borrower Agent as its representative and agent for all purposes under the Loan Documents, including selection of interest rate options, delivery or receipt of communications, receipt and payment of Obligations, requests for waivers, amendments or other accommodations, actions under the Loan Documents (including in respect of compliance with covenants), and all other dealings with the Administrative Agent or any Lender. The Borrower Agent hereby irrevocably accepts such appointment. The Administrative Agent and the Lenders shall be entitled to rely upon, and shall be fully protected in relying upon, any notice or communication delivered by the Borrower Agent on behalf of any Borrower. The Administrative Agent and the Lenders may give any notice to or communication with a Borrower or other Loan Party hereunder to the Borrower Agent on behalf of such Borrower or other Loan Party. Each of the Administrative Agent and each Lender shall have the right, in its discretion, to deal exclusively with the Borrower Agent for any or all purposes under this Agreement. Each warranty, covenant, agreement and undertaking made on behalf of a Borrower by the Borrower Agent shall be deemed for all purposes to have been made by such Borrower and shall be binding upon and enforceable against such Borrower to the same extent as if the same had been made directly by such Borrower.

4.26          Refinancing Facilities.

(a)            ~~The~~At any time prior to the Term Loan Exchange Effective Date, the Borrowers may from time to time by written notice to the Administrative Agent elect to request the establishment of one or more additional Tranches of Term Loans under this Agreement (“Refinancing Term Loans”) or one or more series of debt securities (“Refinancing Notes”), which refinance, renew, replace, defease or refund all or any portion of one or more Tranches of Term Loans (including any Incremental Term Loans or Extended Term Loans) under this Agreement selected by Borrower Agent; provided that such Refinancing Term Loans and/or Refinancing Notes may not be in an amount greater than the aggregate principal amount of the Term Loans being refinanced, renewed, replaced, defeased or refunded plus unpaid accrued interest and premium (if any) thereon and upfront fees, original issue discount, underwriting discounts, fees, commissions and expenses incurred in connection with the Refinancing Term Loans and/or Refinancing Notes~~; provided that such aggregate principal amount may also be increased to the extent such additional amount is capable of being incurred at such time pursuant to subsection 2.4 or 8.2 (and subsection 8.3 to the extent secured) and such excess incurrence shall for all purposes hereof be an incurrence under the relevant subclauses of subsection 2.4 or 8.2 (and subsection 8.3 to the extent secured)~~. Each such notice shall specify the date (each, a “Refinancing Effective Date”) on which the Borrowers propose that the Refinancing Term Loans shall be made or the Refinancing Notes shall be issued, which shall be a date not less than three (3) Business Days after the date on which such notice is delivered to the Administrative Agent~~; provided that:~~

                 ~~(i)             the weighted average life to maturity of such Refinancing Term Loans and/or Refinancing Notes shall not be shorter than the remaining weighted average life to maturity of the Term Loans being refinanced and the Refinancing Term Loans and/or Refinancing Notes shall not have a final maturity before the Maturity Date applicable to the Term Loans being refinanced;~~

                 ~~(ii)            such Refinancing Term Loans and/or Refinancing Notes shall have pricing (including interest rates, fees and premiums), amortization, optional prepayment, mandatory prepayment and redemption terms as may be agreed to by the Parent and the relevant Refinancing Term Loan Lenders (as defined below) and/or Refinancing Note Holders (as defined below); provided that with respect to Refinancing Term Loans or Refinancing Notes that are secured by Liens on the Collateral ranking on an equal priority basis (but without regard to the control of remedies) with the Liens on the Collateral securing the Term Loans, no holders of such Refinancing Term Loans or Refinancing Notes shall be permitted to share any mandatory prepayment or redemption on a more than ratable basis with the Term Loans;~~

~~(iii)            such Refinancing Term Loans and/or Refinancing Notes shall not be guaranteed by any Person other than a Borrower or a Subsidiary Guarantor;~~

~~(iv)            in the case of any such Refinancing Term Loans and/or Refinancing Notes that are secured such Refinancing Term Loans and/or Refinancing Notes are secured only by assets comprising Collateral, and not secured by any property or assets of a Borrower or any of its Subsidiaries other than the Collateral;~~

~~(v)            all other terms applicable to such Refinancing Term Loans and/or Refinancing Notes (excluding pricing and optional prepayment or redemptions terms) shall either, at the option of the Borrower Agent, (I) be consistent with market terms and conditions (taken as a whole) at the time of Incurrence or effectiveness (as determined by the Borrower Agent in good faith), (II) be substantially identical to those applicable to the then outstanding Term Loans, or (III) (taken as a whole) be otherwise not materially more favorable to the Refinancing Term Loan Lenders and/or Refinancing Note Holders than those applicable to the then outstanding Term Loans, except to the extent such covenants and other terms apply solely to any period after the Latest Maturity Date at the time of such refinancing, except where the Lenders also receive the benefit of such more favorable terms), in each case as determined by the Borrower Agent in good faith; provided that Refinancing Term Loans and/or Refinancing Notes may rank pari passu or junior in right of payment and/or security with the remaining Term Loans or may be unsecured so long as the holders of any Refinancing Term Loans and/or Refinancing Notes that are subordinated in right of payment and/or security are subject to an Additional Intercreditor Agreement (provided that a certificate of a Responsible Officer of Borrower Agent delivered to the Administrative Agent in good faith at least five Business Days prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that Borrower Agent has determined in good faith that such terms and conditions satisfy the requirement set out in this clause (v), shall be conclusive evidence that such terms and conditions (other than the terms and conditions of the Additional Intercreditor Agreement referred to in this clause (v), satisfy such requirement unless the Administrative Agent provides notice to Borrower Agent of an objection during such five Business Day period (including a reasonable description of the basis upon which it objects)))~~.

(b)            The Borrowers may approach any Lender or any other Borrower Agent that would be an Eligible Assignee of Term Loans to provide all or a portion of the Refinancing Term Loans (a “Refinancing Term Loan Lender”) or Refinancing Notes (a “Refinancing Note Holder”); provided that any Lender offered or approached to provide all or a portion of the Refinancing Term Loans and/or Refinancing Notes may elect or decline, in its sole discretion, to provide a Refinancing Term Loan or purchase Refinancing Notes. Any Refinancing Term Loans made on any Refinancing Effective Date shall be designated a series of Refinancing Term Loans for all purposes of this Agreement; provided that any Refinancing Term Loans may, to the extent provided in the applicable Refinancing Term Loan Amendment and subject to the restrictions set forth in clause (a) above, be designated as an increase in any previously established Tranche of Term Loans made to the Borrowers.

(c)            The Administrative Agent and the Lenders hereby consent to the transactions contemplated by subsection 4.26(a) (including, for the avoidance of doubt, the payment of interest, fees, amortization or premium in respect of the Refinancing Term Loans and Refinancing Notes on the terms specified by Borrower Agent) and hereby waive the requirements of this Agreement or any other Loan Document that may otherwise prohibit any transaction contemplated by subsection 4.26(a). The Refinancing Term Loans shall be established pursuant to an amendment to this Agreement among the Borrowers, the Administrative Agent and the Refinancing Term Loan Lenders providing such Refinancing Term Loans (a “Refinancing Term Loan Amendment”). The Refinancing Notes shall be established pursuant to a Refinancing Notes Indenture which shall be consistent with the provisions set forth in subsection 4.26(a). Each Refinancing Term Loan Amendment shall be binding on the Lenders, the Administrative Agent, the Loan Parties party thereto and the other parties hereto without the consent of any other Lender and the Lenders hereby irrevocably authorize the Administrative Agent to enter into amendments to this Agreement and the other Loan Documents as may be necessary or appropriate in the reasonable opinion of the Administrative Agent and Borrower Agent, to effect the provisions of this subsection 4.26, including in order to establish new Tranches or sub-Tranches in respect of the Refinancing Term Loans and such technical amendments as may be necessary or appropriate in connection therewith and to adjust the amortization schedule in subsection 2.2 (insofar as such schedule relates to payments due to Lenders the Term Loans of which are refinanced with the proceeds of Refinancing Term Loans; provided that no such amendment shall reduce the pro rata share of any such payment that would have otherwise been payable to the Lenders, the Term Loans of which are not refinanced with the proceeds of Refinancing Term Loans). The Administrative Agent shall be permitted, and each is hereby authorized, to enter into such amendments with the Borrowers to effect the foregoing.

SECTION 5.      ~~REPRESENTATIONS AND WARRANTIES~~[RESERVED].

~~Each Borrower hereby represents and warrants to each Lender and the Administrative Agent that:~~

~~5.1            Financial Condition.~~

~~(a)            (i) The audited consolidated balance sheet of Parent and its Subsidiaries at December 31, 2018 and the related consolidated statements of operations, stockholders’ equity and cash flows for the fiscal year ended on such dates, reported on by certified public accountants of nationally recognized standing and (ii) the unaudited consolidated balance sheet of Parent and its Subsidiaries at June 30, 2019 and the related consolidated statements of operations and cash flows for the fiscal period ended on such date, fairly present in all material respects (except, with respect to interim reports, for normal year-end adjustments and the absence of footnotes) the consolidated financial position of Parent and its Subsidiaries as at such date, and the consolidated results of their operations and cash flows for the fiscal periods then ended and, in the case of the statements referred to in the foregoing clause (ii), the portion of the fiscal year through June 30, 2019, in each case, in accordance with GAAP consistently applied throughout the periods involved (except as noted therein).~~

~~(b)            No Change. Since December 31, 2018, there has been no development or event that has had or could reasonably be expected to have a Material Adverse Effect.~~

~~5.2            Corporate Existence; Compliance with Law. Each Group Member (a) is a Person duly organized or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, (b) has the requisite power and authority and the legal right to own and operate its property, to lease the property it operates and to conduct the business in which it is currently engaged, except to the extent that the failure to possess such power and authority and such legal right would not, in the aggregate, have a Material Adverse Effect, (c) is duly qualified and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect and (d) is in compliance with all applicable Requirements of Law (including occupational safety and health, health care, pension, certificate of need, the Comprehensive Environmental Response, Compensation and Liability Act, any so-called “Superfund” or “Superlien” law, or any applicable federal, state, local or other statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to, or imposing liability or standards of conduct concerning, any Materials of Environmental Concern), except to the extent that the failure to comply therewith would not, in the aggregate, have a Material Adverse Effect.~~

~~5.3            Corporate Power; Authorization.~~

~~(a)            Each of the Loan Parties and Parent has the requisite power and authority and the legal right to make, deliver and perform the Loan Documents to which it is a party and, in the case of the Borrowers, to obtain extensions of credit made or deemed made hereunder. Each of the Loan Parties and Parent has taken all necessary corporate or other organizational action to authorize the execution, delivery and performance of the Loan Documents to which it is a party and in case of the Borrowers, to authorize the extensions of credit made hereunder on the terms and conditions of this Agreement.~~

~~(b)            No consent or authorization of, or filing with, notice to or other act by or in respect of, any Person (including any Governmental Authority) is required in connection with the extensions of credit made or deemed made hereunder or with the execution, delivery, performance by any Loan Party, validity or enforceability of this Agreement or any Loan Document to the extent that it is a party thereto, or the guarantee of the Obligations pursuant to the Guarantee and Collateral Agreement, except (i) such as have been obtained or made and are in full force and effect, (ii) filings necessary to perfect Liens created under the Loan Documents and (iii) those consents, authorizations, filings and notices, the failure of which to obtain or make could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.~~

~~5.4           Enforceable Obligations. Each of the Loan Documents has been duly executed and delivered on behalf of each Loan Party and Parent to the extent party thereto and each of such Loan Documents constitutes the legal, valid and binding obligation of such Loan Party and Parent, enforceable against such Loan Party in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).~~

~~5.5            No Legal Bar. The execution, delivery and performance of each Loan Document and the guarantee of the Obligations pursuant to the Guarantee and Collateral Agreement will not violate any Requirement of Law or any Contractual Obligation applicable to or binding upon any Group Member or any of its properties or assets, which violations, individually or in the aggregate, would have a Material Adverse Effect, and will not result in the creation or imposition (or the obligation to create or impose) of any Lien (other than any Liens created pursuant to the Loan Documents) on any of its or their respective properties or assets.~~

~~5.6            No Material Litigation. Except as disclosed in the SEC Filings or on Schedule 5.6, no litigation or investigation known to any Borrower through receipt of written notice or proceeding of or by any Governmental Authority or any other Person is pending against any Group Member, (a) with respect to the validity, binding effect or enforceability of any Loan Document, or with respect to the Term Loans made hereunder, or (b) which would have a Material Adverse Effect.~~

~~5.7            Investment Company Act. No Group Member is required to be registered as an “investment company” (as the quoted term is defined or used in the Investment Company Act of 1940, as amended).~~

~~5.8            Federal Regulation; Use of Proceeds.~~

~~(a)            No extensions of credit hereunder will be used for any purpose which violates, or which would be inconsistent with, the provisions of Regulation T, U or X of the Board. No Group Member is engaged or will engage, principally or as one of its important activities, in the business of extending credit for the purpose of “purchasing” or “carrying” any “margin stock” within the respective meanings of each of the quoted terms under said Regulation U.~~

~~(b)            All proceeds of the Term Loans incurred on the Effective Date will be used by the Borrowers to finance, in part, the Transactions.~~

~~(c)            The Borrowers will not request any Borrowings, and the Borrowers shall not use, and shall procure that their Subsidiaries and their respective directors, officers, employees and agents shall not use, the proceeds of any Borrowing (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (B) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, or (C) in any manner that would result in the violation of any Sanctions applicable to Intermediate Holdings or its Subsidiaries or, to the knowledge of Borrowers, any other party hereto.~~

~~5.9            No Default or Breach. Except as set forth in the SEC Filings made prior to the Effective Date or on Schedule 5.9, no Group Member is in default or breach (i) in the payment or performance of any of its Contractual Obligations (other than Indebtedness) in any respect which would have a Material Adverse Effect, or (ii) under any condition, term or requirement of any FCC License or any order, award or decree of any Governmental Authority or arbitrator binding upon or affecting it or by which any of its properties or assets may be bound or affected in any respect which would have a Material Adverse Effect.~~

~~5.10          Taxes. Each Group Member has paid all Taxes shown to be due and payable on its Tax returns or extension requests or on any assessments made against it or any of its property and all other Taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than those the amount or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided in the books of such Group Member), except any such Taxes, fees or charges, the payment of which, or the failure to pay, would not have a Material Adverse Effect; and, to the knowledge of the Borrowers, no claims are being asserted with respect to any such Taxes, fees or other charges (other than those the amount or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided in the books of the applicable Group Member), except as to any such Taxes, fees or other charges, the payment of which, or the failure to pay, would not have a Material Adverse Effect.~~

~~5.11          Subsidiaries; Loan Parties. As of the Effective Date, (a) the Subsidiaries of Intermediate Holdings listed on Schedule 5.11(a) constitute all of the Domestic Subsidiaries of Intermediate Holdings, (b) the Subsidiaries listed on Schedule 5.11(b) constitute all of the Foreign Subsidiaries of Intermediate Holdings and (c) the Loan Parties listed on Schedule 5.11(c) constitute all of the Loan Parties. As of the Effective Date, Schedule 5.11(a) identifies all of the Broadcast License Subsidiaries.~~

~~5.12          Ownership of Property; Liens; Licenses.~~

~~(a)            Except as disclosed in Schedule 8.3 hereof, each Group Member has good and marketable title to, or valid and subsisting leasehold interests in, all its real property used by such Group Member in the operation of its business, and good title to all its respective other owned property, except where the failure to have such title or interest would not have a Material Adverse Effect. All such real property and other owned property is free and clear of any Liens, other than Liens permitted by subsection 8.3.~~

~~(b)            As of the Effective Date, Schedule 5.12 sets forth all FCC Licenses held by any Group Member (and the respective holders of such FCC Licenses) and all other licenses and permits issued by any Governmental Authority which are held by any Group Member that are in effect as of the Effective Date and are material to the business of the Group Members. Each of the foregoing FCC Licenses, and each other license or permit from a Governmental Authority that is material to the business of the Group Members, is valid and in full force and effect, and except as disclosed on Schedule 5.12, the Group Members are in compliance in all material respects with the terms and conditions thereof and any requirements under applicable FCC regulation.~~

~~5.13          Intellectual Property. Each Group Member owns, or is licensed to use, all Intellectual Property necessary for the conduct of its business as currently conducted except where the failure to do so could not reasonably be expected to have a Material Adverse Effect. No claim that could reasonably be expected to have a Material Adverse Effect has been asserted and is pending by any Person challenging or questioning the use of any Intellectual Property or the validity or effectiveness of any Intellectual Property, nor does any Borrower know of any valid basis for any such claim. The use of Intellectual Property by the Group Members does not infringe on the rights of any Person in a manner that could reasonably be expected to have a Material Adverse Effect.~~

~~5.14          Labor Matters. Except as, in the aggregate, could not reasonably be expected to have a Material Adverse Effect: (a) there are no strikes or other labor disputes against any Group Member pending or, to the knowledge of the Borrowers, threatened; (b) hours worked by and payment made to employees of any Group Member have not been in violation of the Fair Labor Standards Act or any other applicable Requirement of Law dealing with such matters; and (c) all payments due from any Group Member on account of insurance coverage, other contributions or liabilities associated with employee health and welfare benefit plans have been paid or accrued as a liability on the books of such Group Member.~~

~~5.15          ERISA. Except as would not have a Material Adverse Effect: (i) each Loan Party and each ERISA Affiliate is in compliance with the applicable provisions of ERISA and of the Code relating to Plans; (ii) no Reportable Event or non-exempt Prohibited Transaction has occurred or is reasonably expected to occur with respect to any Plan; (iii) there has been no determination that any Single Employer Plan is, or is expected to be, in “at risk” status (within the meaning of Section 430 of the Code or Section 303 of ERISA); (iv) no Lien in favor of the PBGC or any Single Employer Plan has been imposed upon any Loan Party or any ERISA Affiliate that remains unsatisfied; (v) no Loan Party and no ERISA Affiliate has received from the PBGC or a plan administrator any notice relating to an intention to terminate any Single Employer Plan or to appoint a trustee to administer any Single Employer Plan under Section 4042 of ERISA; (vi) no Loan Party and no ERISA Affiliate has incurred any Withdrawal Liability that remains unsatisfied; and (vii) no Loan Party and no ERISA Affiliate has received any notice concerning the imposition of Withdrawal Liability or any determination that a Multiemployer Plan is, or is expected to be, Insolvent, in Reorganization, terminated or in “endangered” or “critical” status (within the meaning of Section 432 of the Code or Section 305 of ERISA).~~

~~5.16          Environmental Matters.~~

~~(a)            Except as disclosed in the SEC Filings or on Schedule 5.16, to the knowledge of the Borrowers, the Properties do not contain any Materials of Environmental Concern in concentrations which constitute a violation of, or would reasonably be expected to give rise to liability under, Environmental Laws that would have a Material Adverse Effect.~~

~~(b)            The Properties and all operations at the Properties are in compliance with all applicable Environmental Laws, except for failure to be in compliance that would not have a Material Adverse Effect, and there is no contamination at, under or about the Properties that would have a Material Adverse Effect.~~

~~(c)            No Group Member has received any written notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to the Properties that would have a Material Adverse Effect, nor does any Borrower have knowledge that any such action is being contemplated, considered or threatened.~~

~~(d)            There are no judicial proceedings or governmental or administrative actions pending or threatened under any Environmental Law to which any Group Member is or will be named as a party with respect to the Properties that would have a Material Adverse Effect, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders under any Environmental Law with respect to the Properties that would have a Material Adverse Effect.~~

~~5.17          Disclosure. None of the written reports, financial statements, certificates or other written information (other than projections, budgets or other estimates or forward-looking statements or information of a general economic or industry nature or reports or studies prepared by third parties that were not expressly commissioned by a Group Member (collectively, the “Projections”)), taken as a whole, furnished by or on behalf of any Group Member to the Administrative Agent or any Lender prior to the Effective Date in connection with the transactions contemplated by this Agreement or any other Loan Document or delivered hereunder or thereunder (as modified or supplemented by other information so furnished prior to the Effective Date) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading; provided that, with respect to Projections, the Borrowers represent only that such information was prepared in good faith based upon assumptions believed by the Borrowers to be reasonable at the time such Projections were prepared, it being understood that Projections by their nature are uncertain and no assurance is given that the results reflected in such Projections will be achieved.~~

~~5.18          Security Documents.~~

~~(a)            The Guarantee and Collateral Agreement is effective to create in favor of the Administrative Agent, for the benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral described therein and proceeds thereof except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law). In the case of the Pledged Stock that are Securities (as defined in the UCC) described in the Guarantee and Collateral Agreement, when stock certificates representing such Pledged Stock are delivered to the Administrative Agent (together with a properly completed and signed stock power or endorsement), and in the case of the other Collateral in which a security interest can be perfected under the relevant UCC by filing a UCC financing statement and described in the Guarantee and Collateral Agreement, when financing statements and other filings specified on Schedule 5.18 in appropriate form are filed in the offices specified on Schedule 5.18, the Guarantee and Collateral Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral and the proceeds thereof, as security for the Obligations (as defined in the Guarantee and Collateral Agreement), in each case prior and superior in right to any other Person (except, in the case of Collateral other than Pledged Stock, Liens permitted by subsection 8.3 and, in the case of Collateral consisting of Pledged Stock, inchoate Liens arising by operation of law).~~

~~(b)            Each of the Mortgages upon proper filing is effective to create in favor of the Administrative Agent, for the benefit of the Secured Parties, a legal, valid and enforceable Lien on the Mortgaged Properties described therein and proceeds thereof except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law), and when the Mortgages are filed in the appropriate recording offices, each such Mortgage shall constitute a valid and enforceable Lien with record notice to third parties on all right, title and interest of the Loan Parties in the Mortgaged Properties and the proceeds thereof, as security for the Obligations (as defined in the relevant Mortgage), in each case prior and superior in right to any other Person (except that that the Lien created in the Mortgaged Properties may be subject to the Liens permitted by subsection 8.3).~~

~~5.19          Solvency. As of the Effective Date and after giving effect to the Transactions, New Holdings and its Subsidiaries, on a consolidated basis, are Solvent.~~

~~5.20          [Reserved].~~

~~5.21          Patriot Act. To the extent applicable, each Group Member is in compliance, in all material respects, with (i) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (ii) the Act. No part of the proceeds of the Term Loans will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.~~

~~5.22          Anti-Corruption Laws and Sanctions. Each of Intermediate Holdings and each Borrower has implemented and maintains in effect policies and procedures designed to ensure compliance by such Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and Intermediate Holdings, each Borrower, its Subsidiaries and their respective officers and employees, and to the knowledge of Intermediate Holdings, each Borrower and their subsidiaries, their respective directors and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. None of (a) any Borrower, any of its Subsidiaries or any of their respective directors, officers or employees, or (b) to the knowledge of Intermediate Holdings, each Borrower and their Subsidiaries, any agent of Intermediate Holdings, any Borrower or any of their Subsidiaries that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. No transaction contemplated by the Credit Agreement will violate Anti-Corruption Laws or applicable Sanctions.~~

~~5.23           Plan Assets; Prohibited Transactions. None of New Holdings or any of its Subsidiaries is an entity deemed to hold “plan assets” (within the meaning of Plan Asset Regulations), and neither the execution, delivery or performance of the transactions contemplated under this Agreement, including the making of the Term Loans hereunder, will give rise to a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code. The representation in this subsection 5.23 is based on the assumption that none of the Lenders is, or is acting on behalf of, a benefit plan investor as defined in Section 3(42) of ERISA.~~

~~5.24       Beneficial Ownership Certificate. As of the Effective Date, the information included in the Beneficial Ownership Certification, if applicable, is true and correct in all respects. Covered Entities. No Loan Party is a Covered Entity.CONDITIONS PRECEDENT~~[RESERVED].

~~6.1          Conditions Precedent to Effectiveness. This Agreement shall become effective on the first date on which each of the following conditions is satisfied:~~

~~(a)            Credit Agreement; Guarantee and Collateral Agreement. The Administrative Agent shall have received (i) this Agreement, executed and delivered by the Administrative Agent, Intermediate Holdings and the Borrowers and (ii) executed counterparts of the Guarantee and Collateral Agreement.~~

~~(b)            Fees.~~

~~(i)            The Borrowers shall have paid all fees previously agreed in writing to be paid on the Effective Date.~~

~~(ii)            Unless waived by the Administrative Agent, the Borrowers shall have paid all fees, charges, expenses and disbursements of counsel to the Administrative Agent and the Lead Arrangers (directly to such counsel if requested by the Administrative Agent) to the extent invoiced prior to or on the Effective Date, and in the case of expenses, such expenses shall have been invoiced at least two (2) Business Days prior to the Effective Date (except as otherwise reasonably agreed by the Borrower Agent).~~

~~(iii)            In addition, the Administrative Agent shall have also received a fully executed copy of the Fee Letter.~~

~~(c)            Legal Opinion. The Administrative Agent shall have received, dated the Effective Date and addressed to the Administrative Agent and the Lenders, (i) an opinion of Jones Day, special counsel to the Loan Parties, and (ii) an opinion of Lerman Senter PLLC, special FCC counsel to the Loan Parties, in each case in form and substance reasonably satisfactory to the Administrative Agent and their counsel. Such opinion shall also cover such other matters incident to the transactions contemplated by this Agreement as the Administrative Agent shall reasonably require.~~

~~(d)            Closing Certificates. The Administrative Agent shall have received a closing certificate of Intermediate Holdings, New Holdings and each Effective Date Subsidiary Borrower, dated the Effective Date, substantially in the form of Exhibits B-1, B-2 and B-3 hereto, respectively, with appropriate insertions and attachments, reasonably satisfactory in form and substance to the Administrative Agent and their counsel, executed by the Chief Executive Officer or any Vice President and the Secretary or any Assistant Secretary of Intermediate Holdings, each Borrower and each Subsidiary Guarantor respectively.~~

~~(e)            Organizational Documents. The Administrative Agent and their counsel shall have received true and correct copies of the certificate of incorporation and by-laws or operating agreement of each Loan Party, certified as to authenticity by the Secretary or Assistant Secretary of each such Loan Party.~~

~~(f)            Corporate Documents. The Administrative Agent and their counsel shall have received copies of certificates from the Secretary of State or other appropriate authority of such jurisdiction, evidencing the good standing or existence of each Loan Party in its jurisdiction of incorporation or organization.~~

~~(g)            Pledged Stock; Stock Powers; Pledged Notes. The Administrative Agent shall have (i) received the certificates representing the shares pledged pursuant to the Guarantee and Collateral Agreement, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof, and (ii) received the promissory notes pledged pursuant to the Guarantee and Collateral Agreement, endorsed in blank by a duly authorized officer of the pledgor thereof.~~

~~(h)            Filings. All necessary or advisable filings shall have been duly made or made available to the Administrative Agent or its counsel to create a perfected first priority Lien on and security interest in all Collateral in which a security interest can be perfected by filing a UCC-1 financing statement, and all such Collateral shall be free and clear of all Liens, except Liens permitted by subsection 8.3.~~

~~(i)             Lien Searches. The Administrative Agent shall have received the results of a recent Lien search with respect to each Loan Party, and such search shall reveal no Liens on any of the assets of the Loan Parties except for Liens permitted by subsection 8.3 or discharged on or prior to the Effective Date pursuant to documentation reasonably satisfactory to the Administrative Agent.~~

~~(j)            Representations and Warranties. Each of the representations and warranties made in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of the Effective Date as if made on and as of such date (unless (i) such representation or warranty is already by its terms qualified as to “materiality,” “Material Adverse Effect” or similar language, in which case such representation or warranty shall be true and correct in all respects as of the Effective Date after giving effect to such qualification or (ii) such representation or warranty is stated to relate to a specific earlier date, in which case, such representations and warranties shall be true and correct in all material respects (or in all respects if such representation or warranty is already by its terms qualified as to “materiality,” “Material Adverse Effect” or similar language) as of such earlier date).~~

~~(k)            No Default or Event of Default. No Default or Event of Default shall have occurred and be continuing at the time of, or after giving effect to this Agreement and the Term Loans made hereunder on the Effective Date.~~

~~(l)            Beneficial Ownership. Upon the reasonable request of any Lender made at least 5 Business Days prior to the Effective Date, at least three Business Days prior to the Effective Date, any Loan Party that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation shall have delivered, to each Lender that so requests, a Beneficial Ownership Certification in relation to such Loan Party.~~

~~(m)            Patriot Act. Before the end of the third Business Day prior to the Effective Date, the Administrative Agent and each Lender shall have received all documentation and other information, which has been requested in writing by the Administrative Agent or such Lender at least five Business Days prior to the Effective Date, required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act.~~

~~(n)            Solvency Certificate. The Administrative Agent shall have received a solvency certificate in substantially the form attached hereto as Exhibit J from the Chief Financial Officer of New Holdings that shall certify as to the solvency of New Holdings and its Subsidiaries on a consolidated basis after giving effect to the Transactions.~~

~~(o)            Notes. The Administrative Agent shall have received a Note executed by the Borrowers in favor of each Lender requesting a Note.~~

~~(p)            Insurance. Subject to subsection 7.5(e), the Administrative Agent shall have received evidence that all insurance required to be maintained pursuant to the Loan Documents has been obtained and is in effect, together with the certificates of insurance, naming the Administrative Agent, on behalf of the Lenders, as an additional insured or lenders’ loss payee, as the case may be, under all insurance policies maintained with respect to the assets and properties of the Loan Parties that constitute Collateral.~~

~~(q)            Intellectual Property Security Agreements. Patent, trademark and copyright security agreements, in form and substance reasonably satisfactory to the Administrative Agent, covering the registered intellectual property listed on the applicable schedules to the Guarantee and Collateral Agreement, duly executed by the Borrowers and each other Loan Party, shall have been received by the Administrative Agent.~~

~~(r)             Funds Flow. The Administrative Agent shall have received a funds flow memorandum with respect to the transactions contemplated hereby on the Effective Date in form, scope and substance reasonably satisfactory to the Administrative Agent.~~

~~(s)            Historical Financial Statements. The Administrative Agent shall have received the financial statement referenced in subsection 5.1.~~

~~(t)            Refinancing. The Refinancing shall have been, or substantially contemporaneously with the effectiveness of this Agreement shall be, consummated.~~

~~(u)            Permitted 2019 ABL Intercreditor Joinder Agreement. The Administrative Agent shall have received the Permitted 2019 ABL Intercreditor Joinder Agreement, executed by the Administrative Agent and, if requested by the Administrative Agent, the First Lien Notes Collateral Agent and the ABL Agent.~~

~~(v)            Pari Passu Intercreditor Agreement. The Administrative Agent shall have received the Pari Passu Intercreditor Agreement, executed by the Administrative Agent and the First Lien Notes Collateral Agent.~~

~~For purposes of determining compliance with the conditions specified in this Section 6 (and irrespective of whether any Lender has signed this Agreement), each Lender shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender, unless the Administrative Agent shall have received written notice from such Lender prior to the proposed Effective Date specifying its objection thereto.~~

SECTION 7.      ~~AFFIRMATIVE COVENANTS~~[RESERVED]

~~From and after the Effective Date, so long as any Term Loan or Note remains outstanding and unpaid or any other amount is owing to any Lender (other than indemnities and other contingent liabilities not then due and payable that survive repayment of the Term Loans) or the Administrative Agent hereunder, each Borrower hereby agrees that it shall, and, in the case of the agreements contained in subsections 7.3, 7.4, 7.5, 7.6, 7.7, 7.8 and 7.11 cause each of its Restricted Subsidiaries to, and Intermediate Holdings hereby agrees (solely with respect to subsection 7.10 and 7.15) that it shall and shall cause each of its Restricted Subsidiaries to:~~

~~7.1            Financial Statements. Furnish to the Administrative Agent (with sufficient copies for each Lender) or otherwise make available as described in the last sentence of subsection 7.2:~~

~~(a)            as soon as available, but in any event within 90 days after the end of each fiscal year of New Holdings, a copy of the consolidated balance sheet of New Holdings and its consolidated Subsidiaries as at the end of such fiscal year and the related consolidated statements of operations, stockholders’ equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous year, reported on without a “going concern” or like qualification or exception (other than a “going concern” statement, explanatory note or like qualification or exception resulting solely from an upcoming maturity date occurring within one year from the time such opinion is delivered), or qualification arising out of the scope of the audit, by PricewaterhouseCoopers LLP or other certified public accountants of nationally recognized standing not unacceptable to the Administrative Agent;~~

~~(b)            as soon as available, but in any event not later than 60 days after the end of each of the first three quarterly periods of each fiscal year of New Holdings, the unaudited consolidated balance sheet of New Holdings and its consolidated Subsidiaries at the end of such quarter and the related unaudited consolidated statements of operations and cash flows of New Holdings and its consolidated Subsidiaries for such applicable period, and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form, the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments and the absence of footnotes);~~

~~(c)            all financial statements shall be prepared in reasonable detail in accordance with GAAP (provided that interim statements may be condensed and may exclude footnote disclosure and are subject to year-end adjustment) applied consistently throughout the periods reflected therein and with prior periods (except as concurred in by such accountants or officer, as the case may be, and disclosed therein and except that interim financial statements need not be restated for changes in accounting principles which require retroactive application, and operations which have been discontinued (as defined in ASC 360, “Property, Plant and Equipment”) during the current year need not be shown in interim financial statements as such either for the current period or comparable prior period); and~~

~~(d)            simultaneously with the delivery of each set of consolidated financial statements referred to in subsections 7.1(a) and 7.1(b), to the extent there exists any Unrestricted Subsidiaries at such time, the related unaudited (it being understood that such information may be audited at the option of New Holdings) consolidating financial statements reflecting the adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries (if any) from such consolidated financial statements.~~

~~Notwithstanding the foregoing, the obligations in paragraphs (a) and (b) of this subsection 7.1 may be satisfied by furnishing the applicable financial statements of Parent and its consolidated Subsidiaries within the time periods specified in such paragraphs; provided that (i) (w) Parent directly holds all of the Capital Stock of Intermediate Holdings, (x) Intermediate Holdings directly holds all of the Capital Stock of New Holdings, (y) Intermediate Holdings is in compliance with subsection 8.17 and (z) Parent is in compliance with subsection 11.20, (ii) to the extent such financial statements relate to Parent and its consolidated Subsidiaries, such financial statements shall be accompanied by consolidating information that explains in reasonable detail the differences between the information relating to Parent and any other entity (other than New Holdings and its consolidated Subsidiaries), on the one hand, and the information relating to New Holdings and its consolidated Subsidiaries on a standalone basis, on the other hand, which consolidating information shall be certified by a Responsible Officer either Parent or of New Holdings as having been fairly presented in all material respects and (iii) to the extent such financial statements are in lieu of the financial statements required to be provided under subsection 7.1(a), such financial statements shall be accompanied by a report of PricewaterhouseCoopers LLP or other certified public accountants of nationally recognized standing not unacceptable to the Administrative Agent, which report shall not be subject to a “going concern” or like qualification or exception, or qualification arising out of the scope of the audit. New Holdings hereby represents, warrants and covenants that, in the event that the obligations in paragraphs (a) or (b) of this subsection 7.1 are satisfied by furnishing the applicable financial statements of Parent and its consolidated Subsidiaries pursuant to this paragraph, each of the conditions set forth in this paragraph shall have been satisfied.~~

~~Documents required to be delivered pursuant to this subsection 7.1 and subsection 7.2 below (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which Parent or New Holdings posts such documents, or provides a link thereto, on Parent’s or New Holdings’ website on the Internet at www.cumulus.com or (ii) on which such documents are posted on Parent’s or New Holdings’ behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial or public third-party website or whether sponsored by the Administrative Agent (including the website of the SEC at http://www.sec.gov)); provided that (x) in each case, other than with respect to regular periodic reporting, the Borrower Agent shall notify the Administrative Agent of the posting of any such documents and (y) in the case of documents required to be delivered pursuant to subsection 7.2, at the request of the Administrative Agent, the Borrower Agent shall furnish to the Administrative Agent a hard copy of such document. Each Lender shall be solely responsible for timely accessing posted documents and maintaining its copies of such documents.~~

~~7.2            Certificates; Other Information. Furnish to the Administrative Agent or otherwise make available as described in the last sentence of this subsection 7.2:~~

~~(a)            [Reserved];~~

~~(b)            within five (5) Business Days following delivery of the financial statements referred to in subsections 7.1(a) and 7.1(b), a certificate of the Responsible Officer of New Holdings in the form attached as Exhibit M hereto (i) stating that, to the best of such officer’s knowledge, such officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate and (ii) in the case of financial statements under subsection 7.1(a), beginning with the financial statements for the fiscal year ending December 31, 2020, setting forth reasonably detailed calculations of Excess Cash Flow;~~

~~(c)            promptly upon receipt thereof, copies of all final reports submitted to any Borrower by independent certified public accountants in connection with each annual, interim or special audit of the books of such Borrower made by such accountants, including any final comment letter submitted by such accountants to management in connection with their annual audit;~~

~~(d)            promptly upon their becoming available, copies of all financial statements, reports, notices and proxy statements and all regular and periodic reports and all final registration statements and final prospectuses, if any, filed by Parent or any of its Subsidiaries with any securities exchange or with the Securities and Exchange Commission or any Governmental Authority succeeding to any of its functions;~~

~~(e)            concurrently with the delivery of the financial statements referred to in subsections 7.1(a) and 7.1(b), a management summary describing and analyzing the performance of New Holdings and its Restricted Subsidiaries during the periods covered by such financial statements; provided, however, that such management summary need not be furnished so long as Parent or New Holdings is a reporting company under the Securities Exchange Act of 1934, as amended;~~

~~(f)             concurrently with the delivery of the consolidated financial statements referred to in subsection 7.1(a), but in any event within 90 days after the beginning of each fiscal year of New Holdings to which such budget relates, an annual operating budget of New Holdings and its Restricted Subsidiaries, on a consolidated basis;~~

~~(g)            promptly following any request by the Administrative Agent or the Required Lenders (through the Administrative Agent) therefor, copies of any documents or notices described in Sections 101(k) or 101(l) of ERISA that any Loan Party or any ERISA Affiliate may request with respect to any Multiemployer Plan; provided that if the Loan Parties or their ERISA Affiliates have not requested such documents or notices from the administrator or sponsor of an applicable Multiemployer Plan, then Borrowers shall cause the Loan Parties and/or their ERISA Affiliates to promptly make a request for such documents or notices from the administrator or sponsor of such Multiemployer Plan and Borrower Agent shall provide copies of such documents and notices promptly after receipt thereof; and~~

~~(h)            promptly, such additional financial and other information as the Administrative Agent or any Lender (through the Administrative Agent) may from time to time reasonably request, including, without limitation, information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the PATRIOT Act and, to the extent required, the Beneficial Ownership Regulation.~~

~~The requirements of subsection 7.1 above and this subsection 7.2 shall be deemed to be satisfied if Parent or New Holdings shall have made such materials available to the Administrative Agent, including by electronic transmission, within the time periods specified therefor and pursuant to procedures approved by the Administrative Agent, or by filing (or having Parent file) such materials by electronic transmission with the Securities and Exchange Commission, in which case “delivery” of such statements for purposes of subsections 7.1(a) and 7.1(b) shall mean making such statements available in such fashion.~~

~~7.3            Payment of Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all of its Tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, except (a) when the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the applicable Group Member, as the case may be and (b) to the extent the failure to pay or discharge the same could not reasonably be expected to have a Material Adverse Effect.~~

~~7.4            Conduct of Business; Maintenance of Existence; Compliance. Continue to engage in business conducted or proposed to be conducted by New Holdings and its Restricted Subsidiaries on the Effective Date or any business that is similar, reasonably related, incidental, complementary or ancillary thereto, including without limitation in broadcasting and other media businesses, and preserve, renew and keep in full force and effect its legal existence and take all reasonable action to maintain all rights, privileges, franchises, accreditations, certifications, authorizations, licenses, permits, approvals and registrations, necessary or desirable in the normal conduct of its business except for rights, privileges, franchises, accreditations, certifications, authorizations, licenses, permits, approvals and registrations the loss of which would not in the aggregate have a Material Adverse Effect, and except as otherwise permitted by this Agreement; and comply with all applicable Requirements of Law and Contractual Obligations except to the extent that the failure to comply therewith would not, in the aggregate, have a Material Adverse Effect.~~

~~7.5            Maintenance of Property; Insurance.~~

~~(a)            Except if the failure to do so could not reasonably be expected to result in a Material Adverse Effect, keep all property useful and necessary in its business in good working order and condition (ordinary wear and tear, casualty and condemnation excepted).~~

~~(b)            Maintain with financially sound and reputable insurance companies (provided that if any such insurance company shall at any time cease to be financially sound and reputable, there shall be no breach of this provision in the event that the Borrowers promptly (and in any event within forty-five (45) days of such date) obtain insurance from an alternative insurance carrier that is financially sound and reputable) insurance with respect to its properties in at least such amounts (after giving effect to any self-insurance reasonable and customary for similarly situated Persons engaged in the same or similar businesses as New Holdings and its Restricted Subsidiaries in the same geographic locales) and against at least such risks as are customarily insured against in the same general area by companies engaged in the same or similar business.~~

~~(c)            Maintain casualty and property insurance for which the Borrowers shall (i) use commercially reasonable efforts to cause such insurance to provide that no cancellation, material reduction in amount or material change in coverage thereof shall be effective until at least thirty (30) days after receipt by the Administrative Agent of written notice thereof, and (ii) name the Administrative Agent as insured party or lenders’ loss payee.~~

~~(d)            Upon request by the Administrative Agent or the Required Lenders (through the Administrative Agent), the Borrower Agent shall deliver to the Administrative Agent information in reasonable detail as to the insurance maintained by the Group Members.~~

~~(e)            No later than thirty (30) days after the Effective Date (or such later date as reasonably agreed by the Administrative Agent), deliver to the Administrative Agent in form and substance reasonably satisfactory to the Administrative Agent (i) an additional insured endorsement with respect to the liability insurance certificate delivered pursuant to subsection 6.1(q) and (ii) a lender loss payee endorsement with respect to the property insurance certificate delivered pursuant to subsection 6.1(q).~~

~~(f)             If any portion of any Mortgaged Property is at any time located in an area identified by the Federal Emergency Management Agency (or any successor agency) as a special flood hazard area with respect to which flood insurance has been made available under the National Flood Insurance Act of 1968 (as now or hereafter in effect or successor act thereto), then the Borrowers shall (i) maintain, or cause to be maintained, with a financially sound and reputable insurer, flood insurance in an amount and otherwise sufficient to comply with all applicable rules and regulations promulgated pursuant to the Flood Insurance Laws and (ii) deliver to the Administrative Agent evidence of such compliance in form and substance reasonably acceptable to the Administrative Agent, including, without limitation, evidence of annual renewals of such insurance.~~

~~7.6            Inspection of Property; Books and Records; Discussions; Annual Meetings.~~

~~(a)            Keep proper books of record and account in which full, true and correct in all material respects entries are made of all material dealings and transactions in relation to its business and activities which permit financial statements to be prepared in conformity with GAAP and all Requirements of Law; and permit representatives of the Administrative Agent (or any designee thereof) upon reasonable notice to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time during normal business hours and as often as may reasonably be desired upon reasonable notice (but no more than once per annum unless an Event of Default has occurred and is continuing), and to discuss the business, operations, properties and financial and other condition of Parent and its Restricted Subsidiaries with officers and employees thereof and with their independent certified public accountants (with, at the option of the Borrower Agent, an officer of the Borrower Agent present) upon reasonable advance notice to the Borrower Agent.~~

~~(b)            Within 120 days after the end of each fiscal year of New Holdings, at the request of the Administrative Agent or the Required Lenders (through the Administrative Agent), hold a meeting at a mutually agreeable location, venue and time or, at the option of the Administrative Agent or the Required Lenders (through the Administrative Agent), by conference call (the reasonable costs of such venue or call to be paid by the Borrowers) with all Lenders who choose to attend such meeting at which meeting shall be reviewed, to the extent permitted by applicable Requirements of Law (including applicable national security laws, directives, policies, rules, regulations and procedures), the financial results of the previous fiscal year and the financial condition of Parent and its Restricted Subsidiaries and the operating budget presented for the current fiscal year of New Holdings.~~

~~7.7            Notices. Promptly give notice to the Administrative Agent (who shall deliver to each Lender) upon a Responsible Officer obtaining knowledge of:~~

~~(a)            the occurrence of any Default or Event of Default;~~

~~(b)            any litigation, investigation or proceeding which may exist at any time between Intermediate Holdings and any of its Subsidiaries and any Governmental Authority, or receipt of any notice of any environmental claim or assessment against Intermediate Holdings or any of its Subsidiaries by any Governmental Authority, which in any such case would reasonably be expected to have a Material Adverse Effect;~~

~~(c)            any litigation or proceeding affecting Intermediate Holdings or any of its Subsidiaries (i) in which more than $35,000,000 of the amount claimed is not covered by insurance or (ii) in which injunctive or similar relief is sought which if obtained would reasonably be expected to have a Material Adverse Effect;~~

~~(d)            the occurrence of any Reportable Event that, alone or together with any other Reportable Events that have occurred, would reasonably be expected to result in a Material Adverse Effect, and in addition to such notice, deliver to the Administrative Agent and each Lender whichever of the following may be applicable: (A) a certificate of the Responsible Officer of the Borrower Agent setting forth details as to such Reportable Event and the action that the Loan Party or ERISA Affiliate proposes to take with respect thereto, together with a copy of any notice of such Reportable Event that may be required to be filed with the PBGC, or (B) any notice delivered by the PBGC in connection with such Reportable Event;~~

~~(e)            the occurrence of any event which could reasonably be expected to have a material adverse effect on the aggregate value of the Collateral or on the security interests created by the Guarantee and Collateral Agreement; and~~

~~(f)            any development or event that has had or could reasonably be expected to have a Material Adverse Effect.~~

~~Each notice pursuant to this subsection 7.7 shall be accompanied by a statement of the Responsible Officer of the Borrower Agent setting forth details of the occurrence referred to therein and (in the cases of clauses (a) through (f)) stating what action the Borrowers propose to take with respect thereto.~~

~~7.8            Environmental Laws. Except to the extent the failure to do so could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect:~~

~~(a)            Comply with, and take commercially reasonable steps to cause all tenants and subtenants, if any, to comply with, all applicable Environmental Laws, and obtain and comply with and maintain, and take commercially reasonable steps to cause all tenants and subtenants to obtain and comply with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws.~~

~~(b)            Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions to the extent required under Environmental Laws and promptly comply with all legally binding lawful orders and directives of all Governmental Authorities regarding Environmental Laws.~~

~~7.9            [Reserved].~~

~~7.10          Additional Loan Parties; Pledge of Stock of Additional Subsidiaries; Additional Collateral, etc..~~

~~(a)            With respect to any new wholly-owned Restricted Subsidiary of Intermediate Holdings (other than a Foreign Subsidiary, a FSHCO, a Non-Significant Subsidiary, a Broadcast License Subsidiary or a Receivables Subsidiary, or any other Restricted Subsidiary with respect to which, in the reasonable judgment of the Administrative Agent, determined in consultation with the Borrower Agent, the burden, cost or consequences (including any material adverse tax consequences) of such Restricted Subsidiary becoming a Borrower or providing a guarantee of the Obligations shall be excessive in view of the benefits to be obtained by the Lenders therefrom) created or acquired after the Effective Date (including as a result of the consummation of any Business Acquisition) (which, for purposes of this clause (a) shall include any existing wholly-owned Restricted Subsidiary that ceases to be a Foreign Subsidiary, a FSHCO, a Non-Significant Subsidiary, a Broadcast License Subsidiary or a Receivables Subsidiary), promptly (i) notify the Administrative Agent in writing whether such new Restricted Subsidiary shall be designated a “Borrower” or “Subsidiary Guarantor” under this Agreement and the other Loan Documents (which determination of such designation shall be in the sole discretion of the Borrowers) and (ii) cause such Restricted Subsidiary to (x) in the event it has been designated a “Borrower” pursuant the written notice referred to in the immediately preceding clause (i), become a party to (A) this Agreement by executing a Joinder Agreement and (B) the Guarantee and Collateral Agreement, which shall be accompanied by such resolutions, incumbency certificates and legal opinions as are reasonably requested by the Administrative Agent or the Required Lenders or (y) in the event it is designated a “Subsidiary Guarantor” pursuant the written notice referred to in the immediately preceding clause (i), become a party to the Guarantee and Collateral Agreement, which shall be accompanied by such resolutions, incumbency certificates and legal opinions as are reasonably requested by the Administrative Agent or the Required Lenders.~~

~~(b)            (i) Pledge the Capital Stock, or other equity interests and intercompany indebtedness, owned by any Loan Party that is created or acquired after the Effective Date pursuant to the Guarantee and Collateral Agreement (it being understood and agreed that, notwithstanding anything that may be to the contrary herein, this subsection 7.10(b) shall not require any Loan Party to pledge more than 66% of the outstanding voting stock of any of its Foreign Subsidiaries or FSHCOs) and (ii) with regard to any property acquired by any Loan Party after the Effective Date (other than property described in paragraphs (b)(i) or (c)) (x) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement or such other documents as the Administrative Agent or the Required Lenders deem necessary or advisable to grant to the Administrative Agent, for the benefit of the Secured Parties, a security interest in such property in accordance with the Guarantee and Collateral Agreement and (y) take all actions necessary or advisable to grant to the Administrative Agent, for the benefit of the Secured Parties, a perfected first priority security interest in such property, including the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Guarantee and Collateral Agreement or by law or as may be requested by the Administrative Agent or the Required Lenders.~~

~~(c)            With respect to any Material Real Property owned by any Loan Party (unless subject to a Lien permitted under subsections 8.3(f) or 8.3(h)), promptly (but in any event not later than (x) in the case of any Material Real Property existing on the Effective Date, 180 days after the Effective Date and (y) in the case of any Material Real Property acquired after the Effective Date, 90 days after the date of such acquisition, which date, in each case, may be extended by the Administrative Agent): (i) execute and deliver a first priority Mortgage in favor of the Administrative Agent, for the benefit of the Secured Parties, covering such real property, (ii) if requested by the Administrative Agent, provide the Administrative Agent with title and extended coverage insurance covering such real property in an amount at least equal to the purchase price of such real property (or such other amount as shall be reasonably specified by the Administrative Agent) as well as a current ALTA survey or the equivalent (including, without limitation, ExpressMaps) thereof, together with a surveyor’s certificate, in each case, if available; provided that such other survey equivalent is sufficient to allow the issuance of the title insurance policy without any exception (other than customary exceptions) for such matters as would be shown on an accurate survey of the Mortgaged Property and with a standard “land same as survey” and such other customary survey-related endorsements as the Administrative Agent may reasonably request), (iii) deliver (A) a “Life-of-Loan” Federal Emergency Management Agency Standard Flood Hazard Determination with respect to such real property and (B) in the event such property is located in an area identified by the Federal Emergency Management Agency (or any successor agency) as a special flood hazard area, deliver (x) a notice about special flood hazard area status and flood disaster assistance, duly executed by the Borrower Agent, (y) evidence of flood insurance with a financially sound and reputable insurer, naming the Administrative Agent, as mortgagee, in an amount and otherwise sufficient to comply with all applicable rules and regulations promulgated pursuant to the Flood Insurance Laws and otherwise reasonably satisfactory to the Administrative Agent, and (z) evidence of the payment of premiums in respect thereof in form and substance reasonably satisfactory to the Administrative Agent and (iv) if requested by the Administrative Agent, deliver to the Administrative Agent customary legal opinions, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.~~

~~(d)            With respect to any joint venture formed or acquired by any Loan Party after the Effective Date, pledge to the Administrative Agent, for the benefit of the Secured Parties, all the Capital Stock or other equity interests owned by any Loan Party in such joint venture pursuant to the Guarantee and Collateral Agreement; provided that if and only if such Loan Party is not permitted to pledge such Capital Stock or other equity interests under the limited liability company agreement, limited partnership agreement, joint venture agreement, general partnership agreement or other applicable organizational documents of such joint venture, the applicable Borrower or other applicable Loan Party shall use commercially reasonable efforts to have such Capital Stock or other equity interests held at all times by a JV Holding Company.~~

~~(e)            With respect to any deposit account (other than an Excluded Account) or securities account (x) owned or maintained by a Loan Party on the Effective Date, promptly (but in any event not later than 60 days after the Effective Date (or such later date as reasonably agreed by the Administrative Agent) or (y) opened or acquired by a Loan Party after the Effective Date (or that ceases to be an Excluded Account after the Effective Date), on or prior to the date such deposit account or securities account is opened or acquired (or ceases to be an Excluded Account), as applicable, execute and deliver to the Administrative Agent a Control Agreement with respect to such deposit account or securities account.~~

~~7.11          Broadcast License Subsidiaries.~~

~~(a)            Unless the Borrowers shall reasonably determine with the consent of the Administrative Agent (such consent not to be unreasonably delayed, conditioned or withheld) that doing so would cause undue expense or effort for New Holdings or its Restricted Subsidiaries, and except with respect to the FCC Licenses listed on Schedule 7.11, cause all FCC Licenses for all Stations owned by New Holdings or its Restricted Subsidiaries (other than any Station which New Holdings or any Restricted Subsidiary has placed in a Divestiture Trust) to be held at all times by one or more Broadcast License Subsidiaries; provided that with regard to any FCC Licenses for Stations acquired by New Holdings or its Restricted Subsidiaries after the Effective Date, the foregoing requirement shall be deemed satisfied if such FCC Licenses are, promptly following the acquisition of the respective Stations, assigned to and subsequently held by one or more Broadcast License Subsidiaries.~~

~~(b)            Ensure that each Broadcast License Subsidiary engages only in the business of holding FCC Licenses and rights and activities related thereto.~~

~~(c)            Ensure that the property of each Broadcast License Subsidiary is not commingled with the property of Parent, Intermediate Holdings, New Holdings or any Restricted Subsidiary other than Broadcast License Subsidiaries or otherwise remains clearly identifiable.~~

~~(d)            Ensure that no Broadcast License Subsidiary has any Indebtedness, guarantees or other liabilities except for the liabilities expressly permitted to be incurred in accordance with the definition of “Broadcast License Subsidiary.”~~

~~(e)            Ensure that no Broadcast License Subsidiary creates, incurs, assumes or suffers to exist any Liens upon any of its property, assets, income or profits, whether now owned or hereafter acquired, except non-consensual Liens arising by operation of law.~~

~~7.12          [Reserved].~~

~~7.13          Ratings. Use commercially reasonable efforts to obtain and maintain a corporate family and/or corporate credit rating, as applicable, and ratings in respect of the Term Loans, in each case from each of S&P and Moody’s.~~

~~7.14           Use of Proceeds. The Borrowers will use the proceeds of the Term Loans only as provided in subsection 5.8.~~

~~7.15           Anti-Corruption Laws and Sanctions. Intermediate Holdings and each Borrower will maintain in effect and enforce policies and procedures designed to ensure compliance by Intermediate Holdings, such Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.~~

~~7.16          Designation of Subsidiaries. New Holdings may at any time and from time to time after the Effective Date designate any Restricted Subsidiary of New Holdings as an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Restricted Subsidiary by written notice to the Administrative Agent; provided that (i) immediately before and after such designation, no Event of Default shall have occurred and be continuing, (ii) in the case of the designation of any Subsidiary as an Unrestricted Subsidiary, such designation shall constitute an Investment in such Unrestricted Subsidiary (calculated as an amount equal to the sum of (x) the fair market value of the Subsidiary designated immediately prior to such designation (such fair market value to be calculated without regard to any Obligations of such Subsidiary under the Guaranty and Collateral Agreement) and (y) the aggregate principal amount of any Indebtedness owed by the Subsidiary to New Holdings or any of its Subsidiaries immediately prior to such designation, all calculated, except as set forth in the parenthetical to clause (x) above, on a consolidated basis in accordance with GAAP), and such Investment shall be permitted under Section 8.7, (iii) following the designation of an Unrestricted Subsidiary as a Restricted Subsidiary, New Holdings shall comply with the provisions of Section 7.10 with respect to such designated Restricted Subsidiary, (iv) no Restricted Subsidiary may be a Subsidiary of an Unrestricted Subsidiary, (v) the Borrower Agent may not be designated an Unrestricted Subsidiary and (vi) in the case of the designation of any Subsidiary as an Unrestricted Subsidiary, each of (A) the Subsidiary to be so designated and (B) its Subsidiaries has not, at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of New Holdings or any Restricted Subsidiary (other than equity interests in an Unrestricted Subsidiary). The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute (i) the incurrence at the time of designation of any Investment, Indebtedness or Liens of such Subsidiary existing at such time and (ii) a return on any Investment by New Holdings in Unrestricted Subsidiaries pursuant to the preceding sentence in an amount equal to the fair market value at the date of such designation of New Holding’s Investment in such Subsidiary. Such designation shall be permitted only if an Investment in such amount would be permitted at such time, whether as a Restricted Payment and/or a permitted Investment, and if such Subsidiary otherwise meets the definition of an “Unrestricted Subsidiary.”~~

SECTION 8.      ~~NEGATIVE COVENANTS~~[reserved]

~~From and after the Effective Date, each Borrower hereby agrees that it shall not, and shall not permit any of its Restricted Subsidiaries to (and Intermediate Holdings hereby agrees, solely with respect to subsection 8.17, that it shall not), directly or indirectly so long as any Term Loan or Note remains outstanding and unpaid or any other amount is owing to any Lender (other than indemnities and other contingent liabilities not then due and payable that survive repayment of the Term Loans) or the Administrative Agent hereunder:~~

~~8.1            [Reserved].~~

~~8.2            Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except:~~

~~(a)            Indebtedness of the Loan Parties under this Agreement (including any Incremental Term Loan);~~

~~(b)            Indebtedness of New Holdings to any Restricted Subsidiary and of any Restricted Subsidiary to any other Restricted Subsidiary; provided that (i) any such Indebtedness owed by a Loan Party to a Person that is not a Loan Party shall be unsecured and subordinated in right of payment to the payment in full of the Obligations on terms reasonably satisfactory to the Administrative Agent and (ii) Indebtedness of Restricted Subsidiaries that are not Borrowers or Subsidiary Guarantors to any Borrower or any Subsidiary Guarantor must also be permitted under subsection 8.7;~~

~~(c)            Indebtedness of New Holdings or any of its Restricted Subsidiaries in respect of any foreign currency exchange contracts, interest rate swap arrangements or other derivative contracts or transactions, other than any such contracts, arrangements or transactions entered into by New Holdings or any of its Restricted Subsidiaries for speculative purposes;~~

~~(d)            Indebtedness of New Holdings or any of its Restricted Subsidiaries consisting of reimbursement obligations under surety, indemnity, performance, release and appeal bonds, in each case required in the ordinary course of business or in connection with the enforcement of rights or claims of New Holdings and its Restricted Subsidiaries, and letters of credit obtained in support thereof in the ordinary course of business;~~

~~(e)            existing Indebtedness of New Holdings or any of its Restricted Subsidiaries listed on Schedule 8.2 hereto including any extension or renewals or Permitted Refinancing thereof, provided that the principal amount thereof is not increased;~~

~~(f)            (i) any Indebtedness of any Person that becomes a Restricted Subsidiary in connection with a Permitted Acquisition after the Effective Date, (ii) any Indebtedness of any Person that is assumed by a Restricted Subsidiary in connection with an acquisition of assets by such Restricted Subsidiary in connection with a Permitted Acquisition after the Effective Date, and (iii) any Permitted Refinancing in respect of any Indebtedness set forth in the immediately preceding clauses (i) and (ii); provided that (x) in the case of clauses (i) and (ii) such Indebtedness exists at the time of such Permitted Acquisition and is not created in contemplation of or in connection with such Permitted Acquisition, (y) the aggregate outstanding principal amount of all Indebtedness of Restricted Subsidiaries that are not Borrowers or Subsidiary Guarantors outstanding under this clause (f) shall not exceed, at any time, the greater of (A) $100,000,000 and (B) 4.5% of the Consolidated Total Assets of New Holdings and its Restricted Subsidiaries and (z) no Group Member (other than such Person that becomes a Restricted Subsidiary of New Holdings or the Restricted Subsidiary, as the case may be, that so assumes such Person’s Indebtedness) shall guarantee or otherwise become liable for the payment of such Indebtedness;~~

~~(g)            letters of credit of New Holdings and its Restricted Subsidiaries; provided that the aggregate face amount of such letters of credit outstanding at any time shall not exceed $20,000,000; provided, further, such Indebtedness, if secured, is only secured as permitted by subsection 8.3(w);~~

~~(h)            (A) Permitted Pari Passu Notes or Permitted Junior Debt in an amount not to exceed the then remaining aggregate principal amount of Incremental Term Loans that could be incurred at such time pursuant to subsection 2.4 (in the case of any Permitted Junior Debt that is unsecured, for purposes of testing the Ratio-Based Incremental Facility amount, assuming such Permitted Junior Debt is incurred pursuant to clause (z)(ii) thereof) so long as (i) all such Indebtedness is incurred in accordance with the requirements of the definition of “Permitted Pari Passu Notes,” “Permitted Junior Notes” or “Permitted Junior Loans,” as the case may be, and (ii) no Event of Default then exists or would immediately result therefrom (provided that, with respect to any such Indebtedness incurred to finance a Limited Condition Acquisition, such requirement shall be limited to the absence of an Event of Default pursuant to Section 9(a) or (f)); and (B) Permitted Refinancing in respect of Indebtedness incurred pursuant to subclause (A);~~

~~(i)             Indebtedness consisting of promissory notes issued by New Holdings and its Restricted Subsidiaries to current or former directors, officers, employees, members of management or consultants of such person (or their respective estate, heirs, family members, spouse or former spouse) to finance the repurchase of shares of Parent permitted by subsection 8.8;~~

~~(j)             Indebtedness of New Holdings or any Restricted Subsidiary (including Capital Lease Obligations) incurred to finance the acquisition, construction, repair, replacement, lease or improvement of fixed or capital assets (or the purchase of the Capital Stock of any Person owning such assets) in an outstanding amount not to exceed , at any time outstanding, the greater of (A) $40,000,000 and (B) 2.0% of the Consolidated Total Assets of New Holdings and its Restricted Subsidiaries; provided that such Indebtedness is incurred prior to or within 365 days after the applicable acquisition, construction, repair, replacement or improvement, (ii) Indebtedness arising out of sale and leaseback transactions permitted hereunder and (iii) any Permitted Refinancing of any Indebtedness set forth in the immediately preceding clauses (i) and (ii);~~

~~(k)            cash management obligations and other Indebtedness of New Holdings and any Restricted Subsidiaries in respect of netting services, overdraft protections, employee credit card programs, automatic clearing house arrangements and other similar arrangements in each case in connection with deposit accounts;~~

~~(l)             unsecured Indebtedness arising from agreements of New Holdings and its Restricted Subsidiaries providing for seller financing, deferred purchase price, contingent liabilities in respect of any indemnification obligations, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with any Business Acquisition; provided, however, that (i) such Indebtedness is not reflected on the balance sheet of New Holdings or any of its Restricted Subsidiaries prepared in accordance with GAAP (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this clause (i)), (ii) with respect to a disposition, the maximum assumable liability in respect of all such Indebtedness shall at no time exceed the gross proceeds including non-cash proceeds (the fair market value of such non-cash proceeds being measured at the time received and without giving effect to any subsequent changes in value) actually received by New Holdings and its Restricted Subsidiaries in connection with such disposition and (iii) as of the date of incurrence of any Indebtedness under this clause (l), the Consolidated Total Net Leverage Ratio (determined (i) on a pro forma basis, after giving effect to the incurrence of such Indebtedness, and (ii) excluding the proceeds of such Indebtedness in the calculation of Unrestricted Cash) of the Borrowers and the Subsidiary Guarantors as of such date) is less than or equal to 6.25 to 1.00;~~

~~(m)            Indebtedness of New Holdings or any of its Restricted Subsidiaries consisting of (i) financing of insurance premiums or (ii) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business;~~

~~(n)            Indebtedness of New Holdings or any of its Restricted Subsidiaries incurred pursuant to (i) a Receivables Facility in an aggregate outstanding amount not to exceed the greater of (x) $100,000,000 and (y) 2.0% of Consolidated Total Assets (inclusive of the unused commitments under any such Receivables Facility) and (ii) a Permitted Revolving Credit Facility in an aggregate amount not to exceed $100,000,000 (inclusive of the unused commitments under any such Permitted Revolving Credit Facility);~~

~~(o)            Indebtedness of New Holdings or any of its Restricted Subsidiaries secured in compliance with subsection 8.3(z) in an aggregate amount outstanding not to exceed, at any time, such amount that would not cause, after giving effect to the incurrence thereof, on a pro forma basis the Consolidated Net Secured Leverage Ratio to exceed 5.00 to 1.00 as of the last day of the most recently ended Test Period;~~

~~(p)            other unsecured Indebtedness of New Holdings or any of its Restricted Subsidiaries in an aggregate outstanding principal amount not to exceed, at any time, such amount that would not cause, after giving effect to the incurrence thereof, on a pro forma basis the Consolidated Total Net Leverage Ratio to exceed 5.50 to 1.00 as of the last day of the most recently ended Test Period; provided that the aggregate principal amount of all Indebtedness of Restricted Subsidiaries that are not Borrowers or Subsidiary Guarantors outstanding under this clause (p) together with all Indebtedness of Restricted Subsidiaries that are not Borrowers or Subsidiary Guarantors outstanding under subsection 8.2(f) shall not exceed, at any time, $100,000,000;~~

~~(q)            the issuance of Disqualified Stock of New Holdings and Disqualified Stock or preferred stock of New Holdings or any Subsidiary Guarantor in an aggregate outstanding principal amount or liquidation preference, when aggregated with the outstanding principal amount and liquidation preference of all other Disqualified Stock and Preferred Stock then outstanding and incurred pursuant to this clause (q) not to exceed, at any time, the greater of (i) $50,000,000 and (ii) 2.5% of the Consolidated Total Assets of New Holdings and its Restricted Subsidiaries;~~

~~(r)             other Indebtedness in an aggregate outstanding principal amount not to exceed, at any time, the greater of (i) $50,000,000 and (ii) 2.5% of the Consolidated Total Assets of New Holdings and its Restricted Subsidiaries;~~

~~(s)            (A) Indebtedness of the Loan Parties under any Permitted Revolving Credit Facility (including the Existing ABL Facility), any Receivables Facility, any Permitted Junior Notes Indenture and any Permitted Pari Passu Notes Indenture (including the First Lien Notes) in an aggregate outstanding amount not to exceed the greater of (i) $1,250,000,000 and (ii) such amount that would not cause, on a pro forma basis, the Consolidated First Lien Net Leverage Ratio to exceed 3.75 to 1.00 as of the last day of the most recently ended Test Period (assuming, solely for purposes of testing such Consolidated First Lien Net Leverage Ratio under this subclause (ii), that all Indebtedness incurred pursuant to this subclause (ii) is Consolidated First Lien Debt) and (B) any Permitted Refinancing in respect of any Indebtedness outstanding pursuant to the immediately preceding subclause (A);~~

~~(t)             Indebtedness of Foreign Subsidiaries in an aggregate outstanding principal amount not to exceed, at any time, $50,000,000; and~~

~~(u)            Indebtedness of New Holdings or any Restricted Subsidiary incurred in connection with sale leaseback transactions pursuant to Section 8.10.~~

~~8.3            Limitation on Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets, income or profits, whether now owned or hereafter acquired, except:~~

~~(a)            Liens for Taxes, assessments or other governmental charges not yet overdue by more than 30 days or not yet payable or that are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of New Holdings or the applicable Restricted Subsidiary, as the case may be, in accordance with GAAP;~~

~~(b)            carriers’, warehousemen’s, mechanics’, landlords’, materialmen’s, repairmen’s or other like Liens arising by operation of law, in each case in the ordinary course of business in respect of obligations which are not yet due and payable or which are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of New Holdings or the applicable Restricted Subsidiary, as the case may be, in accordance with GAAP;~~

~~(c)            pledges or deposits in connection with workmen’s compensation, unemployment insurance and other social security legislation and/or securing liability for reimbursement or indemnification obligations of insurance carriers providing property, casualty or liability insurance to New Holdings or any Restricted Subsidiary;~~

~~(d)            (i) easements, right-of-way, zoning, other land use regulations and similar restrictions and other similar encumbrances or title defects incurred, or leases or subleases granted to others, in the ordinary course of business, which, in the aggregate do not materially detract from the value of the property subject thereto or do not interfere with or adversely affect in any material respect the ordinary conduct of the business of New Holdings and its Restricted Subsidiaries taken as a whole and (ii) any exceptions set forth in any final title policies with respect to Mortgaged Properties as reasonably agreed to by the Administrative Agent;~~

~~(e)            Liens pursuant to the Loan Documents;~~

~~(f)            [Reserved];~~

~~(g)            Liens on documents of title and the property covered thereby securing Indebtedness in respect of commercial letters of credit;~~

~~(h)            Liens securing any Indebtedness permitted under subsection 8.2(j); provided that (i) such security interests and the Indebtedness secured thereby are incurred prior to or within 365 days after such acquisition or the completion of such construction or improvement, (ii) the Indebtedness secured thereby does not exceed the cost of acquiring, constructing, repairing, replacing, leasing or improving such fixed or capital assets and (iii) such security interests shall not apply to any other property or assets of New Holdings or any Restricted Subsidiary (other than proceeds and products thereof); provided, further, that individual financings of equipment provided by one lender may be cross-collateralized to other financings of equipment provided by such lender on customary terms;~~

~~(i)             existing Liens described in Schedule 8.3 and renewals thereof; provided that no such Lien is spread to cover any additional property after the Effective Date other than proceeds and products thereof and that the amount secured thereby is not increased;~~

~~(j)            [Intentionally Omitted];~~

~~(k)            deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, licenses, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;~~

~~(l)             Liens securing Indebtedness owing to any Borrower or any Subsidiary Guarantor under subsection 8.2(b);~~

~~(m)            any Lien existing on any property or asset prior to the acquisition thereof by New Holdings or any Restricted Subsidiary or existing on any property or asset of any Person that becomes a Restricted Subsidiary after the Effective Date prior to the time such Person becomes a Restricted Subsidiary (including in connection with any acquisition permitted under subsection 8.7); provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Restricted Subsidiary, as the case may be, (ii) such Lien shall not apply to any other property or assets of New Holdings or any Restricted Subsidiary (other than proceeds or products thereof) and other than after-acquired property subject to a Lien securing such Indebtedness, the terms of which Indebtedness require or include a pledge of after-acquired property (it being understood that such requirement shall not be permitted to apply to any property to which such requirement would not have applied but for such acquisition) and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Restricted Subsidiary, as the case may be, and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;~~

~~(n)            [Reserved];~~

~~(o)            Liens securing any Permitted Refinancing permitted under subsection 8.2; provided that such security interests shall not apply to any property or assets that were not collateral for the Indebtedness being refinanced;~~

~~(p)            Liens securing obligations of New Holdings or any Restricted Subsidiary incurred in the ordinary course of business in an aggregate amount not to exceed $10,000,000 at any time;~~

~~(q)            Liens securing judgments for the payment of money not constituting an Event of Default under Section 9(h) so long as such Liens (to the extent covering Collateral) are junior to the Liens created pursuant to the Security Documents;~~

~~(r)             leases, licenses, subleases or sublicenses granted to others in the ordinary course of business and not interfering in any material respect with the business of New Holdings or any of its Restricted Subsidiaries;~~

~~(s)            Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection, and (ii) in favor of a banking or other financial institution arising as a matter of law or granted in the ordinary course of business and under customary general terms and conditions encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry; provided that, in the case of this clause (ii), unless such Liens are non-consensual and arise by operation of law, in no case shall any such Liens secure (either directly or indirectly) the repayment of any Indebtedness for borrowed money;~~

~~(t)             Liens (i) on cash advances in favor of the seller of any property to be acquired in an Investment permitted pursuant to subsections 8.7(c), 8.7(k), 8.7(r), 8.7(t) or 8.7(u) to be applied against the purchase price for such Investment, or (ii) consisting of an agreement to dispose of any property in a disposition permitted under subsection 8.6, in each case, solely to the extent such Investment or disposition, as the case may be, would have been permitted on the date of the creation of such Lien;~~

~~(u)            purported Liens evidenced by the filing of precautionary Uniform Commercial Code financing statements relating solely to operating leases of personal property entered into by New Holdings or any of its Restricted Subsidiaries in the ordinary course of business;~~

~~(v)            any interest or title of a lessor, sublessor, licensee, sublicensee, licensor or sublicensor under any lease, sublease, license or sublicense arrangement (including software and other technology licenses) entered into by New Holdings or any of its Restricted Subsidiaries in the ordinary course of its business and which could not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect;~~

~~(w)           deposits of cash or Cash Equivalents made to the issuer or issuers of letters of credit permitted to be incurred by New Holdings or a Restricted Subsidiary thereof pursuant to subsection 8.2(g) to backstop or collateralize such letters of credit; provided that the aggregate amount of any such deposits made to the issuers of such letters of credit shall not exceed 105% of the face amount of such letters of credit;~~

~~(x)            Liens solely on any cash earnest money deposits made by New Holdings or any of its Restricted Subsidiaries in connection with any letter of intent or purchase agreement permitted under this Agreement;~~

~~(y)            Liens on cash or Cash Equivalents used to defease or to satisfy and discharge Indebtedness, provided that such defeasance or satisfaction and discharge is permitted hereunder;~~

~~(z)            Liens securing Indebtedness of New Holdings or any Restricted Subsidiary incurred pursuant to subsection 8.2(o); provided that the Liens securing such Indebtedness are subordinated to the Liens securing the Obligations pursuant to an intercreditor agreement which shall be customary for transactions of this type and otherwise on terms and conditions reasonably satisfactory to the Administrative Agent;~~

~~(aa)           Liens pursuant to the Bethesda Property Priority Mortgage encumbering solely the Bethesda Property; provided that the obligations secured by the Bethesda Property Priority Mortgage shall consist solely of DC Radio Assets, LLC’s repayment obligations in an aggregate amount of up to $10,000,000 in respect of amounts released from escrow to DC Radio Assets, LLC pursuant to the Bethesda Property Purchase Agreement;~~

~~(bb)          Liens on Collateral securing obligations in respect of Indebtedness permitted by subsection 8.2(h) and having such ranking and other terms as set forth therein;~~

~~(cc)          Liens securing Indebtedness incurred pursuant to subsection 8.2(s), so long as such Liens cover only assets constituting Collateral and are at all times subject to a Pari Passu Intercreditor Agreement or an Additional Intercreditor Agreement, as applicable;~~

~~(dd)          other Liens securing obligations in an aggregate principal amount not to exceed, at any time, the greater of (i) $125,000,000 and (ii) 2.5% of the Consolidated Total Assets of New Holdings and its Restricted Subsidiaries;~~

~~(ee)          Liens securing Indebtedness of New Holdings or any Restricted Subsidiary incurred in connection with sale leaseback transactions pursuant to Section 8.10;~~

~~(ff)            Liens securing Indebtedness incurred under a Receivables Facility pursuant to Section 8.2(n) or 8.2(s), so long as such Liens cover only accounts receivable and related rights (and deposit accounts maintained solely by the applicable Receivables Subsidiary into which collections or proceeds of such accounts receivable are deposited) and/or other assets of the applicable Receivables Subsidiary, in an aggregate principal amount not to exceed, at any time, the greater of (i) $100,000,000 and (ii) 2.0% of the Consolidated Total Assets of New Holdings and its Restricted Subsidiaries;~~

~~(gg)          Liens securing Indebtedness incurred pursuant to Section 8.2(n) or 8.2(s) under (i) the Existing ABL Facility, (ii) a Permitted Revolving Credit Facility that is an ABL Facility, so long as such Liens cover only assets constituting Collateral and are at all times subject to a Permitted ABL Intercreditor Agreement or (iii) a Permitted Revolving Credit Facility that is a Cash Flow Revolving Credit Facility, so long as such Liens cover only assets constituting Collateral and are at all times subject to a Permitted Cash Flow Revolver Intercreditor Agreement, in an aggregate principal amount not to exceed, at any time, $100,000,000; and~~

~~(hh)          Liens on the equity interests of Unrestricted Subsidiaries.~~

~~8.4            Limitation on Contingent Obligations. Create, incur, assume or suffer to exist any Contingent Obligation except:~~

~~(a)            guarantees by New Holdings or any Restricted Subsidiaries of obligations to third parties made in the ordinary course of business in connection with relocation of employees of New Holdings or any of its Restricted Subsidiaries;~~

~~(b)            guarantees by New Holdings and its Restricted Subsidiaries incurred in the ordinary course of business for an aggregate amount not to exceed $30,000,000 at any one time;~~

~~(c)            existing Contingent Obligations described in Schedule 8.4 including any extensions or renewals thereof;~~

~~(d)            Contingent Obligations of New Holdings or any of its Restricted Subsidiaries in respect of any foreign currency exchange contracts, interest rate swap arrangements or other derivative contracts or transactions, other than any such contracts, arrangements or transactions entered into by New Holdings or any of its Restricted Subsidiaries for speculative purposes;~~

~~(e)            Contingent Obligations of any Subsidiary Guarantor pursuant to the Guarantee and Collateral Agreement;~~

~~(f)             guarantees by New Holdings and its Restricted Subsidiaries of (i) Indebtedness of New Holdings and its Restricted Subsidiaries permitted under subsection 8.2 (other than clause (f) thereof) and (ii) obligations (other than Indebtedness) of New Holdings and its Restricted Subsidiaries not prohibited hereunder; provided that (i) any guarantee by New Holdings or a Restricted Subsidiary of Indebtedness of a Restricted Subsidiary that is not a Borrower or Subsidiary Guarantor shall only be permitted to the extent permitted by subsection 8.7(b) and (ii) with respect to any guarantee by a Borrower or a Subsidiary Guarantor, if the Indebtedness so guaranteed is subordinated in right of payment to the Obligations, such guarantee shall be subordinated in right of payment to the guarantee of the Obligations on terms at least as favorable on the whole to the Lenders as those contained in the documentation governing the Indebtedness being guaranteed;~~

~~(g)            guarantees by New Holdings or any Restricted Subsidiary of Indebtedness of joint ventures of New Holdings or any of its Restricted Subsidiaries in an aggregate amount, when taken together with any loans, advances, acquisitions and Investments made pursuant to subsection 8.7(m), not to exceed $25,000,000; and~~

~~(h)            guarantees by New Holdings or any Restricted Subsidiary of Indebtedness permitted under subsection 8.2(f), so long as such guarantee is permitted by the terms of such subsection.~~

~~8.5            Prohibition of Fundamental Changes. Enter into any transaction of acquisition of, or merger or consolidation or amalgamation with, any other Person (including any Restricted Subsidiary or Affiliate of Intermediate Holdings or any of its Restricted Subsidiaries), or transfer all or substantially all of its assets to any Person that is not a Borrower or a Subsidiary Guarantor, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or engage in any business other than business conducted or proposed to be conducted by New Holdings and its Restricted Subsidiaries on the Effective Date or any business that is similar, reasonably related, incidental, complementary or ancillary thereto, including without limitation in broadcasting and other media businesses, except for (a) the transactions otherwise permitted pursuant to subsections 8.6 and 8.7; provided that New Holdings may not merge, consolidate or amalgamate with any Person unless New Holdings is the continuing or surviving Person, (b) the liquidation or dissolution of any Restricted Subsidiary if New Holdings determines in good faith that such liquidation or dissolution is in the best interests of the Borrowers and is not materially disadvantageous to the Lenders, (c)(i) any Restricted Subsidiary may merge, amalgamate or consolidate with or into any other Restricted Subsidiary (provided that in any such transaction involving a Borrower or Subsidiary Guarantor, a Borrower or Subsidiary Guarantor must be the continuing or surviving Person) and (ii) New Holdings or any Restricted Subsidiary may change its legal form if New Holdings determines in good faith that such action is in the best interest of New Holdings and its Restricted Subsidiaries and is not materially disadvantageous to the Lenders (it being understood that in the case of any change in legal form, a Restricted Subsidiary that is a Borrower or Subsidiary Guarantor will remain a Borrower or Subsidiary Guarantor, as applicable, unless such Borrower or Subsidiary Guarantor is otherwise permitted to cease being a Borrower or Subsidiary Guarantor, as applicable, hereunder), and (d) any Restricted Subsidiary may transfer or dispose of any or all of its assets to New Holdings or to another Restricted Subsidiary (upon voluntary liquidation or otherwise); provided that if the transferor in such a transaction is a Borrower or Subsidiary Guarantor, then (i) the transferee or assignee must be a Subsidiary Guarantor or a Borrower or (ii) to the extent constituting an Investment, such Investment must be a permitted Investment in or Indebtedness of a Restricted Subsidiary that is not a Borrower or Subsidiary Guarantor in accordance with subsections 8.2 and 8.7 respectively or pursuant to a disposition permitted by subsection 8.6.~~

~~8.6            Prohibition on Sale of Assets. Convey, sell, lease, assign, transfer or otherwise dispose of any of its property, business or assets (including receivables and leasehold interests), whether now owned or hereafter acquired except:~~

~~(a)            the sale or other disposition by New Holdings or any of its Restricted Subsidiaries of any personal property that, in the reasonable judgment of New Holdings, has become uneconomic, obsolete or worn out or no longer used or useful in the conduct of the business of New Holdings or any Restricted Subsidiaries, and which is disposed of in the ordinary course of business;~~

~~(b)            sales of inventory by New Holdings or any of its Restricted Subsidiaries made in the ordinary course of business;~~

~~(c)            any Restricted Subsidiary may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to a Borrower or Subsidiary Guarantor that is a wholly-owned Domestic Subsidiary of New Holdings (including by way of merging such Restricted Subsidiary into a Borrower or Subsidiary Guarantor that is a wholly-owned Domestic Subsidiary of New Holdings or into New Holdings) or make any investment permitted by subsection 8.7, and any Restricted Subsidiary may sell or otherwise dispose of, or part with control of any or all of, the Capital Stock of any Restricted Subsidiary to New Holdings, to a wholly-owned Borrower or Subsidiary Guarantor that is a Domestic Subsidiary of New Holdings or to any other Restricted Subsidiary to the extent such transfer constitutes an investment permitted by subsection 8.7; provided that in either case such transfer shall not cause such wholly-owned Borrower or Subsidiary Guarantor that is a Domestic Subsidiary to become a Foreign Subsidiary or FSHCO and provided, further, that no such transaction may be effected if it would result in the transfer of any assets of, or any Capital Stock of, a Restricted Subsidiary to another Restricted Subsidiary whose Capital Stock has not been pledged to the Administrative Agent or which has pledged a lesser percentage of its Capital Stock to the Administrative Agent than was pledged by the transferor Restricted Subsidiary unless, in any such case, after giving effect to such transaction, the Capital Stock of such other Restricted Subsidiary is not required to be pledged under the definition of Guarantee and Collateral Agreement or under subsection 7.10(b);~~

~~(d)            any Foreign Subsidiary or FSHCO may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or by merger, consolidation, transfer of assets, or otherwise) to New Holdings or a wholly-owned Restricted Subsidiary and any Foreign Subsidiary of New Holdings may sell or otherwise dispose of, or part control of any or all of, the Capital Stock of, or other equity interests in, any Foreign Subsidiary of New Holdings to a wholly-owned Restricted Subsidiary; provided that in either case such transfer shall not cause a Domestic Subsidiary to become a Foreign Subsidiary or FSHCO;~~

~~(e)            the sale or other disposition by New Holdings or any of its Restricted Subsidiaries of other assets consummated after the Effective Date, provided that (i) such sale or other disposition shall be made for fair value on an arm’s-length basis, (ii) with respect to the sale or other disposition of Broadcast Assets, the consideration for such sale or other disposition consists of at least 75% in cash, Cash Equivalents and Designated Non-Cash Consideration (provided that the amount of Designated Non-Cash Consideration for all such sales or other dispositions made in reliance on this clause (e) of Broadcast Assets shall not exceed the greater of (A) $100,000,000 and (B) 4.5% of the Consolidated Total Assets of New Holdings and its Restricted Subsidiaries in the aggregate) and (iii) with respect to the sale or other disposition of assets that are not Broadcast Assets (“Non-Broadcast Assets”), the consideration for such sale or other disposition consists of at least 75% in cash, Cash Equivalents and Designated Non-Cash Consideration (provided that the amount of Designated Non-Cash Consideration for all such sales or other dispositions made in reliance on this clause (e) of Non-Broadcast Assets shall not exceed $25,000,000 in the aggregate);~~

~~(f)            the one-time sale or other disposition (or series of related dispositions) by New Holdings or any of its Restricted Subsidiaries of a Non-Broadcast Asset, provided that (i) such sale or other disposition shall be made for fair value on an arm’s-length basis, (ii) the Consolidated EBITDA of New Holdings and its Restricted Subsidiaries generated by such Non-Broadcast Asset (or all such Non-Broadcast Assets involved in a series of related dispositions) for the Test Period most recently ended represents less than 5% of the Consolidated EBITDA of New Holdings and its Restricted Subsidiaries for such Test Period and (iii) substantially concurrently with the consummation of such sale or other disposition, the Borrower Agent shall provide the Administrative Agent with a certificate of a Responsible Officer certifying that such sale or other disposition is being effected pursuant to this clause (f) and that such sale or other disposition complies with the provisions of this clause (f);~~

~~(g)            the sale or other disposition by New Holdings or any of its Restricted Subsidiaries (or a Divestiture Trust which holds assets) of (x) Stations (and related Broadcast Assets) listed on Schedule 8.6(g) or (y) Stations (and related Broadcast Assets) or other assets acquired in any acquisition permitted under subsection 8.7, in each case to the extent such sale or other disposition is required by applicable law or rule, regulation or order of the FCC; provided that (except in the case of dispositions to a Divestiture Trust) (i) any such sale or other disposition shall be made for fair value on an arms’ length basis, (ii) if the consideration for such sale or other disposition exceeds $15,000,000, the consideration for such sale or other disposition (or the aggregate consideration for any series of related sales or other dispositions) consists of at least 75% in cash, Cash Equivalents or Designated Non-Cash Consideration, and (iii) the Net Proceeds from such sale or other disposition shall be applied in accordance with subsection 4.6;~~

~~(h)            dispositions by New Holdings or any of its Restricted Subsidiaries of past due accounts receivable in connection with the collection, write down or compromise thereof;~~

~~(i)             leases, subleases, or sublicenses of property by New Holdings or any of its Restricted Subsidiaries, and dispositions of intellectual property by New Holdings or any of its Restricted Subsidiaries in the ordinary course of business, in each case that do not materially interfere with the business of New Holdings and its Restricted Subsidiaries, and dispositions of intellectual property under a research or development agreement in which the other party receives a license to intellectual property that results from such agreement;~~

~~(j)             transfers by New Holdings or any of its Restricted Subsidiaries of property subject to any casualty event, including any condemnation, taking or similar event and any destruction, damage or any other casualty loss;~~

~~(k)            dispositions by New Holdings or any of its Restricted Subsidiaries in the ordinary course of business consisting of the abandonment of intellectual property which, in the reasonable good faith determination of New Holdings or any of its Restricted Subsidiaries, are uneconomical, negligible, obsolete or otherwise not material in the conduct of its business;~~

~~(l)             sales by New Holdings or any of its Restricted Subsidiaries of immaterial non-core assets acquired in connection with a Business Acquisition which are not used in the business of New Holdings and its Restricted Subsidiaries;~~

~~(m)            any disposition by New Holdings or any of its Restricted Subsidiaries of real property to a Governmental Authority as a result of a condemnation of such real property;~~

~~(n)            exclusive or non-exclusive licenses or similar agreements entered into by New Holdings or any of its Restricted Subsidiaries in respect of intellectual property;~~

~~(o)            (i) any Non-Significant Subsidiary may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to another Restricted Subsidiary that is not a Loan Party (including by way of merging such Non-Significant Subsidiary into another Restricted Subsidiary), (ii) any Broadcast License Subsidiary may transfer a FCC License to another Broadcast License Subsidiary, and (iii) any Borrower or any Subsidiary Guarantor may sell, lease, transfer or otherwise dispose of assets to a Restricted Subsidiary that is not a Loan Party; provided that the aggregate fair market value (as determined in good faith by New Holdings) of all assets sold, leased, transferred or otherwise disposed of in reliance on this clause (o)(iii) shall not exceed $10,000,000 in any fiscal year of New Holdings;~~

~~(p)            the sale of the Bethesda Property; provided that (i) such sale shall be made for fair value on an arm’s-length basis, (ii) the consideration for such sale consists of at least 75% in cash, Cash Equivalents and Designated Non-Cash Consideration and (iii) the Net Proceeds from such sale shall be applied (or reinvested) in accordance with subsection 4.6;~~

~~(q)            substantially concurrent sales, transfers and other dispositions by New Holdings or any of its Restricted Subsidiaries of business assets to the extent the assets provided by New Holdings or the applicable Restricted Subsidiary, as the case may be, are exchanged substantially simultaneously for business assets of comparable or greater usefulness to the business of the Borrowers, provided that (i) no more than 30% of any consideration given by New Holdings or its Restricted Subsidiaries for such asset swap consists of cash or Cash Equivalents and (ii) New Holdings or such Restricted Subsidiary receives consideration at least equal to the fair market value (as determined in good faith by New Holdings) of the assets sold, transferred or otherwise disposed of (each such asset swap, a “Permitted Asset Swap”);~~

~~(r)             to the extent constituting dispositions, mergers, consolidations and liquidations permitted by subsection 8.5, Restricted Payments permitted by subsection 8.8, Investments permitted by subsection 8.7 (other than subsection 8.7(i)) and Liens permitted by subsection 8.3;~~

~~(s)            dispositions by New Holdings or any of its Restricted Subsidiaries of cash and Cash Equivalents;~~

~~(t)            dispositions by New Holdings or any of its Restricted Subsidiaries of Investments in joint ventures to the extent required by, or made pursuant to customary buy/sell arrangements between, the joint venture parties set forth in joint venture arrangements and similar binding arrangements;~~

~~(u)            the unwinding by New Holdings or any of its Restricted Subsidiaries of any Swap Agreement in accordance with its terms;~~

~~(v)            terminations of leases, subleases, licenses and sublicenses by New Holdings or any of its Restricted Subsidiaries in the ordinary course of business;~~

~~(w)           sale leasebacks by New Holdings or any of its Restricted Subsidiaries permitted by subsection 8.10;~~

~~(x)            sales, transfers and dispositions by New Holdings or any of its Restricted Subsidiaries of accounts receivable pursuant to a Receivables Facility;~~

~~(y)            the sale by New Holdings or any of its Restricted Subsidiaries of the real property and assets listed on Schedule 8.6(y); provided that (i) such sale shall be made for fair value on an arm’s-length basis, (ii) the consideration for such sale consists of at least 75% in cash, Cash Equivalents and Designated Non-Cash Consideration, (iii) at the time of such sale (other than any such sale made pursuant to a legally binding commitment entered into at a time when no Event of Default exists), no Event of Default shall exist or would result from such sale and (iv) the Net Proceeds from such sale shall be applied in accordance with subsection 4.6;~~

~~(z)            any disposition, assignment or writedown by New Holdings or any of its Restricted Subsidiaries of the Gleiser Note ; and~~

~~(aa)          any issuance or sale of equity interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary.~~

~~8.7            Limitation on Investments, Loans and Advances. Make any advance, loan, extension of credit or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities of, or any assets constituting a business unit of, or make or maintain any other investment in, any Person (all of the foregoing, “Investments”), except:~~

~~(a)            (i) loans or advances by New Holdings or any of its Restricted Subsidiaries in respect of intercompany accounts attributable to the operation of the Borrowers’ cash management system and (ii) loans or advances by New Holdings or any of its Restricted Subsidiaries to a Borrower or Subsidiary Guarantor (or a Restricted Subsidiary that would be a Borrower or Subsidiary Guarantor but for the lapse of time until such Restricted Subsidiary is required to be a Borrower or Subsidiary Guarantor);~~

~~(b)            Investments by New Holdings and its Restricted Subsidiaries in Restricted Subsidiaries of New Holdings that are not Borrowers or Subsidiary Guarantors; provided that at all times the aggregate amount of all such Investments at any time outstanding, together with any guarantees by New Holdings and its Restricted Subsidiaries of Indebtedness of a Restricted Subsidiary that is not a Borrower or Subsidiary Guarantor, shall not exceed $50,000,000;~~

~~(c)            Investments by New Holdings and the Restricted Subsidiaries, not otherwise described in this subsection 8.7, in Borrowers or in Subsidiary Guarantors (or a Restricted Subsidiary that would be a Borrower or Subsidiary Guarantor but for the lapse of time until such Restricted Subsidiary is required to be a Borrower or Subsidiary Guarantor) that otherwise are not prohibited under the terms of this Agreement;~~

~~(d)            any Restricted Subsidiary of New Holdings may make Investments in New Holdings (by way of capital contribution or otherwise);~~

~~(e)            New Holdings and its Restricted Subsidiaries may invest in, acquire and hold (i) Cash Equivalents and cash and (ii) other cash equivalents invested in or held with any financial institutions to the extent such amounts under this clause (ii) do not exceed $5,000,000 per individual institution and $25,000,000 in the aggregate at any one time;~~

~~(f)            New Holdings or any of its Restricted Subsidiaries may make travel and entertainment advances and relocation loans in the ordinary course of business to officers, employees and agents of New Holdings or any such Restricted Subsidiary not to exceed $10,000,000 in the aggregate at any one time;~~

~~(g)            New Holdings or any of its Restricted Subsidiaries may make payroll advances in the ordinary course of business;~~

~~(h)            New Holdings or any of its Restricted Subsidiaries may acquire and hold receivables owing to it, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms (provided that nothing in this clause shall prevent New Holdings or any Restricted Subsidiary from offering such concessionary trade terms, or from receiving such investments or any other investments in connection with the bankruptcy or reorganization of their respective suppliers or customers or the settlement of disputes with such customers or suppliers arising in the ordinary course of business, as management deems reasonable in the circumstances);~~

~~(i)             New Holdings and its Restricted Subsidiaries may make Investments in connection with asset sales permitted by subsection 8.6(e), (f) or (g) (to the extent permitted under such subsections and subsection 4.6(b));~~

~~(j)             existing Investments described in Schedule 8.7;~~

~~(k)            New Holdings and its Restricted Subsidiaries may in a single transaction or series of related transactions, make acquisitions (by merger, purchase, lease (including any lease that contains up-front payments and/or buyout options) or otherwise) of any business, division or line of business or all or substantially all of the outstanding Capital Stock of any corporation or other entity (other than any director’s qualifying shares or any options for equity interests that cannot, as a matter of law, be cancelled, redeemed or otherwise extinguished without the express agreement of the holder thereof at or prior to acquisition) or any Station and Broadcast Assets related thereto as long as (i) immediately after giving effect thereto, no Default or Event of Default shall have occurred and be continuing (provided that this clause (i) shall not apply with respect to any acquisition made pursuant to a legally binding commitment entered into at a time when no Default existed or would result from the making of such acquisition), (ii) [reserved], (iii) all actions required to be taken with respect to any acquired assets or acquired or newly formed Restricted Subsidiary under subsection 7.10 shall be taken substantially simultaneously with consummation of such acquisition (or such longer period of time as provided under subsection 7.10 or as the Administrative Agent shall agree), (iv) any such newly acquired Restricted Subsidiary shall not be liable for any Indebtedness except for Indebtedness permitted by subsection 8.2 and (v) with respect to any such acquisition that involves aggregate consideration in excess of $20,000,000, the Borrower Agent has delivered to the Administrative Agent a certificate of a Responsible Officer to the effect set forth in clauses (i) through (iv) above, together with all relevant financial information for the Person or assets to be acquired; provided that the aggregate consideration (whether cash or property, as valued in good faith by the board of directors of New Holdings) given by New Holdings and its Restricted Subsidiaries for all acquisitions of assets by non-Loan Parties or Persons that do not become a Guarantor consummated after the Effective Date in reliance on this clause (k) shall not exceed $75,000,000;~~

~~(l)            (i) Investments by New Holdings and any Restricted Subsidiaries in any business, division, line of business or Person acquired pursuant to a Permitted Acquisition so long as the conditions to the making of any Permitted Acquisition set forth in subsection 8.7(k) are satisfied mutatis mutandis with respect to the making of such Investment and (ii) Investments of any Person in existence at the time such Person becomes a Restricted Subsidiary pursuant to a Business Acquisition (provided that such Investment was not made in connection with or anticipation of such Person becoming a Restricted Subsidiary);~~

~~(m)            New Holdings and its Restricted Subsidiaries may make loans or advances to, or acquisitions or other Investments in, Unrestricted Subsidiaries or other Persons (exclusive of Persons that are, or become, Foreign Subsidiaries or FSHCOs) that constitute or are in connection with joint ventures, provided (i) the amount of such loans, advances, acquisitions and Investments, when taken together with any guarantees incurred pursuant to subsection 8.4(g), shall not exceed in the aggregate the greater of (A) $75,000,000 and (B) 4% of the Consolidated Total Assets of New Holdings and its Restricted Subsidiaries and (ii) any such joint venture formed or acquired after the Effective Date shall comply with subsection 7.10(d);~~

~~(n)            New Holdings and its Restricted Subsidiaries may make loans or advances to, or other Investments in, or otherwise transfer funds (including by way of repayment of loans or advances) to, Foreign Subsidiaries or FSHCOs; provided the amount of such Investments shall not exceed in the aggregate $50,000,000 at any time outstanding;~~

~~(o)            New Holdings or any of its Restricted Subsidiaries may acquire obligations of one or more directors, officers, employees, members or management or consultants of any of New Holdings or its Restricted Subsidiaries in connection with such person’s acquisition of shares of the Parent, so long as no cash is actually advanced by New Holdings or any of its Restricted Subsidiaries to such persons in connection with the acquisition of any such obligations;~~

~~(p)            New Holdings and its Restricted Subsidiaries may acquire assets with the Net Proceeds from Asset Sales in accordance with the reinvestment rights provided under subsection 4.6(b);~~

~~(q)            New Holdings and its Restricted Subsidiaries may acquire assets under a Permitted Asset Swap;~~

~~(r)             New Holdings and its Restricted Subsidiaries may make other Investments in an aggregate amount not to exceed the Available Amount at such time;~~

~~(s)            [Reserved];~~

~~(t)             New Holdings and its Restricted Subsidiaries may make Investments to the extent the consideration paid therefor consists solely of (i) Capital Stock, which is not Disqualified Stock, of the Parent or (ii) the Net Proceeds of any substantially concurrent issuance of Capital Stock, which is not Disqualified Stock, by Parent (other than any issuance the proceeds of which have been included in the calculation of the Available Amount to the extent such proceeds have been applied pursuant to the definition of “Available Amount” to make an Investment pursuant to subsection 8.7(r), have been applied for Restricted Payments under subsection 8.8(c) or subsection 8.8(h) or have been applied for prepayments of Indebtedness under subsection 8.15(b)(iii)); provided that (x) immediately before and after making such Investment, no Default or Event of Default shall have occurred and be continuing, (y) in the case of clause (ii) in respect of an issuance by Parent, the proceeds thereof have been contributed by Parent in cash as common equity to New Holdings or such Restricted Subsidiary and (z) in the case of clause (ii), such issuance is to a Person other than a Group Member;~~

~~(u)            New Holdings and its Restricted Subsidiaries may make other Investments not to exceed at any time outstanding (without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash or marketable securities), together with all other Investments made in reliance on this clause (u), the greater of (i) $75,000,000 and (ii) 4% of the Consolidated Total Assets of New Holdings and its Restricted Subsidiaries; and~~

~~(v)            (i) New Holdings and its Restricted Subsidiaries may (x) make Investments in a Receivables Subsidiary in connection with a Receivables Facility; provided that any such Investment in a Receivables Subsidiary is in the form of a contribution of additional accounts receivable or as customary Investments in a Receivables Subsidiary in connection with a Receivables Facility and (y) make other customary Investments in connection with a Receivables Facility and (ii) a Receivables Subsidiary may purchase accounts receivable pursuant to a Securitization Repurchase Obligation in connection with a Receivables Facility.~~

~~For purposes of calculating the amount of any Investment, such amount shall equal (x) the amount actually invested less (y) any repayments, interest, returns, profits, dividends, distributions, income and similar amounts actually received in cash from such Investment (from dispositions or otherwise) (which amount referred to in this clause (y) shall not exceed the amount of such Investment at the time such Investment was made). The amount of any consideration paid for any Investment consisting of the provision of services or the transfer of non-cash assets shall be equal to the fair market value of such services or non-cash assets, as the case may be, as determined by New Holdings in good faith.~~

~~8.8            Limitation on Restricted Payments. Declare or make any dividends or distributions on any Capital Stock of any Group Member, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, retirement or other acquisition of any Capital Stock of any Group Member, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of New Holdings or any of its Restricted Subsidiaries (all of the foregoing being referred to herein as “Restricted Payments”); except that:~~

~~(a)            (i) any Group Member may declare or pay dividends to any Borrower or any Subsidiary Guarantor, (ii) any Group Member that is not a Loan Party may declare or pay dividends to any other Group Member that is not a Loan Party and (iii) any Restricted Subsidiary may declare and pay dividends ratably with respect to its Capital Stock;~~

~~(b)            so long as no Default or Event of Default then exists or would result therefrom, New Holdings and its Restricted Subsidiaries may, directly (in the case of New Holdings) or indirectly (in the case of any Restricted Subsidiaries), pay dividends on the common stock of New Holdings to Intermediate Holdings (who shall in turn make a dividend or distribution to Parent in such amount received from New Holdings) to pay dividends on the common stock of Parent, in an amount not to exceed $25,000,000 in the aggregate in any calendar year (with up to $10,000,000 of unused amounts in any calendar year being carried over to the next succeeding calendar year);~~

~~(c)            so long as no Default or Event of Default then exists or would result therefrom, New Holdings may, or may pay dividends or make distributions to Intermediate Holdings (who shall in turn make a dividend or distribution to Parent in such amount received from New Holdings) to permit Parent to (and which are used by Parent to), purchase its common stock or common stock options from former officers or employees of Parent, Intermediate Holdings or any Group Member upon the death, disability or termination of employment of such officer or employee, provided that the aggregate amount of payments made after the Effective Date under this clause (c) shall not exceed $25,000,000 in the aggregate in any fiscal year of New Holdings (with unused amounts in any fiscal year being carried over to the next succeeding fiscal year); provided, further, that such amount in any fiscal year may be increased by an amount not to exceed (i) the Net Proceeds from the sale of Capital Stock (other than Disqualified Stock) of Parent to any employee, member or the board of directors or consultant of any Group Member that occurs after the Effective Date, solely to the extent such Net Proceeds (x) have been contributed by Parent in cash as common equity to New Holdings and (y) have not been (A) included in the calculation of the Available Amount and applied to make an Investment pursuant to subsection 8.7(r), (B) applied for Investments under subsection 8.7(t) or Restricted Payments under subsection 8.8(h) or (C) applied to make a prepayment of Indebtedness under subsection 8.15(b)(iii); plus (ii) the cash proceeds of key man life insurance policies received by New Holdings or its Restricted Subsidiaries after the Effective Date; less (iii) the amount of any payments previously made with the cash proceeds described in clauses (i) and (ii);~~

~~(d)            so long as no Default or Event of Default then exists or would result therefrom, New Holdings may, or may pay dividends or make distributions to Intermediate Holdings (who shall in turn make a dividend or distribution to Parent in such amount received from New Holdings) to permit Parent to (and which are used by Parent to), make payments and/or net shares under employee benefit plans to settle option price payments owed by employees and directors with respect thereto, make payments in respect of or purchase restricted stock units and similar stock based awards thereunder and to settle employees’ and directors’ federal, state and income tax liabilities (if any) related thereto, provided that the aggregate amount of such payments made by New Holdings under this clause (d) after the Effective Date shall not exceed $5,000,000 in any fiscal year of New Holdings (with unused amounts in any fiscal year of New Holdings being carried over to succeeding fiscal years subject to a maximum of $10,000,000 in any fiscal year);~~

~~(e)            [Reserved];~~

~~(f)            so long as no Default or Event of Default then exists or would result therefrom, any Group Member may make dividends or distributions within 60 days after the date of declaration thereof, if at the date of declaration such payment would have complied with the provisions of this Agreement;~~

~~(g)            so long as no Default or Event of Default then exists or would result therefrom, New Holdings and its Restricted Subsidiaries may, directly (in the case of New Holdings) or indirectly (in the case of any Restricted Subsidiaries), make distributions to Intermediate Holdings (who shall in turn make a dividend or distribution to Parent in such amount received from New Holdings) to permit Parent to make (and which are used by Parent to make) cash payments in lieu of the issuance of fractional shares or interests in connection with the exercise of warrants, options or other rights or securities convertible into or exchangeable for Capital Stock of Parent; provided that any such cash payment shall not be for the purpose of evading the limitations of this covenant;~~

~~(h)            New Holdings may redeem, repurchase, retire or acquire any Capital Stock of Parent in exchange for, or out of the Net Proceeds of, the substantially concurrent sale or issuance (other than to any Group Member) of Capital Stock (other than any Disqualified Stock) of Parent, solely to the extent such Net Proceeds (i) have been contributed by Parent in cash as common equity to New Holdings and (ii) have not been (A) included in the calculation of the Available Amount and applied to make an Investment pursuant to subsection 8.7(r), (B) applied for Restricted Payments under subsection 8.8(c) or applied for Investments under subsection 8.7(t) or (C) applied to a prepayment of Indebtedness under subsection 8.15(b)(iii);~~

~~(i)             any Restricted Payment to the extent the same are made solely with the Available Amount, so long as at the time of, and immediately after giving effect to such Restricted Payment, no Event of Default shall have occurred and be continuing and Consolidated Total Net Leverage Ratio shall not exceed the Consolidated Total Net Leverage Ratio on the Effective Date on a pro forma basis;~~

~~(j)            [Reserved];~~

~~(k)            New Holdings may pay dividends or make distributions, directly or indirectly, to Intermediate Holdings or Parent (i) that are used by Intermediate Holdings or Parent, as applicable, to pay corporate overhead expenses incurred in the ordinary course of business (provided that with respect to Parent, (x) such corporate overhead expenses do not relate solely to, and were not incurred solely in connection with, Parent’s ownership of any Person other than Intermediate Holdings and its Restricted Subsidiaries and (y) to the extent Parent owns Capital Stock in any Person other than Intermediate Holdings and its Restricted Subsidiaries, the amount of such dividends and distributions made to Parent for corporate overhead expenses shall not exceed the portion of such corporate overhead expenses allocated to Intermediate Holdings and its Restricted Subsidiaries (as determined by Parent in good faith)) and (ii) that are used by Intermediate Holdings or Parent, as applicable, to pay, or to distribute to Parent’s direct or indirect parent, amounts required for Intermediate Holdings or Parent or such direct or indirect parent of Parent, as applicable, to pay federal, state and local income Taxes imposed directly on Intermediate Holdings, Parent, or such direct or indirect parent of Parent, to the extent such Taxes are attributable to the income of New Holdings and its Restricted Subsidiaries (including, without limitation, by virtue of Intermediate Holdings, Parent or such direct or indirect parent of Parent being the common parent of a consolidated or combined Tax group of which New Holdings and/or its Restricted Subsidiaries are members); provided that the amount of any such dividends or distributions (plus any Taxes payable directly by New Holdings and its Restricted Subsidiaries) shall not exceed the amount of such Taxes that would have been payable directly by New Holdings and/or its Restricted Subsidiaries had New Holdings been the common parent of a separate Tax group that included only New Holdings and its Restricted Subsidiaries;~~

~~(l)             New Holdings and its Restricted Subsidiaries may make other Restricted Payments in an aggregate principal amount not to exceed, at any time, such amount that would not cause, after giving effect to such Restricted Payment, on a pro forma basis the Consolidated Total Net Leverage Ratio to exceed 2.50 to 1.00 as of the last day of the most recently ended Test Period, so long as at the time of, and immediately after giving effect to such Restricted Payment, no Event of Default shall have occurred and be continuing; and~~

~~(m)            New Holdings and its Restricted Subsidiaries may make other Restricted Payments in an aggregate principal amount not to exceed $25,000,000 in the aggregate;~~

~~(n)            New Holdings and its Restricted Subsidiaries may make distributions, by dividend or otherwise, of shares of Capital Stock of, or Indebtedness owed to New Holdings or a Restricted Subsidiary by, Unrestricted Subsidiaries (other than Unrestricted Subsidiaries, the primary assets of which are cash and/or Cash Equivalents).~~

~~8.9            Transactions with Affiliates. Enter into after the Effective Date any transaction involving consideration for any such transaction (or series of related transactions) in excess of $500,000, including any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate (other than any Borrower or any Subsidiary Guarantor) except (a) for transactions which are otherwise not prohibited under this Agreement and which are upon fair and reasonable terms no less favorable in any material respect to such Borrower or such Restricted Subsidiary than it would obtain in a hypothetical comparable arm’s length transaction with a Person not an Affiliate, (b) [reserved], (c) the reasonable and customary fees payable to the directors of the Group Members and reimbursement of reasonable out-of-pocket costs of the directors of the Group Members, (d) the payment of reasonable and customary indemnities to the directors, officers and employees of the Group Members in the ordinary course of business, (e) as permitted under subsection 8.2(b), subsection 8.3(l), subsections 8.4(a) and (f), subsection 8.5 (other than clause (a) thereof), subsections 8.6(c), (d), (o) and (x), subsections 8.7(c), (d), (n), (o) and (v) and subsection 8.8, (f) [reserved], (g) as set forth on Schedule 8.9 or (h) the provision to Unrestricted Subsidiaries of cash management, accounting and other overhead services in the ordinary course of business undertaken in good faith and not for the purpose of circumventing any covenant set forth in this Agreement.~~

~~8.10          Limitation on Sales and Leasebacks. Enter into any arrangement with any Person providing for the leasing by any Group Member of real or personal property which has been or is to be sold or transferred by such Group Member to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of such Group Member, provided that New Holdings or any of its Restricted Subsidiaries may enter into such arrangements covering property with an aggregate fair market value not exceeding, at any time, the greater of (i) $175,000,000 and (ii) 6.75% of the Consolidated Total Assets of New Holdings and its Restricted Subsidiaries during the term of this Agreement if the Net Proceeds from such sale leaseback arrangements are applied to the prepayment of Term Loans in accordance with the provisions of subsection 4.6(b); provided, further, that the Reinvestment Rights provided in subsection 4.6(b) shall not be available with respect to such Net Proceeds.~~

~~8.11           Fiscal Year. Permit the fiscal year for financial reporting purposes of the Borrowers to end on a day other than December 31, unless the Borrower Agent shall have given at least 45 days prior written notice to the Administrative Agent.~~

~~8.12          Negative Pledge Clauses. Enter into or suffer to exist or become effective any agreement that prohibits or limits (other than a dollar limit, provided that such dollar limit is sufficient in amount to allow at all times the Liens to secure the Obligations) the ability of any Group Member to create, incur, assume or suffer to exist any Lien upon any of its property or revenues, whether now owned or hereafter acquired, to secure its obligations under the Loan Documents to which it is a party other than (a) this Agreement and the other Loan Documents (and any agreement governing any Permitted Refinancing in respect of the Term Loans, so long as any such prohibition or limitation contained in such refinancing agreement is not materially less favorable to the Lenders that that which exists as of the Effective Date), (b) any agreements governing any secured Indebtedness otherwise permitted hereby (in which case, any prohibition or limitation shall only be effective against the assets financed thereby), (c) an agreement prohibiting only the creation of Liens securing Subordinated Indebtedness, (d) pursuant to applicable law, (e) restrictions by reason of customary provisions restricting assignments, subletting or other transfers contained in leases, licenses and other similar agreements entered into in the ordinary course of business (provided that such restrictions are limited to the property or assets secured by such Liens or the property or assets subject to such leases, licenses, or similar agreements, as the case may be), (f) any prohibition or limitation that consists of customary restrictions and conditions contained in any agreement relating to the sale or sale-leaseback of any property permitted under this Agreement, (g) documents, agreements or constituent documents governing joint ventures, (h) any agreement in effect at the time a Restricted Subsidiary becomes a Restricted Subsidiary as long as such agreement was not entered into in contemplation of such Person becoming a Restricted Subsidiary, (i) agreements permitted under subsection 8.10, (j) restrictions arising in connection with cash or other deposits permitted under subsections 8.3 and 8.7 and limited to such cash or deposits and (k) customary non-assignment provisions in contracts entered into in the ordinary course of business.~~

~~8.13          Clauses Restricting Subsidiary Distributions. Enter into or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (a) make Restricted Payments in respect of any Capital Stock of such Restricted Subsidiary held by, or pay any Indebtedness owed to, New Holdings or any other Restricted Subsidiary, (b) make loans or advances to, or other Investments in, New Holdings or any other Restricted Subsidiary or (c) transfer any of its assets to New Holdings or any other Restricted Subsidiary, except for such encumbrances or restrictions existing under or by reason of (i) any restrictions existing under the Loan Documents (or any agreement governing any Permitted Refinancing in respect of the Term Loans, so long as any such restriction contained in such refinancing agreement is not materially less favorable to the Lenders that that which exists as of the Effective Date), (ii) any restrictions with respect to a Restricted Subsidiary imposed pursuant to an agreement that has been entered into in connection with the disposition of all or substantially all of the Capital Stock or all or substantially all of the assets of such Restricted Subsidiary, (iii) applicable law, (iv) restrictions in effect on the Effective Date contained in the agreements governing the Indebtedness in effect on the Effective Date and in any agreements governing any refinancing thereof if such restrictions are no more restrictive than those contained in the agreements as in effect on the Effective Date governing the Indebtedness being renewed, extended or refinanced, (v) customary non-assignment provisions with respect to contracts, leases or licensing agreements entered into by New Holdings or any of its Restricted Subsidiaries, in each case entered into in the ordinary course of business, (vi) customary provisions in joint venture agreements and other similar agreements entered into in the ordinary course of business, (vii) Liens permitted under subsection 8.3 and any documents or instruments governing the terms of any Indebtedness or other obligations secured by any such Liens; provided that such prohibitions or restrictions apply only to the assets subject to such Liens; (viii) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to any Capital Stock or Indebtedness incurred by such Restricted Subsidiary on or prior to the date on which such Restricted Subsidiary was acquired by New Holdings and outstanding on such date as long as such agreement was not entered into in contemplation of such Person becoming a Restricted Subsidiary, (ix) any customary restriction on cash or other deposits imposed under agreements entered into in the ordinary course of business or net worth provisions in leases and other agreements entered into in the ordinary course of business, (x) provisions with respect to dividends, the disposition or distribution of assets or property in joint venture agreements, license agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements entered into in the ordinary course of business; (xi) restrictions on deposits imposed under contracts entered into in the ordinary course of business; and (xii) any restrictions under any Indebtedness permitted by subsection 8.2 if such restrictions are no more restrictive to New Holdings and its Restricted Subsidiaries than those contained under this Agreement.~~

~~8.14          FCC Licenses. Cause any of the FCC Licenses to be held at any time by any Person other than New Holdings or any of its wholly-owned Restricted Subsidiaries that are Domestic Subsidiaries (with an exception for those Stations held in a Divestiture Trust pursuant to rule, regulation or order of the FCC).~~

~~8.15          Certain Payments of Indebtedness. (a) Make any payment in violation of any of the subordination provisions of any Subordinated Indebtedness or any payment of regularly scheduled interest or principal on any Subordinated Indebtedness at any time after the occurrence and during the continuation of an Event of Default under Section 9(a); or (b) make any payment or prepayment (including payments as a result of acceleration thereof) on any Subordinated Indebtedness or redeem or otherwise acquire, purchase or defease any Subordinated Indebtedness, except that (i) any Group Member may make any such payment in connection with any refinancing of any Subordinated Indebtedness permitted pursuant to the terms hereof; (ii) any Group Member may make payments in respect of any Subordinated Indebtedness so long as (x) no Default or Event of Default then exists or would result therefrom and (y) either (1) as of the date of such payment, the Consolidated First Lien Net Leverage Ratio (determined on a pro forma basis, after giving effect to the prepayment of such Indebtedness and any Indebtedness incurred in connection with such prepayment) is less than or equal to 4.00 to 1.00 or (2) the aggregate amount of payments made pursuant to this clause (ii)(y)(2) does not exceed $15,000,000; (iii) any Group Member may prepay any Subordinated Indebtedness out of the Net Proceeds of the substantially concurrent sale or issuance (other than to any Group Member) of Capital Stock (other than any Disqualified Stock) of Parent, solely to the extent such Net Proceeds (x) have been contributed by Parent in cash as common equity to New Holdings and (y) have not been (1) included in the calculation of the Available Amount and applied to make an Investment pursuant to subsection 8.7(r) or (2) applied for Restricted Payments under subsection 8.8(c) or 8.8(h) or applied for Investments under subsection 8.7(t), (iv) New Holdings and its Restricted Subsidiaries may convert or exchange all or any portion of any Subordinated Indebtedness to Capital Stock (other than Disqualified Stock) of Parent and (v) New Holdings and its Restricted Subsidiaries may repay, prepay or redeem Subordinated Indebtedness in an aggregate amount not to exceed the Available Amount at such time, so long as at the time of, and immediately after giving effect to such payment, no Default or Event of Default shall have occurred and be continuing and Consolidated Total Net Leverage Ratio shall not exceed 4.25 to 1.00 on a pro forma basis.~~

~~8.16          Amendment of Material Documents. Amend, modify, waive or otherwise change, or consent or agree to any material amendment, modification, waiver or other change to (a) its certificate of incorporation, by-laws or other organizational documents, (b) any indenture, credit agreement or other document entered into to evidence or govern the terms of any Indebtedness identified on Schedule 8.2 or permitted to be created, incurred or assumed pursuant to subsection 8.2 and, in each case, any indenture, credit agreement or other document entered into with respect to any extension, renewal, replacement or refinancing thereof or (c) any document entered into to evidence or govern the terms of any Preferred Stock, in each case except for any such amendment, modification or waiver that, (i) would not, in any material respect, adversely affect the interests of the Lenders and (ii) would otherwise not be prohibited hereunder.~~

~~8.17          Restrictions on Intermediate Holdings. Notwithstanding anything to the contrary in this Agreement or any other Loan Document, permit Intermediate Holdings to (a) own any material property other than the Capital Stock in New Holdings and cash and Cash Equivalents received from distributions from New Holdings permitted by subsection 8.8, (b) have any material liabilities other than (i) obligations under the Loan Documents, documents evidencing a Permitted Revolving Credit Facility, and documents evidencing a Receivables Facility, (ii) tax liabilities in the ordinary course of business and (iii) corporate, administrative and operating expenses incurred in the ordinary course of business or (c) engage in any business other than (i) owning the Capital Stock in New Holdings, and activities incidental or related thereto and (ii) performing its obligations under the Loan Documents, documents evidencing a Permitted Revolving Credit Facility, and documents evidencing a Receivables Facility.~~

~~8.18          Prohibition on Division/Series Transactions. For the avoidance of doubt, notwithstanding anything to the contrary contained in this Section 8 or any other provision in this Agreement or any other Loan Document, (a) no Loan Party shall enter into (or agree to enter into) any Division/Series Transaction, or permit any of its Restricted Subsidiaries to enter into (or agree to enter into), any Division/Series Transaction and (b) none of the provisions in this Section 8 nor any other provision in this Agreement nor any other Loan Document, shall be deemed to permit any Division/Series Transaction, in the case of each of the preceding clauses (a) and/or (b), without the prior written consent of the Lenders obtained in compliance with subsection 11.1.~~

SECTION 9.      EVENTS OF DEFAULT

Upon the occurrence of any of the following events:

(a)            The Borrowers shall fail to (i) pay any principal of any Term Loan or Note when due in accordance with the terms hereof or (ii) pay any interest on any Term Loan or any other amount payable hereunder or under the Fee Letter within three Business Days after any such interest or other amount becomes due in accordance with the terms hereof or thereof; or

(b)            ~~Any representation or warranty made or deemed made by any Loan Party in any Loan Document or which is contained in any certificate, guarantee, document or financial or other statement furnished under or in connection with this Agreement shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or~~[reserved]; or

(c)            ~~Any Loan Party shall default in the observance or performance of any agreement contained in subsection 7.7(a), 7.10(c) (solely with respect to real properties owned by the Loan Parties on the Effective Date), 7.10(e) (solely with respect to deposit accounts and securities accounts maintained by the Loan Parties on the Effective Date), 7.14 or Section 8 of this Agreement; or~~[reserved]; or

(d)            ~~Any Loan Party shall default in the observance or performance of (i) subsection 7.10(c) (with respect to real properties acquired by the Loan Parties after the Effective Date) or 7.10(e) (with respect to deposit accounts and securities accounts opened or acquired by a Loan Party after the Effective Date) and such default shall continue unremedied for a period of 10 days after the earlier of (x) a Responsible Officer obtaining knowledge of such default or (y) written notice thereof from the Administrative Agent to the Borrower Agent or (ii) any other agreement contained in any Loan Document, and such default shall continue unremedied for a period of 30 days after written notice thereof from the Administrative Agent to the Borrower Agent; or~~[reserved]; or

(e)            ~~Intermediate Holdings or any of its Restricted Subsidiaries shall (A) default in any payment of principal of or interest on any Indebtedness (other than the Term Loans and any intercompany debt) or in the payment of any Contingent Obligation (other than in respect of the Term Loans or any intercompany debt) in respect of Indebtedness, beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness or such Contingent Obligation was created; or (B) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or Contingent Obligation in respect of Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Contingent Obligation (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity, any applicable grace period having expired, or such Contingent Obligation to become payable, any applicable grace period having expired, provided that (i) the failure to comply with any financial maintenance covenant set forth in any Permitted Revolving Credit Facility will not constitute an Event of Default until the acceleration of the Indebtedness (if any) and termination of the commitments under such Permitted Revolving Credit Facility and (ii) the aggregate principal amount of all such Indebtedness and Contingent Obligations (without duplication of any Indebtedness and Contingent Obligations in respect thereof) which would then become due or payable as described in this Section 9(e) would equal or exceed $35,000,000; or~~[reserved]; or

(f)            (i) Intermediate Holdings or any of its Restricted Subsidiaries (other than any Non-Significant Subsidiary) shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or a material portion of its assets, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or Intermediate Holdings or any of its Restricted Subsidiaries (other than any Non-Significant Subsidiary) shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against Intermediate Holdings or any of its Restricted Subsidiaries (other than any Non-Significant Subsidiary) any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against Intermediate Holdings or any of its Restricted Subsidiaries (other than any Non-Significant Subsidiary) any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) Intermediate Holdings or any of its Restricted Subsidiaries (other than any Non-Significant Subsidiary) shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) Intermediate Holdings or any of its Restricted Subsidiaries (other than any Non-Significant Subsidiary) shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

(g)            ~~(i) A Reportable Event shall have occurred; (ii) any Plan that is intended to be qualified under Section 401(a) of the Code shall lose its qualification; (iii) a non-exempt Prohibited Transaction shall have occurred with respect to any Plan; (iv) any Loan Party or any ERISA Affiliate shall have failed to make by its due date a required installment under Section 430(j) of the Code with respect to any Single Employer Plan or a required contribution to a Multiemployer Plan, in either case whether or not waived; (v) a determination shall have been made that any Single Employer Plan is, or is expected to be, in “at risk” status (within the meaning of Section 430 of the Code or Section 303 of ERISA); (vi) any Loan Party or any ERISA Affiliate shall have incurred any liability under Title IV of ERISA with respect to the termination of any Single Employer Plan, including but not limited to the imposition of any Lien in favor of the PBGC or any Single Employer Plan; (vii) any Loan Party or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that it has incurred or will be assessed Withdrawal Liability to such Multiemployer Plan and such Loan Party or ERISA Affiliate does not have reasonable grounds for contesting such Withdrawal Liability or is not contesting such Withdrawal Liability in a timely and appropriate manner; or (viii) any Loan Party or any ERISA Affiliate shall have received from the sponsor of a Multiemployer Plan a determination that such Multiemployer Plan is, or is expected to be, Insolvent, in Reorganization, terminated, or in “endangered” or “critical” status (within the meaning of Section 432 of the Code or Section 305 of ERISA; and in each case in clauses (i) through (viii) above, such event or condition, together with all other such events or conditions if any, would result in a Material Adverse Effect; or~~[reserved]; or

(h)            ~~One or more judgments or decrees shall be entered against Intermediate Holdings or any of its Restricted Subsidiaries involving in the aggregate a liability (not paid or fully covered by insurance) of $35,000,000 or more to the extent that all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within the time required by the terms of such judgment; or~~[reserved]; or

(i)             ~~Except as contemplated by this Agreement or as provided in subsection 11.1, the guarantee contained in Section 2 of the Guarantee and Collateral Agreement shall cease, for any reason, to be in full force and effect or any Loan Party shall so assert in writing; or~~[reserved]; or

(j)             ~~Except as contemplated by this Agreement or as provided in subsection 11.1, any Grantor (as defined in the Guarantee and Collateral Agreement) or Loan Party shall breach any covenant or agreement contained in the Guarantee and Collateral Agreement or any Security Document with the effect that the Guarantee and Collateral Agreement or such Security Document, as applicable, shall cease to be in full force and effect or the Lien granted thereby shall cease to be a Lien with the priority purported to be created thereby, in each case other than with respect to items of Collateral not exceeding $2,500,000 in the aggregate or any Loan Party shall assert in writing that the Guarantee and Collateral Agreement or any Security Document is no longer in full force and or effect or the Lien granted by the Guarantee and Collateral Agreement or such Security Document is no longer of the priority purported to be created thereby;~~ [reserved];

(k)            ~~A Change in Control shall occur; or~~[reserved]; or

(l)            ~~The loss, revocation or suspension of, or any material impairment in the ability to use, any one or more FCC Licenses with respect to any Station of New Holdings or any Restricted Subsidiary generating collective Broadcast Cash Flow equal to or greater than 15% of the total Broadcast Cash Flow of the Borrowers and the Subsidiary Guarantors;~~[reserved];

then, and in any such event, (a) if such event is an Event of Default with respect to a Borrower specified in clause (i) or (ii) of paragraph (f) above, automatically the Term Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the Term Loans shall immediately become due and payable; and (b) if such event is any other Event of Default, so long as any such Event of Default shall be continuing, with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower Agent declare all or a portion of the Term Loans of all Lenders hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and such Term Loans to be due and payable forthwith, whereupon the same shall immediately become due and payable. Except as expressly provided above in this Section 9, presentment, demand, protest and all other notices of any kind are hereby expressly waived.

SECTION 10.      THE ADMINISTRATIVE AGENT

10.1          Appointment and Authority.

(a)            Each of the Lenders hereby irrevocably appoints Bank of America to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Section 10 are solely for the benefit of the Administrative Agent and the Lenders and no Borrower have rights as a third party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any Requirement of Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

(b)            The Administrative Agent shall also act as the “collateral agent” under the Loan Documents, and each of the Lenders hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of such Lender for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Administrative Agent, as “collateral agent” and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to subsection 10.5 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof granted under the Security Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent), shall be entitled to the benefits of all provisions of this Section 10 and Section 11 as if set forth in full herein with respect thereto.

10.2           Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with Intermediate Holdings or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

10.3           Exculpatory Provisions. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent:

(a)            shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b)            shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or Requirement of Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law; and

(c)            shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

(d)            The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in subsection 11.1 and Section 9) or (ii) in the absence of its own gross negligence or willful misconduct, as determined by a court of competent jurisdiction by a final and nonappealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent by the Borrower, a Lender.

(e)            The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Security Documents or (v) the value or the sufficiency of any Collateral, (v) the satisfaction of any condition set forth in Section 6 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

(f)            The Administrative Agent shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions of this Agreement relating to Disqualified Lenders. Without limiting the generality of the foregoing, the Administrative Agent shall not (x) be obligated to ascertain, monitor or inquire as to whether any Lender or Participant or prospective Lender or Participant is a Disqualified Lender or (y) have any liability with respect to or arising out of any assignment or participation of Term Loans, or disclosure of confidential information, to any Disqualified Lender.

10.4           Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Term Loan that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Term Loan. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower Agent), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

10.5          Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Section 10 shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

10.6          Resignation of Administrative Agent.

(a)            The Administrative Agent may at any time give notice of its resignation to the Lenders and the Borrower Agent. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrower Agent, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within ~~30~~10 days after the retiring Administrative Agent gives notice of its resignation, (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to) on behalf of the Lenders, appoint a successor Administrative Agent meeting the qualifications set forth above, provided that in no event shall any such successor Administrative Agent be a Disqualified Lender. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.

(b)            With effect from the Resignation Effective Date (1) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (2) except for any indemnity payments or other amounts then owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Administrative Agent (other than as provided in subsection 4.20(g) and other than any rights to indemnity payments or other amounts owed to the retiring Administrative Agent as of the Resignation Effective Date), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this subsection 10.6). The fees payable by the Borrowers to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower Agent and such successor. After the retiring Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Section 10 and subsection 11.5 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them (i) while the retiring Administrative Agent was acting as Administrative Agent and (ii) after such resignation or removal for as long as any of them continues to act in any capacity hereunder or under the other Loan Documents, including (a) acting as collateral agent or otherwise holding any collateral security on behalf of any of the Lenders and (b) in respect of any actions taken in connection with transferring the agency to any successor Administrative Agent.

10.7           Non-Reliance on Administrative Agent and Other Lenders. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

10.8          No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of the Arrangers listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent or a Lender hereunder.

10.9           Administrative Agent May File Proofs of Claim; Credit Bidding.

(a)            In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Term Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower Agent) shall be entitled and empowered, by intervention in such proceeding or otherwise (a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Term Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under subsections 4.10 and 10.5) allowed in such judicial proceeding; and

(b)            to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

(c)            and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, if the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under subsections 4.10 and 11.5.

(d)            Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender to authorize the Administrative Agent to vote in respect of the claim of any Lender or in any such proceeding.

(e)            The Secured Parties hereby irrevocably authorize the Administrative Agent, at the direction of the Required Lenders, to credit bid all or any portion of the Obligations (including accepting some or all of the Collateral in satisfaction of some or all of the Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code of the United States, including under Sections 363, 1123 or 1129 of the Bankruptcy Code of the United States, or any similar ~~Laws~~laws in any other jurisdictions to which a Loan Party is subject, (b) at any other sale or foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with any Requirement of Law.  In connection with any such credit bid and purchase, the Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid on a ratable basis (with Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that would vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) in the asset or assets so purchased (or in the Capital Stock or debt instruments of the acquisition vehicle or vehicles that are used to consummate such purchase).  In connection with any such bid (i) the Administrative Agent shall be authorized to form one or more acquisition vehicles to make a bid, (ii) to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or Capital Stock thereof shall be governed, directly or indirectly, by the vote of the Required Lenders, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in subsection 11.1 of this Agreement) and (iii) to the extent that Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Obligations assigned to the acquisition vehicle exceeds the amount of debt credit bid by the acquisition vehicle or otherwise), such Obligations shall automatically be reassigned to the Lenders pro rata and the Capital Stock and/or debt instruments issued by any acquisition vehicle on account of the Obligations that had been assigned to the acquisition vehicle shall automatically be cancelled, without the need for any Secured Party or any acquisition vehicle to take any further action.

10.10            Collateral and Guarantee Matters. Without limiting the provisions of subsection 10.9, each of the Lenders irrevocably authorize the Administrative Agent, at its option and in its discretion:

(a)            to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (i) upon termination of the Commitments and payment in full of all Obligations (other than contingent indemnification obligations), (ii) that is sold or otherwise disposed of or to be sold or otherwise disposed of as part of or in connection with any sale or other disposition permitted hereunder or under any other Loan Document to a Person that is not a Loan Party, (iii) that constitutes “Excluded Property” (as such term is defined in the Guarantee and Collateral Agreement) or (iv) if approved, authorized or ratified in writing in accordance with subsection 11.1;

(b)            to release any Guarantor from its obligations under the Guarantee and Collateral ~~and Guarantee~~ Agreement if such Person (i) ceases to be a Restricted Subsidiary as a result of a transaction permitted under the Loan Documents or (ii) becomes a FSHCO, a Non-Significant Subsidiary or a Broadcast License Subsidiary; and

(c)            ~~to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by subsection 8.3(h).~~[reserved].

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guarantee and Collateral ~~and Guarantee~~ Agreement pursuant to this subsection 10.10. In each case as specified in this subsection 10.10, the Administrative Agent will, at the Borrower Agent’s expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Security Documents or to subordinate its interest in such item, or to release such Guarantor from its obligations under the Guarantee and Collateral Agreement, in each case in accordance with the terms of the Loan Documents and this subsection 10.10.

The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon, or any certificate prepared by any Loan Party in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.

10.11       Certain ERISA Matters.

(a)           Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and the Arrangers and not, for the avoidance of doubt, to or for the benefit of the Borrowers or any other Loan Party, that at least one of the following is and will be true:

(i) such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Term Loans, the Commitments or this Agreement,

(ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Term Loans, the Commitments and this Agreement,

(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Term Loans, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Term Loans, the Commitments and this Agreement satisfies the requirements of subsections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Term Loans, the Commitments and this Agreement, or

(iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b) In addition, unless either (1) subclause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with subclause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and the Arranger and not, for the avoidance of doubt, to or for the benefit of the Borrowers or any other Loan Party, that none of the Administrative Agent or the Arrangers is a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Term Loans, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent or an Arranger under this Agreement, any Loan Document or any documents related hereto or thereto).

10.12       Posting of Communications.

(a)           The Borrowers agree that the Administrative Agent may, but shall not be obligated to, make any Communications available to the Lenders by posting the Communications on IntraLinks™, DebtDomain, SyndTrak, ClearPar or any other electronic platform chosen by the Administrative Agent to be its electronic transmission system (the “Approved Electronic Platform”).

(b)           Although the Approved Electronic Platform and its primary web portal are secured with generally-applicable security procedures and policies implemented or modified by the Administrative Agent from time to time (including, as of the Effective Date, a user ID/password authorization system) and the Approved Electronic Platform is secured through a per-deal authorization method whereby each user may access the Approved Electronic Platform only on a deal-by-deal basis, each of the Lenders acknowledges and agrees that the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution. Each of the Lenders hereby approves distribution of the Communications through the Approved Electronic Platform and understands and assumes the risks of such distribution.

(c)           THE APPROVED ELECTRONIC PLATFORM AND THE COMMUNICATIONS ARE PROVIDED “AS IS” AND “AS AVAILABLE.” THE APPLICABLE PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS, OR THE ADEQUACY OF THE APPROVED ELECTRONIC PLATFORM AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE APPROVED ELECTRONIC PLATFORM AND THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE APPLICABLE PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE APPROVED ELECTRONIC PLATFORM. IN NO EVENT SHALL THE ADMINISTRATIVE AGENT OR ANY OF THEIR RESPECTIVE RELATED PARTIES (COLLECTIVELY, “APPLICABLE PARTIES”) HAVE ANY LIABILITY TO ANY LOAN PARTY, ANY LENDER OR ANY OTHER PERSON OR ENTITY FOR DAMAGES OF ANY KIND, INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF ANY LOAN PARTY’S OR THE ADMINISTRATIVE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET OR THE APPROVED ELECTRONIC PLATFORM.

“Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Loan Party pursuant to any Loan Document or the transactions contemplated therein which is distributed by the Administrative Agent or any Lender by means of electronic communications pursuant to this Section, including through an Approved Electronic Platform.

(d)           Each Lender agrees that notice to it (as provided in the next sentence) specifying that Communications have been posted to the Approved Electronic Platform shall constitute effective delivery of the Communications to such Lender for purposes of the Loan Documents. Each Lender agrees (i) to notify the Administrative Agent in writing (which could be in the form of electronic communication) from time to time of such Lender’s email address to which the foregoing notice may be sent by electronic transmission and (ii) that the foregoing notice may be sent to such email address.

(e)           Each of the Lenders agrees that the Administrative Agent may, but (except as may be required by applicable law) shall not be obligated to, store the Communications on the Approved Electronic Platform in accordance with the Administrative Agent’s generally applicable document retention procedures and policies.

(f)            Nothing herein shall prejudice the right of the Administrative Agent or any Lender to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.

(g)           The Borrowers hereby acknowledge that certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Loan Parties or their securities) (each, a “Public Lender”).  The Borrowers hereby agree that so long as any Loan Party is the issuer of any outstanding debt or equity securities that are registered or issued pursuant to a private offering or is actively contemplating issuing any such securities it will use commercially reasonable efforts to identify that portion of materials and/or information provided by or on behalf of the Loan Parties under the Loan Documents (collectively, “Borrower Materials”) that may be distributed to the Public Lenders and that (w) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Loan Parties shall be deemed to have authorized the Administrative Agent and the Lenders to treat such Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to the Loan Parties or their securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in subsection 11.15); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Approved Electronic Platform designated “Public Investor”; and (z) the Administrative Agent shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Approved Electronic Platform not designated “Public Investor.” The Borrowers agree that (i) any Loan Documents and notifications of changes of terms of the Loan Documents (including term sheets) and (ii) any materials delivered pursuant to subsection 7.1 (as in existence immediately prior to the Term Loan Exchange Effective Date) will be deemed to be “public-side” Borrower Materials and may be made available to Public Lenders.

SECTION 11. MISCELLANEOUS

11.1         Amendments and Waivers. No Loan Document (other than the Fee Letter) or any terms thereof may be amended, supplemented, waived or modified except in accordance with the provisions of this subsection 11.1. Except as expressly set forth in this Agreement, neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended, supplemented or modified except pursuant to a document in writing entered into by the Required Lenders and the Loan Parties that are party hereto or thereto, as applicable; provided, however, that:

(a)           no such waiver and no such amendment, supplement or modification shall (i) directly or indirectly release all or substantially all of the Collateral or all or substantially all of the Guarantors from their obligations under the Guarantee and Collateral Agreement or (ii) reduce any percentage specified in the definition of Required Lenders, in each case without the written consent of all Lenders;

(b)           no such waiver and no such amendment, supplement or modification shall (i) extend the scheduled maturity of any Term Loan or scheduled installment of any Term Loan or reduce any scheduled installment of any Term Loan or reduce the principal amount thereof, or reduce the rate (provided that only the consent of the Required Lenders shall be necessary to amend the default rate provided in subsection 4.7(c) or to waive any obligation of the Borrowers to pay interest at such default rate) or extend the time of payment of interest thereon, or change the method of calculating interest thereon, or reduce the amount or extend the time of payment of any fee payable to the Lenders hereunder without the consent of each Lender directly and adversely affected thereby, (ii) amend, modify or waive any provision of this subsection 11.1 or consent to the assignment or transfer by any Loan Party of any of its rights and obligations under any Loan Document without the consent of all Lenders, (iii) amend, modify or waive subsection 4.16(a) in a manner that would by its terms alter the pro rata sharing of payments required thereby or (iv) amend, modify or waive subsection 6.5 of the Guarantee and Collateral Agreement with respect to the priority of payments set forth therein, in each case, without the written consent of each Lender directly and adversely affected thereby; provided that any such waiver, amendment, supplement or modification may be made without the consent of the Required Lenders if such waiver, amendment, supplement or modification otherwise satisfies the requirements of this clause (b);

(c)           [Reserved];

(d)           no such waiver and no such amendment, supplement, modification or consent shall adversely affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document without the written consent of the Administrative Agent;

(e)           this Agreement and the other Loan Documents may be amended solely with the consent of the Administrative Agent to establish an Extension permitted by subsection 4.24; and

(f)           notwithstanding anything to the contrary contained in clause (a) of this subsection 11.1, the Borrowers, the Administrative Agent and each Incremental Term Loan Lender may, in accordance with the provisions of subsection 2.4 enter into an Incremental Term Loan Commitment Agreement; provided that after the execution and delivery by the Borrowers, the Administrative Agent and each such Incremental Term Loan Lender of such Incremental Term Loan Commitment Agreement, such Incremental Term Loan Commitment Agreement, may thereafter only be modified in accordance with the requirements of clause (a) above of this subsection 11.1.

Any such waiver and any such amendment, supplement or modification described in this subsection 11.1 shall apply equally to each of the Lenders and shall be binding upon each Loan Party, the Lenders, the Administrative Agent and all future holders of the Term Loans. In the case of any waiver, the Borrowers, the Lenders and the Administrative Agent shall be restored to their former position and rights hereunder and under the outstanding Term Loans, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

Furthermore, notwithstanding the foregoing, the Administrative Agent, with the consent of the Borrowers, may amend, modify or supplement any Loan Document without the consent of any Lender or the Required Lenders in order to correct, amend or cure any ambiguity, inconsistency or defect or correct any typographical error or other manifest error in any Loan Document.

In connection with any proposed amendment, modification, waiver or termination (a “Proposed Change”) requiring the consent of all Lenders or all affected Lenders, if the consent of the Required Lenders to such Proposed Change is obtained, but the consent to such Proposed Change of other Lenders whose consent is required is not obtained (any such Lender whose consent is not obtained as described in this subsection 11.1 being referred to as a “Non-Consenting Lender”), then, the Borrowers may, at their sole expense and effort, upon notice from the Borrower Agent to such Non-Consenting Lender and the Administrative Agent, require such Non-Consenting Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in subsection 11.6), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that (i) (a) the Borrowers shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld or delayed, (b) such Non-Consenting Lender shall have received payment of an amount equal to the outstanding principal amount of its Term Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts), (c) the Borrowers or such assignee shall have paid to the Administrative Agent the processing and recordation fee specified in subsection 11.6(d) and (d) such assignee has consented to the Proposed Change and (ii) substantially concurrently with satisfaction of the requirements set forth in clause (i) of this proviso, such Non-Consenting Lender shall be deemed to have assigned and delegated its interests, rights and obligations under this Agreement and such Non-Consenting Lender shall not be required to execute the Assignment and Assumption in connection therewith.

Notwithstanding the foregoing, this Agreement may be amended with the written consent of the Administrative Agent, the Borrowers and the Lenders providing the relevant Replacement Term Loans (as defined below) to permit the refinancing, replacement or modification of all or any portion of the outstanding Term Loans (“Replaced Term Loans”) with a replacement term loan hereunder (“Replacement Term Loans”); provided that (a) the aggregate principal amount of such Replacement Term Loans shall not exceed the aggregate principal amount of such Replaced Term Loans, (b) the terms of Replacement Term Loans are (excluding pricing, fees, rate floors and optional prepayment or redemption terms), taken as a whole, no more favorable to the lenders providing such Replacement Term Loans than those applicable to the Replaced Term Loans (other than any covenants or other provisions applicable only to periods after the Maturity Date), (c) the maturity date of such Replacement Term Loans shall not be earlier than the maturity date of the Replaced Term Loans and (d) the weighted average life to maturity of such Replacement Term Loans shall not be shorter than the weighted average life to maturity of such Replaced Term Loans at the time of such refinancing.

11.2         Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy or electronic transmission), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand on a Business Day during recipient’s normal business hours, or three Business Days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when sent on a Business Day and received during recipient’s normal business hours with confirmation of receipt received, addressed as follows in the case of each Loan Party and the Administrative Agent, and as set forth on its signature page hereto in the case of any Lender, or to such other address as may be hereafter notified by the respective parties hereto and any future holders of the Term Loans:

In the case of the Borrower Agent

or any Borrower:	Cumulus Media New Holdings Inc.
~~3280 Peachtree~~780 Johnson Ferry Road~~, N.W.,~~ NE
Suite ~~2200~~500
Atlanta, GA ~~30305~~ 30342
Attention: General Counsel
~~Telecopy: (404) 260-6877~~
Email: richard.denning@cumulus.com

In the case of the Borrower Agent
or any Borrower, with a copy to:	Jones Day
~~1420~~1221 Peachtree Street, N.E., Suite ~~800~~400
Atlanta, GA ~~30309~~30361
Attention: Todd Roach
~~Telecopy: (404) 581-8003~~
Email: troach@jonesday.com

The Administrative Agent:	Administrative Agent’s Office
(for payments, notices and Requests for ~~Credit Extensions~~credit extensions):
Bank of America, N.A., as Administrative Agent
NC1-026-06-01

Dedicated Servicing
Loan Servicing Admin II

900 W Trade St.~~, 6th Floor~~
~~NC1-026-06-04~~
Charlotte, NC 28255
Attention: ~~Carl Dormenyo~~Sara Horne
Tel: 980-387-3981
~~Email: carl.dormenyo@bofa.com~~Email: sara.horne@bofa.com

Other Notices as Administrative Agent:
Bank of America, N.A.~~, as Administrative Agent~~
Agency Management

Gateway Village – 900 Building
900 W Trade ~~St., 6th Floor~~Street
NC1-026-06-~~04~~03
Charlotte, NC 28255-0001
Attention: ~~Lee Booth~~Angela Berry
Tel: 980-~~386-4535~~388-6483
Facsimile: 704-409-~~0965~~
~~Email: lee.booth@bofa.com~~ 0014
Email: angela.m.berry@bofa.com

provided that the failure to provide the copies of notices to the Borrower Agent or any Borrower provided for in this subsection 11.2 shall not result in any liability to the Administrative Agent or any Lender.

Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to subsections ~~2.3, 4.5~~2.3 and ~~4.6~~4.5 unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or the Borrower Agent (and behalf of itself and the Borrowers) may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications. All such notices and other communications (i) sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement) and (ii) posted to an Internet or Intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause ~~(b)~~(i) of notification that such notice or communication is available and identifying the website address therefor; provided that any such notice or communication described in clauses (i) or (ii) not given during the normal business hours of the recipient shall be deemed to have been given at the opening of business on the next Business Day for the recipient.

11.3         No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder or under the Loan Documents, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

11.4         Survival of Representations and Warranties. All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement, the making of the Term Loans and other extensions of credit hereunder.

11.5         Payment of Expenses. The Borrowers agree:

(a)           to pay or reimburse the Administrative Agent and its Affiliates for all of their reasonable out-of-pocket costs and expenses incurred in connection with the preparation, execution and delivery of, any amendment, supplement or modification to, or any waiver of, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including the reasonable fees and disbursements (including filing and recording fees and expenses) of counsel to the Administrative Agent (which shall be limited to one primary counsel, one FCC counsel and, if necessary, one local counsel to the Administrative Agent in any relevant jurisdiction and expenses attributable to processing primary assignments;

(b)           to pay or reimburse the Lenders and the Administrative Agent for all their reasonable out-of-pocket costs and expenses incurred in connection with, and to pay, indemnify, and hold the Administrative Agent and the Lenders harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever arising out of or in connection with, the enforcement or preservation of any rights under any Loan Document and any such other documents or any workout or restructuring of the Loan Documents, limited in the case of legal fees and expenses to out-of-pocket costs, fees, disbursements and other charges of (i) one primary counsel, FCC counsel and one local counsel in any relevant jurisdiction for the Administrative Agent and (ii) one primary counsel, FCC counsel and one local counsel in any relevant jurisdiction for the Lenders taken as a whole (and, solely in case of any actual or perceived conflict of interest, one additional primary counsel and one additional local counsel in any relevant jurisdiction to the affected Lenders taken as a whole) incurred in connection with the foregoing and in connection with advising the Administrative Agent and the Lenders with respect to their respective rights and responsibilities under this Agreement, the other Loan Documents and the documentation relating thereto.

(c)           to pay, indemnify, and to hold the Administrative Agent and each Lender harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying similar fees, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, any Loan Document and any such other documents; and

(d)           to pay, indemnify, and hold the Administrative Agent, the Arrangers, each Lender and each of their respective affiliates and the respective officers, directors, employees, advisors controlling persons and agents of each of the foregoing (each an “Indemnitee”) harmless from and against any and all other liabilities, obligations, losses, damages (including punitive damages), penalties, fines, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including reasonable experts’ and consultants’ fees and limited in the case of legal fees and expenses to the reasonable fees and disbursements of (i) one primary counsel, one FCC counsel and, if necessary, one local counsel in each appropriate jurisdiction for the Administrative Agent and its Related Parties (taken as a whole) and (ii) one primary counsel, one FCC counsel and one local counsel in any relevant jurisdiction for all other Indemnitees taken as a whole (and, solely in the case of any actual or perceived conflict of interest where the Indemnitee affected by such conflict of interest informs the Borrower Agent of such conflict and thereafter retains its own counsel, of another firm of primary counsel and one additional firm of local counsel in any relevant jurisdiction for such affected Indemnitee) and third party claims for personal injury or real or personal property damage) which may be incurred by or asserted against any Indemnitee (x) arising out of or in connection with any investigation, litigation or proceeding related to this Agreement, the other Loan Documents, the Term Loans, or any of the other transactions contemplated hereby or thereby, whether or not any Indemnitee is a party thereto, (y) with respect to any environmental matters, any environmental compliance expenses and remediation expenses in connection with the presence, suspected presence, release or suspected release of any Materials of Environmental Concern in or into the air, soil, groundwater, surface water or improvements at, on, about, under, or within the Properties, or any portion thereof, or elsewhere in connection with the transportation of Materials of Environmental Concern to or from the Properties, in each case to the extent required under Environmental Laws, or (z) without limiting the generality of the foregoing, by reason of or in connection with the execution, performance, delivery, enforcement or administration, of this Agreement or the other Loan Documents (all the foregoing in this clause (d), collectively, the “indemnified liabilities”), provided that the Borrowers shall have no obligation hereunder to any Indemnitee (x) with respect to indemnified liabilities to the extent they are found by a final, non-appealable judgment of a court to arise from the gross negligence or willful misconduct of, or (other than in the case of the Administrative Agent and its Related Parties) material breach by, such Indemnitee, (y) under this subsection 11.5 for any Taxes other than Other Taxes or Taxes derived from a non-Tax claim or (z) with respect to indemnified liabilities arising out of a dispute solely between indemnified parties not involving an act or omission by New Holdings or any of its Affiliates (other than any such indemnified liabilities asserted against any Indemnitee in its capacity, or in fulfilling its role, as an agent or similar role for the Term Loans (other than any Arranger acting in its capacity as lead arranger and bookrunner)). All amounts due under this subsection 11.5 shall be payable not later than 10 days after written demand therefor. The agreements in this subsection 11.5 shall survive repayment of the Term Loans and all other amounts payable hereunder.

(e)           To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under clauses (a) through (d) of this subsection 11.5 to be paid by it to the Administrative Agent (or any sub-agent thereof), each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s share of the total Commitment at such time) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender), such payment to be made severally among them based on such Lenders’ Commitment (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought), provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent).

11.6         Successors and Assigns; Participations; Purchasing Lenders.

(a)           This Agreement shall be binding upon and inure to the benefit of Intermediate Holdings, the Borrowers, the Lenders and the Administrative Agent, all future holders of the Term Loans, and their respective successors and assigns permitted hereby, except that (i) no Borrower may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender (and any attempted assignment or transfer by any Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights and obligations hereunder except in accordance with this Section.

(b)           Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks or other financial institutions or Lender Affiliates (other than a Disqualified Lender) (“Participants”) participating interests in any Term Loan owing to such Lender, any Note held by such Lender or any other interest of such Lender hereunder and under the other Loan Documents. Notwithstanding anything to the contrary in the immediately preceding sentence, each Lender shall have the right to sell one or more participations in all or any part of its Term Loans or any other Obligation to one or more lenders or other Persons that provide financing to such Lender in the form of sales and repurchases of participations without having to satisfy the foregoing requirements. In the event of any such sale by a Lender of participating interests to a Participant, such Lender’s obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Term Loan for all purposes under this Agreement and the other Loan Documents and the Borrowers and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and the other Loan Documents. Any agreement pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that (1) requires the consent of each Lender directly and adversely affected thereby pursuant to subsection 11.1(b) and (2) directly affects such Participant. The Borrowers agree that if amounts outstanding under this Agreement and the Term Loans are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement and any Term Loan to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement or any Term Loan; provided that such Participant shall only be entitled to such right of setoff if it shall have agreed in the agreement pursuant to which it shall have acquired its participating interest to share with the Lenders the proceeds thereof, as provided in subsection 11.7. The Borrowers also agree that each Participant shall be entitled to the benefits of, and shall be subject to the limitations of, subsections 4.17, 4.18, 4.19 and 4.20 with respect to its participation in the Term Loans outstanding from time to time; provided that no Participant shall be entitled to receive (i) any greater amount pursuant to such subsections than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred except to the extent the greater amount is attributable to a Change in Law that occurs after the Participant acquires the applicable participation or (ii) the benefits of subsection 4.20 unless such Participant complies with subsection 4.20(g) as if it were a Lender (it being understood that the documentation required under subsection 4.20(g) shall be delivered to the participating Lender). Each Lender that sells a participation, acting solely for this purpose as an agent of the Borrowers, shall maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Term Loans or other obligations under this Agreement (the “Participant Register”). No Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person except to the extent such disclosure is necessary to establish that any Term Loan or Note is in registered form under Section 5f.103-1(c) of the U.S. Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender, each Loan Party and the Administrative Agent shall treat each person whose name is recorded in the Participant Register pursuant to the terms hereof as the owner of such participation for all purposes of this Agreement, notwithstanding notice to the contrary.

(c)           Any Lender may, in the ordinary course of its business and in accordance with applicable law, with the prior written consent (not to be unreasonably withheld or delayed) of:

(i)            the Administrative Agent; provided that no consent of the Administrative Agent shall be required for an assignment of all or a portion of a Term Loan to a Lender, a Lender Affiliate or an Approved Fund;

(ii)           [Reserved]; and

(iii)          the Borrower Agent; provided that (A) (i) no consent of the Borrower Agent shall be required for an assignment to a Lender, a Lender Affiliate or an Approved Fund or (ii) if an Event of Default under Section 9(a) or (f) has occurred and is continuing and (B) the Borrower Agent shall be deemed to have consented to any assignment unless the Borrower Agent has objected thereto by written notice to the Administrative Agent within 5 Business Days after having received notice thereof, sell to any Eligible Assignee (an “Assignee”), all or any part of its rights and obligations under this Agreement, the Notes and the other Loan Documents pursuant to an Assignment and Assumption executed by such Assignee, such assigning Lender (except as otherwise permitted by subsection 4.22 and subsection 11.1) and, to the extent their consent is required, the Borrower Agent and the Administrative Agent, and delivered to the Administrative Agent for its acceptance and recording in the Register (as defined below); provided that (A) each such sale pursuant to this subsection 11.6(c) of less than all of a Lender’s rights and obligations (I) to a Person which is not then a Lender, a Lender Affiliate or an Approved Fund shall be of Term Loans of not less than $1,000,000 and (II) to a Person which is then a Lender, a Lender Affiliate or an Approved Fund may be in any amount and (B) each Assignee shall comply with the provisions of subsection 4.20 hereof; provided, further that the foregoing shall not prohibit a Lender from selling participating interests in accordance with subsection 11.6(a) in all or any portion of its Term Loans (without duplication). For purposes of clause (A) of the first proviso contained in the preceding sentence, the amount described therein shall be aggregated in respect of each Lender and its Lender Affiliates, if any. Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Assumption, (x) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Assumption, have the rights and obligations of a Lender hereunder with the Term Loans as set forth therein, and (y) the assigning Lender thereunder shall, to the extent of the interest transferred, as reflected in such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all or the remaining portion of an assigning Lender’s rights and obligations under this Agreement, such assigning Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of subsections 4.17, 4.18, 4.19, 4.20 and 11.5). Such Assignment and Assumption shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Assignee and the resulting adjustment of Term Loan Percentages arising from the purchase by such Assignee of all or a portion of the rights and obligations of such assigning Lender under this Agreement.

Each assignee, by its execution and delivery of an Assignment and Assumption, shall be deemed to have represented to the assigning Lender and the Administrative Agent that such assignee is an Eligible Assignee. In no event shall the Administrative Agent be obligated to ascertain, monitor or inquire as to whether any prospective assignee is an Eligible Assignee or have any liability with respect to any assignment made to a Disqualified Lender or any other Person that is not an Eligible Assignee or enforcing the list of Disqualified Lenders.

For the purposes of this subsection 11.6, “Approved Fund” means any Person (other than a natural person (or a holding company, investment vehicle or trust for, or owned and operated by or for the primary benefit of one or more natural Persons)) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an affiliate of an entity that administers or manages a Lender.

(d)           The Administrative Agent acting on behalf of and as agent for the Borrowers, shall maintain at the address of the Administrative Agent referred to in subsection 11.2 a copy of each Assignment and Assumption delivered to it and a register (the “Register”) for the recordation of the names and addresses of the Lenders and the principal amount (and stated interest) of Term Loans owing to each Lender. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrowers, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register as the owner of the Term Loans recorded therein for all purposes of this Agreement, notwithstanding any notice to the contrary. The Register shall be available for inspection by the Borrower Agent or any Lender at any reasonable time and from time to time upon reasonable prior notice. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph. Upon its receipt of an Assignment and Assumption executed by an assigning Lender, an Assignee and any other party required to executed such Assignment and Assumption pursuant to this subsection 11.6, together with payment to the Administrative Agent of a registration and processing fee of $3,500 (except that no such registration and processing fee shall be payable (x) in the case of an assignee which is already a Lender or is an Affiliate or Approved Fund of a Lender or a Person under common management with a Lender or (y) if waived by the Administrative Agent in its sole discretion), the Administrative Agent shall (i) promptly accept such Assignment and Assumption and (ii) on the effective date determined pursuant thereto, record the information contained therein in the Register and give notice of such acceptance and recordation to the Lenders and the Borrower Agent. The Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire in which the Assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about New Holdings and its Affiliates and their related parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including Federal and state securities laws.

(e)           The Borrowers authorize each Lender to disclose to any Participant or Assignee (each, a “Transferee”) and any prospective Transferee or to any pledgee referred to in subsection 11.6(f) or to any direct or indirect contractual counterparty in swap agreements or such contractual counterparty’s professional advisor (so long as such contractual counterparty or professional advisor to such contractual counterparty agrees to be bound by confidentiality provisions at least as restrictive as those of subsection 11.15) any and all financial information in such Lender’s possession concerning New Holdings and its Subsidiaries which has been delivered to such Lender by or on behalf of the Borrowers pursuant to this Agreement or which has been delivered to such Lender by or on behalf of the Borrowers in connection with such Lender’s credit evaluation of New Holdings and its Subsidiaries and Affiliates prior to becoming a party to this Agreement; provided that no such information shall be provided by any Lender to any Disqualified Lender.

(f)            For avoidance of doubt, the parties to this Agreement acknowledge that the provisions of this subsection concerning assignments of Term Loans and Notes relate only to absolute assignments and that such provisions do not prohibit assignments creating security interests, including any pledge or assignment (i) by a Lender of any Term Loan or Note to any Federal Reserve Bank or central bank having jurisdiction over such lender in accordance with applicable law and (ii) by a Lender Affiliate which is a fund to its trustee in support of its obligations to its trustee; provided that any transfer of Term Loans or Notes upon, or in lieu of, enforcement of or the exercise of remedies under any such pledge shall be treated as an assignment thereof which shall not be made without compliance with the requirements of this subsection 11.6.

(g)           The Borrowers, upon receipt by the Borrower Agent of written notice from the relevant Lender, agree to issue Notes to any Lender requiring Notes to facilitate transactions of the type described in paragraph (f) above.

(h)           Any Lender may, so long as no Default or Event of Default has occurred and is continuing, at any time, assign all or a portion of its rights and obligations with respect to Term Loans under this Agreement to New Holdings through, notwithstanding subsection 4.16(a) or 11.7(a) or any other provision in this Agreement, an open market purchase on a non pro rata basis (an “Open Market Purchase”); provided that:

~~(i)~~           the principal amount of such Term Loans, along with all accrued and unpaid interest thereon, so assigned or transferred to New Holdings shall be deemed automatically cancelled and extinguished on the date of such assignment or transfer, (b) the aggregate outstanding principal amount of Term Loans of the remaining Lenders shall reflect such cancellation and extinguishing of the Term Loans then held by New Holdings and (c) the Borrower Agent shall promptly provide written notice to the Administrative Agent of such assignment or transfer of such Term Loans, and the Administrative Agent, upon receipt of such notice, shall reflect the cancellation of the applicable Term Loans in the Register; and

~~(ii)           no proceeds of Indebtedness under the ABL Facility shall be used to fund any Open Market Purchase.~~

(i)            Disqualified Lenders.

(i)            No assignment shall be made to any Person that was a Disqualified Lender as of the date (the “Trade Date”) on which the applicable Lender entered into a binding agreement to sell and assign all or a portion of its rights and obligations under this Agreement to such Person (unless the Borrower Agent has consented to such assignment as otherwise contemplated by this subsection 11.6, in which case such Person will not be considered a Disqualified Lender for the purpose of such assignment). For the avoidance of doubt, with respect to any assignee that becomes a Disqualified Lender after the applicable Trade Date, (x) such assignee shall not retroactively be disqualified from becoming a Lender and (y) the execution by the Borrower Agent of an Assignment and Assumption with respect to such assignee will not by itself result in such assignee no longer being considered a Disqualified Lender. Any assignment in violation of this clause (i)(i) shall not be void, but the other provisions of this clause (i) shall apply.

(ii)           If any assignment is made to any Disqualified Lender without the Borrower’s prior consent in violation of clause (i)(i) above, or if any Person becomes a Disqualified Lender after the applicable Trade Date, the Borrower Agent may, at its sole expense and effort, upon notice to the applicable Disqualified Lender and the Administrative Agent, (A) in the case of outstanding Term Loans held by Disqualified Lenders, prepay such Term Loan by paying the lesser of (x) the principal amount thereof and (y) the amount that such Disqualified Lender paid to acquire such Term Loans, in each case plus accrued interest, accrued fees and all other amounts (other than principal amounts) payable to it hereunder and under the other Loan Documents and/or (B) require such Disqualified Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in this subsection 11.6), all of its interest, rights and obligations under this Agreement and related Loan Documents to an Eligible Assignee that shall assume such obligations at the lesser of (x) the principal amount thereof and (y) the amount that such Disqualified Lender paid to acquire such interests, rights and obligations, in each case plus accrued interest, accrued fees and all other amounts (other than principal amounts) payable to it hereunder and other the other Loan Documents; provided that (i) the Borrower Agent shall have paid to the Administrative Agent the assignment fee (if any) specified in subsection 11.6(b), (ii) such assignment does not conflict with applicable laws and (iii) in the case of clause (A), the Borrower Agent shall not use the proceeds from any Term Loans to prepay Term Loans held by Disqualified Lenders.

(iii)           Notwithstanding anything to the contrary contained in this Agreement, Disqualified Lenders (A) will not (x) have the right to receive information, reports or other materials provided to Lenders by the Borrower Agent, the Administrative Agent or any other Lender, (y) attend or participate in meetings attended by the Lenders and the Administrative Agent, or (z) access any electronic site established for the Lenders or confidential communications from counsel to or financial advisors of the Administrative Agent or the Lenders and (B) (x) for purposes of any consent to any amendment, waiver or modification of, or any action under, and for the purpose of any direction to the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) under this Agreement or any other Loan Document, each Disqualified Lender will be deemed to have consented in the same proportion as the Lenders that are not Disqualified Lenders consented to such matter, and (y) for purposes of voting on any plan of reorganization or plan of liquidation pursuant to any Debtor Relief Laws (“Plan of Reorganization”), each Disqualified Lender party hereto hereby agrees (1) not to vote on such Plan of Reorganization, (2) if such Disqualified Lender does vote on such Plan of Reorganization notwithstanding the restriction in the foregoing clause (1), such vote will be deemed not to be in good faith and shall be “designated” pursuant to Section 1126(e) of the Bankruptcy Code (or any similar provision in any other Debtor Relief Laws), and such vote shall not be counted in determining whether the applicable class has accepted or rejected such Plan of Reorganization in accordance with Section 1126(c) of the Bankruptcy Code (or any similar provision in any other Debtor Relief Laws) and (3) not to contest any request by any party for a determination by the Bankruptcy Court (or other applicable court of competent jurisdiction) effectuating the foregoing clause (2).

(iv)          The Administrative Agent shall have the right, and the Borrower Agent hereby expressly authorizes the Administrative Agent, to (A) post the list of Disqualified Lenders provided by the Borrower and any updates thereto from time to time (collectively, the “DQ List”) on the Approved Electronic Platform, including that portion of the Approved Electronic Platform that is designated for “public side” Lenders or (B) provide the DQ List to each Lender requesting the same.

11.7         Adjustments; Set-off.

(a)           Except as otherwise expressly set forth in this Agreement (including subsections 4.23, 4.24 and 11.6), if any Lender (a “Benefited Lender”) shall at any time receive any payment of all or part of any of its Term Loans or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 9(f), or otherwise) in a greater proportion than any such payment to and collateral received by any other Lender, if any, in respect of such other Lender’s Term Loans, or interest thereon, such Benefited Lender shall purchase for cash from the other Lenders such portion of each such other Lender’s Term Loans or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such Benefited Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. The Borrowers agree that each Lender so purchasing a portion of another Lender’s Term Loans may exercise all rights of payment (including rights of set-off) with respect to such portion as fully as if such Lender were the direct holder of such portion. The Administrative Agent shall promptly give the Borrower Agent notice of any set-off, provided that the failure to give such notice shall not affect the validity of such set-off.

(b)           Upon the occurrence of an Event of Default specified in Section 9(a) or Section 9(f), the Administrative Agent and each Lender are hereby irrevocably authorized at any time and from time to time without notice to the Borrowers, any such notice being hereby waived by the Borrowers, to set off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Administrative Agent or such Lender or any of their respective Affiliates to or for the credit or the account of any Borrower or any part thereof in such amounts as the Administrative Agent or such Lender may elect, on account of the liabilities of the Borrowers hereunder and under the other Loan Documents and claims of every nature and description of the Administrative Agent or such Lender against the Borrowers in any currency, whether arising hereunder, or otherwise, under any other Loan Document as the Administrative Agent or such Lender may elect, whether or not the Administrative Agent or such Lender has made any demand for payment and although such liabilities and claims may be contingent or unmatured. The Administrative Agent and each Lender shall notify the Borrower Agent (and in the case of a setoff made by a Lender, the Administrative Agent) promptly of any such setoff made by it and the application made by it of the proceeds thereof, provided that the failure to give such notice shall not affect the validity of such setoff and application. The rights of the Administrative Agent and each Lender under this paragraph are in addition to other rights and remedies (including other rights of setoff) which the Administrative Agent or such Lender may have.

11.8         Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by e-mail or facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

11.9         Integration. Except for matters set forth in the Fee Letter, this Agreement and the other Loan Documents represent the entire agreement of the Loan Parties, the Administrative Agent and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to the subject matter hereof or thereof not expressly set forth or referred to herein or in the other Loan Documents.

11.10       GOVERNING LAW; NO THIRD PARTY RIGHTS.

(a)           THIS AGREEMENT, THE OTHER LOAN DOCUMENTS AND THE TERM LOANS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT AND THE TERM LOANS SHALL, EXCEPT AS OTHERWISE PROVIDED IN ANY MORTGAGE OR OTHER LOAN DOCUMENT, BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. THIS AGREEMENT IS SOLELY FOR THE BENEFIT OF THE PARTIES HERETO AND THEIR RESPECTIVE SUCCESSORS AND ASSIGNS, AND, EXCEPT AS SET FORTH IN SUBSECTION 11.6, NO OTHER PERSONS SHALL HAVE ANY RIGHT, BENEFIT, PRIORITY OR INTEREST UNDER, OR BECAUSE OF THE EXISTENCE OF, THIS AGREEMENT.

(b)           Each of the Lenders and the Administrative Agent hereby irrevocably and unconditionally agrees that, notwithstanding the governing law provisions of any applicable Loan Document, any claims brought against the Administrative Agent by any Secured Party relating to this Agreement, any other Loan Document, the Collateral or the consummation or administration of the transactions contemplated hereby or thereby shall be construed in accordance with and governed by the lawS of the State of New York.

11.11       SUBMISSION TO JURISDICTION; WAIVERS. EACH PARTY TO THIS AGREEMENT HEREBY IRREVOCABLY AND UNCONDITIONALLY:

(i)            SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS CREDIT AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE EXCLUSIVE GENERAL JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN (OR IF SUCH COURT LACKS SUBJECT MATTER JURISDICTION, THE SUPREME COURT OF THE STATE OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN), AND THE APPELLATE COURTS FROM ANY THEREOF;

(ii)           CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS, AND WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

(iii)          AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO SUCH PARTY AT ITS ADDRESS SET FORTH IN SUBSECTION 11.2 OR AT SUCH OTHER ADDRESS OF WHICH THE ADMINISTRATIVE AGENT SHALL HAVE BEEN NOTIFIED PURSUANT THERETO;

(iv)          AGREES THAT NOTHING CONTAINED HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF THE ADMINISTRATIVE AGENT OR ANY LENDER TO SUE ANY LOAN PARTY IN ANY OTHER JURISDICTION;

(v)           WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LEGAL ACTION OR PROCEEDING REFERRED TO IN THIS SECTION ANY SPECIAL, INDIRECT, PUNITIVE OR CONSEQUENTIAL DAMAGES; PROVIDED, HOWEVER, THAT NOTHING CONTAINED IN THIS CLAUSE (v) SHALL LIMIT OR IMPAIR THE BORROWERS’ INDEMNIFICATION OR REIMBURSEMENT OBLIGATIONS UNDER SUBSECTION 11.5 IN RESPECT OF ANY THIRD PARTY CLAIMS ALLEGING SUCH SPECIAL, INDIRECT, PUNITIVE OR CONSEQUENTIAL DAMAGES; AND

(vi)          EACH PARTY HERETO UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING REFERRED TO IN PARAGRAPH (~~a~~i) ABOVE.

11.12       Acknowledgements. Each of Intermediate Holdings and each of the Borrowers hereby acknowledges that:

(a)           it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

(b)           none of the Administrative Agent or any Lender has any fiduciary relationship to any Loan Party, and the relationship between the Administrative Agent and the Lenders, on the one hand, and the Loan Parties, on the other hand, is solely that of creditor and debtor; and

(c)           no joint venture exists among the Lenders or among any Loan Parties and the Lenders.

11.13       [Reserved].

11.14       Joint and Several Liability. Each of the Borrowers shall be jointly and severally liable with the other Borrowers for the Obligations. Each Borrower acknowledges that it is a co-borrower hereunder and is jointly and severally liable under this Agreement and the other Loan Documents. Any payment made by a Borrower in respect of Obligations owing by one or more Borrowers shall be deemed a payment of such Obligations by and on behalf of all Borrowers. All Term Loans extended to or on behalf of any Borrower shall be deemed to be Term Loans extended for or on behalf of each of the Borrowers.

Each Borrower agrees that the joint and several liability of the Borrowers provided for in this subsection 11.14 shall not be impaired or affected by any modification, supplement, extension or amendment or any contract or agreement to which the other Borrowers may hereafter agree (other than an agreement signed by the Administrative Agent and the Lenders specifically releasing such liability), nor by any delay, extension of time, renewal, compromise or other indulgence granted by the Administrative Agent or any Lender with respect to any of the Obligations, nor by any other agreements or arrangements whatsoever with the other Borrowers or with any other Person, each Borrower hereby waiving all notice of such delay, extension, release, substitution, renewal, compromise or other indulgence, and hereby consenting to be bound thereby as fully and effectually as if it had expressly agreed thereto in advance. The liability of each Borrower is direct and unconditional as to all Obligations, and may be enforced without requiring the Administrative Agent or any Lender first to resort to any other right, remedy or security. Except to the extent otherwise provided herein, each Borrower hereby expressly waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Obligations, the Notes, this Agreement or any other Loan Document and any requirement that the Administrative Agent or any Lender protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or take any action against any Borrower or any other person or any collateral.

Each Borrower hereby irrevocably waives and releases each other Borrower from all “claims” (as defined in Section 101(5) of the Bankruptcy Code) to which such Borrower is or would be entitled by virtue of the provisions of the first paragraph of this subsection 11.14 or the performance of such Borrower’s obligations thereunder with respect to any right of subrogation (whether contractual, under Section 509 of the Bankruptcy Code or otherwise), reimbursement, contribution, exoneration or similar right, or indemnity, or any right of recourse to security for any Obligations.

11.15       Confidentiality. Each of the Administrative Agent and each Lender agrees to keep confidential all Information (as defined below) provided to it by any Loan Party, the Administrative Agent or any Lender pursuant to or in connection with this Agreement; provided that nothing herein shall prevent the Administrative Agent or any Lender from disclosing any such information (a) to the Administrative Agent or any other Lender, (b) subject to an agreement to comply with confidentiality provisions at least as restrictive as those of this subsection, to any actual or prospective Transferee or any pledgee referred to in subsection 11.6(f) or any direct or indirect counterparty to any swap agreement (or any professional advisor to such counterparty), (c) to its Affiliates or to its employees, directors, agents, attorneys, accountants and other professional advisors or those of any of its Affiliates (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such information and instructed to keep such information confidential), (d) upon the request or demand of any Governmental Authority, (e) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law, (f) if requested or required to do so in connection with any litigation or similar proceeding, (g) that has been publicly disclosed (other than in violation of this subsection 11.15), (h) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Lender’s investment portfolio in connection with ratings issued with respect to such Lender (it being understood that any rating agency to whom such disclosure is made will be informed of the confidential nature of such information and instructed to keep such information confidential) or (i) in connection with the exercise of any remedy hereunder or under any other Loan Document; provided that, unless prohibited by applicable law or court order, such Lender or the Administrative Agent shall use reasonable efforts to notify the Borrower Agent of any disclosure pursuant to clauses (d) or (e) other than to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners). For the purposes of this subsection, “Information” means all information received from any Loan Party relating to New Holdings, its Subsidiaries or their business, other than any such information that is available to the Administrative Agent or any Lender on a non-confidential basis prior to disclosure by the Borrowers and other than information pertaining to this Agreement routinely provided by arrangers to data service providers, including league table providers, that serve the lending industry.

Each Lender acknowledges that information furnished to it pursuant to this Agreement or the other Loan Documents may include material non-public information concerning the Borrowers and their Affiliates and their related parties or their respective securities, and confirms that it has developed compliance procedures regarding the use of material non-public information and that it will handle such material non-public information in accordance with those procedures and applicable law, including Federal and state securities laws.

All information, including requests for waivers and amendments, furnished by any Borrower or the Administrative Agent pursuant to, or in the course of administering, this Agreement or the other Loan Documents will be syndicate-level information, which may contain material non-public information about any Borrower and its Affiliates and their related parties or their respective securities. Accordingly, each Lender represents to the Borrowers and the Administrative Agent that it has identified in its administrative questionnaire a credit contact who may receive information that may contain material non-public information in accordance with its compliance procedures and applicable law, including Federal and state securities laws.

11.16       Usury Savings. Notwithstanding any other provision herein, the aggregate interest rate charged hereunder, including all charges or fees in connection therewith deemed in the nature of interest under applicable law, shall not exceed the Highest Lawful Rate (as such term is defined below). If the rate of interest (determined without regard to the preceding sentence) under this Agreement at any time exceeds the Highest Lawful Rate (as defined below), the outstanding amount of the Term Loans made hereunder shall bear interest at the Highest Lawful Rate until the total amount of interest due hereunder equals the amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect. In addition, if and when the Term Loans made hereunder are repaid in full the total interest due hereunder (taking into account the increase provided for above) is less than the total amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect, then to the extent permitted by law, the Borrowers shall pay to the Administrative Agent an amount equal to the difference between the amount of interest paid and the amount of interest which would have been paid if the Highest Lawful Rate had at all times been in effect. Notwithstanding the foregoing, it is the intention of the Lenders and the Borrowers to conform strictly to any applicable usury laws. Accordingly, if any Lender contracts for, charges, or receives any consideration which constitutes interest in excess of the Highest Lawful Rate, then any such excess shall be cancelled automatically and, if previously paid, shall at such Lender’s option be applied to the outstanding amount of the Term Loans made hereunder or be refunded to the Borrowers. As used in this paragraph, the term “Highest Lawful Rate” means the maximum lawful interest rate, if any, that at any time or from time to time may be contracted for, charged, or received under the laws applicable to such Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow.

11.17       Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

11.18       Patriot Act. Each Lender that is subject to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”) hereby notifies the Borrowers that pursuant to the requirements of the Act, it is required to obtain, verify and record information that identifies the Borrowers and each other Loan Party, which information includes the name and address of the Borrowers and each other Loan Party and other information that will allow such Lender to identify the Borrowers and each other Loan Party in accordance with the Act.

11.19       Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Solely to the extent any Lender that is an EEA Financial Institution is a party to this Agreement and notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender that is an EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)           the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an EEA Financial Institution; and

(b)           the effects of any Bail-In Action on any such liability, including, if applicable:

(i)            a reduction in full or in part or cancellation of any such liability;

(ii)           a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)          the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.

11.20       Conditional Restrictions on Parent. As a condition to the Borrowers’ providing financial statements of Parent and its consolidated Subsidiaries (in lieu of the financial statements of New Holdings and its consolidated Subsidiaries) pursuant to the second to last paragraph of subsection ~~7.1,~~7.1 (as in existence immediately prior to the Term Loan Exchange Effective Date), Parent hereby agrees that at all times during any fiscal period with respect to which financial statements provided under subsection 7.1(a) or (b) (each as in existence immediately prior to the Term Loan Exchange Effective Date) are in respect of Parent and its consolidated Subsidiaries, Parent will not (a) own any material property other than (x) the Capital Stock in Intermediate Holdings, (y) cash and Cash Equivalents received from distributions from Intermediate Holdings ~~permitted by subsection 8.8,~~, and (z) tax refunds, insurance payments and settlements that in each case are promptly contributed to New Holdings, (b) have any material liabilities other than (i) [reserved], (ii) tax liabilities in the ordinary course of business and (iii) corporate overhead expenses incurred in the ordinary course of business (including expenses relating to insurance) or (c) engage in any business other than (i) owning the Capital Stock in Intermediate Holdings, and activities incidental or related thereto, and (ii) activities related to maintaining its listing as a public company on any applicable exchange.

11.21       Acknowledgment Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Swap Agreement or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a)           In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States.

(b)           As used in this subsection 11.21, the following terms have the following meanings:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

11.22       Electronic Execution of Assignments and Certain Other Documents. The words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby (including without limitation Assignment and Assumptions, amendments or other modifications, Committed Loan Notices, , waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any ~~Applicable Law~~applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary the Administrative Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

Exhibit C

New Credit Agreement

[See attached.]

Exhibit C

Deal CUSIP: 23110BAA2

Term Facility CUSIP: 23110BAB0

CREDIT AGREEMENT

among

CUMULUS MEDIA INTERMEDIATE INC.,

CUMULUS MEDIA NEW HOLDINGS INC.,

as a Borrower,

THE SUBSIDIARIES OF CUMULUS MEDIA NEW HOLDINGS INC. PARTY HERETO,

as Borrowers,

CERTAIN LENDERS,

and

BANK OF AMERICA, N.A.,

as Administrative Agent,

Dated as of May 2, 2024

BOFA SECURITIES, INC.,

as Lead Arranger and Bookrunner

TABLE OF CONTENTS

Page

SECTION 1.	DEFINITIONS	1
1.1	Defined Terms	1
1.2	Other Definitional Provisions	38
1.3	Limited Condition Acquisition	39
1.4	Interest Rates	41

SECTION 2.	AMOUNT AND TERMS OF THE TERM LOAN COMMITMENTS	41
2.1	Term Loans	41
2.2	Repayment of Term Loans	41
2.3	Borrowings, Conversions and Continuations of Term Loans	42
2.4	Incremental Term Loan Commitments	44
2.5	Sharing of Payments by Lenders	46

SECTION 3.	[Reserved]	47

SECTION 4.	GENERAL PROVISIONS APPLICABLE TO TERM LOANS	47
4.1	[Reserved]	47
4.2	Repayment of Term Loans; Evidence of Debt	47
4.3	[Reserved]	47
4.4	Mandatory Reduction of Commitments	47
4.5	Optional Prepayments	48
4.6	Mandatory Prepayments	48
4.7	Interest Rates and Payment Dates	50
4.8	Computation of Interest and Fees	51
4.9	[Reserved]	51
4.10	Certain Fees	51
4.11	[Reserved]	51
4.12	[Reserved]	51
4.13	[Reserved]	51
4.14	[Reserved]	51
4.15	Inability to Determine Interest Rate	51
4.16	Pro Rata Treatment and Payments	54
4.17	Illegality	55
4.18	Requirements of Law	55
4.19	Indemnity	56
4.20	Taxes	57
4.21	[Reserved]	60
4.22	Mitigation; Replacement of Lenders	60
4.23	Prepayments Below Par	61
4.24	Extensions of Term Loans	63
4.25	Borrower Agent	64
4.26	Refinancing Facilities	65

SECTION 5.	REPRESENTATIONS AND WARRANTIES	67
5.1	Financial Condition	67
5.2	Corporate Existence; Compliance with Law	67
5.3	Corporate Power; Authorization	67

-i-

Page

5.4	Enforceable Obligations	68
5.5	No Legal Bar	68
5.6	No Material Litigation	68
5.7	Investment Company Act	68
5.8	Federal Regulation; Use of Proceeds	68
5.9	No Default or Breach	69
5.10	Taxes	69
5.11	Subsidiaries; Loan Parties	69
5.12	Ownership of Property; Liens; Licenses	69
5.13	Intellectual Property	69
5.14	Labor Matters	70
5.15	ERISA	70
5.16	Environmental Matters	70
5.17	Disclosure	70
5.18	Security Documents	71
5.19	Solvency	71
5.20	[Reserved]	71
5.21	Patriot Act	71
5.22	Anti-Corruption Laws and Sanctions	72
5.23	Plan Assets; Prohibited Transactions	72
5.24	Beneficial Ownership Certificate	72
5.25	Covered Entities	72

SECTION 6.	CONDITIONS PRECEDENT	72
6.1	Conditions Precedent to Effectiveness	72

SECTION 7.	AFFIRMATIVE COVENANTS	75
7.1	Financial Statements	75
7.2	Certificates; Other Information	76
7.3	Payment of Obligations	77
7.4	Conduct of Business; Maintenance of Existence; Compliance	77
7.5	Maintenance of Property; Insurance	78
7.6	Inspection of Property; Books and Records; Discussions; Annual Meetings	79
7.7	Notices	79
7.8	Environmental Laws	80
7.9	[Reserved]	80
7.10	Additional Loan Parties; Pledge of Stock of Additional Subsidiaries; Additional Collateral, etc.	80
7.11	Broadcast License Subsidiaries	82
7.12	[Reserved]	82
7.13	Ratings	82
7.14	Use of Proceeds	82
7.15	Anti-Corruption Laws and Sanctions	82

SECTION 8.	NEGATIVE COVENANTS	83
8.1	[Reserved]	83
8.2	Indebtedness	83
8.3	Limitation on Liens	85
8.4	Limitation on Contingent Obligations	89
8.5	Prohibition of Fundamental Changes	89

-ii-

Page

8.6	Prohibition on Sale of Assets	90
8.7	Limitation on Investments, Loans and Advances	93
8.8	Limitation on Restricted Payments	95
8.9	Transactions with Affiliates	97
8.10	Limitation on Sales and Leasebacks	97
8.11	Fiscal Year	98
8.12	Negative Pledge Clauses	98
8.13	Clauses Restricting Subsidiary Distributions	98
8.14	FCC Licenses	99
8.15	Certain Payments of Indebtedness	99
8.16	Amendment of Material Documents	99
8.17	Restrictions on Intermediate Holdings	100
8.18	Prohibition on Division/Series Transactions	100

SECTION 9.	EVENTS OF DEFAULT	100

SECTION 10.	THE ADMINISTRATIVE AGENT	103
10.1	Appointment and Authority	103
10.2	Rights as a Lender	103
10.3	Exculpatory Provisions	103
10.4	Reliance by Administrative Agent	104
10.5	Delegation of Duties	104
10.6	Resignation of Administrative Agent	105
10.7	Non-Reliance on Administrative Agent and Other Lenders	106
10.8	No Other Duties, Etc.	106
10.9	Administrative Agent May File Proofs of Claim; Credit Bidding	106
10.10	Collateral and Guarantee Matters, Etc.	107
10.11	Certain ERISA Matters	108
10.12	Posting of Platform Communications	109
10.13	Recovery of Erroneous Payments	111

SECTION 11.	MISCELLANEOUS	111
11.1	Amendments and Waivers	111
11.2	Notices	114
11.3	No Waiver; Cumulative Remedies	115
11.4	Survival of Representations and Warranties	115
11.5	Payment of Expenses	115
11.6	Successors and Assigns; Participations; Purchasing Lenders	117
11.7	Adjustments; Set-off	122
11.8	[Reserved]	123
11.9	Integration; Effectiveness	123
11.10	GOVERNING LAW; NO THIRD PARTY RIGHTS	123
11.11	SUBMISSION TO JURISDICTION; WAIVERS	123
11.12	Acknowledgements	124
11.13	[Reserved]	125
11.14	Joint and Several Liability	125
11.15	Confidentiality	125
11.16	Usury Savings	126
11.17	Severability	127
11.18	Patriot Act	127

-iii-

Page

11.19	Acknowledgement and Consent to Bail-In of Affected Financial Institutions	127
11.20	Conditional Restrictions on Parent	127
11.21	Acknowledgment Regarding Any Supported QFCs	128
11.22	Electronic Execution; Electronic Records; Counterparts	129

SCHEDULES:

Schedule 1.1B	Material Real Properties
Schedule 1.1C	Excluded Accounts
Schedule 5.6	Litigation
Schedule 5.9	No Default
Schedule 5.11(a)	Domestic Subsidiaries
Schedule 5.11(b)	Foreign Subsidiaries
Schedule 5.11(c)	Loan Parties
Schedule 5.12	FCC Licenses
Schedule 5.16	Environmental Matters
Schedule 5.18	Financing Statements and Other Filings
Schedule 7.11	FCC Licenses
Schedule 8.2	Existing Indebtedness
Schedule 8.3	Existing Liens
Schedule 8.4	Existing Contingent Obligations
Schedule 8.6(g)	Stations in Trust
Schedule 8.6(y)	Permitted Dispositions
Schedule 8.7	Existing Investments, Loans and Advances
Schedule 8.9	Transactions with Affiliates

EXHIBITS:

Exhibit A	Form of Guarantee and Collateral Agreement
Exhibit B	Form of Closing Certificate
Exhibit C	Form of Committed Loan Notice
Exhibit D	Form of Assignment and Assumption
Exhibit E	[Reserved]
Exhibit F-1	Form of U.S. Tax Compliance Certificate for Foreign Lenders that Are Not Partnerships for U.S. Federal Income Tax Purposes
Exhibit F-2	Form of U.S. Tax Compliance Certificate for Foreign Participants that Are Not Partnerships for U.S. Federal Income Tax Purposes
Exhibit F-3	Form of U.S. Tax Compliance Certificate for Foreign Participants that Are Partnerships for U.S. Federal Income Tax Purposes
Exhibit F-4	Form of U.S. Tax Compliance Certificate for Foreign Lenders that Are Partnerships for U.S. Federal Income Tax Purposes
Exhibit G	Form of Discounted Prepayment Option Notice
Exhibit H	Form of Lender Participation Notice
Exhibit I	Form of Discounted Voluntary Prepayment Notice
Exhibit J	Form of Solvency Certificate
Exhibit K	Form of Joinder Agreement
Exhibit L	Form of Mortgage
Exhibit M	Form of Compliance Certificate
Exhibit N	Form of Incremental Term Loan Commitment Agreement
Exhibit O	Form of Note
Exhibit P	Form of Pari Passu Intercreditor Agreement
Exhibit Q	Form of Junior Lien Intercreditor Agreement
Exhibit R	Form of Permitted ABL Intercreditor Agreement

-iv-

CREDIT AGREEMENT (this “Agreement”), dated as of May 2, 2024, among CUMULUS MEDIA INTERMEDIATE INC., a Delaware corporation (“Intermediate Holdings”), CUMULUS MEDIA NEW HOLDINGS INC., a Delaware corporation (“New Holdings” or the “Borrower Agent”), each of the Subsidiaries (as hereinafter defined) of New Holdings that, as of the Effective Date (as hereinafter defined), is signatory hereto as a “Borrower” (each, an “Effective Date Subsidiary Borrower”), each of the Subsidiaries of New Holdings that, in accordance with subsection 7.10(a), becomes a borrower hereunder after the Effective Date (together with New Holdings and the Effective Date Subsidiary Borrowers, each a “Borrower” and, collectively, the “Borrowers”), the Lenders (as hereinafter defined) from time to time party hereto, BANK OF AMERICA, N.A., as administrative agent for the Lenders and, solely for purposes of subsection 11.20, CUMULUS MEDIA INC., a Delaware corporation (“Parent”).

WHEREAS, pursuant to the Term Loan Exchange Agreement (as hereinafter defined), the Borrowers have requested that the Lenders exchange their Old Term Loans for Initial Term Loans under this Agreement; and

WHEREAS, the Lenders have indicated their willingness to exchange such Old Term Loans for such Initial Term Loans on the terms and subject to the conditions set forth herein and in the Term Loan Exchange Agreement.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto hereby agree as follows:

SECTION 1. DEFINITIONS

1.1            Defined Terms. As used in this Agreement, the terms defined in the preamble or recitals hereto shall have the meanings set forth therein, and the following terms shall have the following meanings:

“ABL Agent”: Fifth Third Bank, National Association, as administrative agent and collateral agent under the Existing ABL Facility.

“ABL Facility”: as defined in the definition of Permitted Revolving Credit Facility.

“ABL Priority Collateral”: has the meaning given to such term in the Permitted ABL Intercreditor Agreement.

“ABR”: for any day a fluctuating rate per annum equal to the highest of (a) the NYFRB Rate plus 1/2 of 1% (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its Prime Rate and (c) Term SOFR plus 1.00%. If the ABR is being used as an alternate rate of interest pursuant to subsection 4.15 hereof, then the ABR shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above. Notwithstanding the foregoing, ABR shall at all times not be less than 2.00% per annum.

“ABR Loans”: Term Loans whose interest rate is based on the ABR.

“Acceptable Discount”: as defined in subsection 4.23.

“Acceptance Date”: as defined in subsection 4.23.

“Accounting Changes”: as defined in the definition of “GAAP.”

“Act”: as defined in subsection 11.18.

“Adjustment”: as defined in subsection 4.15.

“Administrative Agent”: Bank of America, in its capacity as administrative agent for the Lenders hereunder, and its successors in such capacity as provided in Section 10.

“Administrative Agent’s Account”: the account designated from time to time in writing as the “Administrative Agent’s Account” by the Administrative Agent to the other parties hereto.

“Administrative Agent’s Office”: with respect to Dollars, the Administrative Agent’s address and, as appropriate, account specified in this Agreement with respect to Dollars, or such other address or account with respect to Dollars as the Administrative Agent may from time to time notify the Borrower and the Lenders

“Administrative Questionnaire”: an Administrative Questionnaire in the form supplied from time to time by the Administrative Agent.

“Affected Financial Institution”: (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate”: of any Person (a) any Person which, directly or indirectly, is in control of, is controlled by, or is under common control with such Person, or (b) any Person who is a director or officer (i) of such Person, (ii) of any Subsidiary of such Person or (iii) of any Person described in clause (a) above. For purposes of this definition, “control” of a Person shall mean the power, direct or indirect, either to (x) vote 10% or more of the securities having ordinary voting power for the election of directors of such Person, or (y) direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

“Agreement”: as defined in the preamble hereto.

“Amendment No. 3 to Old Term Loan Credit Agreement”: that certain Amendment No. 3 to Credit Agreement, dated as of the Effective Date, by and among the Borrowers, as borrowers under the Old Term Loan Credit Agreement, the Administrative Agent, as administrative agent under the Old Term Loan Credit Agreement, and the Initial Term Lenders, as lenders under the Old Term Loan Credit Agreement constituting Required Lenders (as defined in the Old Term Loan Credit Agreement).

“Anti-Corruption Laws”: all laws, rules, and regulations of any jurisdiction applicable to Parent or its Subsidiaries from time to time concerning or relating to bribery or corruption.

“Applicable Discount”: as defined in subsection 4.23.

“Applicable Increased Term Loan Spread”: with respect to any then outstanding Initial Term Loans at the time of the provision of any new Tranche of Incremental Term Loans that is established pursuant to subsection 2.4 which new Tranche is subject to an Effective Yield that is greater than the Effective Yield applicable to such Initial Term Loans by more than 0.50%, the margin per annum (expressed as a percentage) mutually determined by the Administrative Agent and the Borrowers in good faith (and notified by the Administrative Agent to the Lenders) as the margin per annum required to cause the Effective Yield applicable to such then existing Initial Term Loans, after giving effect to any increase in the Term SOFR or ABR floor applicable to such existing Initial Term Loans pursuant to subsection 2.4(a), to equal (a) the Effective Yield applicable to such new Tranche of Incremental Term Loans minus (b) 0.50%. Each mutual determination of the “Applicable Increased Term Loan Spread” by the Administrative Agent and the Borrowers shall be conclusive and binding on all Lenders absent manifest error.

“Applicable Margin”: a percentage per annum equal to, in the case of Initial Term Loans maintained as (i) Term SOFR Loans, 5.00% and (ii) ABR Loans, 4.00%.

The Applicable Margin in respect of any tranche of Extended Term Loans shall be the applicable percentages per annum set forth in the relevant Extension Offer.

The Applicable Margins for any Tranche of Incremental Term Loans shall be (i) in the case of Incremental Term Loans added to an existing Tranche, the same as the Applicable Margins for such existing Tranche, and (ii) otherwise, as specified in the applicable Incremental Term Loan Commitment Agreement; provided that on and after the date of such incurrence of any Tranche of Incremental Term Loans which gives rise to a determination of a new Applicable Increased Term Loan Spread, the Applicable Margins for the Initial Term Loans shall be the higher of (x) the Applicable Increased Term Loan Spread for such Type of Initial Term Loans and (y) the Applicable Margin for such Type of Initial Term Loans as otherwise determined above in the absence of this clause (x).

“Applicable Parties”: as defined in subsection 10.12(c).

“Approved Electronic Platform”: as defined in subsection 10.12(a).

“Approved Fund”: as defined in subsection 11.6(c).

“Arranger”: BofA Securities, Inc., in its capacity as lead arranger and bookrunner.

“ASC”: the FASB Accounting Standards Codification.

“Asset Sale”: any sale, sale-leaseback, assignment, conveyance, transfer or other disposition by any Group Member of any of its property or assets (except sales, assignments, conveyances, transfers and other dispositions permitted by subsection 8.6 (other than clauses (e), (f), (g), (p), (w) and (y) thereof)).

“Assignee”: as defined in subsection 11.6(c).

“Assignment and Assumption”: an Assignment and Assumption substantially in the form of Exhibit D hereto or any other form reasonably approved by the Administrative Agent.

“Attributable Debt”: in respect of a sale and leaseback transactions permitted hereunder means, at the time of determination, the present value of the total obligations of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transactions permitted hereunder, including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

“Bail-In Action”: the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation”: (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, rule, regulation or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bank of America”: Bank of America, N.A. and its successors.

“Bankruptcy Code”: the United States Bankruptcy Code, as now or hereafter in effect, or any successor statute.

“Bankruptcy Court”: the United States Bankruptcy Court for the Southern District of New York.

“Beneficial Ownership Certification”: a certification regarding beneficial ownership required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation”: 31 C.F.R. § 1010.230.

“Benefit Plan”: any of (a) an “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code to which Section 4975 of the Code applies, and (c) any Person whose assets include (for purposes of the Plan Asset Regulations or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan.”

“Benefited Lender”: as defined in subsection 11.7 hereof.

“BHC Act Affiliate”: as defined in subsection 11.21(b).

“Board”: the Board of Governors of the Federal Reserve System of the United States (or any successor).

“Borrower” or “Borrowers”: as defined in the preamble hereto.

“Borrower Agent”: as defined in the preamble hereto.

“Borrower Materials”: as defined in subsection 10.12(g).

“Borrowing”: the borrowing of the same Type of Term Loan pursuant to a single Tranche by the Borrowers from all the Lenders having Commitments with respect to such Tranche on a given date (or resulting from a conversion or conversions on such date), having, in the case of Term SOFR Loans, the same Interest Period; provided that any Incremental Term Loans incurred pursuant to subsection 2.1(b) shall be considered part of the related Borrowing of the then outstanding Tranche of Term Loans (if any) to which such Incremental Term Loans are added pursuant to, and in accordance with the requirements of, subsection 2.4(c).

“Breakage Event”: as defined in subsection 4.19 hereof.

“Broadcast Assets”: all or substantially all the assets used and useful in the operation of a Station pursuant to an FCC License, including such FCC License.

“Broadcast Cash Flow”: for any period, Consolidated EBITDA for such period plus, to the extent deducted in calculating such Consolidated EBITDA, corporate level general and administrative expenses of the Borrowers and the Subsidiary Guarantors for such period (calculated in a manner consistent with the calculation of such expenses in the consolidated financial statements of New Holdings for such period).

“Broadcast License Subsidiary”: a wholly-owned Subsidiary of New Holdings that (a) owns or holds no material assets other than FCC Licenses and related rights and (b) has no material liabilities other than (i) trade payables incurred in the ordinary course of business and (ii) tax liabilities, other governmental charges and other liabilities incidental to the ownership or holding of such licenses and related rights.

“Business Acquisition”: any Permitted Acquisition and any other acquisition permitted under subsection 8.7 pursuant to which a Borrower or any of its Subsidiaries acquires any business, division or line of business or all or substantially all of the outstanding Capital Stock of any corporation or other entity (other than any director’s qualifying shares or any options for equity interests that cannot, as a matter of law, be cancelled, redeemed or otherwise extinguished without the express agreement of the holder thereof at or prior to acquisition) or any Station and Broadcast Assets related thereto.

“Business Day”: a day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Office is located.

“Capital Expenditures”: for any period, all amounts (other than those arising from the acquisition or lease of businesses and assets which are permitted by subsection 8.7) which are set forth on the consolidated statement of cash flows of New Holdings for such period as “capital expenditures” in accordance with GAAP.

“Capital Lease Obligations”: as to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP. Notwithstanding anything else set forth herein, any lease that was or would have been treated as an operating lease under GAAP as in effect on December 31, 2018 that would become or be treated as a capital lease solely as a result of a change in GAAP after December 31, 2018 shall always be treated as an operating lease for all purposes and at all times under this Agreement.

“Capital Stock”: any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing; provided that any instrument evidencing Indebtedness convertible or exchangeable for Capital Stock shall not be deemed to be Capital Stock, unless and until any such instrument is so converted or exchanged.

“Capital Stock Issuance”: any issuance by Parent of its Capital Stock in a public or private offering.

“Cash Collateral”: cash or deposit account balances pledged and deposited with or delivered to the Administrative Agent, for the benefit of the Secured Parties, as collateral for prepayment obligations, in each case pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent.

“Cash Equivalents”:

(a)            Dollars;

(b)            securities issued or directly and fully and unconditionally guaranteed or insured by the U.S. government or any agency or instrumentality thereof the securities of which are unconditionally guaranteed as a full faith and credit obligation of such government with maturities of 24 months or less from the date of acquisition;

(c)            certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank having capital and surplus of not less than $300,0000,000;

(d)            repurchase obligations for underlying securities of the types described in clauses (b) and (c) entered into with any financial institution meeting the qualifications specified in clause (c) above and in Dollars;

(e)            commercial paper rated at least P-2 by Moody’s or at least A-2 by S&P and in each case maturing within 24 months after the date of creation thereof, in Dollars;

(f)             marketable short-term money market and similar securities having a rating of at least P-2 or A-2 from either Moody’s or S&P, respectively (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another Rating Agency) and in each case maturing within 24 months after the date of creation thereof and in Dollars;

(g)            investment funds investing substantially all of their assets in securities of the types described in clauses (a) through (f) above;

(h)            readily marketable direct obligations issued by any state, commonwealth or territory of the United States or any political subdivision or taxing authority thereof having an investment grade rating from either Moody’s or S&P with maturities of 24 months or less from the date of acquisition;

(i)             Indebtedness or Preferred Stock issued by Persons with a rating of “A” or higher from S&P or “A2” or higher from Moody’s with maturities of 24 months or less from the date of acquisition and in each case in Dollars;

(j)             Investments with weighted average maturities of 12 months or less from the date of acquisition in money market funds rated AAA- (or the equivalent thereof) or better by S&P or Aaa3 (or the equivalent thereof) or better by Moody’s and in each case in Dollars; and

(k)            credit card receivables and debit card receivables so long as such are considered cash equivalents under GAAP and are so reflected on New Holdings’ balance sheet.

Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than Dollars; provided that such amounts are converted into Dollars as promptly as practicable and in any event within ten Business Days following the receipt of such amounts.

“Cash Flow Revolving Credit Facility”: as defined in the definition of Permitted Revolving Credit Facility.

“Cashless Settlement Lender”: as defined in the Term Loan Exchange Agreement.

“Change in Control”: (a) the acquisition (whether through a merger transaction or otherwise) of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the Effective Date), of Capital Stock representing more than 50% of the aggregate ordinary active voting power represented by the issued and outstanding Capital Stock of Parent, (b) the failure of Parent to own, directly and of record, 100% of the Capital Stock of Intermediate Holdings or (c) the failure of Intermediate Holdings to own, directly and of record, 100% of the Capital Stock of New Holdings.

“Change in Law”: with respect to any Lender, the adoption of any law, rule, regulation, policy, guideline or directive (whether or not having the force of law) or any change therein or in the interpretation or application thereof by any Governmental Authority, including the issuance of any final rule, regulation or guideline by any regulatory agency having jurisdiction over such Lender or, in the case of subsection 4.18, any corporation controlling such Lender; provided, however, that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines, requirements and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law,” regardless of the date enacted, adopted or issued.

“CME”: CME Group Benchmark Administration Limited.

“Code”: the Internal Revenue Code of 1986, as amended from time to time.

“Collateral”: all property of the Loan Parties, now owned or hereafter acquired, upon which a Lien is purported to be created by any Security Document.

“Commitment”: an Incremental Term Loan Commitment, as the context may require.

“Committed Loan Notice”: a notice of (a) a Borrowing, (b) a conversion of Term Loans from one Type to the other, or (c) a continuation of Term SOFR Loans, pursuant to subsection 2.3, which shall be substantially in the form of Exhibit C or such other form as may be approved by the Administrative Agent, including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent, appropriately completed and signed by a Responsible Officer of the Borrower Agent.

“Communication”: this Agreement, any Loan Document and any document, any amendment, approval, consent, information, notice, certificate, request, statement, disclosure or authorization related to any Loan Document.

“Communications Act”: the Communications Act of 1934, as amended, 47 U.S.C. §151 et seq.

“Conforming Changes”: as defined in subsection 4.15.

“Connection Income Taxes”: Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated”: as defined in subsection 1.2(f).

“Consolidated Current Assets”: at any date, all amounts (other than cash and Cash Equivalents) that would, in conformity with GAAP, be set forth opposite the caption “total current assets” (or any like caption) (other than trade assets, assets held for sale and barter assets) on a consolidated balance sheet of New Holdings and its Subsidiaries at such date.

“Consolidated Current Liabilities”: at any date, all amounts that would, in conformity with GAAP, be set forth opposite the caption “total current liabilities” (or any like caption) (other than trade liabilities and barter liabilities) on a consolidated balance sheet of New Holdings and its Subsidiaries at such date, but excluding the current portion of any Funded Debt of New Holdings and its Subsidiaries.

“Consolidated Depreciation and Amortization Expense”: for any period of New Holdings and its Subsidiaries, the total amount of depreciation and amortization expense, including the amortization of deferred financing fees and intangible assets of such Person and its Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.

“Consolidated EBITDA”: with respect to any Person for any period, the Consolidated Net Income of such Person for such period:

(1)            increased (without duplication) by:

(a)            provision for taxes attributable to such Person based on income or profits or capital gains, including, without limitation, federal, state, non-U.S. franchise, excise, value added and similar taxes and foreign withholding taxes attributable to such Person paid or accrued during such period, including any penalties and interest relating to such taxes or arising from any tax examinations, deducted (and not added back) in computing Consolidated Net Income; plus

(b)            Consolidated Interest Expense of such Person for such period; plus

(c)            Consolidated Depreciation and Amortization Expense of such Person for such period to the extent the same were deducted (and not added back) in computing Consolidated Net Income; plus

(d)            any fees, expenses or charges related to any Equity Issuance, Investment, acquisition, disposition, LMAs, recapitalization or the incurrence or repayment of Indebtedness permitted to be incurred by this Agreement (in each case including a refinancing thereof) (whether or not successful), including such fees, expenses or charges related to the Transactions; plus

(e)            the amount of any (i) restructuring charge or reserve deducted (and not added back) in such period in computing Consolidated Net Income, including any restructuring costs incurred in connection with acquisitions, divestitures, mergers or consolidations after the Effective Date and (ii) up to $10,000,000 other non-recurring charges in any 12 month period, including any non-ordinary course legal expenses; plus

(f)            any other non-cash charges, including asset impairments, any write offs or write downs and non-cash compensation expenses recorded from grants of stock appreciation or similar rights, stock options, restricted stock or other rights, reducing Consolidated Net Income for such period (provided that if any such non-cash charges represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from Consolidated EBITDA in such future period to the extent paid, but excluding from this proviso, for the avoidance of doubt, amortization of a prepaid cash item that was paid in a prior period); plus

(g)            the amount of any minority interest expense consisting of Subsidiary income attributable to minority equity interests of third parties in any non-wholly-owned Subsidiary deducted (and not added back) in such period in calculating Consolidated Net Income; plus

(h)            [reserved]; plus

(i)            any costs or expense incurred by New Holdings or a Subsidiary pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such cost or expenses are funded with cash proceeds contributed to the capital of Parent or New Holdings or net cash proceeds of an issuance of Capital Stock of Parent or New Holdings (other than Disqualified Stock) solely to the extent that such net cash proceeds are excluded from the calculation set forth in the proviso set forth in Section 8.8(i) hereof; plus

(j)            the amount of cost savings, operating expense reductions, other operating improvements and initiatives and synergies projected by New Holdings in good faith to be reasonably anticipated to be realizable within 18 months of the date of any Investment, acquisition, disposition, LMA, merger, consolidation, amalgamation or other action being given pro forma effect (which will be added to Consolidated EBITDA as so projected until fully realized and calculated on a pro forma basis as though such cost savings, operating expense reductions, other operating improvements and initiatives and synergies had been realized on the first day of such period), net of the amount of actual benefits realized during such period from such actions; provided that (x) all steps have been taken for realizing such cost savings or all steps are expected to be taken within 18 months of the date of any Investment, acquisition, disposition, LMA, merger, consolidation, amalgamation or other action being given pro forma effect, (y) such cost savings are reasonably identifiable and factually supportable (in the good faith determination of New Holdings) and (z) the aggregate amount of cost savings, operating expense reductions, other operating improvements and initiatives and synergies added back pursuant to this clause (j) in any period of four consecutive fiscal quarters shall not exceed 20% of Consolidated EBITDA (prior to giving effect to such addbacks);

(2)            decreased by (without duplication) non-cash gains increasing Consolidated Net Income of such Person for such period, excluding any non-cash gains to the extent they represent the reversal of an accrual or reserve for a potential cash item that reduced Consolidated EBITDA in any prior period; and

(3)            increased or decreased by (without duplication):

(a)            any net loss or gain resulting in such period from hedging arrangements and the application of Financial Accounting Codification No. 815-Derivatives and hedging arrangements; plus or minus, as applicable;

(b)            any net loss or gain resulting in such period from currency translation gains or losses related to currency remeasurements of Indebtedness (including any net loss or gain resulting from hedging arrangements for currency exchange risk).

For the purposes of calculating Consolidated EBITDA for any Test Period pursuant to any determination (i) if at any time during such Test Period or subsequent to such Test Period and prior to or simultaneously with the event for which the calculation of any such ratio is made, New Holdings or any Subsidiary shall have made any Material Disposition, the Consolidated EBITDA for such Test Period shall be reduced by an amount equal to the Consolidated EBITDA (if positive) attributable to the property that is the subject of such Material Disposition for such Test Period or increased by an amount equal to the Consolidated EBITDA (if negative) attributable thereto for such Test Period and (ii) if during such Test Period or subsequent to such Test Period and prior to or simultaneously with the event for which the calculation of any such ratio is made, New Holdings or any Subsidiary shall have made a Material Acquisition, Consolidated EBITDA for such Test Period shall be calculated after giving pro forma effect thereto as if such Material Acquisition occurred on the first day of such Test Period. As used in this Agreement, “Material Acquisition” means the acquisition of any separate asset, business or lines of business for a purchase price (or in the case of a Permitted Asset Swap, the value of the assets subject to such Permitted Asset Swap) in excess of $25,000,000; and “Material Disposition” means any sale or other disposition of property or series of related sales or dispositions of property that yields gross proceeds to New Holdings or any of its Subsidiaries in excess of $25,000,000.

“Consolidated First Lien Debt”: at any date, Consolidated Total Indebtedness that is secured by a first priority Lien on any of the assets of New Holdings or any of its Subsidiaries (including, for the avoidance of doubt, the Existing ABL Facility, the Initial Term Loans and any Indebtedness secured by Liens on a pari passu basis with the Existing ABL Facility or the Initial Term Loans).

“Consolidated First Lien Net Leverage Ratio”: as of any date of determination, the ratio of (a) Consolidated First Lien Debt (provided that Indebtedness under clause (b) of the definition of Indebtedness shall only be included to the extent of any unreimbursed drawings under any letter of credit) less the aggregate amount of Unrestricted Cash of the Borrower and the Subsidiary Guarantors up to a maximum amount of $150,000,000, in each case as of such date, to (b) Consolidated EBITDA for the Test Period most recently ended prior to such date.

“Consolidated Interest Expense”: for any period of New Holdings and its Subsidiaries, without duplication, the sum of:

(1)            consolidated interest expense of such Person and its Subsidiaries for such period to the extent such expense was deducted (and not added back) in computing Consolidated Net Income (including (a) amortization of original issue discount resulting from the issuance of Indebtedness at less than par, (b) all commissions, discounts and other fees and charges owed with respect to letters of credit or bankers acceptances, (c) non-cash interest expense (but excluding payment in kind interest and any non-cash interest expense attributable to the movement in the mark to market valuation of hedging arrangements or other derivative instruments pursuant to GAAP), (d) the interest component of Capital Lease Obligations, (e) imputed interest with respect to Attributable Debt and (f) net payments, if any, pursuant to interest rate hedging arrangements with respect to Indebtedness, and excluding, (x) amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses and (y) any expensing of bridge, commitment and other financing fees; plus

(2)            consolidated capitalized interest of such Person and such Subsidiaries for such period, whether paid or accrued; plus

(3)            whether or not treated as interest expense in accordance with GAAP, all cash dividends or other distributions accrued (excluding dividends payable solely in Capital Stock or other equity interests (other than Disqualified Stock) of New Holdings) on any series of Disqualified Stock during such period; less

(4)            interest income for such period.

For purposes of this definition, interest on a Capital Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by such Person to be the rate of interest implicit in such Capital Lease Obligation in accordance with GAAP.

“Consolidated Net Income”: with respect to any Person for any period, the aggregate of the Net Income of such Person and its Subsidiaries for such period, on a consolidated basis, and otherwise determined in accordance with GAAP; provided, however, that, without duplication:

(1)            any after-tax effect of extraordinary, non-recurring or unusual gains or losses (less all fees and expenses relating thereto) or expenses (including expenses relating to (a) severance and relocation costs or (b) any rebranding or corporate name change) shall be excluded,

(2)            the Net Income for such period shall not include the cumulative effect of a change in accounting principles or implementation of new accounting standards during such period,

(3)            any after-tax effect of income (loss) from disposed or discontinued operations and any net after-tax gains or losses on disposal of disposed, abandoned or discontinued operations shall be excluded,

(4)            any after-tax effect of gains or losses (less all fees and expenses relating thereto) attributable to asset dispositions other than in the ordinary course of business, as determined in good faith by New Holdings, shall be excluded,

(5)            the Net Income for such period of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting, shall be excluded; provided that Consolidated Net Income of New Holdings shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash (or to the extent converted into cash or Cash Equivalents) to New Holdings or a Subsidiary in respect of such period,

(6)            the Net Income for such period of any Subsidiary that is not a Guarantor shall be excluded if the declaration or payment of dividends or similar distributions by that Subsidiary of its Net Income is not at the date of determination wholly permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule, or governmental regulation applicable to that Subsidiary or its stockholders, unless such restriction with respect to the payment of dividends or similar distributions has been legally waived; provided that Consolidated Net Income of New Holdings will be increased by the amount of dividends or other distributions or other payments actually paid in cash (or to the extent converted into cash or Cash Equivalents) to New Holdings or a Subsidiary thereof in respect of such period, to the extent not already included therein,

(7)            any after-tax effect of income (loss) from the early extinguishment of Indebtedness or hedging arrangements or other derivative instruments shall be excluded, and

(8)            any fees and expenses incurred during such period, or any amortization thereof for such period, in connection with the Transactions and any acquisition, disposition, LMA, merger, amalgamation, consolidation, Investment, Asset Sale, issuance or repayment of Indebtedness, issuance of Capital Stock or other equity interests, refinancing transaction or amendment or modification of any debt instrument (in each case, including any such transaction consummated prior to the Effective Date and any such transaction undertaken but not completed) and any charges or non-recurring merger costs incurred during such period as a result of any such transaction shall be excluded.

“Consolidated Net Secured Leverage Ratio”: as of any date of determination, the ratio of (1) Consolidated Total Indebtedness that is secured by a Lien as of such date (provided that Indebtedness under clause (b) of the definition of Indebtedness shall only be included to the extent of any unreimbursed drawings under any letter of credit) less the aggregate amount of Unrestricted Cash of the Borrowers and the Subsidiary Guarantors up to a maximum amount of $150,000,000, in each case as of such date, to (2) Consolidated EBITDA for the Test Period most recently ended prior to such date.

“Consolidated Total Assets”: as of any date of determination, the amount that would, in conformity with GAAP, be set forth opposite the caption “total assets” (or any like caption) on a consolidated balance sheet of New Holdings and its Subsidiaries at such date.

“Consolidated Total Indebtedness”: as of any date of determination, all Indebtedness of New Holdings and its Subsidiaries, determined on a consolidated basis in accordance with GAAP; provided that Consolidated Total Indebtedness shall not include Indebtedness in respect of any letter of credit or bank guaranty except to the extent of any unreimbursed amounts thereunder.

“Consolidated Total Net Leverage Ratio”: as of any date of determination, the ratio of (a) Consolidated Total Indebtedness (provided that Indebtedness under clause (b) of the definition of Indebtedness shall only be included to the extent of any unreimbursed drawings under any letter of credit) less the aggregate amount of Unrestricted Cash of the Borrowers and the Subsidiary Guarantors up to a maximum amount of $150,000,000, in each case as of such date, to (b) Consolidated EBITDA for the Test Period most recently ended prior to such date.

“Consolidated Working Capital”: at any date, the excess of Consolidated Current Assets on such date minus Consolidated Current Liabilities on such date.

“Contingent Obligation”: as to any Person, any obligation of such Person guaranteeing or in effect guaranteeing any Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of such Person, whether or not contingent (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (d) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount (based on the maximum reasonably anticipated net liability in respect thereof as determined by New Holdings in good faith) of the primary obligation or portion thereof in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated net liability in respect thereof (assuming such Person is required to perform thereunder) as determined by New Holdings in good faith.

“Contractual Obligation”: as to any Person, any provision of any security issued by such Person or of any agreement, instrument or undertaking to which such Person is a party or by which it or any of the property owned by it is bound.

“control”: the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.

“controlling” and “controlled” have meanings correlative thereto.

“Control Agreement”: with respect to any deposit account or securities account, an agreement, in form and substance reasonably satisfactory to the Administrative Agent, among the Administrative Agent, the financial institution or other Person at which such account is maintained and the Loan Party maintaining such account, effective to grant “control” (as defined under the applicable Uniform Commercial Code) over such account (and all assets on deposit therein or credited thereto) to the Administrative Agent, for the benefit of the Secured Parties.

“Covered Entity”: as defined in subsection 11.21(b).

“Covered Party”: as defined in subsection 11.21(a).

“CR Holdings”: Cumulus Radio Holding Company, LLC

“Cumulative Retained Excess Cash Flow Amount”: at any date of determination, an amount equal to the aggregate cumulative sum of the Retained Percentage of Excess Cash Flow for the Excess Cash Flow Periods ended on or prior to such date.

“Debtor Relief Laws”: the Bankruptcy Code and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, arrangement, compromise, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect.

“Declined Prepayment Amount”: as defined in subsection 4.6(g).

“Default”: any of the events specified in Section 9, whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

“Default Right”: as defined in subsection 11.21(b).

“Discount Range”: as defined in subsection 4.23.

“Discounted Prepayment Option Notice”: as defined in subsection 4.23.

“Discounted Voluntary Prepayment”: as defined in subsection 4.23.

“Discounted Voluntary Prepayment Notice”: as defined in subsection 4.23.

“Disqualified Lenders”: those Persons whose primary business consists of broadcasting, local media and advertising who are identified in writing by the Borrower Agent to the Administrative Agent prior to the Effective Date, as such list may be supplemented after the Effective Date by written notice from the Borrower Agent to the Administrative Agent. For the avoidance of doubt (i) the Administrative Agent may, and shall be permitted to, upon request, provide such list of Disqualified Lenders to the Lenders and prospective Lenders, (ii) any addition to the list of Disqualified Lenders will not become effective until three Business Days after such addition is posted to the Lenders and (iii) no retroactive disqualification of the Lenders that later become Disqualified Lenders shall be permitted. Disqualified Lenders shall exclude any Person that the Borrower Agent has designated as no longer being a “Disqualified Lender” by written notice delivered to the Administrative Agent and the Lenders from time to time. Notwithstanding the foregoing, no Original First Lien Lender shall be a Disqualified Lender.

“Disqualified Stock”: with respect to any Person, any Capital Stock of such Person which, by its terms, or by the terms of any security into which it is convertible or for which it is putable or exchangeable, or upon the happening of any event, matures or is mandatorily redeemable (other than solely as a result of a change of control or asset sale) pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (other than solely as a result of a change of control or asset sale), in whole or in part, in each case prior to the date that is 91 days after the Maturity Date (or, if later, the maturity date of any Extended Term Loans); provided, however, that if such Capital Stock is issued to any plan for the benefit of employees of Parent or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by Parent or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations; provided further, however, that any class of Capital Stock of such Person that by its terms authorizes such Person to satisfy its obligations thereunder by delivery of Capital Stock that is not Disqualified Stock shall not be deemed to be Disqualified Stock.

“Divestiture Trust”: a trust (a) created by or on behalf of New Holdings or any Subsidiary to hold and ultimately sell assets in conjunction with any Business Acquisition or any sale or other disposition pursuant to subsection 8.6(e) or (g) hereof to ensure compliance with the Communications Act or FCC rules and policies and (b) that is independently owned and managed by a Person unaffiliated with New Holdings or any Subsidiary.

“Division/Series Transaction”: with respect to any Loan Party and/or any of its Subsidiaries that is a limited liability company organized under the laws of the State of Delaware, that any such Person (a) divides into two or more Persons (whether or not the original Loan Party or Subsidiary thereof survives such division) or (b) creates, or reorganizes into, one or more series, in each case, as contemplated under the laws of the State of Delaware.

“Dollars” and “$”: dollars in lawful currency of the United States of America.

“Domestic Subsidiary”: any Subsidiary of New Holdings other than a Foreign Subsidiary.

“ECF Percentage”: 50%; provided that, with respect to any fiscal year of the Borrowers, the ECF Percentage shall be reduced to 25% if the Consolidated Total Net Leverage Ratio as of the last day of such fiscal year is less than or equal to 3.75 to 1.00; provided, further, that, with respect to any fiscal year of the Borrowers, the ECF Percentage shall be reduced to 0% if the Consolidated Total Net Leverage Ratio as of the last day of such fiscal year is less than or equal to 3.25 to 1.00.

“EEA Financial Institution”: (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country”: any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority”: any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date”: the date on which each of the conditions precedent to the effectiveness of this Agreement contained in subsection 6.1 were satisfied, which date is May 2, 2024.

“Effective Date Subsidiary Borrower”: as defined in the preamble hereto.

“Effective Yield”: as to any Term Loan or other Indebtedness, the effective yield on such Term Loan or other Indebtedness as mutually determined by the Administrative Agent and New Holdings in good faith, taking into account the applicable interest rate margins, any interest rate floors or similar devices and all fees, including upfront or similar fees or original issue discount (amortized over the shorter of (x) the weighted average life to maturity of such Term Loan or other Indebtedness and (y) the four years following the date of incurrence thereof) payable generally to lenders providing such Term Loan or other Indebtedness, but excluding any arrangement, structuring, commitment, underwriting or other fees payable in connection therewith that are not generally shared with the relevant lenders, and customary consent fees paid generally to consenting lenders. Each mutual determination of the “Effective Yield” by the Administrative Agent and New Holdings shall be conclusive and binding on all Lenders absent manifest error.

“Electronic Record” and “Electronic Signature”: the meanings assigned to them, respectively, by 15 USC §7006, as it may be amended from time to time.

“Eligible Assignee”: (a) a Lender, (b) a Lender Affiliate, (c) an Approved Fund and (d) any other Person (other than Parent or any Subsidiary thereof (except, solely in the case of an Open Market Purchase pursuant to subsection 11.6(h), New Holdings)) that meets the requirements to be an assignee under subsection 11.6(c) or 11.6(h); provided that “Eligible Assignee” shall not in any event include a natural person (or a holding company, investment vehicle or trust for, or owned and operated by or for the primary benefit of one or more natural Persons).

“Engagement Letter”: that certain Amended and Restated Engagement Letter, dated as of April 29, 2024, between Parent, BofA Securities, Inc. and the Administrative Agent.

“Environmental Laws”: any and all applicable Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees or requirements of any Governmental Authority regulating, relating to or imposing liability or standards of conduct concerning human health or the protection of the environment, including Materials of Environmental Concern, as now or may at any time hereafter be in effect.

“Equity Issuance”: any public or private sale of common stock or Preferred Stock of the Parent or New Holdings (excluding Disqualified Stock), or any cash common equity contribution to the Parent or New Holdings other than:

(1)            public offerings with respect to any of the Parent’s or New Holding’s common stock registered on Form S-4 or Form S-8;

(2)            issuances to any Subsidiary of the Parent or New Holdings; and

(3)            Refunding Capital Stock.

“ERISA”: the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate”: any trade or business (whether or not incorporated) that, together with any Loan Party, is treated as a single employer under Section 414 of the Code.

“EU Bail-In Legislation Schedule”: the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“Event of Default”: any of the events specified in Section 9, provided that any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

“Excess Cash Flow”: for any fiscal year of New Holdings, the excess, if any, of (a) the sum, without duplication, of (i) consolidated net income of New Holdings for such period, adjusted to exclude any cash gains or losses attributable to any Asset Sale, (ii) the amount of all non-cash charges (including depreciation and amortization) deducted in arriving at such consolidated net income, (iii) decreases in Consolidated Working Capital for such period, and (iv) the aggregate net amount of non-cash loss on the disposition of property by New Holdings and its Subsidiaries during such period (other than sales of inventory in the ordinary course of business), to the extent deducted in arriving at such consolidated net income less (b) the sum, without duplication, of (i) the amount of all non-cash credits included in arriving at such consolidated net income, (ii) the aggregate amount actually paid by New Holdings and its Subsidiaries in cash during such period on account of Capital Expenditures, but only to the extent such cash payments were made from Internally Generated Cash, (iii) the aggregate amount of all regularly scheduled principal payments of Funded Debt (including the Term Loans) of New Holdings and its Subsidiaries made during such period from Internally Generated Cash (other than in respect of any revolving credit facility to the extent there is not an equivalent permanent reduction in commitments thereunder), (iv) increases in Consolidated Working Capital for such period, (v) the aggregate net amount of non-cash gains on the disposition of property by New Holdings and its Subsidiaries during such period (other than sales of inventory in the ordinary course of business), to the extent included in arriving at such consolidated net income, (vi) the aggregate amount actually paid by New Holdings and its Subsidiaries in cash during such period on account of professional fees that have not been deducted in the calculation of consolidated net income for such period, but only to the extent such cash payments were made from Internally Generated Cash, (vii) the aggregate amount of any premium, make-whole or penalty payments actually paid in cash by New Holdings and its Subsidiaries during such period and financed with Internally Generated Cash that are made in connection with the prepayment of Indebtedness to the extent such payments are not expensed during such period or are not deducted in calculating consolidated net income, and (viii) the aggregate amount of taxes paid in cash during such period to the extent they exceed the amount of tax expense deducted in determining consolidated net income of New Holdings for such period (provided that Excess Cash Flow shall be increased in any future period to the extent taxes causing such excess are deducted from consolidated net income of New Holdings in such future period).

“Excess Cash Flow Application Date”: as defined in subsection 4.6(d).

“Excess Cash Flow Period”: each fiscal year of New Holdings, commencing with the fiscal year ending December 31, 2025.

“Excluded Accounts”: (a) any deposit account used solely for funding payroll or segregating payroll taxes or funding other employee wage or benefit payments in the ordinary course of business, (b) any fiduciary or trust account, (c) any restricted account listed on Schedule 1.1C to the extent such account (i) solely contains cash collateral securing letters of credit (other than letters of credit issued pursuant to a Permitted Revolving Credit Facility) otherwise permitted to be incurred pursuant to this Agreement, (ii) is a cash escrow account solely holding deposits with respect to a director and officer insurance policy, credit card program(s) and terminated lockbox arrangements (so long as such account does not receive a contribution by the Loan Parties of additional funds with respect to such terminated lockbox arrangements after the Effective Date), in each case as in effect on the Effective Date, (iii)[reserved] or (iv) in the case of the deposit account of Westwood One, LLC (f/k/a Westwood One, Inc.) (Account No. 8605513) maintained at Renasant Bank (f/k/a Brand Bank), solely to the extent such deposit account secures lease obligations and does not receive a contribution by the Loan Parties of additional funds after the Effective Date and (d) any other deposit account or securities account with an average monthly balance of not more than $500,000; provided that the aggregate average monthly balance of all deposit accounts and securities accounts constituting Excluded Accounts under this clause (d) shall not exceed $2,000,000.

“Excluded Taxes”: any of the following Taxes imposed on or with respect to the Administrative Agent or a Lender or required to be withheld or deducted from a payment to the Administrative Agent or a Lender, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of the Administrative Agent or such Lender being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Term Loan pursuant to a Requirement of Law in effect on the date on which (i) such Lender acquires such interest in the Term Loan (other than pursuant to an assignment request by the Borrower Agent under subsection 4.22(b)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to subsection 4.20, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to the Administrative Agent’s or such Lender’s failure to comply with subsection 4.20(g) and (d) any withholding Taxes imposed under FATCA.

“Existing ABL Facility”: the ABL Credit Agreement, dated as of March 6, 2020 (as amended, amended and restated, extended, renewed, modified or supplemented from time to time in accordance with the terms hereof and thereof), by and among Intermediate Holdings, New Holdings, the subsidiaries of New Holdings party thereto as borrowers, the lenders party thereto, and the ABL Agent.

“Extended Term Loans”: as defined in subsection 4.24(a).

“Extension”: as defined in subsection 4.24(a).

“Extension Offer”: as defined in subsection 4.24(a).

“FASB”: the Financial Accounting Standards Board.

“FATCA”: Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code, as of the Effective Date (or any amended or successor version described above), and any intergovernmental agreement (and related fiscal or regulatory legislation, or related official rules or practices) implementing the foregoing.

“FCC”: the Federal Communications Commission or any Governmental Authority succeeding to the Federal Communications Commission.

“FCC Licenses”: a license issued by the FCC under Part 73 of Title 47 of the Code of Federal Regulations and held by New Holdings or any Subsidiary.

“First Lien Notes”: the senior secured first-lien notes due 2029 issued by New Holdings pursuant to the Indenture, dated as of May 2, 2024 (the “First Lien Notes Indenture”), by and among New Holdings, the guarantors party thereto and the First Lien Notes Collateral Agent, as it may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof.

“First Lien Notes Collateral Agent”: U.S. Bank Trust National Association, in its capacity as collateral agent for the Indenture Secured Parties (as defined in the Pari Passu Intercreditor Agreement), together with its successors in such capacity.

“First Lien Notes Indenture”: as defined in the definition of “First Lien Notes”.

“Flood Insurance Laws”: collectively, (i) the National Flood Insurance Act of 1968 as now or hereafter in effect or any successor statute thereto, (ii) the Flood Disaster Protection Act of 1973 as now or hereafter in effect or any successor statue thereto, (iii) the National Flood Insurance Reform Act of 1994 as now or hereafter in effect or any successor statute thereto, (iv) the Flood Insurance Reform Act of 2004 as now or hereafter in effect or any successor statute thereto and (v) the Biggert-Waters Flood Insurance Reform Act of 2012 as now or hereafter in effect or any successor statute thereto.

“Foreign Lender”: any Lender that is not a U.S. Person.

“Foreign Subsidiary”: any Subsidiary of New Holdings that is organized under the laws of any jurisdiction outside the United States (within the meaning of Section 7701(a)(9) of the Code).

“FSHCO”: any Subsidiary of New Holdings that has no material assets other than the capital stock or other equity interests of one or more Foreign Subsidiaries that are “controlled foreign corporations” within the meaning of Section 957(a) of the Code.

“Funded Debt”: as to any Person, all Indebtedness of such Person that matures more than one year from the date of its creation or matures within one year from such date but is renewable or extendible, at the option of such Person, to a date more than one year from such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year from such date, including all current maturities and current sinking fund payments in respect of such Indebtedness whether or not required to be paid within one year from the date of its creation and, in the case of the Borrowers, Indebtedness in respect of the Term Loans and any Permitted Refinancings thereof.

“GAAP”: generally accepted accounting principles in the United States as in effect from time to time. In the event that any “Accounting Change” (as defined below) shall occur and such change results in a material change in the method of calculation of financial covenants, standards or terms in this Agreement, then the Borrowers and the Required Lenders agree, upon the request of the Borrower Agent or the Administrative Agent, respectively, to enter into negotiations in order to amend such provisions of this Agreement so as to reflect equitably such Accounting Changes with the desired result that the criteria for evaluating the Borrowers’ financial condition shall be the same after such Accounting Changes as if such Accounting Changes had not been made. In the event a request for an amendment has been made pursuant to the prior sentence, until such time as such an amendment shall have been executed and delivered by the Borrowers, the Administrative Agent and the Required Lenders, all financial covenants, standards and terms in this Agreement shall continue to be calculated or construed as if such Accounting Changes had not occurred. “Accounting Changes” refers to changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants or, if applicable, the SEC.

“Governmental Authority”: any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, taxing, judicial, regulatory or administrative functions of or pertaining to government (including the FCC).

“Group Members”: collectively, New Holdings and any of its Subsidiaries.

“Guarantee and Collateral Agreement”: the Guarantee and Collateral Agreement executed and delivered by Intermediate Holdings, each Borrower and each Subsidiary Guarantor, substantially in the form of Exhibit A (it being understood and agreed that, notwithstanding anything that may be to the contrary herein, the Guarantee and Collateral Agreement shall not require the pledge of any of the outstanding Capital Stock of, or other equity interests in, any Subsidiary of New Holdings that is owned by a Foreign Subsidiary or FSHCO.

“Guarantors”: the collective reference to Intermediate Holdings and each Subsidiary Guarantor.

“Highest Lawful Ratio”: as defined in subsection 11.16.

“Impacted Loans”: as defined in subsection 4.15(a).

“Incremental Term Loan”: as defined in subsection 2.1(b).

“Incremental Term Loan Borrowing Date”: with respect to each Incremental Term Loan, each date on which Incremental Term Loans are incurred pursuant to subsection 2.1(b), which date shall be the date of the effectiveness of the respective Incremental Term Loan Commitment Agreement pursuant to which such Incremental Term Loans are to be made.

“Incremental Term Loan Commitment”: for each Lender, any commitment to make Incremental Term Loans provided by such Lender pursuant to subsection 2.4 on a given Incremental Term Loan Borrowing Date, in such amount as agreed to by such Lender in the Incremental Term Loan Commitment Agreement delivered pursuant to subsection 2.4.

“Incremental Term Loan Commitment Agreement”: each Incremental Term Loan Commitment Agreement in the form of Exhibit N (appropriately completed and with such modifications (not inconsistent with subsection 2.4 or the other relevant provisions of this Agreement) as may be reasonably satisfactory to the Borrowers and the Administrative Agent) executed in accordance with subsection 2.4.

“Incremental Term Loan Commitment Requirements”: with respect to any provision of an Incremental Term Loan Commitment on a given Incremental Term Loan Borrowing Date, the satisfaction of each of the following conditions: (a) no Event of Default then exists or would result therefrom (provided that with respect to any Incremental Term Loan Commitment requested with respect to any Limited Condition Acquisition, such requirement shall be limited to the absence of an Event of Default pursuant to Sections 9(a) and (f) (it being understood that the Lenders providing such Incremental Term Loan Commitment may impose as a condition to funding any Incremental Term Loan Commitment the absence of any additional Events of Default, which may be waived at the discretion of such Lenders providing such Incremental Term Loan Commitment)); (b) all representations and warranties contained herein and in the other Loan Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on the Incremental Term Loan Borrowing Date (it being understood and agreed that (x) any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date, (y) any representation or warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct in all respects on such date and (z) the representations and warranties contained in clause (a) of subsection 5.1 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of subsection 7.1) (provided that with respect to any Incremental Term Loan Commitment requested with respect to any Limited Condition Acquisition, such requirement shall be limited to the truth and correctness of the Specified Representations (it being understood that the Lenders providing such Incremental Term Loan Commitment may impose as a condition to funding any Incremental Term Loan Commitment the truth and correctness of additional representations and warranties contained herein and in the other Loan Documents, which may be waived at the discretion of such Lenders providing such Incremental Term Loan Commitment)); (c) the delivery by the relevant Loan Parties of such technical amendments, modifications and/or supplements to the respective Security Documents as are reasonably requested by the Administrative Agent to ensure that the additional Obligations to be incurred pursuant to the Incremental Term Loan Commitments are secured by, and entitled to the benefits of, the relevant Security Documents, and each of the Lenders hereby agrees to, and authorizes the collateral agent to enter into, any such technical amendments, modifications or supplements and (d) the delivery by Parent to the Administrative Agent of an officer’s certificate executed by a Responsible Officer certifying as to compliance with preceding clauses (a) and (b).

“Incremental Term Loan Lender”: as defined in subsection 2.4(b).

“Indebtedness”: of any Person, at any particular date, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than current trade payables or liabilities and deferred payment for services to employees or former employees incurred in the ordinary course of business and payable in accordance with customary practices and other deferred compensation arrangements), (b) all obligations with respect to all letters of credit issued for the account of such Person, (c) all liabilities (other than Lease Obligations) secured by any Lien on any property owned by such Person, to the extent attributable to such Person’s interest in such property, even though such Person has not assumed or become liable for the payment thereof, (d) Capital Lease Obligations of such Person, (e) all indebtedness of such Person arising under bankers’ acceptance facilities, (f) all obligations of such Person in respect of Disqualified Stock and (g) for the purposes of Section 9(e) only, all obligations of such Person in respect of Swap Agreements; but, in each case, excluding (w) any net working capital adjustments or earnouts in connection with any permitted Investment under subsection 8.7 or disposition of assets permitted under subsection 8.6, (x) customer deposits and interest payable thereon in the ordinary course of business, (y) trade and other accounts and accrued expenses payable in the ordinary course of business in accordance with customary trade terms and in the case of both clauses (x) and (y) above, which are not overdue for a period of more than 90 days or, if overdue for more than 90 days, as to which a dispute exists and adequate reserves in conformity with GAAP have been established on the books of such Person and (z) Indebtedness that has been defeased or satisfied and discharged in accordance with the terms of the documents governing such Indebtedness. The amount of any net obligations under any Swap Agreement on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of Indebtedness of any Person for purposes of clause (c) shall be deemed to be equal to the lesser of (i) the aggregate amount of the applicable liabilities and (ii) the fair market value of the property encumbered thereby as determined by such Person in good faith.

“Indemnified Liabilities”: as defined in subsection 11.5(d).

“Indemnified Taxes”: (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Indemnitee”: as defined in subsection 11.5(d).

“Information”: as defined in subsection 11.15.

“Initial Incremental Term Loan Maturity Date”: for any Tranche of Incremental Term Loans, the final maturity date set forth for such Tranche of Incremental Term Loans in the Incremental Term Loan Commitment Agreement relating thereto; provided that the initial final maturity date for all Incremental Term Loans of a given Tranche shall be the same date.

“Initial Term Loan”: the Term Loans made on the Effective Date pursuant to subsection 2.1(a).

“Initial Term Lender”: each Lender that makes (or is deemed to have made) an Initial Term Loan on the Effective Date pursuant to subsection 2.1(a).

“Initial Tranche”: as defined in the definition of the term “Tranche.”

“Insolvent” or “Insolvency”: with respect to a Multiemployer Plan, the condition that such plan is insolvent within the meaning of Section 4245 of ERISA.

“Intellectual Property”: the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including copyrights, copyright licenses, patents, patent licenses, trademarks, trademark licenses, technology, know-how and processes, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

“Interest Payment Date”: (a) as to any ABR Loan, the last Business Day of each March, June, September and December to occur while such Term Loan is outstanding and the final maturity date of such Term Loan, (b) as to any Term SOFR Loan having an Interest Period of three months or less, the last day of such Interest Period, (c) as to any Term SOFR Loan having an Interest Period longer than three months, each day that is three months, or a whole multiple thereof, after the first day of such Interest Period and the last day of such Interest Period and (d) as to any Term Loan, the date of any repayment or prepayment made in respect thereof.

“Interest Period”: with respect to any Term SOFR Loan, the period commencing on the date such Term SOFR Loan is borrowed or the effective date of the most recent conversion or continuation of such Term SOFR Loan, as the case may be, and ending one, three or six months (in each case subject to subsection 4.15) thereafter as specified in subsection 2.1 or as selected by the Borrower Agent in its Committed Loan Notice, as the case may be, given with respect thereto; provided that the foregoing provisions relating to Interest Periods are subject to the following:

(i)             if any Interest Period would otherwise end on a day which is not a Business Day, that Interest Period shall be extended to the next succeeding Business Day, unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Business Day;

(ii)            the Borrower Agent may not select an Interest Period that would extend beyond the Maturity Date (or, with respect to any Extended Term Loan, the maturity date with respect thereto), or if the Maturity Date (or maturity date with respect to any Extended Term Loan) shall not be a Business Day, on the next preceding Business Day;

(iii)           any Interest Period that begins on the last day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and

(iv)           the Borrower Agent shall select Interest Periods so as not to require a prepayment (to the extent practicable) or a scheduled payment of a Term SOFR Loan during an Interest Period for such Term SOFR Loan.

“Intermediate Holdings”: as defined in the preamble hereto.

“Internally Generated Cash”: cash generated from the operations of the business of New Holdings and its Subsidiaries; provided that, notwithstanding the forgoing, “Internally Generated Cash” shall not include (i) the proceeds of any long-term Indebtedness (other than revolving indebtedness), (ii) the proceeds of the issuance of any Capital Stock, (iii) the proceeds of any Reinvestment Deferred Amount or (iv) solely to the extent not increasing Consolidated Net Income of New Holdings during the applicable period, the proceeds of any insurance, indemnification or other payments from non-Loan Party Affiliates.

“Investments”: as defined in subsection 8.7.

“IRS”: the U.S. Internal Revenue Service.

“Joinder Agreement”: a Joinder Agreement substantially in the form of Exhibit K hereto.

“Junior Lien Intercreditor Agreement”: the Junior Lien Intercreditor Agreement, dated as of the Effective Date, among inter alios, the Administrative Agent, the First Lien Notes Collateral Agent, the Old Term Loan Administrative Agent (in each case, as defined therein) and the Loan Parties from time to time party thereto. The Junior Lien Intercreditor Agreement shall be in the form of Exhibit Q or otherwise reasonably satisfactory to the Administrative Agent and the Borrower Agent.

“Junior Representative”: with respect to any series of Permitted Junior Debt, the trustee, administrative agent, collateral agent, security agent or similar agent under the indenture or agreement pursuant to which such Permitted Junior Debt is issued, incurred or otherwise obtained and each of their successors in such capacities.

“JV Holding Company”: a Borrower or Subsidiary Guarantor, (i) the sole assets of which are the equity interests of one or more joint ventures and (ii) that does not have any Indebtedness or material liabilities, other than the Obligations.

“Latest Maturity Date”: at any time, the latest Maturity Date applicable to any Term Loan hereunder at such time, including the latest maturity date of any Incremental Term Loan, Refinancing Term Loan or Extended Term Loan, in each case as extended in accordance with this Agreement from time to time.

“LCT Election”: as defined in subsection 1.3.

“LCT Test Date”: as defined in subsection 1.3.

“Lease Obligations”: of New Holdings and its Subsidiaries, as of the date of any determination thereof, the rental commitments of New Holdings and its Subsidiaries determined on a consolidated basis, if any, under leases for real and/or personal property (net of rental commitments from sub-leases thereof), excluding Capital Lease Obligations.

“Lender Affiliate”: (a) any Affiliate of any Lender, (b) any Person that is administered or managed by any Lender and that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business and (c) with respect to any Lender which is a fund that invests in commercial loans and similar extensions of credit, any other fund that invests in commercial loans and similar extensions of credit and is managed or advised by the same investment advisor as such Lender or by an Affiliate of such Lender or investment advisor.

“Lender Participation Notice”: as defined in subsection 4.23.

“Lenders”: the Initial Term Lenders and their respective successors and assigns as permitted hereunder, each of which is referred to herein as a Lender.

“Lien”: any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any financing lease having substantially the same economic effect as any of the foregoing).

“Limited Condition Acquisition”: any acquisition (including by way of merger) or similar Investment whose consummation is not conditioned on the availability of, or on obtaining, third party financing.

“LMA”: an agreement pursuant to which the licensee of a radio station makes available, which may be for a fee and/or reimbursement of its expenses, airtime on its station to a party which supplies programming to be broadcast during that airtime, and may collect revenues from advertising aired during the programming.

“Loan Documents”: the collective reference to this Agreement, the Term Loan Exchange Agreement, the Notes, the Guarantee and Collateral Agreement, the Engagement Letter, any amendment or modification entered into in connection with any Extension, the Control Agreements, any Mortgage or other security document executed and delivered pursuant to the terms of subsection 7.10, each Incremental Term Loan Commitment Agreement, any intercreditor agreement (including the Permitted ABL Intercreditor Agreement, the Pari Passu Intercreditor Agreement, the Junior Lien Intercreditor Agreement and any Permitted Cash Flow Revolver Intercreditor Agreement), if applicable, and any joinder to an intercreditor agreement, if applicable.

“Loan Parties”: Intermediate Holdings and each of its Subsidiaries that is a party, or which at any time becomes a party, to a Loan Document.

“Material Acquisition”: as defined in the definition of “Consolidated EBITDA.”

“Material Adverse Effect”: any event, development or circumstance that has had or could reasonably be expected to have a material adverse effect on (a) the business, results of operations, property or financial condition of New Holdings and its Subsidiaries taken as a whole or (b) the validity or enforceability of any of the Loan Documents or the rights and remedies of the Administrative Agent and the Lenders thereunder.

“Material Disposition”: as defined in the definition of “Consolidated EBITDA.”

“Material Intellectual Property”: any intellectual property owned by Parent, New Holdings or any Subsidiary that is material to the business of Parent, New Holdings and its Subsidiaries, taken as a whole (as determined by New Holdings in good faith).

“Material Real Property”: any fee interest in any real property located in the United States owned by a Loan Party and having a Real Property Value of a least $10,000,000, including, for the avoidance of doubt, the fee owned Real Property with the address 10 Music Circle East, Nashville, TN 37203 for so long as it is owned by a Loan Party. Schedule 1.1B is a complete list of all Material Real Properties owned by a Loan Party as of the Effective Date.

“Materials of Environmental Concern”: any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in, or which form the basis of liability under, any Environmental Law, including asbestos, polychlorinated biphenyls and urea-formaldehyde insulation, medical waste and radioactive materials.

“Maturity Date”: (a) with respect to any Initial Term Loans, the earlier of (i) May 2, 2029 or if such day is not a Business Day, the Business Day immediately preceding such date and (ii) any other date on which such Initial Term Loans are accelerated pursuant to Section 9 and (b) with respect to any Incremental Term Loans, the earlier of (i) the Initial Incremental Term Loan Maturity Date applicable thereto and (ii) any other date on which such Incremental Term Loans are accelerated pursuant to Section 9.

“Minimum Extension Condition”: as defined in subsection 4.24(b).

“Minimum Tranche Amount”: as defined in subsection 4.24(b).

“Moody’s”: Moody’s Investors Service, Inc. and any successor to its rating agency business.

“Mortgaged Properties”: (i) the fee owned Real Property with the address 10 Music Circle East, Nashville, TN 37203, as to which the Administrative Agent for the benefit of the Secured Parties shall be granted a Lien pursuant to a Mortgage and (ii) any other Property that is required to be subject to a Mortgage in favor of the Administrative Agent pursuant to subsection 7.10(c).

“Mortgages”: each of the mortgages and deeds of trust (if any) made by any Loan Party in favor of, or for the benefit of, the Administrative Agent for the benefit of the Secured Parties, substantially in the form of Exhibit L hereto or in any other form reasonably satisfactory to the Administrative Agent.

“Multiemployer Plan”: a multiemployer plan as defined in Section 4001(a)(3) of ERISA to which a Loan Party or any ERISA Affiliate has (or within the past 6 years has had) an obligation to contribute pursuant to a collective bargaining agreement to which such Loan Party or ERISA Affiliate is a party.

“Net Income”: with respect to any Person, the net income (loss) attributable to such Person and its Subsidiaries, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends.

“Net Proceeds”: (a) in connection with any Asset Sale or any Recovery Event, the proceeds thereof in the form of cash and Cash Equivalents (including any such proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received) actually received by any Group Member, net of attorneys’ fees, accountants’ fees, investment banking fees, amounts required to be applied to the repayment of Indebtedness secured by a Lien expressly permitted hereunder on any asset that is the subject of such Asset Sale or Recovery Event (other than any Lien pursuant to a Security Document), any reserves required to be maintained in connection therewith in accordance with GAAP and other customary fees, expenses and out-of-pocket closing costs actually incurred in connection therewith, any costs associated with unwinding any related Swap Agreement in connection with such transaction, and net of taxes paid or reasonably estimated to be payable as a result thereof (without taking into account any available tax credits or deductions and any tax sharing arrangements) and (b) in connection with any issuance or sale of Capital Stock or any incurrence of Indebtedness, the proceeds thereof in the form of cash and Cash Equivalents received from such issuance or incurrence, net of attorneys’ fees, investment banking fees, accountants’ fees, underwriting discounts and commissions and other customary fees and expenses actually incurred in connection therewith.

“New Holdings”: as defined in the preamble hereto.

“New Term Lender”: as defined in the Term Loan Exchange Agreement.

“New Term Commitment”: as defined in the Term Loan Exchange Agreement.

“Non-Broadcast Assets”: as defined in subsection 8.6(e).

“Non-Significant Subsidiary”: at any time, any Subsidiary (other than any Broadcast License Subsidiary) which (i) at such time has total assets (including the total assets of any of its Subsidiaries), together with the total assets of any other Subsidiaries that are Non-Significant Subsidiaries, of less than 5% of the Consolidated Total Assets of New Holdings and its Subsidiaries and (ii) has accrued revenues (including the accrued revenues of any of its Subsidiaries), together with the accrued revenues of any other Subsidiaries that are Non-Significant Subsidiaries, for the most recently ended twelve-month period of less than 5% of the total revenues of New Holdings and its Subsidiaries.

“Note”: as defined in subsection 4.2(e).

“NYFRB”: the Federal Reserve Bank of New York.

“NYFRB Rate”: for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System, as published by the NYFRB on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the NYFRB Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the NYFRB Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Administrative Agent; provided, further, that if any of the aforesaid rates shall be less than 1.00% per annum, such rate shall be deemed to be 1.00% per annum for purposes of this Agreement.

“Obligations”: the unpaid principal of and interest on the Term Loans and all other obligations and liabilities of any Loan Party to the Administrative Agent or any Lender (including interest accruing after the maturity of the Term Loans and interest, fees and other amounts accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, related to any Borrower, whether or not a claim for post-filing or post-petition interest, fees and other amounts is allowed in such proceeding), whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, the Term Loans, the other Loan Documents or any other document made, delivered or given in connection therewith, whether on account of principal, interest, reimbursement obligations, other fees, indemnities, costs, expenses (including all fees and disbursements of counsel to the Administrative Agent or any Lender) or otherwise.

“Offered Loans”: as defined in subsection 4.23.

“Old Notes”: the $500,000,000 aggregate principal amount of senior secured notes due 2026 issued by New Holdings pursuant to the Indenture, dated as of June 26, 2019 (the “Old Notes Indenture”), by and among New Holdings, the guarantors party thereto and U.S. Bank National Association, as trustee and as collateral agent (in such capacity, the “Old Notes Collateral Agent”), as it may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof.

“Old Notes Amendment”: as defined in the Term Loan Exchange Agreement.

“Old Notes Collateral Agent”: as defined in the definition of “Old Notes”.

“Old Notes Exchange”: as defined in the Term Loan Exchange Agreement.

“Old Notes Indenture”: as defined in the definition of “Old Notes”.

“Old Term Loan”: as defined in the Term Loan Exchange Agreement. As of the Effective Date after giving effect to the Transactions, the aggregate outstanding principal amount of Old Term Loans is $1,202,709.48.

“Old Term Loan Administrative Agent”: shall have the meaning assigned to the term “Administrative Agent” in the Old Term Loan Credit Agreement.

“Old Term Loan Collateral Agent”: shall have the meaning assigned to the term “Second Priority Representative” in the Junior Lien Intercreditor Agreement.

“Old Term Loan Credit Agreement”: the Credit Agreement, dated as of September 26, 2019 (as amended, restated, amended and restated, supplemented or otherwise modified and in effect on the Effective Date), by and among New Holdings, the Effective Date Subsidiary Borrowers, Parent, the lenders from time to time party thereto and Bank of America, N.A., as administrative agent for the lenders from time to time party thereto.

“Open Market Purchase”: as defined in subsection 11.6(h).

“Other Connection Taxes”: with respect to the Administrative Agent or any Lender, Taxes imposed as a result of a present or former connection between the Administrative Agent or such Lender, as applicable, and the jurisdiction imposing such Tax (other than connections arising from the Administrative Agent or such Lender, as applicable, having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Term Loan or Loan Document).

“Other Taxes”: all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to subsection 4.22(b)).

“Parent”: as defined in the preamble hereto.

“Pari Passu Intercreditor Agreement”: an intercreditor agreement, dated as of the Effective Date, among the Administrative Agent, the First Lien Notes Collateral Agent and one or more Pari Passu Representatives for holders of Permitted Pari Passu Notes (or Permitted Refinancing in respect thereof) providing that, inter alia, the Liens on the Collateral in favor of the Administrative Agent (for the benefit of the Secured Parties) shall be pari passu with such Liens in favor of the First Lien Notes Collateral Agent and/or the Pari Passu Representatives (for the benefit of the holders of Permitted Pari Passu Notes (or Permitted Refinancing in respect thereof)), as such intercreditor agreement may be amended, amended and restated, modified, supplemented, extended or renewed from time to time in accordance with the terms hereof and thereof. The Pari Passu Intercreditor Agreement shall be in the form of Exhibit P or otherwise reasonably satisfactory to the Administrative Agent and the Borrower Agent.

“Pari Passu Representative”: (i) with respect to the First Lien Notes, the First Lien Notes Collateral Agent or (ii) with respect to any series of Permitted Pari Passu Notes (or Permitted Refinancing in respect thereof), the trustee, collateral agent, security agent or similar agent under the indenture or other agreement pursuant to which such Permitted Pari Passu Notes (or Permitted Refinancing in respect thereof) are issued and each of their successors in such capacities.

“Participant Register”: as defined in subsection 11.6(b).

“Participants”: as defined in subsection 11.6(b).

“PBGC”: the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (or any successor).

“Permitted ABL Intercreditor Agreement”: the Amended and Restated ABL/ Term Loan Intercreditor Agreement, dated as of the Effective date (as amended, amended and restated, extended, renewed, modified or supplemented from time to time in accordance with the terms hereof and thereof), by and among the ABL Agent, the First Lien Notes Collateral Agent, the Old Term Loan Collateral Agent and the Administrative Agent, substantially in the form of Exhibit R hereto, or an intercreditor agreement which shall be in a substantially similar form or otherwise on terms and conditions reasonably satisfactory to the Administrative Agent.

“Permitted Acquisition”: any acquisition permitted by subsection 8.7(k).

“Permitted Asset Swap”: as defined in subsection 8.6(q).

“Permitted Cash Flow Revolver Intercreditor Agreement”: as defined in the definition of Permitted Revolving Credit Facility.

“Permitted Junior Debt”: (a) any Permitted Junior Notes, (b) any Permitted Junior Loans, (c) the Old Term Loans under the Old Term Loan Credit Agreement and (d) the Old Notes under the Old Notes Indenture.

“Permitted Junior Loans”: any Indebtedness of Borrower Agent or any other Loan Party in the form of unsecured or secured loans; provided that (a) except as provided in clause (e) below, no such Indebtedness shall be secured by any asset of a Loan Party, (b) no such Indebtedness shall be guaranteed by any Person other than a Borrower or a Guarantor, (c) no such Indebtedness shall be subject to scheduled amortization or have a final maturity (excluding for this purpose, customary interim loan financings that provide for automatic rollover, subject to customary conditions, to Indebtedness otherwise meeting the maturity requirements of this clause), in either case prior to the date occurring ninety-one (91) days following the Latest Maturity Date as of the date such Indebtedness was incurred, (d) any “asset sale” mandatory prepayment provision included in the agreement governing such Indebtedness shall provide that the Borrower Agent or its Subsidiary shall be permitted to repay obligations, and terminate commitments, under this Agreement before prepaying or offering to prepay such Indebtedness, (e) in the case of any such Indebtedness that is secured (i) such Indebtedness is secured only by assets comprising Collateral on a junior-lien basis relative to the Liens on such Collateral securing the Obligations of the Loan Parties, and not secured by any property or assets of the Borrower Agent or any of its Subsidiaries other than the Collateral, (ii) the security agreements relating to such Indebtedness are substantially the same as the Security Documents (with such differences as are necessary to reflect the differing lien priorities and any other changes reasonably satisfactory to the Administrative Agent) as determined by the Borrower Agent in good faith and (iii) a Junior Representative acting on behalf of the holders of such Indebtedness shall have become party to the Junior Lien Intercreditor Agreement; provided that if such Indebted-ness is the initial incurrence of Permitted Junior Debt that is secured by assets of a Borrower or any other Loan Party, then the Borrowers, the Guarantors, the Administrative Agent and the Junior Representative for such Indebtedness shall have executed and delivered the Junior Lien Intercreditor Agreement and (f) the covenants and events of default, taken as a whole, shall be no more onerous in any material respect than the related provisions contained in this Agreement; provided that (x) any such terms may be more onerous to the extent they take effect after the Latest Maturity Date as of the date such Indebtedness was incurred, and (y) in the event that any agreement evidencing such Indebtedness contains financial maintenance covenants, the Borrowers shall have offered in good faith to enter into an amendment to this Agreement to add any such financial covenants as are not then contained in this Agreement (provided that a certificate of a Responsible Officer of Borrower Agent delivered to the Administrative Agent at least five Business Days prior to the incurrence of such Indebtedness, together with, to the extent requested by the Administrative Agent, a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that Borrowers have determined in good faith that such terms and conditions satisfy the requirement set out in the foregoing clause (f), shall be conclusive evidence that such terms and conditions satisfy such requirement unless the Administrative Agent provides notice to Borrower Agent of an objection during such five Business Day period (including a reasonable description of the basis upon which it objects)).

“Permitted Junior Notes”: any Indebtedness of Borrower Agent or any other Loan Party in the form of unsecured or secured notes and incurred pursuant to one or more issuances of such notes; provided that (a) except as provided in clause (g) below, no such Indebtedness shall be secured by any asset of Borrower Agent or any of its Subsidiaries, (b) no such Indebtedness shall be guaranteed by any Person other than a Borrower or a Subsidiary Guarantor, (c) no such Indebtedness shall be subject to scheduled amortization or have a final maturity, in either case prior to the date occurring ninety-one (91) days following the Latest Maturity Date as of the date such Indebtedness was incurred, (d) any “asset sale” offer to purchase covenant included in the indenture governing such Indebtedness shall pro-vide that Parent or its Subsidiary shall be permitted to repay obligations, and terminate commitments, under this Agreement before offering to purchase such Indebtedness, (e) the indenture governing such Indebtedness shall not include any financial maintenance covenants, (f) the “default to other indebtedness” event of default contained in the indenture governing such Indebtedness shall provide for a “cross-acceleration” or a “cross-acceleration” and “cross-payment default” rather than a “cross-default,” (g) in the case of any such Indebtedness that is secured, (i) such Indebted-ness is secured only by assets comprising Collateral on a junior-lien basis relative to the Liens on such Collateral securing the Obligations of the Loan Parties, and not secured by any property or assets of the Parent or any of its Subsidiaries other than the Collateral, (ii) the security agreements relating to such Indebtedness are substantially the same as the Security Documents (with such differences as are necessary to reflect the differing lien priorities and any other changes reasonably satisfactory to the Administrative Agent) as determined by the Borrower Agent in good faith and (iii) a Junior Representative acting on behalf of the holders of such Indebtedness shall have be-come party to the Junior Lien Intercreditor Agreement; provided that if such Indebtedness is the initial incurrence of Permitted Junior Debt that is secured by assets of a Borrower or any other Loan Party, then the Borrowers, the Guarantors, the Administrative Agent and the Junior Representative for such Indebtedness shall have executed and delivered the Junior Lien Intercreditor Agreement, and (h) to the extent incurred by any Loan Party, the negative covenants and events of default, taken as a whole, contained in the indenture governing such Indebtedness shall not be more onerous in any material respect than those contained in the corresponding provisions of this Agreement; pro-vided that any such terms may be more onerous to the extent they take effect after the Latest Maturity Date as of the date such Indebtedness was incurred (provided that a certificate of a Responsible Officer of Borrower Agent delivered to the Administrative Agent at least five Business Days prior to the incurrence of such Indebtedness, together with, to the extent requested by the Administrative Agent, a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that Borrowers have determined in good faith that such terms and conditions satisfy the requirement set out in the foregoing clause (h), shall be conclusive evidence that such terms and conditions satisfy such requirement unless the Administrative Agent provides notice to Borrower Agent of an objection during such five Business Day period (including a reasonable description of the basis upon which it objects)).

“Permitted Junior Notes Indenture”: any indenture or similar agreement entered into in connection with the issuance of Permitted Junior Notes, as the same may be amended, amended and restated, modified, supplemented, extended or renewed from time to time in accordance with the terms hereof and thereof.

“Permitted Pari Passu Notes”: any Indebtedness of Borrower Agent or any other Loan Party in the form of notes and incurred pursuant to one or more issuances of such notes; provided that (a) no such Indebtedness shall be guaranteed by any Person other than a Loan Party, (b) no such Indebtedness shall be subject to scheduled amortization or have a final maturity, in either case prior to the Latest Maturity Date as of the date such Indebtedness was incurred, (c) any “asset sale” offer to purchase covenant included in the indenture governing such Indebtedness shall provide that the Borrower Agent or its Subsidiary shall be permitted to repay obligations, and terminate commitments, under this Agreement on a pro rata or greater basis with such Indebtedness from asset sale proceeds, (d) the indenture governing such Indebtedness shall not include any financial maintenance covenants, (e) the “default to other indebtedness” event of default contained in the indenture governing such Indebtedness shall provide for a “cross-acceleration” or a “cross-acceleration” and “cross-payment default” rather than a “cross-default,” (f) (i) such Indebtedness is secured only by assets comprising Collateral on a pari passu basis relative to the Liens on such Collateral securing the Obligations of the Loan Parties, and not secured by any property or assets of a Borrower or any of its Subsidiaries other than the Collateral, (ii) the security agreements relating to such Indebtedness are substantially the same as the Security Documents as determined by the Borrower Agent in good faith (or, if not substantially the same, with such differences as are reasonably satisfactory to the Administrative Agent) and (iii) a Pari Passu Representative acting on behalf of the holders of such Indebtedness shall have become party to the Pari Passu Intercreditor Agreement; provided that if such Indebtedness is the initial issue of Permitted Pari Passu Notes by a Borrower, then the Borrowers, the Guarantors, the Administrative Agent and the Pari Passu Representative for such Indebtedness shall have executed and delivered the Pari Passu Intercreditor Agreement, and (g) the negative covenants and events of defaults, taken as a whole, contained in the indenture governing such Indebtedness shall not be more onerous in any material respect than those contained in the corresponding provisions in this Agreement; provided that any such terms may be more onerous to the extent they take effect after the Latest Maturity Date as of the date such Indebtedness was incurred (provided that a certificate of a Responsible Officer of the Borrower Agent delivered to the Administrative Agent at least five Business Days prior to the incurrence of such Indebtedness, together with, to the extent requested by the Administrative Agent, a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the Borrowers have determined in good faith that such terms and conditions satisfy the requirement set out in the foregoing clause (g), shall be conclusive evidence that such terms and conditions satisfy such requirement unless the Administrative Agent provides notice to Borrower Agent of an objection during such five Business Day period (including a reasonable description of the basis upon which it objects)).

“Permitted Pari Passu Notes Indenture”: any indenture or similar agreement entered into in connection with the issuance of Permitted Pari Passu Notes, as the same may be amended, amended and restated, modified, supplemented, extended or renewed from time to time in accordance with the terms hereof and thereof.

“Permitted Refinancing”: with respect to all or any portion of any Indebtedness, any modification, refinancing, refunding, renewal or extension of such Indebtedness; provided that (i) the principal amount thereof does not exceed the principal amount of the Indebtedness so modified, refinanced, refunded, renewed or extended (plus any accrued but unpaid interest, fees and redemption premiums payable by the terms of such Indebtedness thereon and reasonable expenses incurred in connection therewith), (ii) other than with respect to a Permitted Refinancing in respect of Indebtedness permitted pursuant to subsection 8.2(j), such modification, refinancing, refunding, renewal or extension has a final maturity date equal to or later than the final maturity date of, and has a weighted average life to maturity equal to or greater than the weighted average life to maturity of, the Indebtedness being modified, refinanced, refunded, renewed or extended, (iii) if the Indebtedness being modified, refinanced, refunded, renewed or extended is subordinated in right of payment to the Obligations, such modification, refinancing, refunding, renewal or extension is subordinated in right of payment to the Obligations on terms at least as favorable on the whole to the Lenders as those contained in the documentation governing the Indebtedness being modified, refinanced, refunded, renewed or extended (as determined in good faith by New Holdings), (iv) the terms and conditions of any such modified, refinanced, refunded, renewed or extended Indebtedness are market terms on the date of issuance (as determined in good faith by New Holdings) or, if not on market terms on the date of issuance, are not, taken as a whole, materially more restrictive than the covenants and events of default contained in this Agreement (as determined in good faith by New Holdings), (v) such modification, refinancing, refunding, renewal or extension shall not be incurred by a Person who is not a Borrower or Subsidiary Guarantor (unless such Indebtedness being refinanced was originally incurred or guaranteed by a Person who was not a Borrower or Subsidiary Guarantor), (vi) to the extent that the Liens securing the Indebtedness being refinanced are subordinated to the Liens securing the Obligations, any Lien securing such refinancing Indebtedness is subordinated to the Liens securing the Obligations on terms at least as favorable (when taken as a whole) to the Lenders as those contained in the applicable subordination language (if any) for the Indebtedness being refinanced (as determined in good faith by New Holdings), (vii) to the extent that the Liens securing the Indebtedness being refinanced are pari passu to the Liens securing the Obligations, any Lien securing such refinancing Indebtedness is pari passu with or subordinated to the Liens securing the Obligations on terms at least as favorable (when taken as a whole) to the Lenders as those contained in the applicable subordination language (if any) for the Indebtedness being refinanced (as determined in good faith by New Holdings), (viii) other than with respect to a Permitted Refinancing in respect of Indebtedness permitted pursuant to subsection 8.2(j), such Permitted Refinancing shall not be secured by any assets or property of a Borrower or any Subsidiary that does not secure the Indebtedness being refinanced (plus improvements and accessions thereon and proceeds in respect thereof) and (x) if the Indebtedness being modified, refinanced, refunded, renewed or extended is unsecured, such modified, refinanced, refunded, renewed or extended Indebtedness shall also be unsecured.

“Permitted Revolving Credit Facility”: (a) the Existing ABL Facility and (b) a revolving credit facility which (i) is not secured by any assets or property that is not Collateral, (ii) does not have any obligors that are not Loan Parties, (iii) if an asset-based revolving credit facility (an “ABL Facility”), is at all times subject to a Permitted ABL Intercreditor Agreement, (iv) if a cash-flow revolving credit facility (a “Cash Flow Revolving Credit Facility”), is at all times subject to an intercreditor agreement which shall be customary for transactions of this type and otherwise on terms and conditions reasonably satisfactory to the Administrative Agent (such intercreditor agreement, a “Permitted Cash Flow Revolver Intercreditor Agreement”) pursuant to which the lenders party to any such Cash Flow Revolving Credit Facility (or an agent on their behalf) shall have a Lien on the Collateral that is pari passu with the Lien of the Administrative Agent, for the benefit of the Secured Parties, on the Collateral, (v) is in the form of bona fide revolving indebtedness and (vi) if an ABL Facility, provides for Indebtedness which is subject to a conforming borrowing base based on usual and customary asset-based lending criteria as they exist at such time of financial institutions which are in the business of asset-based lending transactions in the United States. Notwithstanding the foregoing or anything to the contrary in this Agreement (including, but not limited to subsection 8.2), any Permitted Revolving Credit Facility and any refinancing thereof may only be incurred under subsection 8.2(n).

“Person”: an individual, partnership, corporation, business trust, joint stock company, trust, limited liability company, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

“Plan”: any employee pension benefit plan (as defined in Section 3(2) of ERISA, but excluding any Multiemployer Plan) in respect of which any Loan Party or any ERISA Affiliate is, or if such Plan were terminated, would under Section 4062 or 4069 of ERISA be deemed to be, an “employer” (as defined in Section 3(5) of ERISA).

“Plan Asset Regulations”: 29 CFR § 2510.3-101 et seq., as modified by Section 3(42) of ERISA, as amended from time to time.

“Plan of Reorganization”: as defined in subsection 11.6(i)(iii).

“Platform Communications”: as defined in subsection 10.12(c).

“Pledged Stock”: as defined in the Guarantee and Collateral Agreement.

“Preferred Stock”: any Capital Stock with preferential rights of payment of dividends or upon liquidation, dissolution or winding up.

“primary obligations”: as defined in the definition of “Contingent Obligation.”

“primary obligor”: as defined in the definition of “Contingent Obligation.”

“Prime Rate”: the rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such prime rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

“Prohibited Transaction”: as defined in Section 406 of ERISA and Section 4975(f)(3) of the Code.

“Projections”: as defined in subsection 5.17.

“Properties”: each parcel of real property currently or previously owned or operated by any Group Member.

“Proposed Discounted Prepayment Amount”: as defined in subsection 4.23.

“PTE”: a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Public Lender”: as defined in subsection 10.12(g).

“QFC”: as defined in subsection 11.21(b).

“QFC Credit Support”: as defined in subsection 11.21.

“Qualifying Lender”: as defined in subsection 4.23.

“Qualifying Loan”: as defined in subsection 4.23.

“Rating Agencies”: Moody’s and S&P, or if Moody’s or S&P or both shall not make a rating on the Term Loans publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Borrower Agent which shall be substituted for Moody’s or S&P or both, as the case may be.

“Ratio-Based Incremental Facility”: as defined in subsection 2.4(a).

“Real Property Value”: with (a) respect to any real property owned by a Loan Party on the Effective Date, the value of such real property (together with improvements thereon) on the Effective Date and (b) with respect to any real property acquired by a Loan Party after the Effective Date, the value of such real property (together with improvements thereon) at the time of the acquisition of such real property by such Loan Party, in each case as reasonably determined by New Holdings in good faith.

“Recovery Event”: any settlement of or payment in respect of any property or casualty insurance claim or any condemnation proceeding relating to any asset of any Group Member.

“Refinancing Note Holder”: as defined in subsection 4.26(b).

“Refinancing Notes”: as defined in subsection 4.26(a).

“Refinancing Term Loan Amendment”: as defined in subsection 4.26(c).

“Refinancing Term Loan Lender”: as defined in subsection 4.26(b).

“Refinancing Term Loans”: as defined in subsection 4.26(a).

“Refunding Capital Stock”: the redemption, repurchase, retirement or other acquisition of any Capital Stock or other equity interests of the Parent or New Holdings, or of Subordinated Indebtedness of the Parent or New Holdings or any Guarantor, in exchange for, or out of the proceeds of the substantially concurrent issuance or sale (other than to a Subsidiary or to an employee stock ownership plan or any trust established by New Holdings) of, Capital Stock or other equity interests of the Parent or New Holdings (other than Disqualified Stock).

“Register”: as defined in subsection 11.6(d).

“Regulation U”: Regulation U of the Board, as from time to time in effect.

“Reinvestment Deferred Amount”: with respect to any Reinvestment Event, the aggregate Net Proceeds received by New Holdings or any Subsidiary in connection therewith that are not applied to prepay the Term Loans pursuant to subsection 4.6(b).

“Reinvestment Event”: any Recovery Event or any Asset Sale in respect of which the Borrowers have exercised their Reinvestment Rights in accordance with subsection 4.6(b).

“Reinvestment Prepayment Amount”: with respect to any Reinvestment Event, the Reinvestment Deferred Amount relating thereto less any amount expended prior to the relevant Reinvestment Prepayment Date to acquire, improve or repair assets useful in the business of the Borrowers.

“Reinvestment Prepayment Date”: with respect to any Reinvestment Event, the earlier of (a) the date occurring twelve months after such Reinvestment Event and (b) the date on which the Borrowers shall have conclusively determined not to exercise Reinvestment Rights with all or any portion of the relevant Reinvestment Deferred Amount.

“Reinvestment Rights”: if no Event of Default has occurred and is continuing at the time of receipt of Net Proceeds of a Reinvestment Event, except as provided in subsection 8.10, the right of the Borrowers (directly or indirectly through a Subsidiary Guarantor) to use all or a specified portion of the Net Proceeds of a Recovery Event or an Asset Sale to acquire, improve or repair long-term assets useful in their business, in each case, constituting Collateral or Capital Expenditures that become Collateral (other than intercompany investments, investments in cash or Cash Equivalents, accounts receivable or any other working capital assets).

“Related Parties”: with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents, representatives and advisors of such Person and such Person’s Affiliates.

“Reorganization”: with respect to a Multiemployer Plan, the condition that such plan is in reorganization as such term is used in Section 4241 of ERISA.

“Replaced Term Loans”: as defined in subsection 11.1.

“Replacement Term Loans”: as defined in subsection 11.1.

“Reportable Event”: any “reportable event,” as defined in Section 4043(c) of ERISA or the regulations issued thereunder, with respect to a Single Employer Plan, other than those events as to which the 30-day notice period has been waived pursuant to applicable regulations as in effect on the Effective Date.

“Required Lenders”: at a particular time Lenders that hold more than 50% of the aggregate then outstanding principal amount of the Term Loans.

“Requirement of Law”: as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation (including Environmental Laws) or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Rescindable Amount”: as defined in subsection 4.16(f).

“Resignation Effective Date”: as defined in subsection 10.6(a).

“Responsible Officer”: the chief executive officer or the chief operating officer of New Holdings or, with respect to financial matters, the chief financial officer of New Holdings.

“Resolution Authority”: an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Restricted Payments”: as defined in subsection 8.8.

“Retained Percentage”: with respect to any Excess Cash Flow Period, (a) 100% minus (b) the ECF Percentage with respect to such Excess Cash Flow Period.

“S&P”: Standard & Poor’s Financial Services LLC and any successor to its rating agency business.

“Sanctioned Country”: at any time, a country or territory which is the subject or target of any Sanctions.

“Sanctioned Person”: at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person controlled by any such Person.

“Sanctions”: economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State.

“Scheduled Unavailability Date”: as defined in subsection 4.15(c)(ii).

“SEC”: the Securities and Exchange Commission of the United State of America.

“SEC Filings”: any public filings that Parent has made on form 10K, 10Q or 8K pursuant to the U.S. federal securities statutes, rules or regulations prior to the Effective Date.

“Secured Parties: as defined in the Guarantee and Collateral Agreement.

“Security Documents”: the collective reference to the Guarantee and Collateral Agreement, the Mortgages, the Control Agreements and all other security documents hereafter delivered to the Administrative Agent granting a Lien on any property of any Person to secure the obligations and liabilities of any Loan Party under any Loan Document.

“Single Employer Plan”: any Plan subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA.

“SOFR”: means the Secured Overnight Financing Rate as administered by the Federal Reserve Bank of New York (or a successor administrator).

“SOFR Adjustment”: with respect to Term SOFR, means 0%.

“SOFR-Based Rate”: SOFR or Term SOFR.

“Solvent”: when used with respect to any Person, means that, as of any date of determination, (a) the amount of the present fair saleable value of the assets of such Person will, as of such date, exceed the amount of all liabilities of such Person, contingent or otherwise, as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the liability of such Person on its debts as such debts become absolute and matured, (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, and (d) such Person will be able to pay its debts as they mature. For purposes of this definition, (i) “debt” means liability on a “claim,” (ii) “claim” means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured and (iii) “present fair saleable value” and “liabilities of such Person, contingent or otherwise” shall, in each case, be determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors.

“Specified Lender Advisor” means Gibson, Dunn & Crutcher LLP, as legal counsel to the Lenders.

“Specified Representations”: the representations and warranties of the Loan Parties set forth in subsections 5.3, 5.5 (solely with respect to the certificate of incorporation and by-laws or other organizational or governing documents of such Person), 5.7, 5.8, 5.18 (solely with respect to creation of a security interest and, with respect to perfection of a security interest), 5.19, 5.21 and 5.22.

“Station”: a broadcast radio station operated pursuant to an FCC License.

“Subordinated Indebtedness”: (i) the Old Term Loans, (ii) the Old Notes and (iii) any other Indebtedness that is (a) subordinated in right of payment to the Obligations, (b) secured by liens that are junior in priority to the Liens securing the Obligations or (c) unsecured.

“Subsequent Transaction”: as defined in subsection 1.3.

“Subsidiary”: as to any Person, a corporation, partnership or other entity of which shares of Capital Stock or other equity interests having ordinary voting power (other than Capital Stock or other equity interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, directly or indirectly, or the management of which is otherwise controlled, directly or indirectly, or both, by such Person. Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of New Holdings.

“Subsidiary Guarantor”: any Subsidiary which is designated as a “Subsidiary Guarantor” pursuant to subsection 7.10(a) and enters into the Guarantee and Collateral Agreement pursuant to subsection 7.10(a) (it being understood and agreed that no Foreign Subsidiary, FSHCO, Non-Significant Subsidiary or Broadcast License Subsidiary of New Holdings shall, in any case, be designated as a “Subsidiary Guarantor” or enter into the Guarantee and Collateral Agreement pursuant to subsection 7.10(a).

“Subject Restricted Payment”: as defined in subsection 4.6(c).

“Subject Restricted Payment Pro Rata Offer”: as defined in subsection 4.6(c).

“Successor Rate”: as defined in subsection 4.15(c).

“Supported QFC”: as defined in subsection 11.21.

“Swap Agreement”: any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of New Holdings or any of its Subsidiaries shall be a “Swap Agreement.”

“Swap Termination Value”: in respect of any one or more Swap Agreements, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Agreements, (a) for any date on or after the date such Swap Agreements have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Agreement, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Agreements (which may include a Lender or any Affiliate of a Lender).

“Taxes”: all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Loan”: the Initial Term Loans and each Incremental Term Loan.

“Term Loan Exchange Agreement”: that certain Term Loan Exchange Agreement dated as of May 2, 2024, by and among the Borrowers and the Initial Term Lenders.

“Term Loan Percentage”: as to any Lender, the percentage which such Lender’s Term Loan constitutes of the aggregate then outstanding principal amount of Term Loans.

“Term SOFR” means:

(a)            for any Interest Period with respect to a Term SOFR Loan, the rate per annum equal to the Term SOFR Screen Rate two U.S. Government Securities Business Days prior to the commencement of such Interest Period with a term equivalent to such Interest Period; provided that if the rate is not published prior to 11:00 a.m. on such determination date then Term SOFR means the Term SOFR Screen Rate on the first U.S. Government Securities Business Day immediately prior thereto, in each case, plus the SOFR Adjustment for such Interest Period; and

(b)            for any interest calculation with respect to a ABR Loan on any date, the rate per annum equal to the Term SOFR Screen Rate two U.S. Government Securities Business Days prior to such date with a term of one month commencing that day; provided that if the rate is not published prior to 11:00 a.m. on such determination date then Term SOFR means the Term SOFR Screen Rate on the first U.S. Government Securities Business Day immediately prior thereto, in each case, plus the SOFR Adjustment for such term;

provided that if Term SOFR determined in accordance with either of the foregoing provisions (a) or (b) of this definition would otherwise be less than 1.00%, Term SOFR shall be deemed 1.00% for purposes of this Agreement.

“Term SOFR Loans”: Term Loans the rate of interest applicable to which is based upon the Term SOFR.

“Term SOFR Screen Rate”: the forward-looking SOFR term rate administered by CME (or any successor administrator satisfactory to the Administrative Agent) and published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time).

“Test Period”: at any time the most recent period of four consecutive fiscal quarters of the Borrowers ended on or prior to such time (taken as one accounting period) in respect of which financial statements for each quarter or fiscal year in such period were required to have been delivered, or were actually delivered, pursuant to subsection 7.1(a) or 7.1(b), as applicable.

“Trade Date”: as defined in subsection 11.6(i)(i).

“Tranche”: the respective facilities and commitments utilized in making Initial Term Loans or Incremental Term Loans made pursuant to one or more tranches designated pursuant to the respective Incremental Term Loan Commitment Agreements in accordance with the relevant requirements specified in subsection 2.4 (collectively, the “Initial Tranches” and, each, an “Initial Tranche”), and after giving effect to the Extended Term Loans pursuant to subsection 4.24, shall include any group of Extended Term Loans, extended, directly or indirectly, from the same Initial Tranche and having the same Maturity Date, interest rate and fees; provided that only in the circumstances contemplated by subsection 2.4(c), Incremental Term Loans may be made part of a then existing Tranche of Term Loans.

“Transactions”: the entering into of the Loan Documents and the making of the Initial Term Loans hereunder, the payments of fees, commissions and expenses in connection with each of the foregoing, the Term Loan Exchange and the Old Notes Exchange.

“Transferee”: as defined in subsection 11.6(e).

“Transformative Acquisition”: any acquisition by New Holdings or any of its Subsidiaries that is either (a) not permitted by the terms of this Agreement immediately prior to the consummation of such acquisition or (b) if permitted by the terms of this Agreement immediately prior to the consummation of such acquisition, would not provide New Holdings and its Subsidiaries with adequate flexibility under this Agreement for the continuation and/or expansion of their combined operations following such consummation, as determined by New Holdings acting in good faith.

“Type”: as to any Term Loan, its nature as an ABR Loan or a Term SOFR Loan.

“U.S. Borrower”: any Borrower that is a U.S. Person.

“U.S. Person”: any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“UCC”: the Uniform Commercial Code as in effect, from time to time, in the State of New York; provided that, if perfection or the effect of perfection or non-perfection or the priority of any security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

“UK Financial Institution”: any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person subject to IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority”: the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unrestricted Cash”: at any time, the aggregate amount of unrestricted cash and Cash Equivalents of the Borrowers and the Subsidiary Guarantors at such time that are subject to a first priority perfected Lien in favor of the Administrative Agent (or, in the event such unrestricted cash and Cash Equivalents constitute ABL Priority Collateral under an ABL Facility to which the applicable Borrower or Subsidiary Guarantor is a party to at such time, a second priority perfected Lien in favor of the Administrative Agent).

“U.S. Government Securities Business Day”: any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Special Resolution Regimes”: as defined in subsection 11.21.

“U.S. Tax Compliance Certificate”: as defined in subsection 4.20(g)(ii)(B)(3).

“Withdrawal Liability”: liability to a Multiemployer Plan as a result of a complete withdrawal or a partial withdrawal from such Multiemployer Plan, as such terms are defined in Title IV of ERISA.

“Write-Down and Conversion Powers”: with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

1.2            Other Definitional Provisions. Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the Notes, any other Loan Document or any certificate or other document made or delivered pursuant hereto.

(a)            As used herein and in the Notes, any other Loan Document and any certificate or other document made or delivered pursuant hereto, accounting terms relating to New Holdings and its Subsidiaries not defined in subsection 1.1 and accounting terms partly defined in subsection 1.1 to the extent not defined, shall have the respective meanings given to them under GAAP. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under ASC 825 “Financial Instruments” (or any other ASC having a similar result or effect) to value any Indebtedness or other liabilities of Intermediate Holdings, New Holdings or any Subsidiary at “fair value,” as defined therein.

(b)            The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section, subsection, schedule and exhibit references are to this Agreement unless otherwise specified.

(c)            (i) The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation,” (ii) the word “incur” shall be construed to mean incur, create, issue, assume, become liable in respect of or suffer to exist (and the words “incurred” and “incurrence” shall have correlative meanings), (iii) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, Capital Stock, securities, revenues, accounts, leasehold interests and contract rights, and (iv) references to agreements or other Contractual Obligations shall, unless otherwise specified, be deemed to refer to such agreements or Contractual Obligations as amended, supplemented, restated or otherwise modified from time to time.

(d)            The meanings given to terms defined herein shall be equally applicable to the singular and plural forms of such terms.

(e)            Any reference herein to a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale, disposition or transfer, or similar term, shall be deemed to apply to a division of or by a limited liability company, or an allocation of assets to a series of a limited liability company (or the unwinding of such a division or allocation), as if it were a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale, disposition or transfer, or similar term, as applicable, to, of or with a separate Person. Any division of a limited liability company shall constitute a separate Person hereunder (and each division of any limited liability company that is a Subsidiary, joint venture or any other like term shall also constitute such a Person or entity).

(f)             Unless otherwise specifically indicated, the term “consolidated” with respect to any Person refers to such Person consolidated with New Holdings and its Subsidiaries.

1.3            Limited Condition Acquisition. Notwithstanding anything to the contrary in this Agreement, in connection with any action being taken in connection with a Limited Condition Acquisition, for purposes of:

(i)     determining compliance with any provision of this Agreement which requires the calculation of any financial ratio or test, including the Consolidated First Lien Net Leverage Ratio and the Consolidated Total Net Leverage Ratio (and, for the avoidance of doubt, any financial ratio set forth in subsection 2.4 (a)); or

(ii)    testing availability under baskets set forth in this Agreement (including baskets determined by reference to Consolidated EBITDA or Consolidated Total Assets); or

(iii)   determining other compliance with this Agreement (including the accuracy of any representation and warranty or the determination that no Default or Event of Default has occurred, is continuing or would result therefrom);

in each case, at the option of Borrower Agent (Borrower Agent’s election to exercise such option in connection with any Limited Condition Acquisition, an “LCT Election”), the date of determination of whether any such action is permitted hereunder shall be made (1) in the case of any acquisition (including by way of merger) or similar Investment (including the assumption or incurrence of Indebtedness under any incremental facility in connection therewith), at the time of (or on the basis of the financial statements required to be delivered pursuant to subsection 7.1(a) or (b) for the most recently ended Test Period at the time of) either (x) the execution of the definitive agreement with respect to such acquisition or Investment or (y) the consummation of such acquisition or Investment, (2) in the case of any Restricted Payment, at the time of (or on the basis of the financial statements required to be delivered pursuant to subsection 7.1(a) or (b) for the most recently ended Test Period at the time of) (x) the declaration of such Restricted Payment or (y) the making of such Restricted Payment and (3) in the case of any voluntary or optional payment or prepayment on or redemption or acquisition for value of any Indebtedness subject to subsection 8.15, at the time of (or on the basis of the financial statements required to be delivered pursuant to subsection 7.1(a) or (b) for the most recently ended Test Period at the time of) (x) delivery of irrevocable (which may be conditional) notice with respect to such payment or prepayment or redemption or acquisition of such Indebtedness or (y) the making of such voluntary or optional payment or prepayment on or redemption or acquisition for value of any Indebtedness (the “LCT Test Date”), and if, for the Limited Condition Acquisition (and the other transactions to be entered into in connection therewith), New Holdings or any of the Subsidiaries would have been permitted to take such action on the relevant LCT Test Date in compliance with such ratio, test, basket availability or other compliance with this Agreement (on a pro forma basis after giving effect to such Limited Condition Acquisition), such ratio, test, basket availability or other compliance with this Agreement shall be deemed to have been complied with. For the avoidance of doubt, if Parent has made an LCT Election and any of the ratios, tests, basket availability or other compliance with this Agreement for which compliance was determined or tested as of the LCT Test Date would have failed to have been complied with as a result of fluctuations in any such ratio, test, basket availability or other compliance with this Agreement, including due to fluctuations in Consolidated EBITDA or Consolidated Total Assets of New Holdings or the Person subject to such Limited Condition Acquisition, at or prior to the consummation of the relevant transaction or action, such ratios, tests, basket availability or other compliance with this Agreement will not be deemed to have failed to have been complied with as a result of such fluctuations. If Parent has made an LCT Election for any Limited Condition Acquisition, then in connection with any calculation of any ratio, test, basket availability or other compliance with this Agreement, availability with respect to the incurrence of Indebtedness or Liens, the making of Restricted Payments, the making of any permitted Investment under subsection 8.7, mergers, the conveyance, lease or other transfer of all or substantially all of the assets of New Holdings or the prepayment, redemption, purchase, defeasance or other satisfaction of Indebtedness (each, a “Subsequent Transaction”) following the relevant LCT Test Date and prior to the earlier of the date on which such Limited Condition Acquisition is consummated or the date that the definitive agreement or irrevocable notice for such Limited Condition Acquisition is terminated or expires without consummation of such Limited Condition Acquisition, for purposes of determining whether such Subsequent Transaction is permitted under this Agreement, any such ratio, test, basket availability or other compliance with this Agreement shall be required to be satisfied on a pro forma basis assuming such Limited Condition Acquisition and other transactions in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) have been consummated.

1.4            Interest Rates. The Administrative Agent does not warrant, nor accept responsibility, nor shall the Administrative Agent have any liability with respect to the administration, submission or any other matter related to any reference rate referred to herein or with respect to any rate (including, for the avoidance of doubt, the selection  of such rate and any related spread or other adjustment) that is an alternative or replacement for or successor to any such rate (including, without limitation, any Successor Rate) (or any component of any of the foregoing) or the effect of any of the foregoing, or of any Conforming Changes. The Administrative Agent and its affiliates or other related entities may engage in transactions or other activities that affect any reference rate referred to herein, or any alternative, successor or replacement rate (including, without limitation, any Successor Rate) (or any component of any of the foregoing) or any related spread or other adjustments thereto, in each case, in a manner adverse to the Borrowers.  The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any reference rate referred to herein or any alternative, successor or replacement rate (including, without limitation, any Successor Rate) (or any component of any of the foregoing), in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrowers, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or other action or omission related to or affecting the selection, determination, or calculation of any rate (or component thereof) provided by any such information source or service.

SECTION 2.     AMOUNT AND TERMS OF THE TERM LOAN COMMITMENTS

2.1            Term Loans.          (a) Notwithstanding anything to the contrary herein, each Initial Term Lender shall make or be deemed to have made Term Loans, pursuant to, and as set forth in, the Term Loan Exchange Agreement. Amounts repaid or prepaid in respect of Initial Term Loans may not be reborrowed. The Initial Term Loans may from time to time be (a) Term SOFR Loans or (b) ABR Loans or (c) a combination thereof, as determined by the Borrower Agent and notified to the Administrative Agent in accordance with subsection 2.3.

(b)            Subject to and upon the terms and conditions set forth herein, each Lender with an Incremental Term Loan Commitment from time to time severally agrees to make term loans (each, an “Incremental Term Loan” and, collectively, the “Incremental Term Loans”) to the Borrowers, which Incremental Term Loans (i) shall be incurred pursuant to a single drawing on the applicable Incremental Term Loan Borrowing Date, (ii) shall be denominated in Dollars, (iii) shall, except as hereinafter provided, at the option of New Holdings, be incurred and maintained as, and/or converted into one or more Borrowings of ABR Loans or Term SOFR Loans; provided that all Incremental Term Loans of a given Tranche made as part of the same Borrowing shall at all times consist of Incremental Term Loans of the same Type, and (iv) shall not exceed for any such Incremental Term Loan Lender at any time of any incurrence thereof, the Incremental Term Loan Commitment of such Incremental Term Loan Lender for such Tranche. Once repaid, Incremental Term Loans may not be reborrowed. Incremental Term Loans may from time to time be (a) Term SOFR Loans or (b) ABR Loans or (c) a combination thereof, as determined by the Borrower Agent and notified to the Administrative Agent in accordance with subsection 2.3.

2.2            Repayment of Term Loans.

The Borrowers shall repay the Initial Term Loans on the Maturity Date in an amount equal to the then outstanding principal amount of the Initial Term Loans.

The Borrowers shall be required to make, with respect to each new Tranche (i.e., other than Initial Term Loans, which are addressed in the preceding paragraph) of Term Loans to the extent then outstanding, scheduled amortization payments of such Tranche of Term Loans to the extent, and on the dates and in the principal amounts, set forth in the Incremental Term Loan Commitment Agreement, Refinancing Term Loan Amendment or Extension Offer applicable thereto.

2.3            Borrowings, Conversions and Continuations of Term Loans.

(a)            Each Term Loan Borrowing, each conversion of Term Loans from one Type to the other, and each continuation of Term SOFR Loans shall be made upon the applicable Borrower’s irrevocable notice to the Administrative Agent, which may be given by (A) telephone, or (B) a Committed Loan Notice; provided that any telephonic notice must be confirmed immediately by delivery to the Administrative Agent of a Committed Loan Notice. Each such Committed Loan Notice must be received by the Administrative Agent not later than 11:00 a.m. (i) three Business Days (or, in the case of a Borrowing of Term SOFR Loans to be made on the Effective Date, one Business Day) prior to the requested date of any Borrowing of, conversion to or continuation of Term SOFR Loans or of any conversion of Term SOFR Loans to ABR Loans, and (ii) on the requested date of any Borrowing of ABR Loans. Not later than 11:00 a.m., three Business Days before the requested date of such Borrowing, conversion or continuation, the Administrative Agent shall notify the Borrower (which notice may be by telephone) whether or not the requested Interest Period has been consented to by all the Lenders. Each Borrowing of, conversion to or continuation of Term SOFR Loans shall be in a principal amount of $1,000,000 or a whole multiple of $1,000,000 in excess thereof. Each Borrowing of or conversion to ABR Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof. Each Committed Loan Notice shall specify (i) whether the applicable Borrower is requesting a Term Loan Borrowing, a conversion of Term Loans from one Type to the other, or a continuation of Term SOFR Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Term Loans to be borrowed, converted or continued, (iv) the Type of Term Loans to be borrowed or to which existing Term Loans are to be converted and (v) if applicable, the duration of the Interest Period with respect thereto. If the Borrower Agent fails to specify a Type of Term Loan in a Committed Loan Notice or if the Borrower Agent fails to give a timely notice requesting a conversion or continuation, then the applicable Term Loans shall be made as, or converted to, ABR Loans. Any such automatic conversion to ABR Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Term SOFR Loans. If the Borrower requests a Borrowing of, conversion to, or continuation of Term SOFR Loans in any such Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month; provided, further, that the initial Interest Period with respect to the Initial Term Loans shall commence on the Effective Date and end on June 30, 2024.

(b)            Following receipt of a Committed Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount of its Term Loan Percentage of the applicable Term Loans, and if no timely notice of a conversion or continuation is provided by the Borrower Agent, the Administrative Agent shall notify each Lender of the details of any automatic conversion to ABR Loans described in subsection 2.3(a). In the case of a Term Loan Borrowing, each Lender shall make the amount of its Term Loan available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than 1:00 p.m. on the Business Day specified in the applicable Committed Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 6, the Administrative Agent shall make all funds so received available to the applicable Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the applicable Borrower on the books of Bank of America with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower Agent.

(c)            Except as otherwise provided herein, a Term SOFR Loan may be continued or converted only on the last day of an Interest Period for such Term SOFR Loan. During the existence of a Default, no Term Loans may be requested as, converted to or continued as Term SOFR Loans without the consent of the Required Lenders.

(d)            The Administrative Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Interest Period for Term SOFR Loans upon determination of such interest rate.

(e)            After giving effect to all Term Loan Borrowings, all conversions of Term Loans from one Type to the other, and all continuations of Term Loans as the same Type, there shall not be more than seven (7) Interest Periods in effect.

(f)            Notwithstanding anything to the contrary in this Agreement, any Lender may exchange, continue or rollover all of the portion of its Term Loans in connection with any refinancing, extension, loan modification or similar transaction permitted by the terms of this Agreement, pursuant to a cashless settlement mechanism approved by the Borrower Agent, the Administrative Agent, and such Lender.

(g)            With respect to SOFR or Term SOFR, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document; provided that, with respect to any such amendment effected, the Administrative Agent shall post each such amendment implementing such Conforming Changes to the Borrower and the Lenders reasonably promptly after such amendment becomes effective.

2.4            Incremental Term Loan Commitments.

(a)            New Holdings shall have the right, in consultation and coordination with the Administrative Agent as to all of the matters set forth below in this subsection 2.4, but without requiring the consent of any of the Lenders, to request at any time and from time to time that one or more Lenders (and/or one or more other Persons which are Eligible Assignees and which will become Lenders (it being understood that New Holdings shall have no obligation to seek commitments in respect of Incremental Term Loans from existing Lenders)) provide Incremental Term Loan Commitments to the Borrowers and, subject to the terms and conditions contained in this Agreement and in the relevant Incremental Term Loan Commitment Agreement, make Incremental Term Loans pursuant thereto; it being understood and agreed, however, that (i) no Lender shall be obligated to provide an Incremental Term Loan Commitment as a result of any such request by New Holdings, (ii) any Lender (including any Transferee who will become a Lender) may so provide an Incremental Term Loan Commitment without the consent of any other Lender, (iii) each Tranche of Incremental Term Loan Commitments shall be denominated in Dollars, (iv) the amount of Incremental Term Loan Commitments made available pursuant to a given Incremental Term Loan Commitment Agreement shall be in a minimum aggregate amount for all Lenders which provide an Incremental Term Loan Commitment thereunder (including Transferees who will become Lenders) of at least $5,000,000 (or, if less, the remaining available amount), (v) the aggregate amount of all Incremental Term Loan Commitments provided pursuant to this subsection 2.4 after the Effective Date and all Indebtedness incurred pursuant to subsection 8.2(h) shall not exceed at the time of incurrence thereof the sum of (x) $35,000,000, plus (y) [reserved], plus (z) an unlimited amount (a “Ratio-Based Incremental Facility”) so long as, in the case of this clause (z) only, (1) in the case of Indebtedness secured by Liens on the Collateral that rank pari passu with the Liens securing the Initial Term Loans, on a pro forma basis, the Consolidated First Lien Net Leverage Ratio is (A) less than or equal to 6.39 to 1.00 as of the last day of the most recently ended Test Period and (B) less than or equal to the Consolidated First Lien Net Leverage Ratio as of the last day of the most recently ended Test Period, (2) in the case of Indebtedness secured by Liens on the Collateral that rank junior to the Liens securing the Initial Term Loans, on a pro forma basis, the Consolidated Total Net Leverage Ratio is (A) less than or equal to 6.67 to 1.00 as of the last day of the most recently ended Test Period and (B) less than or equal to the Consolidated Total Net Leverage Ratio as of the last day of the most recently ended Test Period, (3) [reserved], (4) [reserved] and (5) the proceeds of any such Indebtedness may only be used for Permitted Acquisitions, (vi) each Incremental Term Loan Commitment Agreement shall specifically designate, with the approval of the Administrative Agent, the Tranche of the Incremental Term Loan Commitments being provided thereunder (which Tranche shall be a new Tranche (i.e., not the same as any existing Tranche of Incremental Term Loans, Incremental Term Loan Commitments or other Term Loans), unless the requirements of subsection 2.4(c) are satisfied), (vii) if to be incurred as a new Tranche of Incremental Term Loans, such Incremental Term Loans shall have the same terms as each other then outstanding Tranche of Term Loans as in effect immediately prior to the effectiveness of the relevant Incremental Term Loan Agreement, except as to purpose (which is subject to the requirements of the preceding clause (v)) and optional prepayment provisions and mandatory prepayment provisions (which are governed by subsection 4.6; provided that each new Tranche of Incremental Term Loans shall be entitled to share in mandatory prepayments on a ratable basis with the other Tranches of Term Loans (unless the holders of the Incremental Term Loans of any Tranche agree to take a lesser share of any such prepayments)); provided, however, that (I) the maturity and amortization of such Tranche of Incremental Term Loans may differ from that applicable to the then outstanding Tranches of Term Loans, so long as such Tranche of Incremental Term Loans shall have (a) a Maturity Date of no earlier than the Latest Maturity Date as of the date such Indebtedness was incurred and (b) a weighted average life to maturity of no less than the weighted average life to maturity as then in effect for the Tranche of then outstanding Term Loans with the then longest weighted average life to maturity, (II) the Effective Yield applicable to such Tranche of Incremental Term Loans (or in the case of subsection 8.2(h), Permitted Pari Passu Notes) may differ from that applicable to the then outstanding Tranches of Term Loans, with the Effective Yield applicable thereto to be specified in the respective Incremental Term Loan Commitment Agreement (or in the case of Permitted Pari Passu Notes, the indenture or other definitive documentation in respect thereof); provided, however, that if the Effective Yield for any such Incremental Term Loans or Permitted Pari Passu Notes incurred pursuant to subclause 8.2(h) exceeds the Effective Yield then applicable to any then outstanding Initial Term Loans by more than 0.50% per annum, the Applicable Margins for all then outstanding Initial Term Loans shall be increased as of such date to a margin per annum such that the Effective Yield applicable to such Incremental Term Loans or Permitted Pari Passu Notes is 0.50% per annum higher than the Effective Yield applicable to the then outstanding Initial Term Loans (as reasonably determined by the Administrative Agent in good faith); provided, further, (A) if any Incremental Term Loans, which are secured by a Lien on the Collateral ranking pari passu with the Lien on the Collateral securing the Indebtedness hereunder, include a Term SOFR or ABR floor that is greater than the Term SOFR or ABR floor applicable to the existing Initial Term Loans, such differential between interest rate floors shall be included in the calculation of Effective Yield but only to the extent an increase in the Term SOFR or ABR floor applicable to the existing Term Loans would cause an increase in the interest rate then in effect thereunder and (B) to the extent any increase in the Effective Yield on the existing Initial Term Loans is required pursuant to the immediately preceding proviso, such increase shall be effected first through an increase in the Term SOFR or ABR floor applicable to such existing Initial Term Loans in an amount equal to the amount of the differential indicated in the foregoing clause (A) with any remaining required increase effected pursuant to an increase the Applicable Margin to the extent required by the definition thereof, and (III) such Tranche of Incremental Term Loans may have other terms (other than those described in preceding clauses (I) and (II) and clause (ix) below) that may differ from those of other Tranches of Term Loans, including, without limitation, as to the application of optional or voluntary prepayments among the Incremental Term Loans and the existing Term Loans and such other differences as may be reasonably satisfactory to the Administrative Agent, (viii) [reserved], (ix) Incremental Term Loans (and all interest, fees and other amounts payable thereon) may only be incurred by the Borrowers and shall be Obligations of the Borrowers under this Agreement and the other applicable Loan Documents and shall be secured by the Security Documents, and guaranteed under each relevant guarantee, on a pari passu or junior basis with all other Term Loans secured by the Security Documents and guaranteed under each such and Guarantee and Collateral Agreement and no Incremental Term Loans shall have any obligors, guarantors or collateral other than those applicable to the other Term Loans, (x) each Lender (including any Transferee who will become a Lender) agreeing to provide an Incremental Term Loan Commitment pursuant to an Incremental Term Loan Commitment Agreement shall, subject to the satisfaction of the relevant conditions set forth in this Agreement, make Incremental Term Loans under the Tranche specified in such Incremental Term Loan Commitment Agreement as provided in subsection 2. 1(b) and such Term Loans shall thereafter be deemed to be Incremental Term Loans under such Tranche for all purposes of this Agreement and the other applicable Loan Documents and (xi) all Incremental Term Loan Commitment Requirements are satisfied.

(b)            At the time of the provision of Incremental Term Loan Commitments pursuant to this subsection 2.4, the Borrowers, the Administrative Agent and each such Lender or other Transferee which agrees to provide an Incremental Term Loan Commitment (each, an “Incremental Term Loan Lender”) shall execute and deliver to the Administrative Agent an Incremental Term Loan Commitment Agreement substantially in the form of Exhibit N (appropriately completed), with the effectiveness of the Incremental Term Loan Commitment provided therein to occur on the date on which (w) a fully executed copy of such Incremental Term Loan Commitment Agreement shall have been delivered to the Administrative Agent, (x) all fees required to be paid in connection therewith at the time of such effectiveness shall have been paid (including, without limitation, any agreed upon upfront or arrangement fees owing to the Administrative Agent to the extent it served as the arranger for the Incremental Term Loan Commitments), (y) all Incremental Term Loan Commitment Requirements are satisfied, and (z) all other conditions set forth in this subsection 2.4 shall have been satisfied. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Incremental Term Loan Commitment Agreement, and at such time, to the extent requested by any Incremental Term Loan Lender, Notes will be issued at the Borrowers’ expense to such Incremental Term Loan Lender, to be in conformity with the requirements of subsection 4.2(e) (with appropriate modification) to the extent needed to reflect the new Incremental Term Loans made by such Incremental Term Loan Lender.

(c)            Notwithstanding anything to the contrary contained above in this subsection 2.4, the Incremental Term Loan Commitments provided by an Incremental Term Loan Lender or Incremental Term Loan Lenders, as the case may be, pursuant to each Incremental Term Loan Commitment Agreement shall constitute a new Tranche, which shall be separate and distinct from the existing Tranches pursuant to this Agreement; provided that, with the consent of the Administrative Agent, the parties to a given Incremental Term Loan Commitment Agreement may specify therein that the Incremental Term Loans made pursuant thereto shall constitute part of, and be added to, an existing Tranche of Term Loans, in any case so long as the following requirements are satisfied:

(i)            the Incremental Term Loans to be made pursuant to such Incremental Term Loan Commitment Agreement shall have the same Borrowers, the same Maturity Date and the same Applicable Margins as the Tranche of Term Loans to which the new Incremental Term Loans are being added;

(ii)            the new Incremental Term Loans shall have the same amortization payment dates as then remain with respect to the Tranche to which such new Incremental Term Loans are being added (with the amount of each amortization payment applicable to such new Incremental Term Loans to be the same (on a proportionate basis)) as is theretofore applicable to the Tranche to which such new Incremental Term Loans are being added, thereby increasing the amount of each then remaining amortization payment of the respective Tranche proportionately;

(iii)           on the date of the making of such new Incremental Term Loans, and notwithstanding anything to the contrary set forth in subsection 4.7, such new Incremental Term Loans shall be added to (and form part of) each Borrowing of outstanding Term Loans of the applicable Tranche on a pro rata basis (based on the relative sizes of the various outstanding Borrowings), so that each Lender holding Term Loans under the respective Tranche of Term Loans participates in each outstanding Borrowing of Term Loans of the respective Tranche (after giving effect to the incurrence of such new Incremental Term Loans pursuant to subsection 2.1(b)) on a pro rata basis; and

(iv)           the Effective Yield of such Incremental Term Loans would not result in an increase in the Applicable Margins for the Initial Term Loans (assuming for this purpose, that such Incremental Term Loans had been incurred as a new Tranche of Incremental Term Loans).

To the extent the provisions of the preceding clause (iii) require that Lenders making new Incremental Term Loans add such Incremental Term Loans to the then outstanding Borrowings of Term SOFR Loans of such Tranche, it is acknowledged that the effect thereof may result in such new Incremental Term Loans having short Interest Periods (i.e., an Interest Period that began during an Interest Period then applicable to outstanding Term SOFR Loans of such Tranche and which will end on the last day of such Interest Period). All determinations by any Lender pursuant to the immediately preceding sentence shall, absent manifest error, be final and conclusive and binding on all parties hereto.

2.5            Sharing of Payments by Lenders.

If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of (a) Obligations due and payable to such Lender hereunder and under the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations due and payable to such Lender at such time to (ii) the aggregate amount of the Obligations due and payable to all Lenders hereunder and under the other Loan Documents at such time) of payments on account of the Obligations due and payable to all Lenders hereunder and under the other Loan Documents at such time obtained by all the Lenders at such time or (b) Obligations owing (but not due and payable) to such Lender hereunder and under the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations owing (but not due and payable) to such Lender at such time to (ii) the aggregate amount of the Obligations owing (but not due and payable) to all Lenders hereunder and under the other Loan Parties at such time) of payment on account of the Obligations owing (but not due and payable) to all Lenders hereunder and under the other Loan Documents at such time obtained by all of the Lenders at such time then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Term Loans, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of Obligations then due and payable to the Lenders or owing (but not due and payable) to the Lenders, as the case may be, provided that:

(a)            if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(b)            the provisions of this subsection 2.5 shall not be construed to apply to (A) any payment made by or on behalf of the Borrowers pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Disqualified Lender), (y) the application of Cash Collateral provided for in subsection 4.6(e), or (z) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Term Loans, other than an assignment to the Borrower Agent or any Subsidiary thereof (as to which the provisions of this subsection 2.5 shall apply).

Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Loan Party in the amount of such participation.

SECTION 3. [Reserved]

SECTION 4. GENERAL PROVISIONS APPLICABLE TO TERM LOANS

4.1            [Reserved].

4.2            Repayment of Term Loans; Evidence of Debt.

(a)            The Borrowers hereby unconditionally promise to pay to the Administrative Agent for the account of each Lender (i) the then unpaid principal amount of the Term Loan of such Lender (other than Extended Term Loans), in accordance with the applicable amortization schedule set forth in subsection 2.2 (or the then unpaid principal amount of such Term Loans, on the date that any or all of the Term Loans become due and payable pursuant to Section 9), and (ii) the then unpaid principal amount of any Extended Term Loan of such Lender, in accordance with the amortization schedule and maturity date applicable thereto (or the then unpaid principal amount of such Extended Term Loan, on the date that any or all of the Extended Term Loans become due and payable pursuant to Section 9). The Borrowers hereby further agree to pay interest on the unpaid principal amount of the Term Loans from time to time outstanding from the date hereof until payment in full thereof at the rates per annum, and on the dates, set forth in subsection 4.7.

(b)            Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the Borrowers to such Lender resulting from each Term Loan of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

(c)            The Administrative Agent shall maintain the Register pursuant to subsection 11.6(d), and a subaccount therein for each Lender, in which shall be recorded (i) the amount of each Term Loan made hereunder, the Type thereof and each Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrowers to each Lender hereunder and (iii) both the amount of any sum received by the Administrative Agent hereunder from the Borrowers and each Lender’s share thereof.

(d)            The entries made in the Register and the accounts of each Lender maintained pursuant to subsection 4.2(b) shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the Borrowers therein recorded; provided, however, that (i) the failure of any Lender or the Administrative Agent to maintain the Register or any such account, or any error therein, shall not in any manner affect the obligation of the Borrowers to repay (with applicable interest) the Term Loans made to the Borrowers by such Lender in accordance with the terms of this Agreement and (ii) in the event of any inconsistency between the Register and any Lender’s records, the recordations in the Register shall govern.

(e)            Each Borrower’s obligation to pay the principal of, and interest on, the Term Loans made by each Lender shall, if requested by such Lender, be evidenced by a promissory note duly executed and delivered by the Borrowers substantially in the form of Exhibit O, with blanks appropriately completed in conformity herewith (each, a “Note”).

4.3            [Reserved].

4.4            Mandatory Reduction of Commitments.

(a)            [reserved].

(b)            In addition to any other mandatory commitment reductions pursuant to this subsection 4.4, the Incremental Term Loan Commitment pursuant to an Incremental Term Loan Commitment Agreement (and the Incremental Term Loan Commitment of each Lender with such a Commitment) shall terminate in its entirety on the Incremental Term Loan Borrowing Date for such Incremental Term Loan Commitment after the funding of all relevant Incremental Term Loans on such date.

(c)            Each reduction to the Incremental Term Loan Commitment under a given Tranche pursuant to this subsection 4.4 as provided above (or pursuant to subsection 4.6) shall be applied proportionately to reduce the Incremental Term Loan Commitment under such Tranche, as the case may be, of each Lender with such a Commitment.

4.5            Optional Prepayments.

(a)            The Borrowers may at any time and from time to time prepay Term Loans, in whole or in part, upon at least one (1) Business Days’ irrevocable written notice from the Borrower Agent to the Administrative Agent in the case of ABR Loans and three (3) Business Days’ irrevocable written notice from the Borrower Agent to the Administrative Agent in the case of Term SOFR Loans and specifying the date and amount of prepayment; provided that Term SOFR Loans prepaid on other than the last day of any Interest Period with respect thereto shall be prepaid subject to the provisions of subsection 4.19. Upon receipt of such notice the Administrative Agent shall promptly notify each Lender thereof. If such notice is given, the Borrowers shall make such prepayment, and the payment amount specified in such notice shall be due and payable, on the date specified therein. Accrued interest on any Notes or on the amount of any Term Loans paid in full pursuant to this subsection 4.5 shall be paid on the date of such prepayment. Accrued interest on the amount of any partial prepayment shall be paid on the date of such partial prepayment. Partial prepayments shall be in an aggregate principal amount equal to the lesser of (A) $1,500,000 or a whole multiple of $1,000,000 in excess thereof and (B) the aggregate unpaid principal amount of the Term Loans, as the case may be. Any amount prepaid may not be reborrowed. Partial prepayments of the Term Loans pursuant to this subsection 4.5 shall be applied to the remaining installments of the Term Loans as the Borrower Agent shall direct.

(b)            [reserved].

(c)            Notwithstanding anything to the contrary contained in this Agreement, the Borrower Agent may rescind any notice of prepayment under this subsection 4.5 if such prepayment would have resulted from a refinancing of all of the Term Loans, which refinancing shall not be consummated or shall otherwise be delayed.

4.6            Mandatory Prepayments.

(a)            In the event of any incurrence of Indebtedness by any Group Member (other than Indebtedness of any Group Member permitted to be issued under subsection 8.2), an amount equal to 100% of the Net Proceeds of such Indebtedness incurrence shall on the date of such Indebtedness incurrence be applied to the prepayment of the Term Loans as set forth in subsection 4.6(e).

(b)            In the event of receipt by any Group Member of Net Proceeds from any Asset Sale or Recovery Event (in excess of $5,000,000 in the aggregate for all such Asset Sales and Recovery Events per fiscal year of the Borrowers), then, unless the Borrowers exercise their Reinvestment Rights in respect thereof, an amount equal to 100% of the Net Proceeds from such Asset Sale or Recovery Event shall on the date of such receipt be applied to the prepayment of the Term Loans as set forth in subsection 4.6(e); provided that notwithstanding the foregoing, on each Reinvestment Prepayment Date, an amount equal to the Reinvestment Prepayment Amount with respect to the relevant Reinvestment Event shall be applied toward the prepayment of the Term Loans as set forth in subsection 4.6(e). In the event the Borrowers elect to exercise their Reinvestment Rights in respect of any Asset Sale or Recovery Event, then promptly following the initial receipt by any Group member of Net Proceeds in respect thereof, the Borrowers shall deliver a certificate signed by a Responsible Officer of the Borrower Agent to the Administrative Agent verifying such Reinvestment Rights are being exercised in accordance with the terms and conditions set forth in this Agreement.

(c)            [Reserved].

(d)            If, for any fiscal year of New Holdings commencing with the fiscal year ending December 31, 2024, there shall be Excess Cash Flow greater than $5,000,000 (and any required prepayment amount, for the avoidance of doubt, shall be the amount of Excess Cash Flow in excess of such threshold, if any), the Borrowers shall, on the relevant Excess Cash Flow Application Date, apply toward the prepayment of the Term Loans the ECF Percentage of such Excess Cash Flow less (solely to the extent funded with Internally Generated Cash) (x) the aggregate amount of all optional prepayments of Term Loans and all Indebtedness incurred pursuant to subsection 8.2(h) that that is secured on a pari passu basis with the Obligations (if such Indebtedness is in the form of revolving credit loans, solely to the extent accompanied by an equivalent permanent reduction in the revolving credit commitments thereunder), in each case, pursuant to subsection 4.5 or subsection 4.23 made during such fiscal year (provided that with respect to any prepayment pursuant to subsection 4.23, the aggregate amount of such prepayment for purposes of this clause shall be the amount of the Borrowers’ cash payment in respect of such prepayment and not, for the avoidance of doubt, the face amount of such prepaid Indebtedness), (y) the aggregate amount of all optional repayments of revolving credit loans under a Permitted Revolving Credit Facility made during such fiscal year that are accompanied by an equivalent permanent reduction in the revolving credit commitments under such Permitted Revolving Credit Facility and (z) the aggregate amount of all Term Loans purchased by New Holdings pursuant to Open Market Purchases in accordance with subsection 11.6(h) (provided that with respect to any Open Market Purchase consummated in accordance with Section 11.6(h), the aggregate amount of such purchase for purposes of this clause shall be the amount of New Holdings’ cash payment in respect of such purchase and not, for the avoidance of doubt, the face amount of such prepaid Indebtedness). Each such prepayment shall be made on a date (an “Excess Cash Flow Application Date”) no later than ten Business Days after the earlier of (i) the date on which the financial statements of New Holdings referred to in subsection 7.1, for the fiscal year with respect to which such prepayment is made, are required to be delivered to the Administrative Agent and (ii) the date such financial statements are actually delivered to the Administrative Agent.

(e)            Each amount required to be applied pursuant to this subsection 4.6 shall be applied to repay the outstanding principal amount of Term Loans, with each Tranche of then outstanding Term Loans to be allocated its Term Loan Percentage of each amount so required to be applied (it being understood that a Tranche of Term Loans may agree to be allocated less than its Term Loan Percentage); provided that to the extent any Permitted Pari Passu Notes (or any Permitted Refinancing Indebtedness in respect thereof that is secured on a pari passu basis with the Obligations) requires any mandatory prepayment or repurchase from any Net Proceeds received solely from a Recovery Event or from an Asset Sale that would otherwise be required to be applied to prepay Term Loans in accordance with clause (b) above, up to a pro rata portion (based on the aggregate principal amount of Term Loans and such pari passu secured Indebtedness then outstanding) of such Net Proceeds may be applied to prepay or repurchase such pari passu secured Indebtedness in lieu of prepaying Term Loans as provided above. Prepayments pursuant to subsection 4.6(a) shall be applied to the Tranche or Tranches of Term Loans selected by the Borrower Agent. Prepayments of the Term Loans of a given Tranche pursuant to subsection 4.6 shall be applied to the principal repayment installments of the Term Loans of the applicable Tranche to reduce the next four scheduled principal installments of such Term Loans in direct order of maturity, then to the remaining scheduled principal installments on a pro rata basis (other than the payment of principal due on the Maturity Date of the applicable Term Loan); provided that prepayments of Term SOFR Loans pursuant to this subsection 4.6, if not on the last day of the Interest Period with respect thereto, shall, at the Borrower Agent’s option, as long as no Event of Default has occurred and is continuing, be prepaid subject to the provisions of subsection 4.19 or such prepayment (after application to any ABR Loans, in the case of prepayments by the Borrowers) shall be deposited with the Administrative Agent as Cash Collateral for such Term SOFR Loans on terms reasonably satisfactory to the Administrative Agent and thereafter shall be applied to the prepayment of the Term SOFR Loans on the last day of the respective Interest Periods for such Term SOFR Loans next ending most closely to the date of receipt of such Net Proceeds. After such application, unless a Default or an Event of Default shall have occurred and be continuing, any remaining interest earned (if any) on such Cash Collateral shall be paid to the Borrowers.

(f)            Except as set forth in subsection 4.19, all payments made under this subsection 4.6 will be without penalty or premium.

(g)            Notwithstanding anything to the contrary contained in this subsection 4.6, if any Lender shall notify the Administrative Agent at least three (3) Business Days prior to the date of a prepayment under clause (c) or (d) of this subsection 4.6 that it wishes to decline its share of such prepayment, such share (the “Declined Prepayment Amount”) shall be retained by the Borrowers.

(h)            The Borrower Agent shall notify the Administrative Agent in writing of any mandatory prepayment of Term Loans required to be made (i) pursuant to clauses (a) and (b), of this subsection 4.6, (A) in the case of ABR Loans at least one (1) Business Day prior to the date of such prepayment and (B) in the case of Term SOFR Loans at least three (3) Business Days prior to the date of such prepayment and (ii) pursuant to clauses (c) or (d) of this subsection 4.6, (A) in the case of ABR Loans at least three (3) Business Days prior to the date of such prepayment and (B) in the case of Term SOFR Loans at least five (5) Business Days prior to the date of such prepayment. Each such notice shall specify the date of such prepayment and provide a reasonably detailed calculation of the amount of such prepayment. The Administrative Agent will promptly notify each Lender of the contents of the Borrower Agent’s prepayment notice and of such Lender’s ratable share of the prepayment.

4.7            Interest Rates and Payment Dates.

(a)            Each Term SOFR Loan shall bear interest for each day during each Interest Period with respect thereto on the unpaid principal amount thereof at a rate per annum equal to Term SOFR determined for such Interest Period plus the Applicable Margin.

(b)            ABR Loans shall bear interest for the period from and including the date thereof until maturity thereof on the unpaid principal amount thereof at a rate per annum equal to the ABR plus the Applicable Margin.

(c)            Upon the occurrence of an Event of Default under Section 9(f) or, at the election of the Required Lenders if all or a portion of (i) the principal amount of any of the Term Loans or (ii) any interest payable thereon, shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), any overdue amount under the Loan Documents shall, without limiting the rights of the Lenders under Section 9, bear interest at a rate per annum which is (x) in the case of overdue principal and interest, 2% above the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this subsection or (y) in the case of overdue fees and other amounts, 2% above the rate described in paragraph (b) of this subsection, in each case from the date of such nonpayment until such amount is paid in full (as well after as before judgment).

(d)            Interest shall be payable in arrears on each Interest Payment Date; provided that interest accruing pursuant to paragraph (c) of this subsection shall be payable on demand by the Administrative Agent made at the request of the Required Lenders.

4.8            Computation of Interest and Fees.

(a)            Interest in respect of ABR Loans at any time the ABR is calculated based on the Prime Rate and all fees hereunder shall be calculated on the basis of a 365 or 366, as the case may be, day year for the actual days elapsed. Interest in respect of Term SOFR Loans and ABR Loans at any time the ABR is not calculated based on the Prime Rate shall be calculated on the basis of a 360 day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Borrower Agent and the Lenders of each determination of Term SOFR. Any change in the interest rate on a Term Loan resulting from a change in the ABR shall become effective as of the opening of business on the day on which such change in the ABR becomes effective. The Administrative Agent shall as soon as practicable notify the Borrower Agent and the Lenders of the effective date and the amount of each such change.

(b)            Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrowers and the Lenders in the absence of manifest error. The Administrative Agent shall, at the written request of the Borrower Agent, deliver to the Borrower Agent a statement showing the quotations used by the Administrative Agent in determining Term SOFR.

4.9            [Reserved].

4.10           Certain Fees. New Holdings shall pay to the Administrative Agent, for its own account, the fees set forth in the Engagement Letter at the times and in the amounts specified therein. Such fees shall be fully earned when due and shall not be refundable for any reason whatsoever and will be in addition to the reimbursement of the Administrative Agent’s out-of-pocket expenses in accordance with subsection 11.5.

4.11          [Reserved].

4.12          [Reserved].

4.13          [Reserved].

4.14          [Reserved].

4.15          Inability to Determine Interest Rate.

(a)            If in connection with any request for a Term SOFR Loan or a conversion to or continuation thereof, (i) the Administrative Agent determines that (x) adequate and reasonable means do not exist for determining Term SOFR for any requested Interest Period with respect to a proposed Term SOFR Loan or in connection with an existing or proposed ABR Loan and (y) the circumstances described in subsection 4.15(c)(i) do not apply (in each case with respect to this clause (i), “Impacted Loans”), or (ii) the Administrative Agent or the Required Lenders determine that for any reason Term SOFR for any requested Interest Period with respect to a proposed Term SOFR Loan does not adequately and fairly reflect the cost to such Lenders of funding such Term SOFR Loan, the Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, (x) the obligation of the Lenders to make or maintain Term SOFR Loans shall be suspended (to the extent of the affected Term SOFR Loans or Interest Periods), and (y) in the event of a determination described in the preceding sentence with respect to Term SOFR component of ABR, the utilization of Term SOFR component in determining ABR shall be suspended, in each case until the Administrative Agent (or, in the case of a determination by the Required Lenders described in clause (ii) of subsection 4.15(a), until the Administrative Agent upon instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the Borrower Agent may revoke any pending request for a Borrowing of, conversion to or continuation of Term SOFR Loans (to the extent of the affected Term SOFR Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a Borrowing of ABR Loans in the amount specified therein.

(b)            Notwithstanding the foregoing, if the Administrative Agent has made the determination described in clause (i) of subsection 4.15(a), the Administrative Agent, in consultation with the Borrower Agent, may establish an alternative interest rate for the Impacted Loans, in which case, such alternative rate of interest shall apply with respect to the Impacted Loans until (i) the Administrative Agent revokes the notice delivered with respect to the Impacted Loans under clause (i) of the first sentence of subsection 4.15(a), (ii) the Administrative Agent or the Required Lenders notify the Administrative Agent and the Borrower Agent that such alternative interest rate does not adequately and fairly reflect the cost to such Lenders of funding the Impacted Loans, or (iii) any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for such Lender or its applicable lending office to make, maintain or fund Term Loans whose interest is determined by reference to such alternative rate of interest or to determine or charge interest rates based upon such rate or any Governmental Authority has imposed material restrictions on the authority of such Lender to do any of the foregoing and provides the Administrative Agent and the Borrower Agent written notice thereof.

(c)            Notwithstanding anything to the contrary in this Agreement or any other Loan Documents, if the Administrative Agent determines (which determination shall be conclusive absent manifest error), or the Borrower Agent or Required Lenders notify the Administrative Agent (with, in the case of the Required Lenders, a copy to the Borrower Agent) that the Borrower Agent or Required Lenders (as applicable) have determined, that:

(i)            adequate and reasonable means do not exist for ascertaining Term SOFR for any requested Interest Period, including, without limitation, because the Successor Rate is not available or published on a current basis and such circumstances are unlikely to be temporary;

(ii)            the administrator of the Successor Rate or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which Term SOFR or the Successor Rate shall no longer be made available, or used for determining the interest rate of loans, provided that, at the time of such statement, there is no successor administrator that is satisfactory to the Administrative Agent, that will continue to provide Term SOFR after such specific date (such specific date, the “Scheduled Unavailability Date”); or

(iii)            syndicated loans currently being executed, or that include language similar to that contained in this subsection 4.15, are being executed or amended (as applicable) to incorporate or adopt a new benchmark interest rate to replace Term SOFR, then, reasonably promptly after such determination by the Administrative Agent or receipt by the Administrative Agent of such notice, as applicable, the Administrative Agent and the Borrower Agent may amend this Agreement to replace Term SOFR with (x) one or more SOFR-Based Rates or (y) another alternate benchmark rate giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated syndicated credit facilities for such alternative benchmarks and, in each case, including any mathematical or other adjustments to such benchmark giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated syndicated credit facilities for such benchmarks, which adjustment or method for calculating such adjustment shall be published on an information service as selected by the Administrative Agent from time to time in its reasonable discretion and may be periodically updated (the “Adjustment;” and any such proposed rate, a “Successor Rate”), and any such amendment shall become effective at 5:00 p.m. on the fifth Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and the Borrower Agent unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders (A) in the case of an amendment to replace Term SOFR with a rate described in clause (x), object to the Adjustment; or (B) in the case of an amendment to replace Term SOFR with a rate described in clause (y), object to such amendment; provided that for the avoidance of doubt, in the case of clause (A), the Required Lenders shall not be entitled to object to any SOFR-Based Rate contained in any such amendment. Such Successor Rate shall be applied in a manner consistent with market practice; provided that to the extent such market practice is not administratively feasible for the Administrative Agent, such Successor Rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent.

If no Successor Rate has been determined and the circumstances under clause (i) above exist or the Scheduled Unavailability Date has occurred (as applicable), the Administrative Agent will promptly so notify the Borrower Agent and each Lender.  Thereafter, (x) the obligation of the Lenders to make or maintain Term SOFR Loans shall be suspended (to the extent of the affected Term SOFR Loans or Interest Periods), and (y) Term SOFR component shall no longer be utilized in determining ABR.  Upon receipt of such notice, the Borrower Agent may revoke any pending request for a Borrowing of, conversion to or continuation of Term SOFR Loans (to the extent of the affected Term SOFR Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a Borrowing of ABR Loans (subject to the foregoing clause (y)) in the amount specified therein.

Notwithstanding anything else herein, any definition of Successor Rate shall provide that in no event shall such Successor Rate be less than 1.00% per annum for purposes of this Agreement.

In connection with the implementation of a Successor Rate, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement.

For purposes hereof, “Conforming Changes” means, with respect to the use, administration of or any conventions associated with SOFR or any proposed Successor Rate or Term SOFR, as applicable, any conforming changes to the definitions of ABR, Term SOFR, Interest Period, timing and frequency of determining rates and making payments of interest and other technical, administrative or operational matters (including, for the avoidance of doubt, the definitions of Business Day and U.S. Government Securities Business Day, timing of borrowing requests or prepayment, conversion or continuation notices and length of lookback periods) as may be appropriate, in the discretion of the Administrative Agent, to reflect the adoption and implementation of such applicable rate(s) and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such rate exists, in such other manner of administration as the Administrative Agent determines is reasonably necessary in connection with the administration of this Agreement).

4.16          Pro Rata Treatment and Payments.

(a)            Each payment by the Borrowers on account of any fee hereunder (other than as set forth in subsection 4.10) shall be made pro rata according to the Term Loan Percentages of the Lenders. Each payment (including each prepayment) by the Borrowers on account of principal of and interest on the Term Loans (other than as set forth in subsections 4.6, 4.17, 4.18 and 4.19) shall be made pro rata according to the Term Loan Percentages of the Lenders. All payments (including prepayments) to be made by the Borrowers on account of principal, interest and fees shall be made without set-off or counterclaim and shall be made to the Administrative Agent, for the account of the Lenders, to the Administrative Agent’s Account, in lawful money of the United States of America and in immediately available funds. The Administrative Agent shall promptly distribute such payments ratably to each Lender in like funds as received. If any payment hereunder (other than payments on Term SOFR Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension. If any payment on a Term SOFR Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension unless the result of such extension would be to extend such payment into another calendar month in which event such payment shall be made on the immediately preceding Business Day.

(b)            [Reserved].

(c)            [Reserved].

(d)            All payments and prepayments (other than mandatory prepayments as set forth in subsection 4.6 and other than prepayments as set forth in subsection 4.18 with respect to increased costs) of Term SOFR Loans hereunder shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of all Term SOFR Loans with the same Interest Period shall not be less than $1,000,000 or a whole multiple of $1,000,000 in excess thereof.

(e)            Notwithstanding anything to the contrary contained in this subsection 4.16 or elsewhere in this Agreement, the Borrowers may (i) make prepayments of Term Loans at a discount to the par value of such Term Loans and on a non pro rata basis in accordance with subsection 4.23, (ii) purchase Term Loans on a non pro rata basis pursuant to Open Market Purchases in accordance with subsection 11.6(h) and (iii) extend the final maturity of Term Loans in connection with an Extension that is permitted under subsection 4.24 without being obligated to effect such extensions on a pro rata basis among the Lenders (it being understood that no such extension (x) shall constitute a payment or prepayment of any Term Loans for purposes of this subsection or (y) shall reduce the amount of any scheduled amortization payment due under subsection 2.2, except that the amount of any scheduled amortization payment due to a Lender of Extended Term Loans may be reduced to the extent provided pursuant to the express terms of the respective Extension Offer) without giving rise to any violation of this subsection or any other provision of this Agreement. Furthermore, the Borrowers may take all actions contemplated by (A) subsection 4.23 in connection with the prepayment of Term Loans at a discount to the par value of such Term Loans, (B) subsection 4.24 in connection with any Extension (including modifying pricing, amortization and repayments or prepayments of Extended Term Loans) and (C) subsection 11.6(h) in connection with the purchase of Term Loans on a non pro rata basis pursuant to Open Market Purchases and, in each case, such actions taken in accordance with subsection 4.23, 4.24 and 11.6, as applicable, shall be permitted hereunder, and the differing or non pro rata payments contemplated therein shall be permitted without giving rise to any violation of this subsection or any other provision of this Agreement.

(f)            With respect to any payment that the Administrative Agent makes for the account of the Lenders hereunder as to which the Administrative Agent determines (which determination shall be conclusive absent manifest error) that any of the following applies (such payment referred to as the “Rescindable Amount”): (1) the applicable Borrower has not in fact made such payment; (2) the Administrative Agent has made a payment in excess of the amount so paid by such Borrower (whether or not then owed); or (3) the Administrative agent has for any reason otherwise erroneously made such payment; then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the Rescindable Amount so distributed to such Lender, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation

4.17          Illegality. Notwithstanding any other provisions herein, if any Change in Law occurring after the date that any Person becomes a Lender party to this Agreement shall make it unlawful for such Lender to maintain Term SOFR Loans as contemplated by this Agreement, the commitment of such Lender hereunder to make Term SOFR Loans or to convert all or a portion of ABR Loans into Term SOFR Loans shall forthwith be cancelled and such Lender’s Term Loans then outstanding as Term SOFR Loans, if any, shall, if required by law and if such Lender so requests in writing to the Administrative Agent and the Borrower Agent, be converted automatically to ABR Loans on the date specified by such Lender in such request. To the extent that such affected Term SOFR Loans are converted into ABR Loans, all payments of principal which would otherwise be applied to such Term SOFR Loans shall be applied instead to such Lender’s ABR Loans. The Borrowers hereby agree promptly to pay any Lender, upon its demand, any additional amounts necessary to compensate such Lender for any costs incurred by such Lender in making any conversion in accordance with this subsection 4.17 including, but not limited to, any interest or fees payable by such Lender to lenders of funds obtained by it in order to make or maintain its Term SOFR Loans hereunder (such Lender’s notice of such costs, as certified to the Borrower Agent through the Administrative Agent, to be conclusive absent manifest error).

4.18          Requirements of Law.

(a)            In the event that, at any time after the Effective Date any Change in Law or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority:

(i)            does or shall subject the Administrative Agent or any Lender to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;

(ii)            does or shall impose, modify or hold applicable any reserve, special deposit, compulsory loan, liquidity requirement or similar requirement against assets held by, or deposits or other liabilities in or for the account of, advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Lender which are not otherwise included in the determination of Term SOFR; or

(iii)           does or shall impose on such Lender any other condition;

and the result of any of the foregoing is to increase the cost to such Lender (or, in the case of (i), to such Lender or the Administrative Agent) of converting, renewing or maintaining advances or extensions of credit or to reduce any amount receivable hereunder, in each case, in respect of its Term SOFR Loans or, in the case of (i), any Term Loans, then, in any such case, the Borrowers shall promptly pay such Lender (or, in the case of (i), such Lender or the Administrative Agent), on demand, any additional amounts necessary to compensate such Lender (or, in the case of (i), such Lender or the Administrative Agent) for such additional cost or reduced amount receivable which such Lender (or, in the case of (i), such Lender or the Administrative Agent) deems to be material as determined by such Lender (or, in the case of (i), such Lender or the Administrative Agent) with respect to such Term SOFR Loans or, in the case of (i), any Term Loans, together with interest on each such amount from the date demanded until payment in full thereof at a rate per annum equal to the ABR plus the Applicable Margin.

(b)            In the event that at any time after the Effective Date any Change in Law with respect to any Lender shall, in the opinion of such Lender, have the effect of reducing the rate of return on such Lender’s capital as a consequence of the obligations of such Lender hereunder to a level below that which such Lender could have achieved but for such Change in Law (taking into account such Lender’s policies with respect to capital adequacy and/or liquidity requirements) by an amount deemed by such Lender to be material, then from time to time following notice by such Lender to the Borrower Agent of such Change in Law as provided in paragraph (c) of this subsection 4.18, within 15 days after demand by such Lender, the Borrowers shall pay to such Lender such additional amount or amounts as will compensate such Lender on an after-Tax basis for such reduction.

(c)            If any Lender becomes entitled to claim any additional amounts pursuant to this subsection 4.18, it shall promptly notify the Borrower Agent through the Administrative Agent, of the event by reason of which it has become so entitled. If any Lender has notified the Borrower Agent through the Administrative Agent of any increased costs pursuant to paragraph (a) of this subsection 4.18, the Borrowers at any time thereafter may, upon at least two Business Days’ notice to the Administrative Agent from the Borrower Agent (which shall promptly notify the Lenders thereof), and subject to subsection 4.19, prepay or convert into ABR Loans all (but not a part) of the Term SOFR Loans then outstanding. Each Lender agrees that, upon the occurrence of any event giving rise to the operation of paragraph (a) of this subsection 4.18 or entitling a Lender to receive additional amounts under paragraph (a) or (c) of subsection 4.20 with respect to such Lender, it will, if requested by the Borrower Agent, and to the extent permitted by law or by the relevant Governmental Authority, endeavor in good faith to avoid or minimize the increase in costs, reduction in payments, or payment of additional amounts resulting from such event; provided, however, that such avoidance or minimization can be made in such a manner that such Lender, in its sole determination, suffers no economic, legal or regulatory disadvantage.

(d)            A certificate submitted by such Lender, through the Administrative Agent, to the Borrower Agent shall be conclusive in the absence of manifest error. The covenants contained in this subsection 4.18 shall survive the termination of this Agreement and repayment of the outstanding Term Loans.

4.19          Indemnity. The Borrowers agree to indemnify each Lender and to hold such Lender harmless from any loss or expense which such Lender may sustain or incur as a consequence of (a) default by the Borrowers in payment of the principal amount of or interest on any Term SOFR Loans of such Lender, including, but not limited to any such loss or expense arising from interest or fees payable by such Lender to lenders of funds obtained by it in order to make or maintain its Term SOFR Loans hereunder, (b) default by the Borrowers in making a conversion of ABR Loans to Term SOFR Loans after the Borrower Agent has given notice in accordance with subsection 2.3 or in continuing Term SOFR Loans for an additional Interest Period after the Borrower Agent has given a notice in accordance with clause (b) of the definition of Interest Period, (c) default by the Borrowers in making any prepayment of Term SOFR Loans after the Borrower Agent has given a notice in accordance with subsection 2.3 or (d) a payment or prepayment of a Term SOFR Loan or conversion of any Term SOFR Loan into an ABR Loan, in either case on a day which is not the last day of an Interest Period with respect thereto (any of the events referred to in clauses (b), (c) or (d), a “Breakage Event”). In the case of a Breakage Event, such loss or expense shall include an amount equal to the excess, as reasonably determined by such Lender of (i) the cost of obtaining funds for the Term SOFR Loan that is the subject of such Breakage Event for the period from the date of such Breakage Event to the last day of the Interest Period in effect (or that would have been in effect) for such Term Loan over (ii) the amount of interest likely to be realized by such Lender in redeploying the funds released or not utilized by reason of such Breakage Event for such period, but such loss or expense shall not, in any event, include any lost profit or loss of Applicable Margin. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower Agent and shall be conclusive absent manifest error. This covenant shall survive termination of this Agreement and payment of the outstanding Obligations.

4.20          Taxes.

(a)            Defined Terms. For purposes of this subsection, the term “applicable law” includes FATCA.

(b)            Payments Free of Taxes. Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable withholding agent) requires the deduction or withholding of any Tax from any such payment by a withholding agent, then the applicable withholding agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this subsection) the Administrative Agent or the applicable Lender receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(c)            Payment of Other Taxes by Borrowers. The Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(d)            Indemnification by Borrowers. The Loan Parties shall, jointly and severally, indemnify the Administrative Agent and any Lender, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this subsection) payable or paid by the Administrative Agent or the applicable Lender or required to be withheld or deducted from a payment to the Administrative Agent or the applicable Lender and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower Agent by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(e)            Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of subsection 11.6(b) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (e).

(f)            Evidence of Payments. As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this subsection, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(g)            Status of Lenders.

(i)            Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower Agent and the Administrative Agent, at the time or times reasonably requested by the Borrower Agent or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower Agent or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower Agent or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower Agent or the Administrative Agent as will enable the Borrowers or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in paragraphs (g)(ii)(A), (ii)(B) and (ii)(D) of this subsection) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)             Without limiting the generality of the foregoing, in the event that each Borrower is a U.S. Borrower,

(A)            any Lender that is a U.S. Person shall deliver to the Borrower Agent and the Administrative Agent on or about the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B)            any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower Agent and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or about the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower Agent or the Administrative Agent), whichever of the following is applicable:

(1)           in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2)            executed copies of IRS Form W-8ECI;

(3)            in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 871(h) or Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit F-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10-percent shareholder” of a Borrower within the meaning of Section 871(h)(3)(B) of the Code, or a “controlled foreign corporation” related to a Borrower as described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E; or

(4)            to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-2 or Exhibit F-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-4 on behalf of each such direct and indirect partner;

(C)            any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower Agent and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or about the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower Agent or the Administrative Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrowers or the Administrative Agent to determine the withholding or deduction required to be made; and

(D)            if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower Agent and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower Agent or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower Agent or the Administrative Agent as may be necessary for the Borrowers and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower Agent and the Administrative Agent in writing of its legal inability to do so.

Each Lender authorizes the Administrative Agent to deliver to the Loan Parties and to any successor Administrative Agent any documentation provided by such Lender to the Administrative Agent pursuant to this subsection 4.20(g).

(h)            Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this subsection (including by the payment of additional amounts pursuant to this subsection), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this subsection with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(i)            Survival. Each party’s obligations under this subsection shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, and the repayment, satisfaction or discharge of all obligations under any Loan Document.

4.21          [Reserved].

4.22          Mitigation; Replacement of Lenders.

(a)            If any Lender requests compensation under subsection 4.18, or if the Borrowers are required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to subsection 4.20, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Term Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the reasonable judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to subsection 4.18 or subsection 4.20, as applicable, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrowers hereby agree to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b)            If any Lender requests compensation under subsection 4.18, or if the Borrowers are required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to subsection 4.20, then the Borrowers may, at their sole expense and effort, upon notice by the Borrower Agent to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in subsection 11.6), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that (A) (i) the Borrower Agent shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld or delayed, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Term Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts), (iii) the Borrowers or such assignee shall have paid to the Administrative Agent the processing and recordation fee specified in subsection 11.6(d) and (iv) in the case of any such assignment resulting from a claim for compensation under subsection 4.18 or payments required to be made pursuant to subsection 4.20, such assignment will result in a material reduction in such compensation or payments and (B) substantially concurrently with satisfaction of the requirements set forth in clause (A) of this proviso, such Lender shall be deemed to have assigned and delegated its interests, rights and obligations under this Agreement and such Lender shall not be required to execute the Assignment and Assumption in connection therewith. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise (including as a result of any action taken by such Lender under paragraph (a) above), the circumstances entitling the Borrowers to require such assignment and delegation cease to apply.

4.23          Prepayments Below Par.

(a)            Notwithstanding anything to the contrary set forth in this Agreement (including subsection 4.16(a) or 11.7(a)) or any other Loan Document, the Borrowers shall have the right at any time and from time to time to prepay Term Loans to the Lenders at a discount to the par value of such Term Loans and on a non pro rata basis (each, a “Discounted Voluntary Prepayment”) pursuant to the procedures described in this subsection 4.23, provided that (A) any Discounted Voluntary Prepayment shall be offered to all Lenders of a particular tranche on a pro rata basis and (B) the Borrower Agent shall deliver to the Administrative Agent, together with each Discounted Prepayment Option Notice, a certificate of a Responsible Officer of the Borrower Agent (1) stating that no Event of Default has occurred and is continuing or would result from the Discounted Voluntary Prepayment, (2) stating that each of the conditions to such Discounted Voluntary Prepayment contained in this subsection 4.23 has been satisfied and (3) specifying the aggregate principal amount of Term Loans to be prepaid pursuant to such Discounted Voluntary Prepayment.

(b)            To the extent the Borrowers seek to make a Discounted Voluntary Prepayment, the Borrower Agent will provide written notice to the Administrative Agent substantially in the form of Exhibit G hereto (each, a “Discounted Prepayment Option Notice”) that the Borrowers desire to prepay Term Loans in an aggregate principal amount specified therein by the Borrower Agent (each, a “Proposed Discounted Prepayment Amount”), in each case at a discount to the par value of such Term Loans as specified below. The Proposed Discounted Prepayment Amount of any Term Loans shall not be less than $10,000,000 (unless otherwise agreed by the Administrative Agent). The Discounted Prepayment Option Notice shall further specify with respect to the proposed Discounted Voluntary Prepayment (A) the Proposed Discounted Prepayment Amount for Term Loans to be prepaid, (B) a discount range (which may be a single percentage) selected by the Borrower Agent with respect to such proposed Discounted Voluntary Prepayment equal to a percentage of par of the principal amount of the Term Loans to be prepaid (the “Discount Range”), and (C) the date by which Lenders are required to indicate their election to participate in such proposed Discounted Voluntary Prepayment, which shall be at least five Business Days following the date of the Discounted Prepayment Option Notice (the “Acceptance Date”).

(c)            Upon receipt of a Discounted Prepayment Option Notice, the Administrative Agent shall promptly notify each applicable Lender thereof. On or prior to the Acceptance Date, each such Lender may specify by written notice substantially in the form of Exhibit H hereto (each, a “Lender Participation Notice”) to the Administrative Agent (A) a maximum discount to par (the “Acceptable Discount”) within the Discount Range (for example, a Lender specifying a discount to par of 20% would accept a purchase price of 80% of the par value of the Term Loans to be prepaid) and (B) a maximum principal amount (subject to rounding requirements specified by the Administrative Agent) of the Term Loans to be prepaid held by such Lender with respect to which such Lender is willing to permit a Discounted Voluntary Prepayment at the Acceptable Discount (“Offered Loans”). Based on the Acceptable Discounts and principal amounts of the Term Loans to be prepaid specified by the Lenders in the applicable Lender Participation Notice, the Administrative Agent, in consultation with the Borrower Agent, shall determine the applicable discount for such Term Loans to be prepaid (the “Applicable Discount”), which Applicable Discount shall be (A) the percentage specified by the Borrower Agent if the Borrower Agent has selected a single percentage pursuant to subsection 4.23(b) for the Discounted Voluntary Prepayment or (B) otherwise, the highest Acceptable Discount at which the Borrowers can pay the Proposed Discounted Prepayment Amount in full (determined by adding the principal amounts of Offered Loans commencing with the Offered Loans with the highest Acceptable Discount); provided, however, that in the event that such Proposed Discounted Prepayment Amount cannot be repaid in full at any Acceptable Discount, the Applicable Discount shall be the lowest Acceptable Discount specified by the Lenders that is within the Discount Range. The Applicable Discount shall be applicable for all Lenders who have offered to participate in the Discounted Voluntary Prepayment and have Qualifying Loans (as defined below). Any Lender with outstanding Term Loans to be prepaid whose Lender Participation Notice is not received by the Administrative Agent by the Acceptance Date shall be deemed to have declined to accept a Discounted Voluntary Prepayment of any of its Term Loans at any discount to their par value within the Applicable Discount.

(d)            The Borrowers shall make a Discounted Voluntary Prepayment by prepaying those Term Loans to be prepaid (or the respective portions thereof) offered by the Lenders (“Qualifying Lenders”) that specify an Acceptable Discount that is equal to or greater than the Applicable Discount (“Qualifying Loans”) at the Applicable Discount, provided that if the aggregate proceeds required to prepay all Qualifying Loans (disregarding any interest payable at such time) would exceed the amount of aggregate proceeds required to prepay the Proposed Discounted Prepayment Amount, such amounts in each case calculated by applying the Applicable Discount, the Borrowers shall prepay such Qualifying Loans ratably among the Qualifying Lenders based on their respective principal amounts of such Qualifying Loans (subject to rounding requirements specified by the Administrative Agent). If the aggregate proceeds required to prepay all Qualifying Loans (disregarding any interest payable at such time) would be less than the amount of aggregate proceeds required to prepay the Proposed Discounted Prepayment Amount, such amounts in each case calculated by applying the Applicable Discount, the Borrowers shall prepay all Qualifying Loans.

(e)            Each Discounted Voluntary Prepayment shall be made within five Business Days of the Acceptance Date (or such later date as the Administrative Agent shall reasonably agree, given the time required to calculate the Applicable Discount and determine the amount and holders of Qualifying Loans), without premium or penalty (and not subject to subsection 4.19), upon irrevocable notice substantially in the form of Exhibit I hereto (each a “Discounted Voluntary Prepayment Notice”), delivered to the Administrative Agent no later than 1:00 p.m. New York City Time, three Business Days prior to the date of such Discounted Voluntary Prepayment, which notice shall specify the date and amount of the Discounted Voluntary Prepayment and the Applicable Discount determined by the Administrative Agent in consultation with the Borrower Agent. Upon receipt of any Discounted Voluntary Prepayment Notice, the Administrative Agent shall promptly notify each relevant Lender thereof. If any Discounted Voluntary Prepayment Notice is given, the amount specified in such notice shall be due and payable to the applicable Lenders, subject to the Applicable Discount on the applicable Term Loans, on the date specified therein together with accrued interest (on the par principal amount) to but not including such date on the amount prepaid. The par principal amount of each Discounted Voluntary Prepayment of a Term Loan shall be applied ratably to reduce the remaining installments of such Term Loans.

(f)            To the extent not expressly provided for herein, each Discounted Voluntary Prepayment shall be consummated pursuant to reasonable procedures (including as to timing, rounding, minimum amounts, Type and Interest Periods and calculation of Applicable Discount in accordance with subsection 4.23(c) above) established by the Administrative Agent and the Borrower Agent.

(g)            Prior to the delivery of a Discounted Voluntary Prepayment Notice, (A) upon written notice to the Administrative Agent, the Borrower Agent may withdraw or modify the Borrowers’ offer to make a Discounted Voluntary Prepayment pursuant to any Discounted Prepayment Option Notice and (B) no Lender may withdraw its offer to participate in a Discounted Voluntary Prepayment pursuant to any Lender Participation Notice unless the terms of such proposed Discounted Voluntary Prepayment have been modified by the Borrower Agent after the date of such Lender Participation Notice.

(h)            Nothing in this subsection 4.23 shall require the Borrowers to undertake any Discounted Voluntary Prepayment.

(i)            Notwithstanding the foregoing, no proceeds of Indebtedness under the ABL Facility shall be used to fund any Discounted Voluntary Prepayment.

4.24          Extensions of Term Loans.

(a)            Notwithstanding anything to the contrary in this Agreement, pursuant to one or more offers (each, an “Extension Offer”) made from time to time by the Borrower Agent to all Lenders of Term Loans with a like maturity date, on a pro rata basis (based on the aggregate outstanding principal amount of the respective Term Loans with a like maturity date) and on the same terms to each such Lender, the Borrowers are hereby permitted to consummate from time to time transactions with individual Lenders that accept the terms contained in such Extension Offers to extend the maturity date of each such Lender’s Term Loans and otherwise modify the terms of such Term Loans pursuant to the terms of the relevant Extension Offer (including by increasing the interest rate or fees payable in respect of such Term Loans and/or modifying the amortization schedule in respect of such Lender’s Term Loans) (each, an “Extension,” and each group of Term Loans as so extended, as well as the original Term Loans (not so extended), being a “tranche”; any Extended Term Loans shall constitute a separate tranche of Term Loans from the tranche of Term Loans from which they were converted) so long as the following terms are satisfied: (i) no Default or Event of Default shall have occurred and be continuing at the time the offering document in respect of an Extension Offer is delivered to the Lenders, (ii) except as to interest rates, fees, amortization, final maturity date, premium, required prepayment dates and participation in prepayments (which shall, subject to the immediately succeeding clauses (iii), (iv) and (v), be determined by the Borrower Agent and set forth in the relevant Extension Offer), the Term Loans of any Lender that agrees to an extension with respect to such Term Loans extended pursuant to any Extension (“Extended Term Loans”) shall have the same terms as the tranche of Term Loans subject to such Extension Offer until the maturity of such Term Loans, (iii) the final maturity date of any Extended Term Loans shall be no earlier than the then latest maturity date hereunder and the amortization schedule applicable to Term Loans pursuant to subsection 2.2 for periods prior to the Maturity Date, as applicable, may not be increased, (iv) the weighted average life of any Extended Term Loans shall be no shorter than the remaining weighted average life of the Term Loans extended thereby, (v) any Extended Term Loans may participate on a pro rata basis or a less than pro rata basis (but not greater than a pro rata basis) in any voluntary or mandatory repayments or prepayments hereunder, in each case as specified in the respective Extension Offer, (vi) if the aggregate principal amount of Term Loans (calculated on the face amount thereof) in respect of which Lenders shall have accepted the relevant Extension Offer shall exceed the maximum aggregate principal amount of Term Loans offered to be extended by the Borrower Agent pursuant to such Extension Offer, then the Term Loans of such Lenders shall be extended ratably up to such maximum amount based on the respective principal amounts (but not to exceed actual holdings of record) with respect to which such Lenders have accepted such Extension Offer, (vii) all documentation in respect of such Extension shall be consistent with the foregoing, (viii) any applicable Minimum Extension Condition shall be satisfied unless waived by the Borrowers and (ix) the Minimum Tranche Amount shall be satisfied unless waived by the Administrative Agent.

(b)            With respect to all Extensions consummated by the Borrowers pursuant to this subsection, (i) such Extensions shall not constitute voluntary or mandatory payments or prepayments for purposes of subsection 4.5 or 4.6 and (ii) no Extension Offer is required to be in any minimum amount or any minimum increment, provided that (x) the Borrower Agent may at its election specify as a condition (a “Minimum Extension Condition”) to consummating any such Extension that a minimum amount (to be determined and specified in the relevant Extension Offer in the Borrower Agent’s sole discretion and may be waived by the Borrower Agent) of Term Loans of any or all applicable tranches be tendered and (y) no tranche of Extended Term Loans shall be in an amount of less than $50,000,000 (or, if less, the then aggregate outstanding amount of the Term Loans) (the “Minimum Tranche Amount”), unless such Minimum Tranche Amount is waived by the Administrative Agent. The Administrative Agent and the Lenders hereby consent to the transactions contemplated by this subsection (including, for the avoidance of doubt, payment of any interest, fees or premium in respect of any Extended Term Loans on such terms as may be set forth in the relevant Extension Offer) and hereby waive the requirements of any provision of this Agreement (including subsection 4.5 or 4.6 and 4.16(a)) or any other Loan Document that may otherwise prohibit any such Extension or any other transaction contemplated by this Section.

(c)            No consent of any Lender or the Administrative Agent shall be required to effectuate any Extension, other than the consent of each Lender agreeing to such Extension with respect to one or more of its Term Loans (or a portion thereof). All Extended Term Loans and all obligations in respect thereof shall be Obligations under this Agreement and the other Loan Documents that are secured by the Collateral on a pari passu basis with all other applicable Obligations under this Agreement and the other Loan Documents. The Lenders hereby irrevocably authorize the Administrative Agent to enter into amendments to this Agreement and the other Loan Documents with the Borrowers as may be necessary in order to establish new tranches or sub-tranches in respect of Term Loans so extended and such technical amendments as may be necessary or appropriate in the reasonable opinion of the Administrative Agent and the Borrower Agent in connection with the establishment of such new tranches or sub-tranches, in each case on terms consistent with this subsection. Without limiting the foregoing, in connection with any Extensions the respective Loan Parties shall (at their expense) amend (and the Administrative Agent is hereby directed to amend) any Mortgage that has a maturity date prior to the then latest maturity date so that such maturity date is extended to the then latest maturity date (or such later date as may be advised by local counsel to the Administrative Agent).

(d)            In connection with any Extension, the Borrower Agent shall provide the Administrative Agent at least 5 Business Days’ (or such shorter period as may be agreed by the Administrative Agent) prior written notice thereof, and shall agree to such procedures (including regarding timing, rounding and other adjustments and to ensure reasonable administrative management of the credit facilities hereunder after such Extension), if any, as may be established by, or acceptable to, the Administrative Agent, in each case acting reasonably to accomplish the purposes of this subsection.

4.25          Borrower Agent. Each Borrower hereby irrevocably designates the Borrower Agent as its representative and agent for all purposes under the Loan Documents, including selection of interest rate options, delivery or receipt of communications, receipt and payment of Obligations, requests for waivers, amendments or other accommodations, actions under the Loan Documents (including in respect of compliance with covenants), and all other dealings with the Administrative Agent or any Lender. The Borrower Agent hereby irrevocably accepts such appointment. The Administrative Agent and the Lenders shall be entitled to rely upon, and shall be fully protected in relying upon, any notice or communication delivered by the Borrower Agent on behalf of any Borrower. The Administrative Agent and the Lenders may give any notice to or communication with a Borrower or other Loan Party hereunder to the Borrower Agent on behalf of such Borrower or other Loan Party. Each of the Administrative Agent and each Lender shall have the right, in its discretion, to deal exclusively with the Borrower Agent for any or all purposes under this Agreement. Each warranty, covenant, agreement and undertaking made on behalf of a Borrower by the Borrower Agent shall be deemed for all purposes to have been made by such Borrower and shall be binding upon and enforceable against such Borrower to the same extent as if the same had been made directly by such Borrower.

4.26          Refinancing Facilities.

(a)            The Borrowers may from time to time by written notice to the Administrative Agent elect to request the establishment of one or more additional Tranches of Term Loans under this Agreement (“Refinancing Term Loans”) or one or more series of debt securities (“Refinancing Notes”), which refinance, renew, replace, defease or refund all or any portion of one or more Tranches of Term Loans (including any Incremental Term Loans or Extended Term Loans) under this Agreement selected by Borrower Agent; provided that such Refinancing Term Loans and/or Refinancing Notes may not be in an amount greater than the aggregate principal amount of the Term Loans being refinanced, renewed, replaced, defeased or refunded plus unpaid accrued interest and premium (if any) thereon and upfront fees, original issue discount, underwriting discounts, fees, commissions and expenses incurred in connection with the Refinancing Term Loans and/or Refinancing Notes; provided that such aggregate principal amount may also be increased to the extent such additional amount is capable of being incurred at such time pursuant to subsection 2.4 or 8.2 (and subsection 8.3 to the extent secured) and such excess incurrence shall for all purposes hereof be an incurrence under the relevant subclauses of subsection 2.4 or 8.2 (and subsection 8.3 to the extent secured). Each such notice shall specify the date (each, a “Refinancing Effective Date”) on which the Borrowers propose that the Refinancing Term Loans shall be made or the Refinancing Notes shall be issued, which shall be a date not less than three (3) Business Days after the date on which such notice is delivered to the Administrative Agent; provided that:

(i)            the weighted average life to maturity of such Refinancing Term Loans and/or Refinancing Notes shall not be shorter than the remaining weighted average life to maturity of the Term Loans being refinanced and the Refinancing Term Loans and/or Refinancing Notes shall not have a final maturity before the Maturity Date applicable to the Term Loans being refinanced;

(ii)            such Refinancing Term Loans and/or Refinancing Notes shall have pricing (including interest rates, fees and premiums), amortization, optional prepayment, mandatory prepayment and redemption terms as may be agreed to by the Parent and the relevant Refinancing Term Loan Lenders (as defined below) and/or Refinancing Note Holders (as defined below); provided that with respect to Refinancing Term Loans or Refinancing Notes that are secured by Liens on the Collateral ranking on an equal priority basis (but without regard to the control of remedies) with the Liens on the Collateral securing the Term Loans, no holders of such Refinancing Term Loans or Refinancing Notes shall be permitted to share any mandatory prepayment or redemption on a more than ratable basis with the Term Loans;

(iii)           such Refinancing Term Loans and/or Refinancing Notes shall not be guaranteed by any Person other than a Borrower or a Subsidiary Guarantor;

(iv)           in the case of any such Refinancing Term Loans and/or Refinancing Notes that are secured such Refinancing Term Loans and/or Refinancing Notes are secured only by assets comprising Collateral, and not secured by any property or assets of a Borrower or any of its Subsidiaries other than the Collateral;

(v)           all other terms applicable to such Refinancing Term Loans and/or Refinancing Notes (excluding pricing and optional prepayment or redemptions terms) shall either, at the option of the Borrower Agent, (I) be consistent with market terms and conditions (taken as a whole) at the time of incurrence or effectiveness (as determined by the Borrower Agent in good faith), (II) be substantially identical to those applicable to the then outstanding Term Loans, or (III) (taken as a whole) be otherwise not materially more favorable to the Refinancing Term Loan Lenders and/or Refinancing Note Holders than those applicable to the then outstanding Term Loans, except to the extent such covenants and other terms apply solely to any period after the Latest Maturity Date at the time of such refinancing, except where the Lenders also receive the benefit of such more favorable terms), in each case as determined by the Borrower Agent in good faith; provided that Refinancing Term Loans and/or Refinancing Notes may rank pari passu or junior in right of payment and/or security with the remaining Term Loans or may be unsecured so long as the holders of any Refinancing Term Loans and/or Refinancing Notes that are subordinated in right of payment and/or security are subject to the Junior Lien Intercreditor Agreement (provided that a certificate of a Responsible Officer of Borrower Agent delivered to the Administrative Agent in good faith at least five Business Days prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that Borrower Agent has determined in good faith that such terms and conditions satisfy the requirement set out in this clause (v), shall be conclusive evidence that such terms and conditions (other than the terms and conditions of the Junior Lien Intercreditor Agreement referred to in this clause (v), satisfy such requirement unless the Administrative Agent provides notice to Borrower Agent of an objection during such five Business Day period (including a reasonable description of the basis upon which it objects))).

(b)            The Borrowers may approach any Lender or any other Borrower Agent that would be an Eligible Assignee of Term Loans to provide all or a portion of the Refinancing Term Loans (a “Refinancing Term Loan Lender”) or Refinancing Notes (a “Refinancing Note Holder”); provided that any Lender offered or approached to provide all or a portion of the Refinancing Term Loans and/or Refinancing Notes may elect or decline, in its sole discretion, to provide a Refinancing Term Loan or purchase Refinancing Notes. Any Refinancing Term Loans made on any Refinancing Effective Date shall be designated a series of Refinancing Term Loans for all purposes of this Agreement; provided that any Refinancing Term Loans may, to the extent provided in the applicable Refinancing Term Loan Amendment and subject to the restrictions set forth in clause (a) above, be designated as an increase in any previously established Tranche of Term Loans made to the Borrowers.

(c)            The Administrative Agent and the Lenders hereby consent to the transactions contemplated by subsection 4.26(a) (including, for the avoidance of doubt, the payment of interest, fees, amortization or premium in respect of the Refinancing Term Loans and Refinancing Notes on the terms specified by Borrower Agent) and hereby waive the requirements of this Agreement or any other Loan Document that may otherwise prohibit any transaction contemplated by subsection 4.26(a). The Refinancing Term Loans shall be established pursuant to an amendment to this Agreement among the Borrowers, the Administrative Agent and the Refinancing Term Loan Lenders providing such Refinancing Term Loans (a “Refinancing Term Loan Amendment”). The Refinancing Notes shall be established pursuant to an indenture which shall be consistent with the provisions set forth in subsection 4.26(a). Each Refinancing Term Loan Amendment shall be binding on the Lenders, the Administrative Agent, the Loan Parties party thereto and the other parties hereto without the consent of any other Lender and the Lenders hereby irrevocably authorize the Administrative Agent to enter into amendments to this Agreement and the other Loan Documents as may be necessary or appropriate in the reasonable opinion of the Administrative Agent and Borrower Agent, to effect the provisions of this subsection 4.26, including in order to establish new Tranches or sub-Tranches in respect of the Refinancing Term Loans and such technical amendments as may be necessary or appropriate in connection therewith and to adjust the amortization schedule in subsection 2.2 (insofar as such schedule relates to payments due to Lenders the Term Loans of which are refinanced with the proceeds of Refinancing Term Loans; provided that no such amendment shall reduce the pro rata share of any such payment that would have otherwise been payable to the Lenders, the Term Loans of which are not refinanced with the proceeds of Refinancing Term Loans). The Administrative Agent shall be permitted, and each is hereby authorized, to enter into such amendments with the Borrowers to effect the foregoing.

SECTION 5. REPRESENTATIONS AND WARRANTIES

Each Borrower hereby represents and warrants to each Lender and the Administrative Agent that:

5.1            Financial Condition.

(a)            The audited consolidated balance sheet of Parent and its Subsidiaries at December 31, 2023 and the related consolidated statements of operations, stockholders’ equity and cash flows for the fiscal year ended on such dates, reported on by certified public accountants of nationally recognized standing fairly present in all material respects (except, with respect to interim reports, for normal year-end adjustments and the absence of footnotes) the consolidated financial position of Parent and its Subsidiaries as at such date, and the consolidated results of their operations and cash flows for the fiscal periods then ended.

(b)            No Change. Since December 31, 2023, there has been no development or event that has had or could reasonably be expected to have a Material Adverse Effect.

5.2            Corporate Existence; Compliance with Law. Each Group Member (a) is a Person duly organized or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, (b) has the requisite power and authority and the legal right to own and operate its property, to lease the property it operates and to conduct the business in which it is currently engaged, except to the extent that the failure to possess such power and authority and such legal right would not, in the aggregate, have a Material Adverse Effect, (c) is duly qualified and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect and (d) is in compliance with all applicable Requirements of Law (including occupational safety and health, health care, pension, certificate of need, the Comprehensive Environmental Response, Compensation and Liability Act, any so-called “Superfund” or “Superlien” law, or any applicable federal, state, local or other statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to, or imposing liability or standards of conduct concerning, any Materials of Environmental Concern), except to the extent that the failure to comply therewith would not, in the aggregate, have a Material Adverse Effect.

5.3            Corporate Power; Authorization.

(a)            Each of the Loan Parties and Parent has the requisite power and authority and the legal right to make, deliver and perform the Loan Documents to which it is a party and, in the case of the Borrowers, to obtain extensions of credit made or deemed made hereunder. Each of the Loan Parties and Parent has taken all necessary corporate or other organizational action to authorize the execution, delivery and performance of the Loan Documents to which it is a party and in case of the Borrowers, to authorize the extensions of credit made hereunder on the terms and conditions of this Agreement.

(b)            No consent or authorization of, or filing with, notice to or other act by or in respect of, any Person (including any Governmental Authority) is required in connection with the extensions of credit made or deemed made hereunder or with the execution, delivery, performance by any Loan Party, validity or enforceability of this Agreement or any Loan Document to the extent that it is a party thereto, or the guarantee of the Obligations pursuant to the Guarantee and Collateral Agreement, except (i) such as have been obtained or made and are in full force and effect, (ii) filings necessary to perfect Liens created under the Loan Documents and (iii) those consents, authorizations, filings and notices, the failure of which to obtain or make could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

5.4            Enforceable Obligations. Each of the Loan Documents has been duly executed and delivered on behalf of each Loan Party and Parent to the extent party thereto and each of such Loan Documents constitutes the legal, valid and binding obligation of such Loan Party and Parent, enforceable against such Loan Party in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

5.5            No Legal Bar. The execution, delivery and performance of each Loan Document and the guarantee of the Obligations pursuant to the Guarantee and Collateral Agreement will not violate any Requirement of Law or any Contractual Obligation applicable to or binding upon any Group Member or any of its properties or assets, which violations, individually or in the aggregate, would have a Material Adverse Effect, and will not result in the creation or imposition (or the obligation to create or impose) of any Lien (other than any Liens created pursuant to the Loan Documents) on any of its or their respective properties or assets.

5.6            No Material Litigation. Except as disclosed in the SEC Filings or on Schedule 5.6, no litigation or investigation known to any Borrower through receipt of written notice or proceeding of or by any Governmental Authority or any other Person is pending against any Group Member, (a) with respect to the validity, binding effect or enforceability of any Loan Document, or with respect to the Term Loans made hereunder, or (b) which would have a Material Adverse Effect.

5.7            Investment Company Act. No Group Member is required to be registered as an “investment company” (as the quoted term is defined or used in the Investment Company Act of 1940, as amended).

5.8            Federal Regulation; Use of Proceeds.

(a)            No extensions of credit hereunder will be used for any purpose which violates, or which would be inconsistent with, the provisions of Regulation T, U or X of the Board. No Group Member is engaged or will engage, principally or as one of its important activities, in the business of extending credit for the purpose of “purchasing” or “carrying” any “margin stock” within the respective meanings of each of the quoted terms under said Regulation U.

(b)            All proceeds of the Term Loans incurred on the Effective Date will be used by the Borrowers to finance, in part, the Transactions.

(c)            The Borrowers will not request any Borrowings, and the Borrowers shall not use, and shall procure that their Subsidiaries and their respective directors, officers, employees and agents shall not use, the proceeds of any Borrowing (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (B) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, or (C) in any manner that would result in the violation of any Sanctions applicable to Intermediate Holdings or its Subsidiaries or, to the knowledge of Borrowers, any other party hereto.

5.9            No Default or Breach. Except as set forth in the SEC Filings made prior to the Effective Date or on Schedule 5.9, no Group Member is in default or breach (i) in the payment or performance of any of its Contractual Obligations (other than Indebtedness) in any respect which would have a Material Adverse Effect, or (ii) under any condition, term or requirement of any FCC License or any order, award or decree of any Governmental Authority or arbitrator binding upon or affecting it or by which any of its properties or assets may be bound or affected in any respect which would have a Material Adverse Effect.

5.10          Taxes. Each Group Member has paid all Taxes shown to be due and payable on its Tax returns or extension requests or on any assessments made against it or any of its property and all other Taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than those the amount or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided in the books of such Group Member), except any such Taxes, fees or charges, the payment of which, or the failure to pay, would not have a Material Adverse Effect; and, to the knowledge of the Borrowers, no claims are being asserted with respect to any such Taxes, fees or other charges (other than those the amount or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided in the books of the applicable Group Member), except as to any such Taxes, fees or other charges, the payment of which, or the failure to pay, would not have a Material Adverse Effect.

5.11          Subsidiaries; Loan Parties. As of the Effective Date, (a) the Subsidiaries of Intermediate Holdings listed on Schedule 5.11(a) constitute all of the Domestic Subsidiaries of Intermediate Holdings, (b) the Subsidiaries listed on Schedule 5.11(b) constitute all of the Foreign Subsidiaries of Intermediate Holdings and (c) the Loan Parties listed on Schedule 5.11(c) constitute all of the Loan Parties. As of the Effective Date, Schedule 5.11(a) identifies all of the Broadcast License Subsidiaries.

5.12          Ownership of Property; Liens; Licenses.

(a)            Except as disclosed in Schedule 8.3 hereof, each Group Member has good and marketable title to, or valid and subsisting leasehold interests in, all its real property used by such Group Member in the operation of its business, and good title to all its respective other owned property, except where the failure to have such title or interest would not have a Material Adverse Effect. All such real property and other owned property is free and clear of any Liens, other than Liens permitted by subsection 8.3.

(b)            As of the Effective Date, Schedule 5.12 sets forth all FCC Licenses held by any Group Member (and the respective holders of such FCC Licenses) and all other licenses and permits issued by any Governmental Authority which are held by any Group Member that are in effect as of the Effective Date and are material to the business of the Group Members. Each of the foregoing FCC Licenses, and each other license or permit from a Governmental Authority that is material to the business of the Group Members, is valid and in full force and effect, and except as disclosed on Schedule 5.12, the Group Members are in compliance in all material respects with the terms and conditions thereof and any requirements under applicable FCC regulation.

5.13          Intellectual Property. Each Group Member owns, or is licensed to use, all Intellectual Property necessary for the conduct of its business as currently conducted except where the failure to do so could not reasonably be expected to have a Material Adverse Effect. No claim that could reasonably be expected to have a Material Adverse Effect has been asserted and is pending by any Person challenging or questioning the use of any Intellectual Property or the validity or effectiveness of any Intellectual Property, nor does any Borrower know of any valid basis for any such claim. The use of Intellectual Property by the Group Members does not infringe on the rights of any Person in a manner that could reasonably be expected to have a Material Adverse Effect.

5.14            Labor Matters. Except as, in the aggregate, could not reasonably be expected to have a Material Adverse Effect: (a) there are no strikes or other labor disputes against any Group Member pending or, to the knowledge of the Borrowers, threatened; (b) hours worked by and payment made to employees of any Group Member have not been in violation of the Fair Labor Standards Act or any other applicable Requirement of Law dealing with such matters; and (c) all payments due from any Group Member on account of insurance coverage, other contributions or liabilities associated with employee health and welfare benefit plans have been paid or accrued as a liability on the books of such Group Member.

5.15            ERISA. Except as would not have a Material Adverse Effect: (i) each Loan Party and each ERISA Affiliate is in compliance with the applicable provisions of ERISA and of the Code relating to Plans; (ii) no Reportable Event or non-exempt Prohibited Transaction has occurred or is reasonably expected to occur with respect to any Plan; (iii) there has been no determination that any Single Employer Plan is, or is expected to be, in “at risk” status (within the meaning of Section 430 of the Code or Section 303 of ERISA); (iv) no Lien in favor of the PBGC or any Single Employer Plan has been imposed upon any Loan Party or any ERISA Affiliate that remains unsatisfied; (v) no Loan Party and no ERISA Affiliate has received from the PBGC or a plan administrator any notice relating to an intention to terminate any Single Employer Plan or to appoint a trustee to administer any Single Employer Plan under Section 4042 of ERISA; (vi) no Loan Party and no ERISA Affiliate has incurred any Withdrawal Liability that remains unsatisfied; and (vii) no Loan Party and no ERISA Affiliate has received any notice concerning the imposition of Withdrawal Liability or any determination that a Multiemployer Plan is, or is expected to be, Insolvent, in Reorganization, terminated or in “endangered” or “critical” status (within the meaning of Section 432 of the Code or Section 305 of ERISA).

5.16            Environmental Matters.

(a)            Except as disclosed in the SEC Filings or on Schedule 5.16, to the knowledge of the Borrowers, the Properties do not contain any Materials of Environmental Concern in concentrations which constitute a violation of, or would reasonably be expected to give rise to liability under, Environmental Laws that would have a Material Adverse Effect.

(b)            The Properties and all operations at the Properties are in compliance with all applicable Environmental Laws, except for failure to be in compliance that would not have a Material Adverse Effect, and there is no contamination at, under or about the Properties that would have a Material Adverse Effect.

(c)            No Group Member has received any written notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to the Properties that would have a Material Adverse Effect, nor does any Borrower have knowledge that any such action is being contemplated, considered or threatened.

(d)            There are no judicial proceedings or governmental or administrative actions pending or threatened under any Environmental Law to which any Group Member is or will be named as a party with respect to the Properties that would have a Material Adverse Effect, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders under any Environmental Law with respect to the Properties that would have a Material Adverse Effect.

5.17            Disclosure. None of the written reports, financial statements, certificates or other written information (other than projections, budgets or other estimates or forward-looking statements or information of a general economic or industry nature or reports or studies prepared by third parties that were not expressly commissioned by a Group Member (collectively, the “Projections”)), taken as a whole, furnished by or on behalf of any Group Member to the Administrative Agent or any Lender prior to the Effective Date in connection with the transactions contemplated by this Agreement or any other Loan Document or delivered hereunder or thereunder (as modified or supplemented by other information so furnished prior to the Effective Date) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading; provided that, with respect to Projections, the Borrowers represent only that such information was prepared in good faith based upon assumptions believed by the Borrowers to be reasonable at the time such Projections were prepared, it being understood that Projections by their nature are uncertain and no assurance is given that the results reflected in such Projections will be achieved.

5.18            Security Documents.

(a)            The Guarantee and Collateral Agreement is effective to create in favor of the Administrative Agent, for the benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral described therein and proceeds thereof except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law). In the case of the Pledged Stock that are Securities (as defined in the UCC) described in the Guarantee and Collateral Agreement, when stock certificates representing such Pledged Stock are delivered to the Administrative Agent (together with a properly completed and signed stock power or endorsement), and in the case of the other Collateral in which a security interest can be perfected under the relevant UCC by filing a UCC financing statement and described in the Guarantee and Collateral Agreement, when financing statements and other filings specified on Schedule 5.18 in appropriate form are filed in the offices specified on Schedule 5.18, the Guarantee and Collateral Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral and the proceeds thereof, as security for the Obligations (as defined in the Guarantee and Collateral Agreement), in each case prior and superior in right to any other Person (except, in the case of Collateral other than Pledged Stock, Liens permitted by subsection 8.3 and, in the case of Collateral consisting of Pledged Stock, inchoate Liens arising by operation of law).

(b)            Each of the Mortgages upon proper filing is effective to create in favor of the Administrative Agent, for the benefit of the Secured Parties, a legal, valid and enforceable Lien on the Mortgaged Properties described therein and proceeds thereof except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law), and when the Mortgages are filed in the appropriate recording offices, each such Mortgage shall constitute a valid and enforceable Lien with record notice to third parties on all right, title and interest of the Loan Parties in the Mortgaged Properties and the proceeds thereof, as security for the Obligations (as defined in the relevant Mortgage), in each case prior and superior in right to any other Person (except that that the Lien created in the Mortgaged Properties may be subject to the Liens permitted by subsection 8.3).

5.19            Solvency. As of the Effective Date and after giving effect to the Transactions, New Holdings and its Subsidiaries, on a consolidated basis, are Solvent.

5.20            [Reserved].

5.21            Patriot Act. To the extent applicable, each Group Member is in compliance, in all material respects, with (i) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (ii) the Act. No part of the proceeds of the Term Loans will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

5.22            Anti-Corruption Laws and Sanctions. Each of Intermediate Holdings and each Borrower has implemented and maintains in effect policies and procedures designed to ensure compliance by such Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and Intermediate Holdings, each Borrower, its Subsidiaries and their respective officers and employees, and to the knowledge of Intermediate Holdings, each Borrower and their subsidiaries, their respective directors and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. None of (a) any Borrower, any of its Subsidiaries or any of their respective directors, officers or employees, or (b) to the knowledge of Intermediate Holdings, each Borrower and their Subsidiaries, any agent of Intermediate Holdings, any Borrower or any of their Subsidiaries that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. No transaction contemplated by the Credit Agreement will violate Anti-Corruption Laws or applicable Sanctions.

5.23            Plan Assets; Prohibited Transactions. None of New Holdings or any of its Subsidiaries is an entity deemed to hold “plan assets” (within the meaning of Plan Asset Regulations), and neither the execution, delivery or performance of the transactions contemplated under this Agreement, including the making of the Term Loans hereunder, will give rise to a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code. The representation in this subsection 5.23 is based on the assumption that none of the Lenders is, or is acting on behalf of, a benefit plan investor as defined in Section 3(42) of ERISA.

5.24            Beneficial Ownership Certificate. As of the Effective Date, the information included in the Beneficial Ownership Certification, if applicable, is true and correct in all respects.

5.25            Covered Entities. No Loan Party is a Covered Entity.

SECTION 6. CONDITIONS PRECEDENT

6.1            Conditions Precedent to Effectiveness. This Agreement shall become effective on the first date on which each of the following conditions is satisfied:

(a)            Credit Agreement; Guarantee and Collateral Agreement; Term Loan Exchange Agreement. The Administrative Agent shall have received (i) this Agreement, executed and delivered by the Administrative Agent, the Initial Term Lenders, Intermediate Holdings, the Borrowers and the other Loan Parties, (ii) executed counterparts of the Guarantee and Collateral Agreement, (iii) the Term Loan Exchange Agreement, executed and delivered by each of the parties thereto and (iv) Amendment No. 3 to Original Credit Agreement, executed and delivered by each of the parties thereto.

(b)            Fees.

(i)            The Borrowers shall have paid all fees previously agreed in writing to be paid on the Effective Date, including, but not limited to, (x) the fees of the Specified Lender Advisor and (y) the fees of Guggenheim Securities, LLC, as financial advisor to the Initial Term Lenders.

(ii)            Unless waived by the Administrative Agent, the Borrowers shall have paid all fees, charges, expenses and disbursements of counsel to the Administrative Agent and the Lead Arrangers (directly to such counsel if requested by the Administrative Agent) to the extent invoiced prior to or on the Effective Date, and in the case of expenses, such expenses shall have been invoiced at least two (2) Business Days prior to the Effective Date (except as otherwise reasonably agreed by the Borrower Agent).

(c)            Legal Opinion. The Administrative Agent shall have received, dated the Effective Date and addressed to the Administrative Agent and the Lenders, (i) an opinion of Jones Day, special counsel to the Loan Parties, and (ii) an opinion of Lerman Senter PLLC, special FCC counsel to the Loan Parties, in each case in form and substance reasonably satisfactory to the Administrative Agent and their counsel. Such opinion shall also cover such other matters incident to the transactions contemplated by this Agreement as the Administrative Agent shall reasonably require.

(d)            Closing Certificates. The Administrative Agent shall have received a closing certificate of Intermediate Holdings, each Borrower, each Guarantor, dated the Effective Date, substantially in the form of Exhibit B hereto with appropriate insertions and attachments, reasonably satisfactory in form and substance to the Administrative Agent and their counsel, executed by the Chief Executive Officer or any Vice President and the Secretary or any Assistant Secretary of Intermediate Holdings, each Borrower, and each Guarantor.

(e)            Organizational Documents. The Administrative Agent and their counsel shall have received true and correct copies of the certificate of incorporation and by-laws or operating agreement of each Loan Party, certified as to authenticity by the Secretary or Assistant Secretary of each such Loan Party.

(f)            Corporate Documents. The Administrative Agent and their counsel shall have received copies of certificates from the Secretary of State or other appropriate authority of such jurisdiction, evidencing the good standing or existence of each Loan Party in its jurisdiction of incorporation or organization.

(g)            Pledged Stock; Stock Powers; Pledged Notes. The Administrative Agent shall have (i) received the certificates representing the shares pledged pursuant to the Guarantee and Collateral Agreement, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof, and (ii) received the promissory notes pledged pursuant to the Guarantee and Collateral Agreement, endorsed in blank by a duly authorized officer of the pledgor thereof.

(h)            Filings. All necessary or advisable filings shall have been duly made or made available to the Administrative Agent or its counsel to create a perfected first priority Lien on and security interest in all Collateral in which a security interest can be perfected by filing a UCC-1 financing statement, and all such Collateral shall be free and clear of all Liens, except Liens permitted by subsection 8.3.

(i)            Lien Searches. The Administrative Agent shall have received the results of a recent Lien search with respect to each Loan Party, and such search shall reveal no Liens on any of the assets of the Loan Parties except for Liens permitted by subsection 8.3 or discharged on or prior to the Effective Date pursuant to documentation reasonably satisfactory to the Administrative Agent.

(j)            Representations and Warranties. Each of the representations and warranties made in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of the Effective Date as if made on and as of such date (unless (i) such representation or warranty is already by its terms qualified as to “materiality,” “Material Adverse Effect” or similar language, in which case such representation or warranty shall be true and correct in all respects as of the Effective Date after giving effect to such qualification or (ii) such representation or warranty is stated to relate to a specific earlier date, in which case, such representations and warranties shall be true and correct in all material respects (or in all respects if such representation or warranty is already by its terms qualified as to “materiality,” “Material Adverse Effect” or similar language) as of such earlier date).

(k)            No Default or Event of Default. No Default or Event of Default shall have occurred and be continuing at the time of, or after giving effect to this Agreement and the Term Loans made hereunder on the Effective Date.

(l)            Beneficial Ownership. Upon the reasonable request of any Lender made at least 5 Business Days prior to the Effective Date, at least three Business Days prior to the Effective Date, any Loan Party that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation shall have delivered, to each Lender that so requests, a Beneficial Ownership Certification in relation to such Loan Party.

(m)            Patriot Act. Before the end of the third Business Day prior to the Effective Date, the Administrative Agent and each Lender shall have received all documentation and other information, which has been requested in writing by the Administrative Agent or such Lender at least five Business Days prior to the Effective Date, required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act.

(n)            Solvency Certificate. The Administrative Agent shall have received a solvency certificate in substantially the form attached hereto as Exhibit J from the Chief Financial Officer of New Holdings that shall certify as to the solvency of New Holdings and its Subsidiaries on a consolidated basis after giving effect to the Transactions.

(o)            Notes. The Administrative Agent shall have received a Note executed by the Borrowers in favor of each Lender requesting a Note.

(p)            Insurance. Subject to subsection 7.5(e), the Administrative Agent shall have received evidence that all insurance required to be maintained pursuant to the Loan Documents has been obtained and is in effect, together with the certificates of insurance, naming the Administrative Agent, on behalf of the Lenders, as an additional insured or lenders’ loss payee, as the case may be, under all insurance policies maintained with respect to the assets and properties of the Loan Parties that constitute Collateral.

(q)            Intellectual Property Security Agreements. Patent, trademark and copyright security agreements, in form and substance reasonably satisfactory to the Administrative Agent, covering the registered intellectual property listed on the applicable schedules to the Guarantee and Collateral Agreement, duly executed by the Borrowers and each other Loan Party, shall have been received by the Administrative Agent.

(r)            Funds Flow. The Administrative Agent shall have received a funds flow memorandum with respect to the transactions contemplated hereby on the Effective Date in form, scope and substance reasonably satisfactory to the Administrative Agent.

(s)            Old Notes Exchange and Term Loan Exchange. The Old Notes Exchange and the Term Loan Exchange shall have been, or substantially contemporaneously with the effectiveness of this Agreement shall be, consummated.

(t)            Intercreditor Agreements. The Administrative Agent shall have received (i) executed counterparts of the Pari Passu Intercreditor Agreement, (ii) executed counterparts of the Junior Lien Intercreditor Agreement and (iii) executed counterparts of the Permitted ABL Intercreditor Agreement.

For purposes of determining compliance with the conditions specified in this Section 6 (and irrespective of whether any Lender has signed this Agreement), each Lender shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender, unless the Administrative Agent shall have received written notice from such Lender prior to the proposed Effective Date specifying its objection thereto.

SECTION 7. AFFIRMATIVE COVENANTS

From and after the Effective Date, so long as any Term Loan or Note remains outstanding and unpaid or any other amount is owing to any Lender (other than indemnities and other contingent liabilities not then due and payable that survive repayment of the Term Loans) or the Administrative Agent hereunder, each Borrower hereby agrees that it shall, and, in the case of the agreements contained in subsections 7.3, 7.4, 7.5, 7.6, 7.7, 7.8 and 7.11 cause each of its Subsidiaries to, and Intermediate Holdings hereby agrees (solely with respect to subsection 7.10 and 7.15) that it shall and shall cause each of its Subsidiaries to:

7.1            Financial Statements. Furnish to the Administrative Agent (with sufficient copies for each Lender) or otherwise make available as described in the last sentence of subsection 7.2:

(a)            as soon as available, but in any event within 90 days after the end of each fiscal year of New Holdings, a copy of the consolidated balance sheet of New Holdings and its consolidated Subsidiaries as at the end of such fiscal year and the related consolidated statements of operations, stockholders’ equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous year, reported on without a “going concern” or like qualification or exception (other than a “going concern” statement, explanatory note or like qualification or exception resulting solely from an upcoming maturity date occurring within one year from the time such opinion is delivered), or qualification arising out of the scope of the audit, by PricewaterhouseCoopers LLP or other certified public accountants of nationally recognized standing not unacceptable to the Administrative Agent;

(b)            as soon as available, but in any event not later than 60 days after the end of each of the first three quarterly periods of each fiscal year of New Holdings, the unaudited consolidated balance sheet of New Holdings and its consolidated Subsidiaries at the end of such quarter and the related unaudited consolidated statements of operations and cash flows of New Holdings and its consolidated Subsidiaries for such applicable period, and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form, the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments and the absence of footnotes); and

(c)            all financial statements shall be prepared in reasonable detail in accordance with GAAP (provided that interim statements may be condensed and may exclude footnote disclosure and are subject to year-end adjustment) applied consistently throughout the periods reflected therein and with prior periods (except as concurred in by such accountants or officer, as the case may be, and disclosed therein and except that interim financial statements need not be restated for changes in accounting principles which require retroactive application, and operations which have been discontinued (as defined in ASC 360, “Property, Plant and Equipment”) during the current year need not be shown in interim financial statements as such either for the current period or comparable prior period).

Notwithstanding the foregoing, the obligations in paragraphs (a) and (b) of this subsection 7.1 may be satisfied by furnishing the applicable financial statements of Parent and its consolidated Subsidiaries within the time periods specified in such paragraphs; provided that (i) (w) Parent directly holds all of the Capital Stock of Intermediate Holdings, (x) Intermediate Holdings directly holds all of the Capital Stock of New Holdings, (y) Intermediate Holdings is in compliance with subsection 8.17 and (z) Parent is in compliance with subsection 11.20, (ii) to the extent such financial statements relate to Parent and its consolidated Subsidiaries, such financial statements shall be accompanied by consolidating information that explains in reasonable detail the differences between the information relating to Parent and any other entity (other than New Holdings and its consolidated Subsidiaries), on the one hand, and the information relating to New Holdings and its consolidated Subsidiaries on a standalone basis, on the other hand, which consolidating information shall be certified by a Responsible Officer either Parent or of New Holdings as having been fairly presented in all material respects and (iii) to the extent such financial statements are in lieu of the financial statements required to be provided under subsection 7.1(a), such financial statements shall be accompanied by a report of PricewaterhouseCoopers LLP or other certified public accountants of nationally recognized standing not unacceptable to the Administrative Agent, which report shall not be subject to a “going concern” or like qualification or exception, or qualification arising out of the scope of the audit. New Holdings hereby represents, warrants and covenants that, in the event that the obligations in paragraphs (a) or (b) of this subsection 7.1 are satisfied by furnishing the applicable financial statements of Parent and its consolidated Subsidiaries pursuant to this paragraph, each of the conditions set forth in this paragraph shall have been satisfied.

Documents required to be delivered pursuant to this subsection 7.1 and subsection 7.2 below (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which Parent or New Holdings posts such documents, or provides a link thereto, on Parent’s or New Holdings’ website on the Internet at www.cumulus.com or (ii) on which such documents are posted on Parent’s or New Holdings’ behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial or public third-party website or whether sponsored by the Administrative Agent (including the website of the SEC at http://www.sec.gov)); provided that (x) in each case, other than with respect to regular periodic reporting, the Borrower Agent shall notify the Administrative Agent of the posting of any such documents and (y) in the case of documents required to be delivered pursuant to subsection 7.2, at the request of the Administrative Agent, the Borrower Agent shall furnish to the Administrative Agent a hard copy of such document. Each Lender shall be solely responsible for timely accessing posted documents and maintaining its copies of such documents.

7.2            Certificates; Other Information. Furnish to the Administrative Agent or otherwise make available as described in the last sentence of this subsection 7.2:

(a)            [Reserved];

(b)            within five (5) Business Days following delivery of the financial statements referred to in subsections 7.1(a) and 7.1(b), a certificate of the Responsible Officer of New Holdings in the form attached as Exhibit M hereto (i) stating that, to the best of such officer’s knowledge, such officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate and (ii) in the case of financial statements under subsection 7.1(a), beginning with the financial statements for the fiscal year ending December 31, 2024, setting forth reasonably detailed calculations of Excess Cash Flow;

(c)            promptly upon receipt thereof, copies of all final reports submitted to any Borrower by independent certified public accountants in connection with each annual, interim or special audit of the books of such Borrower made by such accountants, including any final comment letter submitted by such accountants to management in connection with their annual audit;

(d)            promptly upon their becoming available, copies of all financial statements, reports, notices and proxy statements and all regular and periodic reports and all final registration statements and final prospectuses, if any, filed by Parent or any of its Subsidiaries with any securities exchange or with the Securities and Exchange Commission or any Governmental Authority succeeding to any of its functions;

(e)            concurrently with the delivery of the financial statements referred to in subsections 7.1(a) and 7.1(b), a management summary describing and analyzing the performance of New Holdings and its Subsidiaries during the periods covered by such financial statements; provided, however, that such management summary need not be furnished so long as Parent or New Holdings is a reporting company under the Securities Exchange Act of 1934, as amended;

(f)            concurrently with the delivery of the consolidated financial statements referred to in subsection 7.1(a), but in any event within 90 days after the beginning of each fiscal year of New Holdings to which such budget relates, an annual operating budget of New Holdings and its Subsidiaries, on a consolidated basis;

(g)            promptly following any request by the Administrative Agent or the Required Lenders (through the Administrative Agent) therefor, copies of any documents or notices described in Sections 101(k) or 101(l) of ERISA that any Loan Party or any ERISA Affiliate may request with respect to any Multiemployer Plan; provided that if the Loan Parties or their ERISA Affiliates have not requested such documents or notices from the administrator or sponsor of an applicable Multiemployer Plan, then Borrowers shall cause the Loan Parties and/or their ERISA Affiliates to promptly make a request for such documents or notices from the administrator or sponsor of such Multiemployer Plan and Borrower Agent shall provide copies of such documents and notices promptly after receipt thereof; and

(h)            promptly, such additional financial and other information as the Administrative Agent or any Lender (through the Administrative Agent) may from time to time reasonably request, including, without limitation, information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the PATRIOT Act and, to the extent required, the Beneficial Ownership Regulation.

The requirements of subsection 7.1 above and this subsection 7.2 shall be deemed to be satisfied if Parent or New Holdings shall have made such materials available to the Administrative Agent, including by electronic transmission, within the time periods specified therefor and pursuant to procedures approved by the Administrative Agent, or by filing (or having Parent file) such materials by electronic transmission with the Securities and Exchange Commission, in which case “delivery” of such statements for purposes of subsections 7.1(a) and 7.1(b) shall mean making such statements available in such fashion.

7.3            Payment of Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all of its Tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, except (a) when the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the applicable Group Member, as the case may be and (b) to the extent the failure to pay or discharge the same could not reasonably be expected to have a Material Adverse Effect.

7.4            Conduct of Business; Maintenance of Existence; Compliance. Continue to engage in business conducted or proposed to be conducted by New Holdings and its Subsidiaries on the Effective Date or any business that is similar, reasonably related, incidental, complementary or ancillary thereto, including without limitation in broadcasting and other media businesses, and preserve, renew and keep in full force and effect its legal existence and take all reasonable action to maintain all rights, privileges, franchises, accreditations, certifications, authorizations, licenses, permits, approvals and registrations, necessary or desirable in the normal conduct of its business except for rights, privileges, franchises, accreditations, certifications, authorizations, licenses, permits, approvals and registrations the loss of which would not in the aggregate have a Material Adverse Effect, and except as otherwise permitted by this Agreement; and comply with all applicable Requirements of Law and Contractual Obligations except to the extent that the failure to comply therewith would not, in the aggregate, have a Material Adverse Effect.

7.5            Maintenance of Property; Insurance.

(a)            Except if the failure to do so could not reasonably be expected to result in a Material Adverse Effect, keep all property useful and necessary in its business in good working order and condition (ordinary wear and tear, casualty and condemnation excepted).

(b)            Maintain with financially sound and reputable insurance companies (provided that if any such insurance company shall at any time cease to be financially sound and reputable, there shall be no breach of this provision in the event that the Borrowers promptly (and in any event within forty-five (45) days of such date) obtain insurance from an alternative insurance carrier that is financially sound and reputable) insurance with respect to its properties in at least such amounts (after giving effect to any self-insurance reasonable and customary for similarly situated Persons engaged in the same or similar businesses as New Holdings and its Subsidiaries in the same geographic locales) and against at least such risks as are customarily insured against in the same general area by companies engaged in the same or similar business.

(c)            Maintain casualty and property insurance for which the Borrowers shall (i) use commercially reasonable efforts to cause such insurance to provide that no cancellation, material reduction in amount or material change in coverage thereof shall be effective until at least thirty (30) days after receipt by the Administrative Agent of written notice thereof, and (ii) name the Administrative Agent as insured party or lenders’ loss payee.

(d)            Upon request by the Administrative Agent or the Required Lenders (through the Administrative Agent), the Borrower Agent shall deliver to the Administrative Agent information in reasonable detail as to the insurance maintained by the Group Members.

(e)            No later than thirty (30) days after the Effective Date (or such later date as reasonably agreed by the Administrative Agent), deliver to the Administrative Agent in form and substance reasonably satisfactory to the Administrative Agent (i) an additional insured endorsement with respect to the liability insurance certificate delivered pursuant to subsection 6.1(p) and (ii) a lender loss payee endorsement with respect to the property insurance certificate delivered pursuant to subsection 6.1(p).

(f)            If any portion of any Mortgaged Property is at any time located in an area identified by the Federal Emergency Management Agency (or any successor agency) as a special flood hazard area with respect to which flood insurance has been made available under the National Flood Insurance Act of 1968 (as now or hereafter in effect or successor act thereto), then the Borrowers shall (i) maintain, or cause to be maintained, with a financially sound and reputable insurer, flood insurance in an amount and otherwise sufficient to comply with all applicable rules and regulations promulgated pursuant to the Flood Insurance Laws and (ii) deliver to the Administrative Agent evidence of such compliance in form and substance reasonably acceptable to the Administrative Agent, including, without limitation, evidence of annual renewals of such insurance.

7.6            Inspection of Property; Books and Records; Discussions; Annual Meetings.

(a)            Keep proper books of record and account in which full, true and correct in all material respects entries are made of all material dealings and transactions in relation to its business and activities which permit financial statements to be prepared in conformity with GAAP and all Requirements of Law; and permit representatives of the Administrative Agent (or any designee thereof) upon reasonable notice to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time during normal business hours and as often as may reasonably be desired upon reasonable notice (but no more than once per annum unless an Event of Default has occurred and is continuing), and to discuss the business, operations, properties and financial and other condition of Parent and its Subsidiaries with officers and employees thereof and with their independent certified public accountants (with, at the option of the Borrower Agent, an officer of the Borrower Agent present) upon reasonable advance notice to the Borrower Agent.

(b)            Within 120 days after the end of each fiscal year of New Holdings, at the request of the Administrative Agent or the Required Lenders (through the Administrative Agent), hold a meeting at a mutually agreeable location, venue and time or, at the option of the Administrative Agent or the Required Lenders (through the Administrative Agent), by conference call (the reasonable costs of such venue or call to be paid by the Borrowers) with all Lenders who choose to attend such meeting at which meeting shall be reviewed, to the extent permitted by applicable Requirements of Law (including applicable national security laws, directives, policies, rules, regulations and procedures), the financial results of the previous fiscal year and the financial condition of Parent and its Subsidiaries and the operating budget presented for the current fiscal year of New Holdings.

7.7            Notices. Promptly give notice to the Administrative Agent (who shall deliver to each Lender) upon a Responsible Officer obtaining knowledge of:

(a)            the occurrence of any Default or Event of Default;

(b)            any litigation, investigation or proceeding which may exist at any time between Intermediate Holdings and any of its Subsidiaries and any Governmental Authority, or receipt of any notice of any environmental claim or assessment against Intermediate Holdings or any of its Subsidiaries by any Governmental Authority, which in any such case would reasonably be expected to have a Material Adverse Effect;

(c)            any litigation or proceeding affecting Intermediate Holdings or any of its Subsidiaries (i) in which more than $35,000,000 of the amount claimed is not covered by insurance or (ii) in which injunctive or similar relief is sought which if obtained would reasonably be expected to have a Material Adverse Effect;

(d)            the occurrence of any Reportable Event that, alone or together with any other Reportable Events that have occurred, would reasonably be expected to result in a Material Adverse Effect, and in addition to such notice, deliver to the Administrative Agent and each Lender whichever of the following may be applicable: (A) a certificate of the Responsible Officer of the Borrower Agent setting forth details as to such Reportable Event and the action that the Loan Party or ERISA Affiliate proposes to take with respect thereto, together with a copy of any notice of such Reportable Event that may be required to be filed with the PBGC, or (B) any notice delivered by the PBGC in connection with such Reportable Event;

(e)            the occurrence of any event which could reasonably be expected to have a material adverse effect on the aggregate value of the Collateral or on the security interests created by the Guarantee and Collateral Agreement; and

(f)            any development or event that has had or could reasonably be expected to have a Material Adverse Effect.

Each notice pursuant to this subsection 7.7 shall be accompanied by a statement of the Responsible Officer of the Borrower Agent setting forth details of the occurrence referred to therein and (in the cases of clauses (a) through (f)) stating what action the Borrowers propose to take with respect thereto.

7.8            Environmental Laws. Except to the extent the failure to do so could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect:

(a)            Comply with, and take commercially reasonable steps to cause all tenants and subtenants, if any, to comply with, all applicable Environmental Laws, and obtain and comply with and maintain, and take commercially reasonable steps to cause all tenants and subtenants to obtain and comply with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws.

(b)            Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions to the extent required under Environmental Laws and promptly comply with all legally binding lawful orders and directives of all Governmental Authorities regarding Environmental Laws.

7.9            [Reserved].

7.10            Additional Loan Parties; Pledge of Stock of Additional Subsidiaries; Additional Collateral, etc..

(a)            With respect to any new wholly-owned Subsidiary of Intermediate Holdings (other than a Foreign Subsidiary, a FSHCO, a Non-Significant Subsidiary, a Broadcast License Subsidiary or any other Subsidiary with respect to which, in the reasonable judgment of the Administrative Agent, determined in consultation with the Borrower Agent, the burden, cost or consequences (including any material adverse tax consequences) of such Subsidiary becoming a Borrower or providing a guarantee of the Obligations shall be excessive in view of the benefits to be obtained by the Lenders therefrom) created or acquired after the Effective Date (including as a result of the consummation of any Business Acquisition) (which, for purposes of this clause (a) shall include any existing wholly-owned Subsidiary that ceases to be a Foreign Subsidiary, a FSHCO, a Non-Significant Subsidiary or a Broadcast License Subsidiary), promptly (i) notify the Administrative Agent in writing whether such new Subsidiary shall be designated a “Borrower” or “Subsidiary Guarantor” under this Agreement and the other Loan Documents (which determination of such designation shall be in the sole discretion of the Borrowers) and (ii) cause such Subsidiary to (x) in the event it has been designated a “Borrower” pursuant the written notice referred to in the immediately preceding clause (i), become a party to (A) this Agreement by executing a Joinder Agreement and (B) the Guarantee and Collateral Agreement, which shall be accompanied by such resolutions, incumbency certificates and legal opinions as are reasonably requested by the Administrative Agent or the Required Lenders or (y) in the event it is designated a “Subsidiary Guarantor” pursuant the written notice referred to in the immediately preceding clause (i), become a party to the Guarantee and Collateral Agreement, which shall be accompanied by such resolutions, incumbency certificates and legal opinions as are reasonably requested by the Administrative Agent or the Required Lenders.

(b)            (i) Pledge the Capital Stock, or other equity interests and intercompany indebtedness, owned by any Loan Party that is created or acquired after the Effective Date pursuant to the Guarantee and Collateral Agreement and (ii) with regard to any property acquired by any Loan Party after the Effective Date (other than property described in paragraphs (b)(i) or (c)) (x) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement or such other documents as the Administrative Agent or the Required Lenders deem necessary or advisable to grant to the Administrative Agent, for the benefit of the Secured Parties, a security interest in such property in accordance with the Guarantee and Collateral Agreement and (y) take all actions necessary or advisable to grant to the Administrative Agent, for the benefit of the Secured Parties, a perfected first priority security interest in such property, including the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Guarantee and Collateral Agreement or by law or as may be requested by the Administrative Agent or the Required Lenders.

(c)            With respect to any Material Real Property owned by any Loan Party, promptly (but in any event not later than (x) in the case of any Material Real Property existing on the Effective Date, 90 days after the Effective Date and (y) in the case of any Material Real Property acquired after the Effective Date, 90 days after the date of such acquisition, which date, in each case, may be extended by the Administrative Agent): (i) execute and deliver a first priority Mortgage in favor of the Administrative Agent, for the benefit of the Secured Parties, covering such real property, (ii) if requested by the Administrative Agent, provide the Administrative Agent with title and extended coverage insurance covering such real property in an amount at least equal to the purchase price of such real property (or such other amount as shall be reasonably specified by the Administrative Agent) as well as a current ALTA survey or the equivalent (including, without limitation, ExpressMaps) thereof, together with a surveyor’s certificate, in each case, if available; provided that such other survey equivalent is sufficient to allow the issuance of the title insurance policy without any exception (other than customary exceptions) for such matters as would be shown on an accurate survey of the Mortgaged Property and with a standard “land same as survey” and such other customary survey-related endorsements as the Administrative Agent may reasonably request), (iii) deliver (A) a “Life-of-Loan” Federal Emergency Management Agency Standard Flood Hazard Determination with respect to such real property and (B) in the event such property is located in an area identified by the Federal Emergency Management Agency (or any successor agency) as a special flood hazard area, deliver (x) a notice about special flood hazard area status and flood disaster assistance, duly executed by the Borrower Agent, (y) evidence of flood insurance with a financially sound and reputable insurer, naming the Administrative Agent, as mortgagee, in an amount and otherwise sufficient to comply with all applicable rules and regulations promulgated pursuant to the Flood Insurance Laws and otherwise reasonably satisfactory to the Administrative Agent, and (z) evidence of the payment of premiums in respect thereof in form and substance reasonably satisfactory to the Administrative Agent and (iv) if requested by the Administrative Agent, deliver to the Administrative Agent customary legal opinions, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

(d)            With respect to any joint venture formed or acquired by any Loan Party after the Effective Date, pledge to the Administrative Agent, for the benefit of the Secured Parties, all the Capital Stock or other equity interests owned by any Loan Party in such joint venture pursuant to the Guarantee and Collateral Agreement; provided that if and only if such Loan Party is not permitted to pledge such Capital Stock or other equity interests under the limited liability company agreement, limited partnership agreement, joint venture agreement, general partnership agreement or other applicable organizational documents of such joint venture, the applicable Borrower or other applicable Loan Party shall use commercially reasonable efforts to have such Capital Stock or other equity interests held at all times by a JV Holding Company.

(e)            With respect to any deposit account (other than an Excluded Account) or securities account (x) owned or maintained by a Loan Party on the Effective Date, promptly (but in any event not later than 60 days after the Effective Date (or such later date as reasonably agreed by the Administrative Agent) or (y) opened or acquired by a Loan Party after the Effective Date (or that ceases to be an Excluded Account after the Effective Date), on or prior to the date such deposit account or securities account is opened or acquired (or ceases to be an Excluded Account), as applicable, execute and deliver to the Administrative Agent a Control Agreement with respect to such deposit account or securities account.

7.11            Broadcast License Subsidiaries.

(a)            Unless the Borrowers shall reasonably determine with the consent of the Administrative Agent (such consent not to be unreasonably delayed, conditioned or withheld) that doing so would cause undue expense or effort for New Holdings or its Subsidiaries, and except with respect to the FCC Licenses listed on Schedule 7.11, cause all FCC Licenses for all Stations owned by New Holdings or its Subsidiaries (other than any Station which New Holdings or any Subsidiary has placed in a Divestiture Trust) to be held at all times by one or more Broadcast License Subsidiaries; provided that with regard to any FCC Licenses for Stations acquired by New Holdings or its Subsidiaries after the Effective Date, the foregoing requirement shall be deemed satisfied if such FCC Licenses are, promptly following the acquisition of the respective Stations, assigned to and subsequently held by one or more Broadcast License Subsidiaries.

(b)            Ensure that each Broadcast License Subsidiary engages only in the business of holding FCC Licenses and rights and activities related thereto.

(c)            Ensure that the property of each Broadcast License Subsidiary is not commingled with the property of Parent, Intermediate Holdings, New Holdings or any Subsidiary other than Broadcast License Subsidiaries or otherwise remains clearly identifiable.

(d)            Ensure that no Broadcast License Subsidiary has any Indebtedness, guarantees or other liabilities except for the liabilities expressly permitted to be incurred in accordance with the definition of “Broadcast License Subsidiary.”

(e)            Ensure that no Broadcast License Subsidiary creates, incurs, assumes or suffers to exist any Liens upon any of its property, assets, income or profits, whether now owned or hereafter acquired, except non-consensual Liens arising by operation of law.

7.12            [Reserved].

7.13            Ratings. Use commercially reasonable efforts to obtain, within 30 days of the Effective Date, and thereafter maintain a corporate family and/or corporate credit rating, as applicable, and ratings in respect of the Term Loans, in each case from each of S&P and Moody’s.

7.14            Use of Proceeds. The Borrowers will use the proceeds of the Term Loans only as provided in subsection 5.8.

7.15            Anti-Corruption Laws and Sanctions. Intermediate Holdings and each Borrower will maintain in effect and enforce policies and procedures designed to ensure compliance by Intermediate Holdings, such Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.

SECTION 8.   NEGATIVE COVENANTS

From and after the Effective Date, each Borrower hereby agrees that it shall not, and shall not permit any of its Subsidiaries to (and Intermediate Holdings hereby agrees, solely with respect to subsection 8.17, that it shall not), directly or indirectly so long as any Term Loan or Note remains outstanding and unpaid or any other amount is owing to any Lender (other than indemnities and other contingent liabilities not then due and payable that survive repayment of the Term Loans) or the Administrative Agent hereunder:

8.1            [Reserved].

8.2            Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except:

(a)            Indebtedness of the Loan Parties under this Agreement (including any Incremental Term Loan);

(b)            Indebtedness of New Holdings to any Subsidiary and of any Subsidiary to any other Subsidiary; provided that (i) any such Indebtedness owed by a Loan Party to a Person that is not a Loan Party shall be (A) unsecured and subordinated in right of payment to the payment in full of the Obligations and (B) evidenced by a subordinated intercompany note in form and substance reasonably satisfactory to the Required Lenders and (ii) Indebtedness of Subsidiaries that are not Borrowers or Subsidiary Guarantors to any Borrower or any Subsidiary Guarantor must also be permitted under subsection 8.7;

(c)            Indebtedness of New Holdings or any of its Subsidiaries in respect of any foreign currency exchange contracts, interest rate swap arrangements or other derivative contracts or transactions, other than any such contracts, arrangements or transactions entered into by New Holdings or any of its Subsidiaries for speculative purposes;

(d)            Indebtedness of New Holdings or any of its Subsidiaries consisting of reimbursement obligations under surety, indemnity, performance, release and appeal bonds, in each case required in the ordinary course of business or in connection with the enforcement of rights or claims of New Holdings and its Subsidiaries, and letters of credit obtained in support thereof in the ordinary course of business;

(e)            existing Indebtedness of New Holdings or any of its Subsidiaries listed on Schedule 8.2 hereto including any extension or renewals or Permitted Refinancing thereof, provided that the principal amount thereof is not increased;

(f)            (i) any Indebtedness of any Person that becomes a Subsidiary in connection with a Permitted Acquisition after the Effective Date, (ii) any Indebtedness of any Person that is assumed by a Subsidiary in connection with an acquisition of assets by such Subsidiary in connection with a Permitted Acquisition after the Effective Date, and (iii) any Permitted Refinancing in respect of any Indebtedness set forth in the immediately preceding clauses (i) and (ii); provided that (x) in the case of clauses (i) and (ii) such Indebtedness exists at the time of such Permitted Acquisition and is not created in contemplation of or in connection with such Permitted Acquisition, (y) the aggregate outstanding principal amount of all Indebtedness outstanding under this clause (f) shall not exceed, at any time outstanding, $25,000,000; provided that Indebtedness incurred under this subclause (f) by Subsidiaries that are not Loan Parties shall not exceed $5,000,000 and (z) no Group Member (other than such Person that becomes a Subsidiary of New Holdings or the Subsidiary, as the case may be, that so assumes such Person’s Indebtedness) shall guarantee or otherwise become liable for the payment of such Indebtedness;

(g)            letters of credit of New Holdings and its Subsidiaries; provided that the aggregate face amount of such letters of credit outstanding at any time shall not exceed $20,000,000; provided, further, such Indebtedness, if secured, is only secured as permitted by subsection 8.3(w);

(h)            (A) Permitted Pari Passu Notes or Permitted Junior Debt in an amount not to exceed the then remaining aggregate principal amount of Incremental Term Loans that could be incurred at such time pursuant to subsection 2.4 (in the case of any Permitted Junior Debt that is unsecured, for purposes of testing the Ratio-Based Incremental Facility amount, assuming such Permitted Junior Debt is incurred pursuant to clause (z)(ii) thereof) so long as (i) all such Indebtedness is incurred in accordance with the requirements of the definition of “Permitted Pari Passu Notes,” “Permitted Junior Notes” or “Permitted Junior Loans,” as the case may be, (ii) no Event of Default then exists or would immediately result therefrom (provided that, with respect to any such Indebtedness incurred to finance a Limited Condition Acquisition, such requirement shall be limited to the absence of an Event of Default pursuant to Section 9(a) or (f)); and (B) Permitted Refinancing in respect of Indebtedness incurred pursuant to subclause (A);

(i)            Indebtedness consisting of promissory notes issued by New Holdings and its Subsidiaries to current or former directors, officers, employees, members of management or consultants of such person (or their respective estate, heirs, family members, spouse or former spouse) to finance the repurchase of shares of Parent permitted by subsection 8.8;

(j)            (i) Indebtedness of New Holdings or any Subsidiary (including Capital Lease Obligations) incurred to finance the acquisition, construction, repair, replacement, lease or improvement of fixed or capital assets (or the purchase of the Capital Stock of any Person owning such assets) in an outstanding amount not to exceed, at any time outstanding, $25,000,000; provided that such Indebtedness is incurred prior to or within 365 days after the applicable acquisition, construction, repair, replacement or improvement, (ii) Indebtedness arising out of sale and leaseback transactions permitted hereunder and (iii) any Permitted Refinancing of any Indebtedness set forth in the immediately preceding clauses (i) and (ii);

(k)            cash management obligations and other Indebtedness of New Holdings and any Subsidiaries in respect of netting services, overdraft protections, employee credit card programs, automatic clearing house arrangements and other similar arrangements in each case in connection with deposit accounts;

(l)            unsecured Indebtedness arising from agreements of New Holdings and its Subsidiaries providing for seller financing, deferred purchase price, contingent liabilities in respect of any indemnification obligations, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with any Business Acquisition; provided, however, that (i) such Indebtedness is not reflected on the balance sheet of New Holdings or any of its Subsidiaries prepared in accordance with GAAP (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this clause (i)), (ii) with respect to a disposition, the maximum assumable liability in respect of all such Indebtedness shall at no time exceed the gross proceeds including non-cash proceeds (the fair market value of such non-cash proceeds being measured at the time received and without giving effect to any subsequent changes in value) actually received by New Holdings and its Subsidiaries in connection with such disposition and (iii) as of the date of incurrence of any Indebtedness under this clause (l), the Consolidated Total Net Leverage Ratio (determined (i) on a pro forma basis, after giving effect to the incurrence of such Indebtedness, and (ii) excluding the proceeds of such Indebtedness in the calculation of Unrestricted Cash) of the Borrowers and the Subsidiary Guarantors as of such date) is less than or equal to 6.25 to 1.00;

(m)            Indebtedness of New Holdings or any of its Subsidiaries consisting of (i) financing of insurance premiums or (ii) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business;

(n)            Indebtedness of New Holdings or any of its Subsidiaries incurred pursuant to a Permitted Revolving Credit Facility in an aggregate amount not to exceed $125,000,000 (inclusive of the unused commitments under any such Permitted Revolving Credit Facility);

(o)            Indebtedness of New Holdings or any of its Subsidiaries that are Loan Parties secured in compliance with subsection 8.3(z) in an aggregate amount not to exceed such amount that would not cause, immediately after giving effect to the incurrence thereof, on a pro forma basis the Consolidated Net Secured Leverage Ratio to exceed 5.00 to 1.00 as of the last day of the most recently ended Test Period;

(p)            other unsecured Indebtedness of New Holdings or any of its Subsidiaries that are Loan Parties in an aggregate amount not to exceed such amount that would not cause, immediately after giving effect to the incurrence thereof, on a pro forma basis the Consolidated Total Net Leverage Ratio to exceed 5.50 to 1.00 as of the last day of the most recently ended Test Period;

(q)            the issuance of Disqualified Stock of New Holdings and Disqualified Stock or preferred stock of New Holdings or any Subsidiary Guarantor in an aggregate outstanding principal amount or liquidation preference, when aggregated with the outstanding principal amount and liquidation preference of all other Disqualified Stock and Preferred Stock then outstanding and incurred pursuant to this clause (q) shall not to exceed, at any time outstanding, $50,000,000;

(r)            other Indebtedness in an aggregate outstanding principal amount not to exceed, at any time, $25,000,000; provided that Indebtedness incurred under this subclause (r) by non-Loan Parties shall not exceed $5,000,000;

(s)            (A) Indebtedness of the Loan Parties (x) under any Permitted Junior Notes Indenture and any Permitted Pari Passu Notes Indenture (including the First Lien Notes Indenture), (y) represented by the Old Notes (including any guarantee thereof) outstanding on the Effective Date after giving effect to the Transactions and (z) represented by the Old Term Loans outstanding on the Effective Date after giving effect to the Transactions; provided, however, that aggregate outstanding amount under clauses (x), (y), and (z) shall not to exceed $1,000,000,000 and (B) any Permitted Refinancing in respect of any Indebtedness outstanding pursuant to the immediately preceding subclause (A)(x);

(t)            [Reserved]; and

(u)            Indebtedness of New Holdings or any Subsidiary incurred in connection with sale leaseback transactions pursuant to Section 8.10.

Notwithstanding anything to the contrary contained in this subsection 8.2 or any other provision in this Agreement or any other Loan Document, any intercompany loans, advances or other intercompany Indebtedness owed by a Loan Party to a Person that is not a Loan Party shall be subordinated in right of payment to the Term Loans or such Loan Party’s guarantee of the Obligations.

8.3            Limitation on Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets, income or profits, whether now owned or hereafter acquired, except:

(a)            Liens for Taxes, assessments or other governmental charges not yet overdue by more than 30 days or not yet payable or that are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of New Holdings or the applicable Subsidiary, as the case may be, in accordance with GAAP;

(b)            carriers’, warehousemen’s, mechanics’, landlords’, materialmen’s, repairmen’s or other like Liens arising by operation of law, in each case in the ordinary course of business in respect of obligations which are not yet due and payable or which are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of New Holdings or the applicable Subsidiary, as the case may be, in accordance with GAAP;

(c)            pledges or deposits in connection with workmen’s compensation, unemployment insurance and other social security legislation and/or securing liability for reimbursement or indemnification obligations of insurance carriers providing property, casualty or liability insurance to New Holdings or any Subsidiary;

(d)            (i) easements, right-of-way, zoning, other land use regulations and similar restrictions and other similar encumbrances or title defects incurred, or leases or subleases granted to others, in the ordinary course of business, which, in the aggregate do not materially detract from the value of the property subject thereto or do not interfere with or adversely affect in any material respect the ordinary conduct of the business of New Holdings and its Subsidiaries taken as a whole and (ii) any exceptions set forth in any final title policies with respect to Mortgaged Properties as reasonably agreed to by the Administrative Agent;

(e)            (i) Liens pursuant to the Loan Documents and (ii) Liens securing Obligations (as defined in the Old Term Loan Credit Agreement) under the Old Term Loan Credit Agreement and the Loan Documents (as defined in the Old Term Loan Credit Agreement) related thereto and incurred pursuant to subsection 8.2(a)(ii); provided that any such Liens under clause (ii) shall be subordinated to the Liens securing the Obligations pursuant to the Junior Lien Intercreditor Agreement;

(f)            [Reserved];

(g)            Liens on documents of title and the property covered thereby securing Indebtedness in respect of commercial letters of credit;

(h)            Liens securing any Indebtedness permitted under subsection 8.2(j); provided that (i) such security interests and the Indebtedness secured thereby are incurred prior to or within 365 days after such acquisition or the completion of such construction or improvement, (ii) the Indebtedness secured thereby does not exceed the cost of acquiring, constructing, repairing, replacing, leasing or improving such fixed or capital assets and (iii) such security interests shall not apply to any other property or assets of New Holdings or any Subsidiary (other than proceeds and products thereof); provided, further, that individual financings of equipment provided by one lender may be cross-collateralized to other financings of equipment provided by such lender on customary terms;

(i)            existing Liens described in Schedule 8.3 and renewals thereof; provided that no such Lien is spread to cover any additional property after the Effective Date other than proceeds and products thereof and that the amount secured thereby is not increased;

(j)            [Intentionally Omitted];

(k)            deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, licenses, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(l)            Liens securing Indebtedness owing to any Borrower or any Subsidiary Guarantor under subsection 8.2(b);

(m)            any Lien existing on any property or asset prior to the acquisition thereof by New Holdings or any Subsidiary or existing on any property or asset of any Person that becomes a Subsidiary after the Effective Date prior to the time such Person becomes a Subsidiary (including in connection with any acquisition permitted under subsection 8.7); provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be, (ii) such Lien shall not apply to any other property or assets of New Holdings or any Subsidiary (other than proceeds or products thereof) and other than after-acquired property subject to a Lien securing such Indebtedness, the terms of which Indebtedness require or include a pledge of after-acquired property (it being understood that such requirement shall not be permitted to apply to any property to which such requirement would not have applied but for such acquisition) and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be, and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

(n)            [Reserved];

(o)            Liens securing any Permitted Refinancing permitted under subsection 8.2; provided that such security interests shall not apply to any property or assets that were not collateral for the Indebtedness being refinanced;

(p)            [reserved];

(q)            Liens securing judgments for the payment of money not constituting an Event of Default under Section 9(h) so long as such Liens (to the extent covering Collateral) are junior to the Liens created pursuant to the Security Documents;

(r)            leases, licenses, subleases or sublicenses granted to others in the ordinary course of business and not interfering in any material respect with the business of New Holdings or any of its Subsidiaries;

(s)            Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection, and (ii) in favor of a banking or other financial institution arising as a matter of law or granted in the ordinary course of business and under customary general terms and conditions encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry; provided that, in the case of this clause (ii), unless such Liens are non-consensual and arise by operation of law, in no case shall any such Liens secure (either directly or indirectly) the repayment of any Indebtedness for borrowed money;

(t)            Liens (i) on cash advances in favor of the seller of any property to be acquired in an Investment permitted pursuant to subsections 8.7(c), 8.7(k), 8.7(r), 8.7(t) or 8.7(u) to be applied against the purchase price for such Investment, or (ii) consisting of an agreement to dispose of any property in a disposition permitted under subsection 8.6, in each case, solely to the extent such Investment or disposition, as the case may be, would have been permitted on the date of the creation of such Lien;

(u)            purported Liens evidenced by the filing of precautionary Uniform Commercial Code financing statements relating solely to operating leases of personal property entered into by New Holdings or any of its Subsidiaries in the ordinary course of business;

(v)            any interest or title of a lessor, sublessor, licensee, sublicensee, licensor or sublicensor under any lease, sublease, license or sublicense arrangement (including software and other technology licenses) entered into by New Holdings or any of its Subsidiaries in the ordinary course of its business and which could not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect;

(w)           deposits of cash or Cash Equivalents made to the issuer or issuers of letters of credit permitted to be incurred by New Holdings or a Subsidiary thereof pursuant to subsection 8.2(g) to backstop or collateralize such letters of credit; provided that the aggregate amount of any such deposits made to the issuers of such letters of credit shall not exceed 105% of the face amount of such letters of credit;

(x)            Liens solely on any cash earnest money deposits made by New Holdings or any of its Subsidiaries in connection with any letter of intent or purchase agreement permitted under this Agreement;

(y)            Liens on cash or Cash Equivalents used to defease or to satisfy and discharge Indebtedness, provided that such defeasance or satisfaction and discharge is permitted hereunder;

(z)            Liens securing Indebtedness of New Holdings or any Subsidiary incurred pursuant to subsection 8.2(o); provided that the Liens securing such Indebtedness are subordinated to the Liens securing the Obligations pursuant to an intercreditor agreement which shall be customary for transactions of this type and otherwise on terms and conditions reasonably satisfactory to the Administrative Agent;

(aa)          [reserved];

(bb)         Liens on Collateral securing obligations in respect of Indebtedness permitted by subsection 8.2(h) and having such ranking and other terms as set forth therein;

(cc)        Liens securing Indebtedness incurred pursuant to subsection 8.2(s), so long as such Liens cover only assets constituting Collateral and are at all times subject to a Pari Passu Intercreditor Agreement or the Junior Lien Intercreditor Agreement, as applicable;

(dd)         other Liens securing obligations in an aggregate principal amount not to exceed, at any time, $25,000,000;

(ee)         Liens securing Indebtedness of New Holdings or any Subsidiary incurred in connection with sale leaseback transactions pursuant to Section 8.10;

(ff)           [reserved]; and

(gg)         Liens securing Indebtedness incurred pursuant to Section 8.2(n) or 8.2(s) under (i) the Existing ABL Facility, (ii) a Permitted Revolving Credit Facility that is an ABL Facility, so long as such Liens cover only assets constituting Collateral and are at all times subject to a Permitted ABL Intercreditor Agreement or (iii) a Permitted Revolving Credit Facility that is a Cash Flow Revolving Credit Facility, so long as such Liens cover only assets constituting Collateral and are at all times subject to a Permitted Cash Flow Revolver Intercreditor Agreement, in an aggregate principal amount not to exceed, at any time, $125,000,000.

8.4            Limitation on Contingent Obligations. Create, incur, assume or suffer to exist any Contingent Obligation except:

(a)            guarantees by New Holdings or any Subsidiaries of obligations to third parties made in the ordinary course of business in connection with relocation of employees of New Holdings or any of its Subsidiaries;

(b)            guarantees by New Holdings and its Subsidiaries incurred in the ordinary course of business for an aggregate amount not to exceed $30,000,000 at any one time;

(c)            existing Contingent Obligations described in Schedule 8.4 including any extensions or renewals thereof;

(d)            Contingent Obligations of New Holdings or any of its Subsidiaries in respect of any foreign currency exchange contracts, interest rate swap arrangements or other derivative contracts or transactions, other than any such contracts, arrangements or transactions entered into by New Holdings or any of its Subsidiaries for speculative purposes;

(e)            Contingent Obligations of any Subsidiary Guarantor pursuant to the Guarantee and Collateral Agreement;

(f)            guarantees by New Holdings and its Subsidiaries of (i) Indebtedness of New Holdings and its Subsidiaries permitted under subsection 8.2 (other than clause (f) thereof) and (ii) obligations (other than Indebtedness) of New Holdings and its Subsidiaries not prohibited hereunder; provided that (i) any guarantee by New Holdings or a Subsidiary of Indebtedness of a Subsidiary that is not a Borrower or Subsidiary Guarantor shall only be permitted to the extent permitted by subsection 8.7(b) and (ii) with respect to any guarantee by a Borrower or a Subsidiary Guarantor, if the Indebtedness so guaranteed is subordinated in right of payment to the Obligations, such guarantee shall be subordinated in right of payment to the guarantee of the Obligations on terms at least as favorable on the whole to the Lenders as those contained in the documentation governing the Indebtedness being guaranteed;

(g)            guarantees by New Holdings or any Subsidiary of Indebtedness of joint ventures of New Holdings or any of its Subsidiaries in an aggregate amount, when taken together with any loans, advances, acquisitions and Investments made pursuant to subsection 8.7(m), not to exceed $25,000,000; and

(h)            guarantees by New Holdings or any Subsidiary of Indebtedness permitted under subsection 8.2(f), so long as such guarantee is permitted by the terms of such subsection.

8.5            Prohibition of Fundamental Changes. Enter into any transaction of acquisition of, or merger or consolidation or amalgamation with, any other Person (including any Subsidiary or Affiliate of Intermediate Holdings or any of its Subsidiaries), or transfer all or substantially all of its assets to any other Person that is not a Borrower or a Subsidiary Guarantor, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or engage in any business other than business conducted or proposed to be conducted by New Holdings and its Subsidiaries on the Effective Date or any business that is similar, reasonably related, incidental, complementary or ancillary thereto, including without limitation in broadcasting and other media businesses, except for, solely in the case of clause (ii) above, (a) the transactions otherwise permitted pursuant to subsections 8.6 and 8.7; provided that New Holdings may not merge, consolidate or amalgamate with any Person unless New Holdings is the continuing or surviving Person, (b) the liquidation or dissolution of any Subsidiary if New Holdings determines in good faith that such liquidation or dissolution is in the best interests of the Borrowers and is not materially disadvantageous to the Lenders, (c)(i) any Subsidiary may merge, amalgamate or consolidate with or into any other Subsidiary (provided that in any such transaction involving a Borrower or Subsidiary Guarantor, a Borrower or Subsidiary Guarantor must be the continuing or surviving Person) and (ii) New Holdings or any Subsidiary may change its legal form if New Holdings determines in good faith that such action is in the best interest of New Holdings and its Subsidiaries and is not materially disadvantageous to the Lenders (it being understood that in the case of any change in legal form, a Subsidiary that is a Borrower or Subsidiary Guarantor will remain a Borrower or Subsidiary Guarantor, as applicable, unless such Borrower or Subsidiary Guarantor is otherwise permitted to cease being a Borrower or Subsidiary Guarantor, as applicable, hereunder), and (d) any Subsidiary may transfer or dispose of any or all of its assets to New Holdings or to another Subsidiary (upon voluntary liquidation or otherwise); provided that if the transferor in such a transaction is a Borrower or Subsidiary Guarantor, then (i) the transferee or assignee must be a Subsidiary Guarantor or a Borrower or (ii) to the extent constituting an Investment, such Investment must be a permitted Investment in or Indebtedness of a Subsidiary that is not a Borrower or Subsidiary Guarantor in accordance with subsections 8.2 and 8.7 respectively or pursuant to a disposition permitted by subsection 8.6.

8.6            Prohibition on Sale of Assets. Convey, sell, lease, assign, transfer or otherwise dispose of any of its property, business or assets (including receivables and leasehold interests), whether now owned or hereafter acquired except:

(a)            the sale or other disposition by New Holdings or any of its Subsidiaries of any personal property that, in the reasonable judgment of New Holdings, has become uneconomic, obsolete or worn out or no longer used or useful in the conduct of the business of New Holdings or any Subsidiaries, and which is disposed of in the ordinary course of business;

(b)            sales of inventory by New Holdings or any of its Subsidiaries made in the ordinary course of business;

(c)            any Subsidiary may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to a Borrower or Subsidiary Guarantor that is a wholly-owned Domestic Subsidiary of New Holdings (including by way of merging such Subsidiary into a Borrower or Subsidiary Guarantor that is a wholly-owned Domestic Subsidiary of New Holdings or into New Holdings) or make any investment permitted by subsection 8.7, and any Subsidiary may sell or otherwise dispose of, or part with control of any or all of, the Capital Stock of any Subsidiary to New Holdings, to a wholly-owned Borrower or Subsidiary Guarantor that is a Domestic Subsidiary of New Holdings or to any other Subsidiary to the extent such transfer constitutes an investment permitted by subsection 8.7; provided that in either case such transfer shall not cause such wholly-owned Borrower or Subsidiary Guarantor that is a Domestic Subsidiary to become a Foreign Subsidiary or FSHCO; provided, further, that no such transaction may be effected if it would result in the transfer of any assets of, or any Capital Stock of, a Subsidiary to another Subsidiary whose Capital Stock has not been pledged to the Administrative Agent or which has pledged a percentage of its Capital Stock to the Administrative Agent than was pledged by the transferor Subsidiary unless, in any such case, after giving effect to such transaction, the Capital Stock of such other Subsidiary is not required to be pledged under the definition of Guarantee and Collateral Agreement or under subsection 7.10(b);

(d)            any Foreign Subsidiary or FSHCO may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or by merger, consolidation, transfer of assets, or otherwise) to New Holdings or a wholly-owned Subsidiary and any Foreign Subsidiary of New Holdings may sell or otherwise dispose of, or part control of any or all of, the Capital Stock of, or other equity interests in, any Foreign Subsidiary of New Holdings to a wholly-owned Subsidiary; provided that in either case such transfer shall not cause a Domestic Subsidiary to become a Foreign Subsidiary or FSHCO;

(e)            the sale or other disposition by New Holdings or any of its Subsidiaries of other assets consummated after the Effective Date, provided that (i) such sale or other disposition shall be made for fair value on an arm’s-length basis, (ii) with respect to the sale or other disposition of Broadcast Assets or assets that are not Broadcast Assets (“Non-Broadcast Assets”), the consideration for such sale or other disposition consists of at least 75% in cash and Cash Equivalents;

(f)            the one-time sale or other disposition (or series of related dispositions) by New Holdings or any of its Subsidiaries of a Non-Broadcast Asset, provided that (i) such sale or other disposition shall be made for fair value on an arm’s-length basis, (ii) the Consolidated EBITDA of New Holdings and its Subsidiaries generated by such Non-Broadcast Asset (or all such Non-Broadcast Assets involved in a series of related dispositions) for the Test Period most recently ended represents less than 5% of the Consolidated EBITDA of New Holdings and its Subsidiaries for such Test Period and (iii) substantially concurrently with the consummation of such sale or other disposition, the Borrower Agent shall provide the Administrative Agent with a certificate of a Responsible Officer certifying that such sale or other disposition is being effected pursuant to this clause (f) and that such sale or other disposition complies with the provisions of this clause (f);

(g)            the sale or other disposition by New Holdings or any of its Subsidiaries (or a Divestiture Trust which holds assets) of (x) Stations (and related Broadcast Assets) listed on Schedule 8.6(g) or (y) Stations (and related Broadcast Assets) or other assets acquired in any acquisition permitted under subsection 8.7, in each case to the extent such sale or other disposition is required by applicable law or rule, regulation or order of the FCC; provided that (except in the case of dispositions to a Divestiture Trust) (i) any such sale or other disposition shall be made for fair value on an arms’ length basis, (ii) if the consideration for such sale or other disposition exceeds $15,000,000, the consideration for such sale or other disposition (or the aggregate consideration for any series of related sales or other dispositions) consists of at least 75% in cash or Cash Equivalents, and (iii) the Net Proceeds from such sale or other disposition shall be applied in accordance with subsection 4.6;

(h)            dispositions by New Holdings or any of its Subsidiaries of past due accounts receivable in connection with the collection, write down or compromise thereof;

(i)            leases, subleases, or sublicenses of property by New Holdings or any of its Subsidiaries, and dispositions of intellectual property by New Holdings or any of its Subsidiaries in the ordinary course of business, in each case that do not materially interfere with the business of New Holdings and its Subsidiaries, and dispositions of intellectual property under a research or development agreement in which the other party receives a license to intellectual property that results from such agreement;

(j)            transfers by New Holdings or any of its Subsidiaries of property subject to any casualty event, including any condemnation, taking or similar event and any destruction, damage or any other casualty loss;

(k)            dispositions by New Holdings or any of its Subsidiaries in the ordinary course of business consisting of the abandonment of intellectual property which, in the reasonable good faith determination of New Holdings or any of its Subsidiaries, are uneconomical, negligible, obsolete or otherwise not material in the conduct of its business;

(l)            sales by New Holdings or any of its Subsidiaries of immaterial non-core assets acquired in connection with a Business Acquisition which are not used in the business of New Holdings and its Subsidiaries;

(m)            any disposition by New Holdings or any of its Subsidiaries of real property to a Governmental Authority as a result of a condemnation of such real property;

(n)            exclusive or non-exclusive licenses or similar agreements entered into by New Holdings or any of its Subsidiaries in respect of intellectual property;

(o)            (i) any Non-Significant Subsidiary may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to another Subsidiary that is not a Loan Party (including by way of merging such Non-Significant Subsidiary into another Subsidiary), (ii) New Holdings or any of its Subsidiaries may transfer a FCC License to a Broadcast License Subsidiary, and (iii) any Borrower or any Subsidiary Guarantor may sell, lease, transfer or otherwise dispose of assets to a Subsidiary that is not a Loan Party; provided that the aggregate fair market value (as determined in good faith by New Holdings) of all assets sold, leased, transferred or otherwise disposed of in reliance on this clause (o)(iii) shall not exceed $10,000,000;

(p)            [reserved];

(q)            substantially concurrent sales, transfers and other dispositions by New Holdings or any of its Subsidiaries of business assets to the extent the assets provided by New Holdings or the applicable Subsidiary, as the case may be, are exchanged substantially simultaneously for business assets of comparable or greater usefulness to the business of the Borrowers, provided that (i) no more than 30% of any consideration given by New Holdings or its Subsidiaries for such asset swap consists of cash or Cash Equivalents and (ii) New Holdings or such Subsidiary receives consideration at least equal to the fair market value (as determined in good faith by New Holdings) of the assets sold, transferred or otherwise disposed of (each such asset swap, a “Permitted Asset Swap”);

(r)            to the extent constituting dispositions, mergers, consolidations and liquidations permitted by subsection 8.5, Restricted Payments permitted by subsection 8.8, Investments permitted by subsection 8.7 (other than subsection 8.7(i)) and Liens permitted by subsection 8.3;

(s)            dispositions by New Holdings or any of its Subsidiaries of cash and Cash Equivalents;

(t)            dispositions by New Holdings or any of its Subsidiaries of Investments in joint ventures to the extent required by, or made pursuant to customary buy/sell arrangements between, the joint venture parties set forth in joint venture arrangements and similar binding arrangements;

(u)            the unwinding by New Holdings or any of its Subsidiaries of any Swap Agreement in accordance with its terms;

(v)            terminations of leases, subleases, licenses and sublicenses by New Holdings or any of its Subsidiaries in the ordinary course of business;

(w)            sale leasebacks by New Holdings or any of its Subsidiaries permitted by subsection 8.10;

(x)            [reserved]; and

(y)            the sale by New Holdings or any of its Subsidiaries of the real property and assets listed on Schedule 8.6(y); provided that (i) such sale shall be made for fair value on an arm’s-length basis, (ii) the consideration for such sale consists of at least 75% in cash and Cash Equivalents, (iii) at the time of such sale (other than any such sale made pursuant to a legally binding commitment entered into at a time when no Event of Default exists), no Event of Default shall exist or would result from such sale and (iv) the Net Proceeds from such sale shall be applied in accordance with subsection 4.6.

8.7            Limitation on Investments, Loans and Advances. Make any advance, loan, extension of credit or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities of, or any assets constituting a business unit of, or make or maintain any other investment in, any Person (all of the foregoing, “Investments”), except:

(a)            (i) loans or advances by New Holdings or any of its Subsidiaries in respect of intercompany accounts attributable to the operation of the Borrowers’ cash management system, (ii) loans or advances by New Holdings or any of its Subsidiaries to a Borrower or Subsidiary Guarantor (or a Subsidiary that would be a Borrower or Subsidiary Guarantor but for the lapse of time until such Subsidiary is required to be a Borrower or Subsidiary Guarantor) and (iii) the transfer by New Holdings or any of its Subsidiaries of any FCC License to a Broadcast License Subsidiary;

(b)            Investments by New Holdings and its Subsidiaries in Subsidiaries of New Holdings that are not Loan Parties; provided that the aggregate amount of Investments made in non-Loan Parties or in assets that do not become Collateral under this subsection 8.7(b) and subsections 8.7(k) and 8.7(u) shall not exceed $10,000,000; provided further, that this subsection 8.7(b) may not be used for any Investment in connection with a liability management or similar transaction;

(c)            Investments by New Holdings and the Subsidiaries, not otherwise described in this subsection 8.7, in Borrowers or in Subsidiary Guarantors (or a Subsidiary that would be a Borrower or Subsidiary Guarantor but for the lapse of time until such Subsidiary is required to be a Borrower or Subsidiary Guarantor) that otherwise are not prohibited under the terms of this Agreement;

(d)            any Subsidiary of New Holdings may make Investments in New Holdings (by way of capital contribution or otherwise);

(e)            New Holdings and its Subsidiaries may invest in, acquire and hold (i) Cash Equivalents and cash and (ii) other cash equivalents invested in or held with any financial institutions to the extent such amounts under this clause (ii) do not exceed $5,000,000 per individual institution and $25,000,000 in the aggregate at any one time;

(f)            New Holdings or any of its Subsidiaries may make travel and entertainment advances and relocation loans in the ordinary course of business to officers, employees and agents of New Holdings or any such Subsidiary not to exceed $5,000,000 in the aggregate;

(g)            New Holdings or any of its Subsidiaries may make payroll advances in the ordinary course of business;

(h)            New Holdings or any of its Subsidiaries may acquire and hold receivables owing to it, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms (provided that nothing in this clause shall prevent New Holdings or any Subsidiary from offering such concessionary trade terms, or from receiving such investments or any other investments in connection with the bankruptcy or reorganization of their respective suppliers or customers or the settlement of disputes with such customers or suppliers arising in the ordinary course of business, as management deems reasonable in the circumstances);

(i)            New Holdings and its Subsidiaries may make Investments in connection with asset sales permitted by subsection 8.6(e), (f) or (g) (to the extent permitted under such subsections and subsection 4.6(b));

(j)            existing Investments described in Schedule 8.7;

(k)            New Holdings and its Subsidiaries may in a single transaction or series of related transactions, make acquisitions (by merger, purchase, lease (including any lease that contains up-front payments and/or buyout options) or otherwise) of any business, division or line of business or all or substantially all of the outstanding Capital Stock of any corporation or other entity (other than any director’s qualifying shares or any options for equity interests that cannot, as a matter of law, be cancelled, redeemed or otherwise extinguished without the express agreement of the holder thereof at or prior to acquisition) or any Station and Broadcast Assets related thereto as long as (i) immediately after giving effect thereto, no Default or Event of Default shall have occurred and be continuing (provided that this clause (i) shall not apply with respect to any acquisition made pursuant to a legally binding commitment entered into at a time when no Default existed or would result from the making of such acquisition), (ii) [reserved], (iii) all actions required to be taken with respect to any acquired assets or acquired or newly formed Subsidiary under subsection 7.10 shall be taken substantially simultaneously with consummation of such acquisition (or such longer period of time as provided under subsection 7.10 or as the Administrative Agent shall agree), (iv) any such newly acquired Subsidiary shall not be liable for any Indebtedness except for Indebtedness permitted by subsection 8.2 and (v) with respect to any such acquisition that involves aggregate consideration in excess of $20,000,000, the Borrower Agent has delivered to the Administrative Agent a certificate of a Responsible Officer to the effect set forth in clauses (i) through (iv) above, together with all relevant financial information for the Person or assets to be acquired; provided that the aggregate amount of Investments made in Persons that do not become Loan Parties or in assets that do not become Collateral under this subsection 8.7(k) and subsections 8.7(b) and 8.7(u) shall not exceed $10,000,000;

(l)            (i) Investments by New Holdings and any Subsidiaries in any business, division, line of business or Person acquired pursuant to a Permitted Acquisition so long as the conditions to the making of any Permitted Acquisition set forth in subsection 8.7(k) are satisfied mutatis mutandis with respect to the making of such Investment and (ii) Investments of any Person in existence at the time such Person becomes a Subsidiary pursuant to a Business Acquisition (provided that such Investment was not made in connection with or anticipation of such Person becoming a Subsidiary);

(m)            New Holdings and its Subsidiaries may make loans or advances to, or acquisitions or other Investments in Persons (exclusive of Persons that are, or become, Foreign Subsidiaries or FSHCOs) that constitute or are in connection with joint ventures; provided that (i) the amount of such loans, advances, acquisitions and Investments, when taken together with any guarantees incurred pursuant to subsection 8.4(g), shall not exceed in the aggregate $25,000,000 and (ii) any such joint venture formed or acquired after the Effective Date shall comply with subsection 7.10(d); provided further, that all Investments made under this subsection 8.7(m) must (x) be in a joint venture established for a bona fide business purpose with a non-Affiliate of any Loan Party, (y) not be liability management or similar transactions or that are entered into, in whole or in part, for the purpose of evading the collateral and guarantee requirements under this Agreement and the other Loan Documents and (z) be in a joint venture whereby the Capital Stock of such joint venture owned by New Holdings or any of its Subsidiaries is Collateral pledged to the Administrative Agent for the benefit of the Secured Parties;

(n)            [Reserved];

(o)            New Holdings or any of its Subsidiaries may acquire obligations of one or more directors, officers, employees, members or management or consultants of any of New Holdings or its Subsidiaries in connection with such person’s acquisition of shares of the Parent, so long as no cash is actually advanced by New Holdings or any of its Subsidiaries to such persons in connection with the acquisition of any such obligations;

(p)            New Holdings and its Subsidiaries may acquire assets with the Net Proceeds from Asset Sales in accordance with the Reinvestment Rights provided under subsection 4.6(b);

(q)            New Holdings and its Subsidiaries may acquire assets under a Permitted Asset Swap;

(r)            [Reserved];

(s)            [Reserved];

(t)            [Reserved]; and

(u)            New Holdings and its Subsidiaries may make other Investments not to exceed $13,500,000; provided that the aggregate amount of Investments made in Persons that are not (or do not become) Loan Parties or in assets that do not become Collateral under this subsection 8.7(u) and subsections 8.7(b) and 8.7(k) shall not exceed $10,000,000; provided further, that this subsection 8.7(u) may not be used for any Investment in connection with a liability management or similar transaction.

Notwithstanding anything to the contrary contained in this Agreement, in no event shall any Borrower or any other Loan Party sell, transfer or otherwise dispose of any Material Intellectual Property or any other assets owned by any Borrower or any other Loan Party that is material to the business operations, assets, financial condition or prospects of the Borrowers and the other Loan Parties (in each case, whether pursuant to a sale, lease, license, transfer, Investment, Restricted Payment, dividend or otherwise or relating to the exclusive rights thereto) to any Subsidiary that is not a Loan Party; provided that in no event shall this sentence prohibit the Borrower or its Subsidiaries from (i) selling, transferring or otherwise disposing of cash or Cash Equivalents to the extent not otherwise prohibited by this Agreement, (ii) entering into non-exclusive licensing arrangements or (iii) transferring any FCC License to a Broadcast License Subsidiary.

For purposes of calculating the amount of any Investment, such amount shall equal (x) the amount actually invested less (y) any repayments, interest, returns, profits, dividends, distributions, income and similar amounts actually received in cash from such Investment (from dispositions or otherwise) (which amount referred to in this clause (y) shall not exceed the amount of such Investment at the time such Investment was made). The amount of any consideration paid for any Investment consisting of the provision of services or the transfer of non-cash assets shall be equal to the fair market value of such services or non-cash assets, as the case may be, as determined by New Holdings in good faith.

8.8            Limitation on Restricted Payments. Declare or make any dividends or distributions on any Capital Stock of any Group Member, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, retirement or other acquisition of any Capital Stock of any Group Member, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of New Holdings or any of its Subsidiaries (all of the foregoing being referred to herein as “Restricted Payments”); except that:

(a)            (i) any Group Member may declare or pay dividends to any Borrower or any Subsidiary Guarantor, (ii) any Group Member that is not a Loan Party may declare or pay dividends to any other Group Member that is not a Loan Party and (iii) any Subsidiary may declare and pay dividends ratably with respect to its Capital Stock;

(b)            [Reserved];

(c)            so long as no Default or Event of Default then exists or would result therefrom, New Holdings may, or may pay dividends or make distributions to Intermediate Holdings (who shall in turn make a dividend or distribution to Parent in such amount received from New Holdings) to permit Parent to (and which are used by Parent to), purchase its common stock or common stock options from former officers or employees of Parent, Intermediate Holdings or any Group Member upon the death, disability or termination of employment of such officer or employee, provided that the aggregate amount of payments made after the Effective Date under this clause (c) shall not exceed $2,500,000 in the aggregate in any fiscal year of New Holdings (with unused amounts in any fiscal year being carried over to the next succeeding fiscal year, up to a maximum of $5,000,000 in any fiscal year); provided, further, that such amount in any fiscal year may be increased by an amount not to exceed (i) the Net Proceeds from the sale of Capital Stock (other than Disqualified Stock) of Parent to any employee, member or the board of directors or consultant of any Group Member that occurs after the Effective Date, solely to the extent such Net Proceeds (x) have been contributed by Parent in cash as common equity to New Holdings and (y) have not been applied for Restricted Payments under subsection 8.8(h) or (z) applied to make a prepayment of Indebtedness under subsection 8.15(b)(iii); plus (ii) the cash proceeds of key man life insurance policies received by New Holdings or its Subsidiaries after the Effective Date; less (iii) the amount of any payments previously made with the cash proceeds described in clauses (i) and (ii);

(d)            so long as no Default or Event of Default then exists or would result therefrom, New Holdings may, or may pay dividends or make distributions to Intermediate Holdings (who shall in turn make a dividend or distribution to Parent in such amount received from New Holdings) to permit Parent to (and which are used by Parent to), make payments and/or net shares under employee benefit plans to settle option price payments owed by employees and directors with respect thereto, make payments in respect of or purchase restricted stock units and similar stock based awards thereunder and to settle employees’ and directors’ federal, state and income tax liabilities (if any) related thereto, provided that the aggregate amount of such payments made by New Holdings under this clause (d) after the Effective Date shall not exceed $2,000,000 in any fiscal year of New Holdings (with unused amounts in any fiscal year of New Holdings being carried over to succeeding fiscal years subject to a maximum of $5,000,000 in any fiscal year);

(e)            [Reserved];

(f)            so long as no Default or Event of Default then exists or would result therefrom, any Group Member may make dividends or distributions within 60 days after the date of declaration thereof, if at the date of declaration such payment would have complied with the provisions of this Agreement;

(g)            so long as no Default or Event of Default then exists or would result therefrom, New Holdings and its Subsidiaries may, directly (in the case of New Holdings) or indirectly (in the case of any Subsidiaries), make distributions to Intermediate Holdings (who shall in turn make a dividend or distribution to Parent in such amount received from New Holdings) to permit Parent to make (and which are used by Parent to make) cash payments in lieu of the issuance of fractional shares or interests in connection with the exercise of warrants, options or other rights or securities convertible into or exchangeable for Capital Stock of Parent; provided that any such cash payment shall not be for the purpose of evading the limitations of this covenant;

(h)            [Reserved];

(i)            [Reserved];

(j)            [Reserved]; and

(k)            New Holdings may pay dividends or make distributions, directly or indirectly, to Intermediate Holdings or Parent (i) that are used by Intermediate Holdings or Parent, as applicable, to pay corporate overhead expenses incurred in the ordinary course of business (provided that with respect to Parent, (x) such corporate overhead expenses do not relate solely to, and were not incurred solely in connection with, Parent’s ownership of any Person other than Intermediate Holdings and its Subsidiaries and (y) to the extent Parent owns Capital Stock in any Person other than Intermediate Holdings and its Subsidiaries, the amount of such dividends and distributions made to Parent for corporate overhead expenses shall not exceed the portion of such corporate overhead expenses allocated to Intermediate Holdings and its Subsidiaries (as determined by Parent in good faith)) and (ii) that are used by Intermediate Holdings or Parent, as applicable, to pay, or to distribute to Parent’s direct or indirect parent, amounts required for Intermediate Holdings or Parent or such direct or indirect parent of Parent, as applicable, to pay federal, state and local income Taxes imposed directly on Intermediate Holdings, Parent, or such direct or indirect parent of Parent, to the extent such Taxes are attributable to the income of New Holdings and its Subsidiaries (including, without limitation, by virtue of Intermediate Holdings, Parent or such direct or indirect parent of Parent being the common parent of a consolidated or combined Tax group of which New Holdings and/or its Subsidiaries are members); provided that the amount of any such dividends or distributions (plus any Taxes payable directly by New Holdings and its Subsidiaries) shall not exceed the amount of such Taxes that would have been payable directly by New Holdings and/or its Subsidiaries had New Holdings been the common parent of a separate Tax group that included only New Holdings and its Subsidiaries.

8.9            Transactions with Affiliates. Enter into after the Effective Date any transaction involving consideration for any such transaction (or series of related transactions) in excess of $500,000, including any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate (other than any Borrower or any Subsidiary Guarantor) except (a) for transactions which are otherwise not prohibited under this Agreement and which are upon fair and reasonable terms no less favorable in any material respect to such Borrower or such Subsidiary than it would obtain in a hypothetical comparable arm’s length transaction with a Person not an Affiliate, (b) [reserved], (c) the reasonable and customary fees payable to the directors of the Group Members and reimbursement of reasonable out-of-pocket costs of the directors of the Group Members, (d) the payment of reasonable and customary indemnities to the directors, officers and employees of the Group Members in the ordinary course of business, (e) as permitted under subsection 8.2(b), subsection 8.3(l), subsections 8.4(a) and (f), subsection 8.5 (other than clause (a) thereof), subsections 8.6(c), (d), (o) and (x), subsections 8.7(c), (d), (n), (o) and (v) and subsection 8.8, (f) [reserved] or (g) as set forth on Schedule 8.9.

8.10            Limitation on Sales and Leasebacks. Enter into any arrangement with any Person providing for the leasing by any Group Member of real or personal property which has been or is to be sold or transferred by such Group Member to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of such Group Member, provided that New Holdings or any of its Subsidiaries may enter into such arrangements covering property with an aggregate fair market value not exceeding, at any time, $37,500,000 during the term of this Agreement if the Net Proceeds from such sale leaseback arrangements are applied to the prepayment of Term Loans in accordance with the provisions of subsection 4.6(b); provided, further, that the Reinvestment Rights provided in subsection 4.6(b) shall not be available with respect to such Net Proceeds.

8.11            Fiscal Year. Permit the fiscal year for financial reporting purposes of the Borrowers to end on a day other than December 31, unless the Borrower Agent shall have given at least 45 days prior written notice to the Administrative Agent.

8.12            Negative Pledge Clauses. Enter into or suffer to exist or become effective any agreement that prohibits or limits (other than a dollar limit, provided that such dollar limit is sufficient in amount to allow at all times the Liens to secure the Obligations) the ability of any Group Member to create, incur, assume or suffer to exist any Lien upon any of its property or revenues, whether now owned or hereafter acquired, to secure its obligations under the Loan Documents to which it is a party other than (a) this Agreement and the other Loan Documents (and any agreement governing any Permitted Refinancing in respect of the Term Loans, so long as any such prohibition or limitation contained in such refinancing agreement is not materially less favorable to the Lenders that that which exists as of the Effective Date), (b) any agreements governing any secured Indebtedness otherwise permitted hereby (in which case, any prohibition or limitation shall only be effective against the assets financed thereby), (c) an agreement prohibiting only the creation of Liens securing Subordinated Indebtedness, (d) pursuant to applicable law, (e) restrictions by reason of customary provisions restricting assignments, subletting or other transfers contained in leases, licenses and other similar agreements entered into in the ordinary course of business (provided that such restrictions are limited to the property or assets secured by such Liens or the property or assets subject to such leases, licenses, or similar agreements, as the case may be), (f) any prohibition or limitation that consists of customary restrictions and conditions contained in any agreement relating to the sale or sale-leaseback of any property permitted under this Agreement, (g) documents, agreements or constituent documents governing joint ventures, (h) any agreement in effect at the time a Subsidiary becomes a Subsidiary as long as such agreement was not entered into in contemplation of such Person becoming a Subsidiary, (i) agreements permitted under subsection 8.10, (j) restrictions arising in connection with cash or other deposits permitted under subsections 8.3 and 8.7 and limited to such cash or deposits and (k) customary non-assignment provisions in contracts entered into in the ordinary course of business.

8.13            Clauses Restricting Subsidiary Distributions. Enter into or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Subsidiary to (a) make Restricted Payments in respect of any Capital Stock of such Subsidiary held by, or pay any Indebtedness owed to, New Holdings or any other Subsidiary, (b) make loans or advances to, or other Investments in, New Holdings or any other Subsidiary or (c) transfer any of its assets to New Holdings or any other Subsidiary, except for such encumbrances or restrictions existing under or by reason of (i) any restrictions existing under the Loan Documents (or any agreement governing any Permitted Refinancing in respect of the Term Loans, so long as any such restriction contained in such refinancing agreement is not materially less favorable to the Lenders that that which exists as of the Effective Date), (ii) any restrictions with respect to a Subsidiary imposed pursuant to an agreement that has been entered into in connection with the disposition of all or substantially all of the Capital Stock or all or substantially all of the assets of such Subsidiary, (iii) applicable law, (iv) restrictions in effect on the Effective Date contained in the agreements governing the Indebtedness in effect on the Effective Date and in any agreements governing any refinancing thereof if such restrictions are no more restrictive than those contained in the agreements as in effect on the Effective Date governing the Indebtedness being renewed, extended or refinanced, (v) customary non-assignment provisions with respect to contracts, leases or licensing agreements entered into by New Holdings or any of its Subsidiaries, in each case entered into in the ordinary course of business, (vi) customary provisions in joint venture agreements and other similar agreements entered into in the ordinary course of business, (vii) Liens permitted under subsection 8.3 and any documents or instruments governing the terms of any Indebtedness or other obligations secured by any such Liens; provided that such prohibitions or restrictions apply only to the assets subject to such Liens; (viii) any encumbrance or restriction with respect to a Subsidiary pursuant to an agreement relating to any Capital Stock or Indebtedness incurred by such Subsidiary on or prior to the date on which such Subsidiary was acquired by New Holdings and outstanding on such date as long as such agreement was not entered into in contemplation of such Person becoming a Subsidiary, (ix) any customary restriction on cash or other deposits imposed under agreements entered into in the ordinary course of business or net worth provisions in leases and other agreements entered into in the ordinary course of business, (x) provisions with respect to dividends, the disposition or distribution of assets or property in joint venture agreements, license agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements entered into in the ordinary course of business; (xi) restrictions on deposits imposed under contracts entered into in the ordinary course of business; and (xii) any restrictions under any Indebtedness permitted by subsection 8.2 if such restrictions are no more restrictive to New Holdings and its Subsidiaries than those contained under this Agreement.

8.14            FCC Licenses. Cause any of the FCC Licenses to be held at any time by any Person other than New Holdings or any of its wholly-owned Subsidiaries that are Domestic Subsidiaries (with an exception for those Stations held in a Divestiture Trust pursuant to rule, regulation or order of the FCC).

8.15            Certain Payments of Indebtedness. (a) Make any payment in violation of any of the subordination provisions, if any, of any Subordinated Indebtedness or any payment of regularly scheduled interest or principal on any Subordinated Indebtedness at any time after the occurrence and during the continuation of an Event of De-fault under Section 9(a); or (b) make any payment or prepayment (including payments as a result of acceleration thereof) on any Subordinated Indebtedness or redeem or otherwise acquire, purchase or defease any Subordinated Indebtedness, except that (i) any Group Member may make any such payment in connection with any refinancing of any Subordinated Indebtedness described in clause (iii) of the definition thereof permitted pursuant to the terms hereof so long as (x) the Indebtedness that refinances Subordinated Indebtedness described in subclause (iii)(a) shall be Subordinated Indebtedness under clause (iii)(a) of the definition thereof, (y) the Indebtedness that refinances Sub-ordinated Indebtedness described in subclause (iii)(b) shall be Subordinated Indebtedness under clause (iii)(b) of the definition thereof and (z) the Indebtedness that refinances Subordinated Indebtedness described in subclause (iii)(c) shall be Subordinated Indebtedness under clause (iii)(c) of the definition thereof; (ii) [reserved]; (iii) [reserved]; (iv) New Holdings and its Subsidiaries may convert or exchange all or any portion of any Subordinated Indebtedness to Capital Stock (other than Disqualified Stock) of Parent; (v) [reserved], (vi) any Group Member may make payments (including payments of accrued but unpaid interest) or prepayments in respect of Indebtedness permit-ted under subsections 8.2(s)(A)(y) and (z), subject to (A) in the case of a prepayment, such pre-payment, in each case, being at a purchase price less than or equal to 85.0% of the aggregate stated principal amount of such Subordinated Indebtedness subject to such prepayment, (B) the aggregate amount paid in connection with any such prepayments of Subordinated Indebtedness under this subclause (vi) shall not exceed $35,000,000 and (C) any prepayments of Subordinated Indebted-ness described in this clause (vi) may not be on terms more favorable to the holders of such Subordinated Indebtedness than the terms offered to the Initial Term Lenders in connection with the Transactions.

8.16            Amendment of Material Documents. Amend, modify, waive or otherwise change, or consent or agree to any material amendment, modification, waiver or other change to (a) its certificate of incorporation, by-laws or other organizational documents, (b) any indenture, credit agreement or other document entered into evidence or govern the terms of any Indebtedness identified on Schedule 8.2 or permitted to be created, incurred or assumed pursuant to subsection 8.2 and, in each case, any indenture, credit agreement or other document entered into with respect to any extension, renewal, replacement or refinancing thereof or (c) any document entered into evidence or govern the terms of any Preferred Stock, in each case except for any such amendment, modification or waiver that, (i) would not, in any material respect, adversely affect the interests of the Lenders and (ii) would otherwise not be prohibited hereunder.

8.17            Restrictions on Intermediate Holdings. Notwithstanding anything to the contrary in this Agreement or any other Loan Document, permit Intermediate Holdings to (a) own any material property other than the Capital Stock in New Holdings and cash and Cash Equivalents received from distributions from New Holdings permitted by subsection 8.8, (b) have any material liabilities other than (i) obligations under the Loan Documents and documents evidencing a Permitted Revolving Credit Facility, (ii) tax liabilities in the ordinary course of business and (iii) corporate, administrative and operating expenses incurred in the ordinary course of business or (c) engage in any business other than (i) owning the Capital Stock in New Holdings, and activities incidental or related thereto and (ii) performing its obligations under the Loan Documents and documents evidencing a Permitted Revolving Credit Facility.

8.18            Prohibition on Division/Series Transactions. For the avoidance of doubt, notwithstanding anything to the contrary contained in this Section 8 or any other provision in this Agreement or any other Loan Document, (a) no Loan Party shall enter into (or agree to enter into) any Division/Series Transaction, or permit any of its Subsidiaries to enter into (or agree to enter into), any Division/Series Transaction and (b) none of the provisions in this Section 8 nor any other provision in this Agreement nor any other Loan Document, shall be deemed to permit any Division/Series Transaction, in the case of each of the preceding clauses (a) and/or (b), without the prior written consent of the Lenders obtained in compliance with subsection 11.1.

SECTION 9.   EVENTS OF DEFAULT

Upon the occurrence of any of the following events:

(a)            The Borrowers shall fail to (i) pay any principal of any Term Loan or Note when due in accordance with the terms hereof or (ii) pay any interest on any Term Loan or any other amount payable hereunder or under the Engagement Letter within three Business Days after any such interest or other amount becomes due in accordance with the terms hereof or thereof; or

(b)            Any representation or warranty made or deemed made by any Loan Party in any Loan Document or which is contained in any certificate, guarantee, document or financial or other statement furnished under or in connection with this Agreement shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

(c)            Any Loan Party shall default in the observance or performance of any agreement contained in subsection 7.7(a), 7.10(c) (solely with respect to real properties owned by the Loan Parties on the Effective Date), 7.10(e) (solely with respect to deposit accounts and securities accounts maintained by the Loan Parties on the Effective Date), 7.14 or Section 8 of this Agreement; or

(d)            Any Loan Party shall default in the observance or performance of (i) subsection 7.10(c) (with respect to real properties acquired by the Loan Parties after the Effective Date) or 7.10(e) (with respect to deposit accounts and securities accounts opened or acquired by a Loan Party after the Effective Date) and such default shall continue unremedied for a period of 10 days after the earlier of (x) a Responsible Officer obtaining knowledge of such default or (y) written notice thereof from the Administrative Agent to the Borrower Agent or (ii) any other agreement contained in any Loan Document, and such default shall continue unremedied for a period of 30 days after written notice thereof from the Administrative Agent to the Borrower Agent; or

(e)            Intermediate Holdings or any of its Subsidiaries shall (A) default in any payment of principal of or interest on any Indebtedness (other than the Term Loans and any intercompany debt) or in the payment of any Contingent Obligation (other than in respect of the Term Loans or any intercompany debt) in respect of Indebtedness, beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness or such Contingent Obligation was created; or (B) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or Contingent Obligation in respect of Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Contingent Obligation (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity, any applicable grace period having expired, or such Contingent Obligation to become payable, any applicable grace period having expired, provided that (i) the failure to comply with any financial maintenance covenant set forth in any Permitted Revolving Credit Facility will not constitute an Event of Default until the acceleration of the Indebtedness (if any) and termination of the commitments under such Permitted Revolving Credit Facility and (ii) the aggregate principal amount of all such Indebtedness and Contingent Obligations (without duplication of any Indebtedness and Contingent Obligations in respect thereof) which would then become due or payable as described in this Section 9(e) would equal or exceed $30,000,000; or

(f)            (i) Intermediate Holdings or any of its Subsidiaries (other than any Non-Significant Subsidiary) shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or a material portion of its assets, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or Intermediate Holdings or any of its Subsidiaries (other than any Non-Significant Subsidiary) shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against Intermediate Holdings or any of its Subsidiaries (other than any Non-Significant Subsidiary) any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against Intermediate Holdings or any of its Subsidiaries (other than any Non-Significant Subsidiary) any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) Intermediate Holdings or any of its Subsidiaries (other than any Non-Significant Subsidiary) shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) Intermediate Holdings or any of its Subsidiaries (other than any Non-Significant Subsidiary) shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

(g)            (i) A Reportable Event shall have occurred; (ii) any Plan that is intended to be qualified under Section 401(a) of the Code shall lose its qualification; (iii) a non-exempt Prohibited Transaction shall have occurred with respect to any Plan; (iv) any Loan Party or any ERISA Affiliate shall have failed to make by its due date a required installment under Section 430(j) of the Code with respect to any Single Employer Plan or a required contribution to a Multiemployer Plan, in either case whether or not waived; (v) a determination shall have been made that any Single Employer Plan is, or is expected to be, in “at risk” status (within the meaning of Section 430 of the Code or Section 303 of ERISA); (vi) any Loan Party or any ERISA Affiliate shall have incurred any liability under Title IV of ERISA with respect to the termination of any Single Employer Plan, including but not limited to the imposition of any Lien in favor of the PBGC or any Single Employer Plan; (vii) any Loan Party or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that it has incurred or will be assessed Withdrawal Liability to such Multiemployer Plan and such Loan Party or ERISA Affiliate does not have reasonable grounds for contesting such Withdrawal Liability or is not contesting such Withdrawal Liability in a timely and appropriate manner; or (viii) any Loan Party or any ERISA Affiliate shall have received from the sponsor of a Multiemployer Plan a determination that such Multiemployer Plan is, or is expected to be, Insolvent, in Reorganization, terminated, or in “endangered” or “critical” status (within the meaning of Section 432 of the Code or Section 305 of ERISA; and in each case in clauses (i) through (viii) above, such event or condition, together with all other such events or conditions if any, would result in a Material Adverse Effect; or

(h)            One or more judgments or decrees shall be entered against Intermediate Holdings or any of its Subsidiaries involving in the aggregate a liability (not paid or fully covered by insurance) of $30,000,000 or more to the extent that all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within the time required by the terms of such judgment; or

(i)            Except as contemplated by this Agreement or as provided in subsection 11.1, the guarantee contained in Section 2 of the Guarantee and Collateral Agreement shall cease, for any reason, to be in full force and effect or any Loan Party shall so assert in writing; or

(j)            Except as contemplated by this Agreement or as provided in subsection 11.1, any Grantor (as defined in the Guarantee and Collateral Agreement) or Loan Party shall breach any covenant or agreement contained in the Guarantee and Collateral Agreement or any Security Document with the effect that the Guarantee and Collateral Agreement or such Security Document, as applicable, shall cease to be in full force and effect or the Lien granted thereby shall cease to be a Lien with the priority purported to be created thereby, in each case other than with respect to items of Collateral not exceeding $2,500,000 in the aggregate or any Loan Party shall assert in writing that the Guarantee and Collateral Agreement or any Security Document is no longer in full force and or effect or the Lien granted by the Guarantee and Collateral Agreement or such Security Document is no longer of the priority purported to be created thereby;

(k)            A Change in Control shall occur; or

(l)            The loss, revocation or suspension of, or any material impairment in the ability to use, any one or more FCC Licenses with respect to any Station of New Holdings or any Subsidiary generating collective Broadcast Cash Flow equal to or greater than 15% of the total Broadcast Cash Flow of the Borrowers and the Subsidiary Guarantors;

then, and in any such event, (a) if such event is an Event of Default with respect to a Borrower specified in clause (i) or (ii) of paragraph (f) above, automatically the Term Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the Term Loans shall immediately become due and payable; and (b) if such event is any other Event of Default, so long as any such Event of Default shall be continuing, with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower Agent declare all or a portion of the Term Loans of all Lenders hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and such Term Loans to be due and payable forthwith, whereupon the same shall immediately become due and payable. Except as expressly provided above in this Section 9, presentment, demand, protest and all other notices of any kind are hereby expressly waived.

SECTION 10.   THE ADMINISTRATIVE AGENT

10.1            Appointment and Authority.

(a)            Each of the Lenders hereby irrevocably appoints Bank of America to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Section 10 are solely for the benefit of the Administrative Agent and the Lenders and no Borrower have rights as a third party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any Requirement of Law. Instead, such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

(b)            The Administrative Agent shall also act as the “collateral agent” under the Loan Documents, and each of the Lenders hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of such Lender for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Administrative Agent, as “collateral agent” and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to subsection 10.5 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof granted under the Security Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent), shall be entitled to the benefits of all provisions of this Section 10 and Section 11 as if set forth in full herein with respect thereto.

10.2            Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with Intermediate Holdings or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

10.3            Exculpatory Provisions. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent:

(a)            shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b)            shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or Requirement of Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law;

(c)            shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

(d)            shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in subsection 11.1 and Section 9) or (ii) in the absence of its own gross negligence or willful misconduct, as determined by a court of competent jurisdiction by a final and nonappealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent by the Borrower, a Lender;

(e)            shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Security Documents, (v) the value or the sufficiency of any Collateral or (vi) the satisfaction of any condition set forth in Section 6 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent; and

(f)            shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions of this Agreement relating to Disqualified Lenders. Without limiting the generality of the foregoing, the Administrative Agent shall not (x) be obligated to ascertain, monitor or inquire as to whether any Lender or Participant or prospective Lender or Participant is a Disqualified Lender or (y) have any liability with respect to or arising out of any assignment or participation of Term Loans, or disclosure of confidential information, to any Disqualified Lender.

10.4            Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Term Loan that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Term Loan. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower Agent), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

10.5            Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Section 10 shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

10.6            Resignation of Administrative Agent.

(a)            The Administrative Agent may at any time give notice of its resignation to the Lenders and the Borrower Agent. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrower Agent, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to) on behalf of the Lenders, appoint a successor Administrative Agent meeting the qualifications set forth above, provided that in no event shall any such successor Administrative Agent be a Disqualified Lender. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.

(b)            With effect from the Resignation Effective Date (1) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (2) except for any indemnity payments or other amounts then owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Administrative Agent (other than as provided in subsection 4.20(g) and other than any rights to indemnity payments or other amounts owed to the retiring Administrative Agent as of the Resignation Effective Date), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this subsection 10.6). The fees payable by the Borrowers to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower Agent and such successor. After the retiring Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Section 10 and subsection 11.5 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them (i) while the retiring Administrative Agent was acting as Administrative Agent and (ii) after such resignation or removal for as long as any of them continues to act in any capacity hereunder or under the other Loan Documents, including (a) acting as collateral agent or otherwise holding any collateral security on behalf of any of the Lenders and (b) in respect of any actions taken in connection with transferring the agency to any successor Administrative Agent.

10.7            Non-Reliance on Administrative Agent and Other Lenders. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder. Each Lender represents and warrants that (i) the Loan Documents set forth the terms of a commercial lending facility and (ii) it is engaged in making, acquiring or holding commercial loans in the ordinary course and is entering into this Agreement as a Lender for the purpose of making, acquiring or holding commercial loans and providing other facilities set forth herein as may be applicable to such Lender, and not for the purpose of purchasing, acquiring or holding any other type of financial instrument, and each Lender agrees not to assert a claim in contravention of the foregoing. Each Lender represents and warrants that it is sophisticated with respect to decisions to make, acquire and/or hold commercial loans and to provide other facilities set forth herein, as may be applicable to such Lender, and either it, or the Person exercising discretion in making its decision to make, acquire and/or hold such commercial loans or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans or providing such other facilities.

10.8            No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of the Arrangers listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent or a Lender hereunder.

10.9            Administrative Agent May File Proofs of Claim; Credit Bidding.

(a)            In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Term Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower Agent) shall be entitled and empowered, by intervention in such proceeding or otherwise (a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Term Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under subsections 4.10 and 10.5) allowed in such judicial proceeding; and

(b)            to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

(c)            and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, if the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under subsections 4.10 and 11.5.

(d)            Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender to authorize the Administrative Agent to vote in respect of the claim of any Lender or in any such proceeding.

(e)            The Secured Parties hereby irrevocably authorize the Administrative Agent, at the direction of the Required Lenders, to credit bid all or any portion of the Obligations (including accepting some or all of the Collateral in satisfaction of some or all of the Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code of the United States, including under Sections 363, 1123 or 1129 of the Bankruptcy Code of the United States, or any similar Laws in any other jurisdictions to which a Loan Party is subject, (b) at any other sale or foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with any Requirement of Law.  In connection with any such credit bid and purchase, the Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid on a ratable basis (with Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that would vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) in the asset or assets so purchased (or in the Capital Stock or debt instruments of the acquisition vehicle or vehicles that are used to consummate such purchase).  In connection with any such bid (i) the Administrative Agent shall be authorized to form one or more acquisition vehicles to make a bid, (ii) to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or Capital Stock thereof shall be governed, directly or indirectly, by the vote of the Required Lenders, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in subsection 11.1 of this Agreement) and (iii) to the extent that Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Obligations assigned to the acquisition vehicle exceeds the amount of debt credit bid by the acquisition vehicle or otherwise), such Obligations shall automatically be reassigned to the Lenders pro rata and the Capital Stock and/or debt instruments issued by any acquisition vehicle on account of the Obligations that had been assigned to the acquisition vehicle shall automatically be cancelled, without the need for any Secured Party or any acquisition vehicle to take any further action.

10.10            Collateral and Guarantee Matters, Etc. Without limiting the provisions of subsection 10.9, each of the Lenders irrevocably authorize the Administrative Agent, at its option and in its discretion:

(a)            to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (i) upon termination of the Commitments and payment in full of all Obligations (other than contingent indemnification obligations), (ii) that is sold or otherwise disposed of or to be sold or otherwise disposed of as part of or in connection with any sale or other disposition permitted hereunder or under any other Loan Document to a Person that is not a Loan Party, (iii) that constitutes “Excluded Property” (as such term is defined in the Guarantee and Collateral Agreement) or (iv) if approved, authorized or ratified in writing in accordance with subsection 11.1;

(b)            to release any Guarantor from its obligations under the Guarantee and Collateral Agreement if such Person (i) ceases to be a Subsidiary as a result of a transaction permitted under the Loan Documents or (ii) becomes a FSHCO, a Non-Significant Subsidiary or a Broadcast License Subsidiary; provided that no such Guarantor may be released from its Obligations solely as a result of becoming a non-wholly-owned Subsidiary, unless such Guarantor becomes a non-wholly-owned Subsidiary solely as a result of a transaction permitted under this Agreement with a Person that is not an Affiliate of New Holdings (other than to the extent such Person becomes a non-Affiliate of New Holdings as a result of such transaction) and entered into for a bona fide business purpose; and

(c)            to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by subsection 8.3(h).

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guarantee and Collateral Agreement pursuant to this subsection 10.10. In each case as specified in this subsection 10.10, the Administrative Agent will, at the Borrower Agent’s expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Security Documents or to subordinate its interest in such item, or to release such Guarantor from its obligations under the Guarantee and Collateral Agreement, in each case in accordance with the terms of the Loan Documents and this subsection 10.10.

The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon, or any certificate prepared by any Loan Party in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.

10.11            Certain ERISA Matters.

(a)            Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and the Arrangers and not, for the avoidance of doubt, to or for the benefit of the Borrowers or any other Loan Party, that at least one of the following is and will be true:

(i) such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Term Loans, the Commitments or this Agreement,

(ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Term Loans, the Commitments and this Agreement,

(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Term Loans, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Term Loans, the Commitments and this Agreement satisfies the requirements of subsections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Term Loans, the Commitments and this Agreement, or

(iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b) In addition, unless either (1) subclause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with subclause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and the Arranger and not, for the avoidance of doubt, to or for the benefit of the Borrowers or any other Loan Party, that none of the Administrative Agent or the Arrangers is a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Term Loans, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent or an Arranger under this Agreement, any Loan Document or any documents related hereto or thereto).

10.12            Posting of Platform Communications.

(a)            The Borrowers agree that the Administrative Agent may, but shall not be obligated to, make any Platform Communications available to the Lenders by posting the Platform Communications on IntraLinks™, DebtDomain, SyndTrak, ClearPar or any other electronic platform chosen by the Administrative Agent to be its electronic transmission system (the “Approved Electronic Platform”).

(b)            Although the Approved Electronic Platform and its primary web portal are secured with generally-applicable security procedures and policies implemented or modified by the Administrative Agent from time to time (including, as of the Effective Date, a user ID/password authorization system) and the Approved Electronic Platform is secured through a per-deal authorization method whereby each user may access the Approved Electronic Platform only on a deal-by-deal basis, each of the Lenders acknowledges and agrees that the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution. Each of the Lenders hereby approves distribution of the Platform Communications through the Approved Electronic Platform and understands and assumes the risks of such distribution.

(c)            THE APPROVED ELECTRONIC PLATFORM AND THE PLATFORM COMMUNICATIONS ARE PROVIDED “AS IS” AND “AS AVAILABLE.” THE APPLICABLE PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE PLATFORM COMMUNICATIONS, OR THE ADEQUACY OF THE APPROVED ELECTRONIC PLATFORM AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE APPROVED ELECTRONIC PLATFORM AND THE PLATFORM COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE APPLICABLE PARTIES IN CONNECTION WITH THE PLATFORM COMMUNICATIONS OR THE APPROVED ELECTRONIC PLATFORM. IN NO EVENT SHALL THE ADMINISTRATIVE AGENT OR ANY OF THEIR RESPECTIVE RELATED PARTIES (COLLECTIVELY, “APPLICABLE PARTIES”) HAVE ANY LIABILITY TO ANY LOAN PARTY, ANY LENDER OR ANY OTHER PERSON OR ENTITY FOR DAMAGES OF ANY KIND, INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF ANY LOAN PARTY’S OR THE ADMINISTRATIVE AGENT’S TRANSMISSION OF PLATFORM COMMUNICATIONS THROUGH THE INTERNET OR THE APPROVED ELECTRONIC PLATFORM.

“Platform Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Loan Party pursuant to any Loan Document or the transactions contemplated therein which is distributed by the Administrative Agent or any Lender by means of electronic communications pursuant to this Section, including through an Approved Electronic Platform.

(d)            Each Lender agrees that notice to it (as provided in the next sentence) specifying that Platform Communications have been posted to the Approved Electronic Platform shall constitute effective delivery of the Platform Communications to such Lender for purposes of the Loan Documents. Each Lender agrees (i) to notify the Administrative Agent in writing (which could be in the form of electronic communication) from time to time of such Lender’s email address to which the foregoing notice may be sent by electronic transmission and (ii) that the foregoing notice may be sent to such email address.

(e)            Each of the Lenders agrees that the Administrative Agent may, but (except as may be required by applicable law) shall not be obligated to, store the Platform Communications on the Approved Electronic Platform in accordance with the Administrative Agent’s generally applicable document retention procedures and policies.

(f)            Nothing herein shall prejudice the right of the Administrative Agent or any Lender to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.

(g)            The Borrowers hereby acknowledge that certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Loan Parties or their securities) (each, a “Public Lender”).  The Borrowers hereby agree that so long as any Loan Party is the issuer of any outstanding debt or equity securities that are registered or issued pursuant to a private offering or is actively contemplating issuing any such securities it will use commercially reasonable efforts to identify that portion of materials and/or information provided by or on behalf of the Loan Parties under the Loan Documents (collectively, “Borrower Materials”) that may be distributed to the Public Lenders and that (w) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Loan Parties shall be deemed to have authorized the Administrative Agent and the Lenders to treat such Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to the Loan Parties or their securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in subsection 11.15); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Approved Electronic Platform designated “Public Investor”; and (z) the Administrative Agent shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Approved Electronic Platform not designated “Public Investor.” The Borrowers agree that (i) any Loan Documents and notifications of changes of terms of the Loan Documents (including term sheets) and (ii) any materials delivered pursuant to subsection 7.1 will be deemed to be “public-side” Borrower Materials and may be made available to Public Lenders.

10.13            Recovery of Erroneous Payments. Without limitation of any other provision in this Agreement, if at any time the Administrative Agent makes a payment hereunder in error to any Lender, whether or not in respect of an Obligation due and owing by any Borrower at such time, where such payment is a Rescindable Amount, then in any such event, each Lender receiving a Rescindable Amount severally agrees to repay to the Administrative Agent forthwith on demand the Rescindable Amount received by such Lender in immediately available funds in the currency so received, with interest thereon, for each day from and including the date such Rescindable Amount is received by it to but excluding the date of payment to the Administrative Agent, at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. Each Lender irrevocably waives any and all defenses, including any “discharge for value” (under which a creditor might otherwise claim a right to retain funds mistakenly paid by a third party in respect of a debt owed by another) or similar defense to its obligation to return any Rescindable Amount.  The Administrative Agent shall inform each Lender promptly upon determining that any payment made to such Lender comprised, in whole or in part, a Rescindable Amount.

SECTION 11.   MISCELLANEOUS

11.1            Amendments and Waivers. No Loan Document (other than the Engagement Letter) or any terms thereof may be amended, supplemented, waived or modified except in accordance with the provisions of this subsection 11.1. Except as expressly set forth in this Agreement, neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended, supplemented or modified except pursuant to a document in writing entered into by the Required Lenders and the Loan Parties that are party hereto or thereto, as applicable; provided, however, that:

(a)            no such waiver and no such amendment, supplement or modification shall (i) directly or indirectly release all or substantially all of the Collateral or all or substantially all of the Guarantors from their obligations under the Guarantee and Collateral Agreement or (ii) reduce any percentage specified in the definition of Required Lenders, in each case without the written consent of all Lenders;

(b)            no such waiver and no such amendment, supplement or modification shall (i) extend the scheduled maturity of any Term Loan or scheduled installment of any Term Loan or reduce any scheduled installment of any Term Loan or reduce the principal amount thereof, or reduce the rate (provided that only the consent of the Required Lenders shall be necessary to amend the default rate provided in subsection 4.7(c) or to waive any obligation of the Borrowers to pay interest at such default rate) or extend the time of payment of interest thereon, or change the method of calculating interest thereon, or reduce the amount or extend the time of payment of any fee payable to the Lenders hereunder without the consent of each Lender directly and adversely affected thereby, (ii) amend, modify or waive any provision of this subsection 11.1 or consent to the assignment or transfer by any Loan Party of any of its rights and obligations under any Loan Document without the consent of all Lenders, (iii) amend, modify or waive subsection 4.16(a) in a manner that would by its terms alter the pro rata sharing of payments required thereby or (iv) amend, modify or waive subsection 6.5 of the Guarantee and Collateral Agreement with respect to the priority of payments set forth therein, in each case, without the written consent of each Lender directly and adversely affected thereby; provided that any such waiver, amendment, supplement or modification may be made without the consent of the Required Lenders if such waiver, amendment, supplement or modification otherwise satisfies the requirements of this clause (b);

(c)            [Reserved];

(d)            no such waiver and no such amendment, supplement, modification or consent shall adversely affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document without the written consent of the Administrative Agent;

(e)            this Agreement and the other Loan Documents may be amended solely with the consent of the Administrative Agent to establish an Extension permitted by subsection 4.24;

(f)            notwithstanding anything to the contrary contained in clause (a) of this subsection 11.1, the Borrowers, the Administrative Agent and each Incremental Term Loan Lender may, in accordance with the provisions of subsection 2.4 enter into an Incremental Term Loan Commitment Agreement; provided that after the execution and delivery by the Borrowers, the Administrative Agent and each such Incremental Term Loan Lender of such Incremental Term Loan Commitment Agreement, such Incremental Term Loan Commitment Agreement, may thereafter only be modified in accordance with the requirements of clause (a) above of this subsection 11.1;

(g)            amend or modify the definition of “Material Intellectual Property” or the last paragraph of Section 8.7 without the written consent of each Lender directly and adversely affected thereby;

(h)            [reserved];

(i)            amend or modify the last proviso of subsection 8.2(b) without the written consent of each Lender directly and adversely affected thereby;

(j)            amend or modify the last proviso of subsection 10.10(b) without the written consent of each Lender directly and adversely affected thereby;

(k)            [reserved];

(l)            make any change that, directly or indirectly, subordinates (1) the Liens securing the Term Loans or the Guarantees to the Liens securing any other Indebtedness or obligations or (2) the contractual right of payment on the Term Loans or the Guarantees to any other Indebtedness or obligations, except, in each case, with respect to this clause (l), pursuant to a transaction consented to by the Required Lenders in which participation in such other Indebtedness is offered, on the same terms (including all economics, other than bona fide cash backstop fees (which may be in the form of original issue discount)) offered to all other providers (or their Affiliates) of such Indebtedness, to the Lenders on a pro rata basis (determined based on the aggregate outstanding principal amount of Term Loans and Commitments hereunder and the aggregate outstanding principal amount of any other Indebtedness that requires an offer to be made in connection therewith);

(m)            (i) amend, modify or waive the provisions of subsection 2.4 with respect to the right of holders of Incremental Term Loan Commitments and Incremental Term Loans, to consent to any amendment, modification, waiver, consent or other action without the prior written consent of each Lender directly adversely affected thereby or (ii) make any other change or modification that would authorize the incurrence of additional Indebtedness that would be issued under this Agreement in contemplation of or for the purpose of influencing any voting threshold, in each case, without the prior written consent of each Lender directly and adversely affected thereby;

(n)            permit, directly or indirectly, the Borrower or any other Loan Party to designate, or have the effect of designating, Subsidiaries as “Unrestricted Subsidiaries” (or similar term used to designate a Subsidiary that is not subject to the covenants set forth in this Agreement) under the Loan Documents, transfer to, or hold assets in, “Unrestricted Subsidiaries” (or similar term), or the release, or have the effect of releasing, any Guarantor from its obligations under the Guarantee and Collateral Agreement and any Lien on Collateral to secure any such Guarantee, in each case, in connection with or following of the designation of any person as an “Unrestricted Subsidiary” (or similar term), without the prior written consent of each Lender directly and adversely affected thereby;

(o)            amend, modify or waive (i) the definition of “Open Market Purchase”, (ii) subsection 11.6(h) or (iii) any other provision of the Loan Documents to allow for purchases of any Term Loans (by Open Market Purchase, Dutch auction or through other assignments) by any Borrower, any other Loan Party or any of their respective Affiliates, in a manner that would have the effect of amending, modifying or waiving subsection 11.6(h), in each case, without the prior written consent of each Lender directly and adversely affected thereby.

Any such waiver and any such amendment, supplement or modification described in this subsection 11.1 shall apply equally to each of the Lenders and shall be binding upon each Loan Party, the Lenders, the Administrative Agent and all future holders of the Term Loans. In the case of any waiver, the Borrowers, the Lenders and the Administrative Agent shall be restored to their former position and rights hereunder and under the outstanding Term Loans, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

Furthermore, notwithstanding the foregoing, the Administrative Agent, with the consent of the Borrowers, may amend, modify or supplement any Loan Document without the consent of any Lender or the Required Lenders in order to correct, amend or cure any ambiguity, inconsistency or defect or correct any typographical error or other manifest error in any Loan Document.

In connection with any proposed amendment, modification, waiver or termination (a “Proposed Change”) requiring the consent of all Lenders or all affected Lenders, if the consent of the Required Lenders to such Proposed Change is obtained, but the consent to such Proposed Change of other Lenders whose consent is required is not obtained (any such Lender whose consent is not obtained as described in this subsection 11.1 being referred to as a “Non-Consenting Lender”), then, the Borrowers may, at their sole expense and effort, upon notice from the Borrower Agent to such Non-Consenting Lender and the Administrative Agent, require such Non-Consenting Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in subsection 11.6), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that (i) (a) the Borrowers shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld or delayed, (b) such Non-Consenting Lender shall have received payment of an amount equal to the outstanding principal amount of its Term Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts), (c) the Borrowers or such assignee shall have paid to the Administrative Agent the processing and recordation fee specified in subsection 11.6(d) and (d) such assignee has consented to the Proposed Change and (ii) substantially concurrently with satisfaction of the requirements set forth in clause (i) of this proviso, such Non-Consenting Lender shall be deemed to have assigned and delegated its interests, rights and obligations under this Agreement and such Non-Consenting Lender shall not be required to execute the Assignment and Assumption in connection therewith.

Notwithstanding the foregoing, this Agreement may be amended with the written consent of the Administrative Agent, the Borrowers and the Lenders providing the relevant Replacement Term Loans (as defined below) to permit the refinancing, replacement or modification of all or any portion of the outstanding Term Loans (“Replaced Term Loans”) with a replacement term loan hereunder (“Replacement Term Loans”); provided that (a) the aggregate principal amount of such Replacement Term Loans shall not exceed the aggregate principal amount of such Replaced Term Loans, (b) the terms of Replacement Term Loans are (excluding pricing, fees, rate floors and optional prepayment or redemption terms), taken as a whole, no more favorable to the lenders providing such Replacement Term Loans than those applicable to the Replaced Term Loans (other than any covenants or other provisions applicable only to periods after the Maturity Date), (c) the maturity date of such Replacement Term Loans shall not be earlier than the maturity date of the Replaced Term Loans and (d) the weighted average life to maturity of such Replacement Term Loans shall not be shorter than the weighted average life to maturity of such Replaced Term Loans at the time of such refinancing.

11.2            Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy or electronic transmission), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand on a Business Day during recipient’s normal business hours, or three Business Days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when sent on a Business Day and received during recipient’s normal business hours with confirmation of receipt received, addressed as follows in the case of each Loan Party and the Administrative Agent, and as set forth on its signature page hereto in the case of any Lender, or to such other address as may be hereafter notified by the respective parties hereto and any future holders of the Term Loans:

In the case of the Borrower Agent or any Borrower:	Cumulus Media New Holdings Inc. 780 Johnson Ferry Road NE Suite 500 Atlanta, GA 30342 Attention: General Counsel Email: richard.denning@cumulus.com

In the case of the Borrower Agent or any Borrower, with a copy to:	Jones Day 1221 Peachtree Street, N.E., Suite 400 Atlanta, GA 30361 Attention: Todd Roach Email: troach@jonesday.com

The Administrative Agent:	Administrative Agent’s Office (for payments, notices and Requests for credit extensions): Bank of America, N.A., as Administrative Agent NC1-026-06-01
Dedicated Servicing
Loan Servicing Admin II
900 W Trade St. Charlotte, NC 28255 Attention: Sara Horne Tel: 980-387-3981 Email: sara.horne@bofa.com

Other Notices as Administrative Agent: Bank of America, N.A., Agency Management
Gateway Village – 900 Building
900 W Trade Street NC1-026-06-03 Charlotte, NC 28255-0001 Attention: Angela Berry Tel: 980-388-6483 Facsimile: 704-409-0014 Email: angela.m.berry@bofa.com provided that the failure to provide the copies of notices to the Borrower Agent or any Borrower provided for in this subsection 11.2 shall not result in any liability to the Administrative Agent or any Lender.

Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to subsections 2.3, 4.5 and 4.6 unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or the Borrower Agent (and behalf of itself and the Borrowers) may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications. All such notices and other communications (i) sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement) and (ii) posted to an Internet or Intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (b)(i) of notification that such notice or communication is available and identifying the website address therefor; provided that any such notice or communication described in clauses (i) or (ii) not given during the normal business hours of the recipient shall be deemed to have been given at the opening of business on the next Business Day for the recipient.

11.3            No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder or under the Loan Documents, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

11.4            Survival of Representations and Warranties. All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement, the making of the Term Loans and other extensions of credit hereunder.

11.5            Payment of Expenses. The Borrowers jointly and severally agree:

(a)            to pay or reimburse the Administrative Agent and its Affiliates for all of their reasonable out-of-pocket costs and expenses incurred in connection with the preparation, execution and delivery of, any amendment, supplement or modification to, or any waiver of, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including the reasonable fees and disbursements (including filing and recording fees and expenses) of counsel to the Administrative Agent (which shall be limited to one primary counsel, one FCC counsel and, if necessary, one local counsel to the Administrative Agent in any relevant jurisdiction) and expenses attributable to processing primary assignments;

(b)            to pay or reimburse the Lenders and the Administrative Agent for all their reasonable out-of-pocket costs and expenses incurred in connection with, and to pay, indemnify, and hold the Administrative Agent and the Lenders harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever arising out of or in connection with, the enforcement or preservation of any rights under any Loan Document and any such other documents or any workout or restructuring of the Loan Documents, limited in the case of legal fees and expenses to out-of-pocket costs, fees, disbursements and other charges of (i) one primary counsel, FCC counsel and one local counsel in any relevant jurisdiction for the Administrative Agent and (ii) one primary counsel, FCC counsel and one local counsel in any relevant jurisdiction for the Lenders taken as a whole (which shall, with respect to the Initial Term Lenders or their Related Parties, be Gibson, Dunn & Crutcher LLP) (and, solely in case of any actual or perceived conflict of interest, one additional primary counsel and one additional local counsel in any relevant jurisdiction to the affected Lenders taken as a whole) incurred in connection with the foregoing and in connection with advising the Administrative Agent and the Lenders with respect to their respective rights and responsibilities under this Agreement, the other Loan Documents and the documentation relating thereto.

(c)            to pay, indemnify, and to hold the Administrative Agent and each Lender harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying similar fees, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, any Loan Document and any such other documents; and

(d)            to pay, indemnify, and hold the Administrative Agent, the Arrangers, each Lender, each Initial Term Lender (regardless of whether such Initial Term Lender is a Lender at such time) and each of their respective affiliates and the respective officers, directors, employees, advisors controlling persons and agents of each of the foregoing (each an “Indemnitee”) harmless from and against any and all other liabilities, obligations, losses, damages (including punitive damages), penalties, fines, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including reasonable experts’ and consultants’ fees and limited in the case of legal fees and expenses to the reasonable fees and disbursements of (i) one primary counsel, one FCC counsel and, if necessary, one local counsel in each appropriate jurisdiction for the Administrative Agent and its Related Parties (taken as a whole) and (ii) one primary counsel, one FCC counsel and one local counsel in any relevant jurisdiction for all other Indemnitees taken as a whole (which shall, with respect to the Initial Term Lenders or their Related Parties, be Gibson, Dunn & Crutcher LLP) (and, solely in the case of any actual or perceived conflict of interest where the Indemnitee affected by such conflict of interest informs the Borrower Agent of such conflict and thereafter retains its own counsel, of another firm of primary counsel and one additional firm of local counsel in any relevant jurisdiction for such affected Indemnitee) and third party claims for personal injury or real or personal property damage) which may be incurred by or asserted against any Indemnitee (x) arising out of or in connection with any investigation, litigation or proceeding related to this Agreement, the other Loan Documents, the Term Loans, or any of the other transactions contemplated hereby or thereby, whether or not any Indemnitee is a party thereto, (y) with respect to any environmental matters, any environmental compliance expenses and remediation expenses in connection with the presence, suspected presence, release or suspected release of any Materials of Environmental Concern in or into the air, soil, groundwater, surface water or improvements at, on, about, under, or within the Properties, or any portion thereof, or elsewhere in connection with the transportation of Materials of Environmental Concern to or from the Properties, in each case to the extent required under Environmental Laws, or (z) without limiting the generality of the foregoing, by reason of or in connection with the execution, performance, delivery, enforcement or administration, of this Agreement or the other Loan Documents (including, without limitation, the Indemnitee’s reliance on any Communication executed using an Electronic Signature, or in the form of an Electronic Record) (all the foregoing in this clause (d), collectively, the “indemnified liabilities”), provided that the Borrowers shall have no obligation hereunder to any Indemnitee (x) with respect to indemnified liabilities to the extent they are found by a final, non-appealable judgment of a court to arise from the gross negligence or willful misconduct of, or (other than in the case of the Administrative Agent and its Related Parties) material breach of the Loan Documents by, such Indemnitee (excluding, in each case, for the avoidance of doubt, any indemnified liabilities arising solely as a result ofm any Indemnitee’s participation in the Term Loan Exchange and the Transactions), (y) under this subsection 11.5 for any Taxes other than Other Taxes or Taxes derived from a non-Tax claim or (z) with respect to indemnified liabilities arising out of a dispute solely between indemnified parties not involving an act or omission by New Holdings or any of its Affiliates (other than any such indemnified liabilities asserted against any Indemnitee in its capacity, or in fulfilling its role, as an agent or similar role for the Term Loans (other than any Arranger acting in its capacity as lead arranger and bookrunner), or by or against the Initial Term Lenders collectively or individually solely as a result of their participation in the Term Loan Exchange and the Transactions). All amounts due under this subsection 11.5 shall be payable not later than 10 days after written demand therefor. The agreements in this subsection 11.5 shall survive repayment of the Term Loans and all other amounts payable hereunder.

(e)            To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under clauses (a) through (d) of this subsection 11.5 to be paid by it to the Administrative Agent (or any sub-agent thereof), each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s share of the total Commitment at such time) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender), such payment to be made severally among them based on such Lenders’ Commitment (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought), provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent).

11.6            Successors and Assigns; Participations; Purchasing Lenders.

(a)            This Agreement shall be binding upon and inure to the benefit of Intermediate Holdings, the Borrowers, the Lenders and the Administrative Agent, all future holders of the Term Loans, and their respective successors and assigns permitted hereby, except that (i) no Borrower may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender (and any attempted assignment or transfer by any Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights and obligations hereunder except in accordance with this Section.

(b)            Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks or other financial institutions or Lender Affiliates (other than a Disqualified Lender) (“Participants”) participating interests in any Term Loan owing to such Lender, any Note held by such Lender or any other interest of such Lender hereunder and under the other Loan Documents. Notwithstanding anything to the contrary in the immediately preceding sentence, each Lender shall have the right to sell one or more participations in all or any part of its Term Loans or any other Obligation to one or more lenders or other Persons that provide financing to such Lender in the form of sales and repurchases of participations without having to satisfy the foregoing requirements. In the event of any such sale by a Lender of participating interests to a Participant, such Lender’s obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Term Loan for all purposes under this Agreement and the other Loan Documents and the Borrowers and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and the other Loan Documents. Any agreement pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that (1) requires the consent of each Lender directly and adversely affected thereby pursuant to subsection 11.1(b) and (2) directly affects such Participant. The Borrowers agree that if amounts outstanding under this Agreement and the Term Loans are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement and any Term Loan to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement or any Term Loan; provided that such Participant shall only be entitled to such right of setoff if it shall have agreed in the agreement pursuant to which it shall have acquired its participating interest to share with the Lenders the proceeds thereof, as provided in subsection 11.7. The Borrowers also agree that each Participant shall be entitled to the benefits of, and shall be subject to the limitations of, subsections 4.17, 4.18, 4.19 and 4.20 with respect to its participation in the Term Loans outstanding from time to time; provided that no Participant shall be entitled to receive (i) any greater amount pursuant to such subsections than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred except to the extent the greater amount is attributable to a Change in Law that occurs after the Participant acquires the applicable participation or (ii) the benefits of subsection 4.20 unless such Participant complies with subsection 4.20(g) as if it were a Lender (it being understood that the documentation required under subsection 4.20(g) shall be delivered to the participating Lender). Each Lender that sells a participation, acting solely for this purpose as an agent of the Borrowers, shall maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Term Loans or other obligations under this Agreement (the “Participant Register”). No Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person except to the extent such disclosure is necessary to establish that any Term Loan or Note is in registered form under Section 5f.103-1(c) of the U.S. Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender, each Loan Party and the Administrative Agent shall treat each person whose name is recorded in the Participant Register pursuant to the terms hereof as the owner of such participation for all purposes of this Agreement, notwithstanding notice to the contrary.

(c)            Any Lender may, in the ordinary course of its business and in accordance with applicable law, with the prior written consent (not to be unreasonably withheld or delayed) of:

(i)            the Administrative Agent; provided that no consent of the Administrative Agent shall be required for an assignment of all or a portion of a Term Loan to a Lender, a Lender Affiliate or an Approved Fund;

(ii)            [Reserved]; and

(iii)            the Borrower Agent; provided that (A) (i) no consent of the Borrower Agent shall be required for an assignment to a Lender, a Lender Affiliate or an Approved Fund or (ii) if an Event of Default under Section 9(a) or (f) has occurred and is continuing and (B) the Borrower Agent shall be deemed to have consented to any assignment unless the Borrower Agent has objected thereto by written notice to the Administrative Agent within 5 Business Days after having received notice thereof, sell to any Eligible Assignee (an “Assignee”), all or any part of its rights and obligations under this Agreement, the Notes and the other Loan Documents pursuant to an Assignment and Assumption executed by such Assignee, such assigning Lender (except as otherwise permitted by subsection 4.22 and subsection 11.1) and, to the extent their consent is required, the Borrower Agent and the Administrative Agent, and delivered to the Administrative Agent for its acceptance and recording in the Register (as defined below); provided that (A) each such sale pursuant to this subsection 11.6(c) of less than all of a Lender’s rights and obligations (I) to a Person which is not then a Lender, a Lender Affiliate or an Approved Fund shall be of Term Loans of not less than $1,000,000 and (II) to a Person which is then a Lender, a Lender Affiliate or an Approved Fund may be in any amount and (B) each Assignee shall comply with the provisions of subsection 4.20 hereof; provided, further that the foregoing shall not prohibit a Lender from selling participating interests in accordance with subsection 11.6(a) in all or any portion of its Term Loans (without duplication). For purposes of clause (A) of the first proviso contained in the preceding sentence, the amount described therein shall be aggregated in respect of each Lender and its Lender Affiliates, if any. Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Assumption, (x) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Assumption, have the rights and obligations of a Lender hereunder with the Term Loans as set forth therein, and (y) the assigning Lender thereunder shall, to the extent of the interest transferred, as reflected in such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all or the remaining portion of an assigning Lender’s rights and obligations under this Agreement, such assigning Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of subsections 4.17, 4.18, 4.19, 4.20 and 11.5). Such Assignment and Assumption shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Assignee and the resulting adjustment of Term Loan Percentages arising from the purchase by such Assignee of all or a portion of the rights and obligations of such assigning Lender under this Agreement.

Each assignee, by its execution and delivery of an Assignment and Assumption, shall be deemed to have represented to the assigning Lender and the Administrative Agent that such assignee is an Eligible Assignee. In no event shall the Administrative Agent be obligated to ascertain, monitor or inquire as to whether any prospective assignee is an Eligible Assignee or have any liability with respect to any assignment made to a Disqualified Lender or any other Person that is not an Eligible Assignee or enforcing the list of Disqualified Lenders.

For the purposes of this subsection 11.6, “Approved Fund” means any Person (other than a natural person (or a holding company, investment vehicle or trust for, or owned and operated by or for the primary benefit of one or more natural Persons)) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an affiliate of an entity that administers or manages a Lender.

(d)            The Administrative Agent acting on behalf of and as agent for the Borrowers, shall maintain at the address of the Administrative Agent referred to in subsection 11.2 a copy of each Assignment and Assumption delivered to it and a register (the “Register”) for the recordation of the names and addresses of the Lenders and the principal amount (and stated interest) of Term Loans owing to each Lender. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrowers, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register as the owner of the Term Loans recorded therein for all purposes of this Agreement, notwithstanding any notice to the contrary. The Register shall be available for inspection by the Borrower Agent or any Lender at any reasonable time and from time to time upon reasonable prior notice. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph. Upon its receipt of an Assignment and Assumption executed by an assigning Lender, an Assignee and any other party required to executed such Assignment and Assumption pursuant to this subsection 11.6, together with payment to the Administrative Agent of a registration and processing fee of $3,500 (except that no such registration and processing fee shall be payable (x) in the case of an assignee which is already a Lender or is an Affiliate or Approved Fund of a Lender or a Person under common management with a Lender or (y) if waived by the Administrative Agent in its sole discretion), the Administrative Agent shall (i) promptly accept such Assignment and Assumption and (ii) on the effective date determined pursuant thereto, record the information contained therein in the Register and give notice of such acceptance and recordation to the Lenders and the Borrower Agent. The Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire in which the Assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about New Holdings and its Affiliates and their related parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including Federal and state securities laws.

(e)            The Borrowers authorize each Lender to disclose to any Participant or Assignee (each, a “Transferee”) and any prospective Transferee or to any pledgee referred to in subsection 11.6(f) or to any direct or indirect contractual counterparty in swap agreements or such contractual counterparty’s professional advisor (so long as such contractual counterparty or professional advisor to such contractual counterparty agrees to be bound by confidentiality provisions at least as restrictive as those of subsection 11.15) any and all financial information in such Lender’s possession concerning New Holdings and its Subsidiaries which has been delivered to such Lender by or on behalf of the Borrowers pursuant to this Agreement or which has been delivered to such Lender by or on behalf of the Borrowers in connection with such Lender’s credit evaluation of New Holdings and its Subsidiaries and Affiliates prior to becoming a party to this Agreement; provided that no such information shall be provided by any Lender to any Disqualified Lender.

(f)            For avoidance of doubt, the parties to this Agreement acknowledge that the provisions of this subsection concerning assignments of Term Loans and Notes relate only to absolute assignments and that such provisions do not prohibit assignments creating security interests, including any pledge or assignment (i) by a Lender of any Term Loan or Note to any Federal Reserve Bank or central bank having jurisdiction over such lender in accordance with applicable law and (ii) by a Lender Affiliate which is a fund to its trustee in support of its obligations to its trustee; provided that any transfer of Term Loans or Notes upon, or in lieu of, enforcement of or the exercise of remedies under any such pledge shall be treated as an assignment thereof which shall not be made without compliance with the requirements of this subsection 11.6.

(g)            The Borrowers, upon receipt by the Borrower Agent of written notice from the relevant Lender, agree to issue Notes to any Lender requiring Notes to facilitate transactions of the type described in paragraph (f) above.

(h)            Any Lender may, so long as no Default or Event of Default has occurred and is continuing, at any time, assign all or a portion of its rights and obligations with respect to Term Loans under this Agreement to New Holdings through, notwithstanding subsection 4.16(a) or 11.7(a) or any other provision in this Agreement, an open market purchase on a non pro rata basis (an “Open Market Purchase”); provided that:

(i)            (a) the principal amount of such Term Loans, along with all accrued and unpaid interest thereon, so assigned or transferred to New Holdings shall be deemed automatically cancelled and extinguished on the date of such assignment or transfer, (b) the aggregate outstanding principal amount of Term Loans of the remaining Lenders shall reflect such cancellation and extinguishing of the Term Loans then held by New Holdings and (c) the Borrower Agent shall promptly provide written notice to the Administrative Agent of such assignment or transfer of such Term Loans, and the Administrative Agent, upon receipt of such notice, shall reflect the cancellation of the applicable Term Loans in the Register;

(ii)            no proceeds of Indebtedness under the ABL Facility shall be used to fund any Open Market Purchase; and

(iii)            any Open Market Purchase must be solely for cash consideration, which is not being financed by the incurrence of any Indebtedness (other than proceeds of Indebtedness under the ABL Facility);

(i)            Disqualified Lenders.

(i)            No assignment shall be made to any Person that was a Disqualified Lender as of the date (the “Trade Date”) on which the applicable Lender entered into a binding agreement to sell and assign all or a portion of its rights and obligations under this Agreement to such Person (unless the Borrower Agent has consented to such assignment as otherwise contemplated by this subsection 11.6, in which case such Person will not be considered a Disqualified Lender for the purpose of such assignment). For the avoidance of doubt, with respect to any assignee that becomes a Disqualified Lender after the applicable Trade Date, (x) such assignee shall not retroactively be disqualified from becoming a Lender and (y) the execution by the Borrower Agent of an Assignment and Assumption with respect to such assignee will not by itself result in such assignee no longer being considered a Disqualified Lender. Any assignment in violation of this clause (i)(i) shall not be void, but the other provisions of this clause (i) shall apply.

(ii)            If any assignment is made to any Disqualified Lender without the Borrower’s prior consent in violation of clause (i)(i) above, or if any Person becomes a Disqualified Lender after the applicable Trade Date, the Borrower Agent may, at its sole expense and effort, upon notice to the applicable Disqualified Lender and the Administrative Agent, (A) in the case of outstanding Term Loans held by Disqualified Lenders, prepay such Term Loan by paying the lesser of (x) the principal amount thereof and (y) the amount that such Disqualified Lender paid to acquire such Term Loans, in each case plus accrued interest, accrued fees and all other amounts (other than principal amounts) payable to it hereunder and under the other Loan Documents and/or (B) require such Disqualified Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in this subsection 11.6), all of its interest, rights and obligations under this Agreement and related Loan Documents to an Eligible Assignee that shall assume such obligations at the lesser of (x) the principal amount thereof and (y) the amount that such Disqualified Lender paid to acquire such interests, rights and obligations, in each case plus accrued interest, accrued fees and all other amounts (other than principal amounts) payable to it hereunder and other the other Loan Documents; provided that (i) the Borrower Agent shall have paid to the Administrative Agent the assignment fee (if any) specified in subsection 11.6(b), (ii) such assignment does not conflict with applicable laws and (iii) in the case of clause (A), the Borrower Agent shall not use the proceeds from any loans under a Permitted Revolving Credit Facility to prepay Term Loans held by Disqualified Lenders.

(iii)            Notwithstanding anything to the contrary contained in this Agreement, Disqualified Lenders (A) will not (x) have the right to receive information, reports or other materials provided to Lenders by the Borrower Agent, the Administrative Agent or any other Lender, (y) attend or participate in meetings attended by the Lenders and the Administrative Agent, or (z) access any electronic site established for the Lenders or confidential communications from counsel to or financial advisors of the Administrative Agent or the Lenders and (B) (x) for purposes of any consent to any amendment, waiver or modification of, or any action under, and for the purpose of any direction to the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) under this Agreement or any other Loan Document, each Disqualified Lender will be deemed to have consented in the same proportion as the Lenders that are not Disqualified Lenders consented to such matter, and (y) for purposes of voting on any plan of reorganization or plan of liquidation pursuant to any Debtor Relief Laws (“Plan of Reorganization”), each Disqualified Lender party hereto hereby agrees (1) not to vote on such Plan of Reorganization, (2) if such Disqualified Lender does vote on such Plan of Reorganization notwithstanding the restriction in the foregoing clause (1), such vote will be deemed not to be in good faith and shall be “designated” pursuant to Section 1126(e) of the Bankruptcy Code (or any similar provision in any other Debtor Relief Laws), and such vote shall not be counted in determining whether the applicable class has accepted or rejected such Plan of Reorganization in accordance with Section 1126(c) of the Bankruptcy Code (or any similar provision in any other Debtor Relief Laws) and (3) not to contest any request by any party for a determination by the Bankruptcy Court (or other applicable court of competent jurisdiction) effectuating the foregoing clause (2).

(iv)            The Administrative Agent shall have the right, and the Borrower Agent hereby expressly authorizes the Administrative Agent, to (A) post the list of Disqualified Lenders provided by the Borrower and any updates thereto from time to time (collectively, the “DQ List”) on the Approved Electronic Platform, including that portion of the Approved Electronic Platform that is designated for “public side” Lenders or (B) provide the DQ List to each Lender requesting the same.

11.7            Adjustments; Set-off.

(a)            Except as otherwise expressly set forth in this Agreement (including subsections 4.23, 4.24 and 11.6), if any Lender (a “Benefited Lender”) shall at any time receive any payment of all or part of any of its Term Loans or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 9(f), or otherwise) in a greater proportion than any such payment to and collateral received by any other Lender, if any, in respect of such other Lender’s Term Loans, or interest thereon, such Benefited Lender shall purchase for cash from the other Lenders such portion of each such other Lender’s Term Loans or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such Benefited Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. The Borrowers agree that each Lender so purchasing a portion of another Lender’s Term Loans may exercise all rights of payment (including rights of set-off) with respect to such portion as fully as if such Lender were the direct holder of such portion. The Administrative Agent shall promptly give the Borrower Agent notice of any set-off, provided that the failure to give such notice shall not affect the validity of such set-off.

(b)            Upon the occurrence of an Event of Default specified in Section 9(a) or Section 9(f), the Administrative Agent and each Lender are hereby irrevocably authorized at any time and from time to time without notice to the Borrowers, any such notice being hereby waived by the Borrowers, to set off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Administrative Agent or such Lender or any of their respective Affiliates to or for the credit or the account of any Borrower or any part thereof in such amounts as the Administrative Agent or such Lender may elect, on account of the liabilities of the Borrowers hereunder and under the other Loan Documents and claims of every nature and description of the Administrative Agent or such Lender against the Borrowers in any currency, whether arising hereunder, or otherwise, under any other Loan Document as the Administrative Agent or such Lender may elect, whether or not the Administrative Agent or such Lender has made any demand for payment and although such liabilities and claims may be contingent or unmatured. The Administrative Agent and each Lender shall notify the Borrower Agent (and in the case of a setoff made by a Lender, the Administrative Agent) promptly of any such setoff made by it and the application made by it of the proceeds thereof, provided that the failure to give such notice shall not affect the validity of such setoff and application. The rights of the Administrative Agent and each Lender under this paragraph are in addition to other rights and remedies (including other rights of setoff) which the Administrative Agent or such Lender may have.

11.8            [Reserved].

11.9            Integration; Effectiveness. Except for matters set forth in the Engagement Letter, this Agreement and the other Loan Documents represent the entire agreement of the Loan Parties, the Administrative Agent and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to the subject matter hereof or thereof not expressly set forth or referred to herein or in the other Loan Documents. Except as provided in subsection 6.1, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

11.10            GOVERNING LAW; NO THIRD PARTY RIGHTS.

(a)            THIS AGREEMENT, THE OTHER LOAN DOCUMENTS AND THE TERM LOANS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT AND THE TERM LOANS SHALL, EXCEPT AS OTHERWISE PROVIDED IN ANY MORTGAGE OR OTHER LOAN DOCUMENT, BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. THIS AGREEMENT IS SOLELY FOR THE BENEFIT OF THE PARTIES HERETO AND THEIR RESPECTIVE SUCCESSORS AND ASSIGNS, AND, EXCEPT AS SET FORTH IN SUBSECTION 11.6, NO OTHER PERSONS SHALL HAVE ANY RIGHT, BENEFIT, PRIORITY OR INTEREST UNDER, OR BECAUSE OF THE EXISTENCE OF, THIS AGREEMENT.

(b)            Each of the Lenders and the Administrative Agent hereby irrevocably and unconditionally agrees that, notwithstanding the governing law provisions of any applicable Loan Document, any claims brought against the Administrative Agent by any Secured Party relating to this Agreement, any other Loan Document, the Collateral or the consummation or administration of the transactions contemplated hereby or thereby shall be construed in accordance with and governed by the lawS of the State of New York.

11.11            SUBMISSION TO JURISDICTION; WAIVERS. EACH PARTY TO THIS AGREEMENT HEREBY IRREVOCABLY AND UNCONDITIONALLY:

(i)            SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS CREDIT AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE EXCLUSIVE GENERAL JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN (OR IF SUCH COURT LACKS SUBJECT MATTER JURISDICTION, THE SUPREME COURT OF THE STATE OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN), AND THE APPELLATE COURTS FROM ANY THEREOF;

(ii)            CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS, AND WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

(iii)            AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO SUCH PARTY AT ITS ADDRESS SET FORTH IN SUBSECTION 11.2 OR AT SUCH OTHER ADDRESS OF WHICH THE ADMINISTRATIVE AGENT SHALL HAVE BEEN NOTIFIED PURSUANT THERETO;

(iv)            AGREES THAT NOTHING CONTAINED HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF THE ADMINISTRATIVE AGENT OR ANY LENDER TO SUE ANY LOAN PARTY IN ANY OTHER JURISDICTION;

(v)            WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LEGAL ACTION OR PROCEEDING REFERRED TO IN THIS SECTION ANY SPECIAL, INDIRECT, PUNITIVE OR CONSEQUENTIAL DAMAGES; PROVIDED, HOWEVER, THAT NOTHING CONTAINED IN THIS CLAUSE (v) SHALL LIMIT OR IMPAIR THE BORROWERS’ INDEMNIFICATION OR REIMBURSEMENT OBLIGATIONS UNDER SUBSECTION 11.5 IN RESPECT OF ANY THIRD PARTY CLAIMS ALLEGING SUCH SPECIAL, INDIRECT, PUNITIVE OR CONSEQUENTIAL DAMAGES; AND

(vi)            EACH PARTY HERETO UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING REFERRED TO IN PARAGRAPH (a) ABOVE.

11.12            Acknowledgements. Each of Intermediate Holdings and each of the Borrowers hereby acknowledges that:

(a)            it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

(b)            none of the Administrative Agent or any Lender has any fiduciary relationship to any Loan Party, and the relationship between the Administrative Agent and the Lenders, on the one hand, and the Loan Parties, on the other hand, is solely that of creditor and debtor; and

(c)            no joint venture exists among the Lenders or among any Loan Parties and the Lenders.

11.13            [Reserved].

11.14            Joint and Several Liability. Each of the Borrowers shall be jointly and severally liable with the other Borrowers for the Obligations. Each Borrower acknowledges that it is a co-borrower hereunder and is jointly and severally liable under this Agreement and the other Loan Documents. Any payment made by a Borrower in respect of Obligations owing by one or more Borrowers shall be deemed a payment of such Obligations by and on behalf of all Borrowers. All Term Loans extended to or on behalf of any Borrower shall be deemed to be Term Loans extended for or on behalf of each of the Borrowers.

Each Borrower agrees that the joint and several liability of the Borrowers provided for in this subsection 11.14 shall not be impaired or affected by any modification, supplement, extension or amendment or any contract or agreement to which the other Borrowers may hereafter agree (other than an agreement signed by the Administrative Agent and the Lenders specifically releasing such liability), nor by any delay, extension of time, renewal, compromise or other indulgence granted by the Administrative Agent or any Lender with respect to any of the Obligations, nor by any other agreements or arrangements whatsoever with the other Borrowers or with any other Person, each Borrower hereby waiving all notice of such delay, extension, release, substitution, renewal, compromise or other indulgence, and hereby consenting to be bound thereby as fully and effectually as if it had expressly agreed thereto in advance. The liability of each Borrower is direct and unconditional as to all Obligations, and may be enforced without requiring the Administrative Agent or any Lender first to resort to any other right, remedy or security. Except to the extent otherwise provided herein, each Borrower hereby expressly waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Obligations, the Notes, this Agreement or any other Loan Document and any requirement that the Administrative Agent or any Lender protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or take any action against any Borrower or any other person or any collateral.

Each Borrower hereby irrevocably waives and releases each other Borrower from all “claims” (as defined in Section 101(5) of the Bankruptcy Code) to which such Borrower is or would be entitled by virtue of the provisions of the first paragraph of this subsection 11.14 or the performance of such Borrower’s obligations thereunder with respect to any right of subrogation (whether contractual, under Section 509 of the Bankruptcy Code or otherwise), reimbursement, contribution, exoneration or similar right, or indemnity, or any right of recourse to security for any Obligations.

11.15            Confidentiality. Each of the Administrative Agent and each Lender agrees to keep confidential all Information (as defined below) provided to it by any Loan Party, the Administrative Agent or any Lender pursuant to or in connection with this Agreement; provided that nothing herein shall prevent the Administrative Agent or any Lender from disclosing any such information (a) to the Administrative Agent or any other Lender, (b) subject to an agreement to comply with confidentiality provisions at least as restrictive as those of this subsection, to any actual or prospective Transferee or any pledgee referred to in subsection 11.6(f) or any direct or indirect counterparty to any swap agreement (or any professional advisor to such counterparty), (c) to its Affiliates or to its employees, directors, agents, attorneys, accountants and other professional advisors or those of any of its Affiliates (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such information and instructed to keep such information confidential), (d) upon the request or demand of any Governmental Authority, (e) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law, (f) if requested or required to do so in connection with any litigation or similar proceeding, (g) that has been publicly disclosed (other than in violation of this subsection 11.15), (h) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Lender’s investment portfolio in connection with ratings issued with respect to such Lender (it being understood that any rating agency to whom such disclosure is made will be informed of the confidential nature of such information and instructed to keep such information confidential) or (i) in connection with the exercise of any remedy hereunder or under any other Loan Document; provided that, unless prohibited by applicable law or court order, such Lender or the Administrative Agent shall use reasonable efforts to notify the Borrower Agent of any disclosure pursuant to clauses (d) or (e) other than to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners). For the purposes of this subsection, “Information” means all information received from any Loan Party relating to New Holdings, its Subsidiaries or their business, other than any such information that is available to the Administrative Agent or any Lender on a non-confidential basis prior to disclosure by the Borrowers and other than information pertaining to this Agreement routinely provided by arrangers to data service providers, including league table providers, that serve the lending industry.

Each Lender acknowledges that information furnished to it pursuant to this Agreement or the other Loan Documents may include material non-public information concerning the Borrowers and their Affiliates and their related parties or their respective securities, and confirms that it has developed compliance procedures regarding the use of material non-public information and that it will handle such material non-public information in accordance with those procedures and applicable law, including Federal and state securities laws.

All information, including requests for waivers and amendments, furnished by any Borrower or the Administrative Agent pursuant to, or in the course of administering, this Agreement or the other Loan Documents will be syndicate-level information, which may contain material non-public information about any Borrower and its Affiliates and their related parties or their respective securities. Accordingly, each Lender represents to the Borrowers and the Administrative Agent that it has identified in its administrative questionnaire a credit contact who may receive information that may contain material non-public information in accordance with its compliance procedures and applicable law, including Federal and state securities laws.

11.16            Usury Savings. Notwithstanding any other provision herein, the aggregate interest rate charged hereunder, including all charges or fees in connection therewith deemed in the nature of interest under applicable law, shall not exceed the Highest Lawful Rate (as such term is defined below). If the rate of interest (determined without regard to the preceding sentence) under this Agreement at any time exceeds the Highest Lawful Rate (as defined below), the outstanding amount of the Term Loans made hereunder shall bear interest at the Highest Lawful Rate until the total amount of interest due hereunder equals the amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect. In addition, if and when the Term Loans made hereunder are repaid in full the total interest due hereunder (taking into account the increase provided for above) is less than the total amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect, then to the extent permitted by law, the Borrowers shall pay to the Administrative Agent an amount equal to the difference between the amount of interest paid and the amount of interest which would have been paid if the Highest Lawful Rate had at all times been in effect. Notwithstanding the foregoing, it is the intention of the Lenders and the Borrowers to conform strictly to any applicable usury laws. Accordingly, if any Lender contracts for, charges, or receives any consideration which constitutes interest in excess of the Highest Lawful Rate, then any such excess shall be cancelled automatically and, if previously paid, shall at such Lender’s option be applied to the outstanding amount of the Term Loans made hereunder or be refunded to the Borrowers. As used in this paragraph, the term “Highest Lawful Rate” means the maximum lawful interest rate, if any, that at any time or from time to time may be contracted for, charged, or received under the laws applicable to such Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow.

11.17            Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

11.18            Patriot Act. Each Lender that is subject to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”) hereby notifies the Borrowers that pursuant to the requirements of the Act, it is required to obtain, verify and record information that identifies the Borrowers and each other Loan Party, which information includes the name and address of the Borrowers and each other Loan Party and other information that will allow such Lender to identify the Borrowers and each other Loan Party in accordance with the Act.

11.19            Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Solely to the extent any Lender that is an Affected Financial Institution is a party to this Agreement and notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender that is an Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)            the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an Affected Financial Institution; and

(b)            the effects of any Bail-In Action on any such liability, including, if applicable:

(i)            a reduction in full or in part or cancellation of any such liability;

(ii)           a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)          the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

11.20            Conditional Restrictions on Parent. As a condition to the Borrowers’ providing financial statements of Parent and its consolidated Subsidiaries (in lieu of the financial statements of New Holdings and its consolidated Subsidiaries) pursuant to the second to last paragraph of subsection 7.1, Parent hereby agrees that at all times during any fiscal period with respect to which financial statements provided under subsection 7.1(a) or (b) are in respect of Parent and its consolidated Subsidiaries, Parent will not (a) own any material property other than (x) the Capital Stock in Intermediate Holdings, (y) cash and Cash Equivalents received from distributions from Intermediate Holdings permitted by subsection 8.8, and (z) tax refunds, insurance payments and settlements that in each case are promptly contributed to New Holdings, (b) have any material liabilities other than (i) [reserved], (ii) tax liabilities in the ordinary course of business and (iii) corporate overhead expenses incurred in the ordinary course of business (including expenses relating to insurance) or (c) engage in any business other than (i) owning the Capital Stock in Intermediate Holdings, and activities incidental or related thereto, and (ii) activities related to maintaining its listing as a public company on any applicable exchange.

11.21            Acknowledgment Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Swap Agreement or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a)            In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States.

(b)            As used in this subsection 11.21, the following terms have the following meanings:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

11.22            Electronic Execution; Electronic Records; Counterparts. This Agreement, any Loan Document and any other Communication, including Communications required to be in writing, may be in the form of an Electronic Record and may be executed using Electronic Signatures. Each of the Loan Parties and each of the Administrative Agent and the Lenders agrees that any Electronic Signature on or associated with any Communication shall be valid and binding on such Person to the same extent as a manual, original signature, and that any Communication entered into by Electronic Signature, will constitute the legal, valid and binding obligation of such Person enforceable against such Person in accordance with the terms thereof to the same extent as if a manually executed original signature was delivered.   Any Communication may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same Communication.  For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention. The Administrative Agent and each of the Lenders may, at its option, create one or more copies of any Communication in the form of an imaged Electronic Record (“Electronic Copy”), which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document.  All Communications in the form of an Electronic Record, including an Electronic Copy, shall be considered an original for all purposes, and shall have the same legal effect, validity and enforceability as a paper record. Notwithstanding anything contained herein to the contrary, the Administrative Agent is not under any obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by such Person pursuant to procedures approved by it; provided, further, without limiting the foregoing, (a) to the extent the Administrative Agent has agreed to accept such Electronic Signature, the Administrative Agent and each of the Lenders shall be entitled to rely on any such Electronic Signature purportedly given by or on behalf of any Loan Party and/or any Lender without further verification and (b) upon the request of the Administrative Agent or any Lender, any Electronic Signature shall be promptly followed by such manually executed counterpart.  For purposes hereof, “Electronic Record” and “Electronic Signature” shall have the meanings assigned to them, respectively, by 15 USC §7006, as it may be amended from time to time. The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into the sufficiency, validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document (including, for the avoidance of doubt, in connection with the Administrative Agent’s reliance on any Electronic Signature transmitted by telecopy, emailed .pdf or any other electronic means). The Administrative Agent shall be entitled to rely on, and shall incur no liability under or in respect of this Agreement or any other Loan Document by acting upon, any Communication (which writing may be a fax, any electronic message, Internet or intranet website posting or other distribution or signed using an Electronic Signature) or any statement made to it orally or by telephone and believed by it to be genuine and signed or sent or otherwise authenticated (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the maker thereof). Each of the Loan Parties and each Lender hereby waives (i) any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement, any other Loan Document based solely on the lack of paper original copies of this Agreement, such other Loan Document, and (ii) waives any claim against the Administrative Agent, each Lender and each Related Party for any liabilities arising solely from the Administrative Agent’s and/or any Lender’s reliance on or use of Electronic Signatures, including any liabilities arising as a result of the failure of the Loan Parties to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature. Each of the parties represents and warrants to the other parties that it has the corporate capacity and authority to execute this Agreement and any other Communication through electronic means and there are no restrictions on doing so in that party’s constitutive documents.

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